Exhibit 10.17

$150,000,000
CREDIT AGREEMENT
dated as of November 14 ,2013,
among
NORCRAFT COMPANIES, L.P.,
as Borrower,
NORCRAFT INTERMEDIATE HOLDINGS, L.P.
and
THE OTHER GUARANTORS PARTY HERETO,
as Guarantors,
THE LENDERS PARTY HERETO
and
RBC CAPITAL MARKETS*
and
KEYBANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners
and
ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent
and
KEYBANK NATIONAL ASSOCIATION
as Documentation Agent
and
ROYAL BANK OF CANADA
as Syndication Agent

* RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

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SCHEDULES

Schedule 1.01	Subsidiary Guarantors
Schedule 2.01(a)	Commitments
Schedule 3.03	Governmental Approvals; Compliance with Laws
Schedule 3.06(c)	Violations or Proceedings
Schedule 3.18	Environmental Matters
Schedule 3.19	Insurance
Schedule 3.22	Location of Material Inventory
Schedule 5.14	Post-Closing Matters
Schedule 6.01(b)	Existing Indebtedness
Schedule 6.02(c)	Existing Liens
Schedule 6.04(a)	Existing Investments
Schedule 6.08(i)	Existing Affiliate Transactions

EXHIBITS

Exhibit A	Form of Affiliated Lender Assignment and Assumption
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Joinder Agreement
Exhibit G	Affiliated Lender Notice
Exhibit H	ReservedExhibit I Form of ABL Intercreditor Agreement
Exhibit J-1	Form of U.S. Mortgage
Exhibit J-2	Form of Canadian Mortgage
Exhibit K	Form of Term Note
Exhibit L-1	Form of Perfection Certificate
Exhibit L-2	Form of Perfection Certificate Supplement
Exhibit M-1	Form of U.S. Security Agreement
Exhibit M-2	Form of Canadian Security Agreement
Exhibit N	Form of Solvency Certificate
Exhibit O	Form of Intercompany Note
Exhibit P	Form of Non-Bank Certificate
Exhibit Q	Discount Range Prepayment Notice
Exhibit R	Discount Range Prepayment Offer
Exhibit S	Solicited Discounted Prepayment Notice
Exhibit T	Solicited Discounted Prepayment Offer
Exhibit U	Specified Discount Prepayment Notice
Exhibit V	Specified Discount Prepayment Response
Exhibit W	Acceptance and Prepayment Notice

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CREDIT AGREEMENT
This CREDIT AGREEMENT (this “Agreement”) dated as of November 14, 2013, among NORCRAFT COMPANIES, L.P., a Delaware limited partnership (“Borrower”), the Lenders, RBC CAPITAL MARKETS and KEYBANK NATIONAL ASSOCIATION, as joint lead arrangers and joint bookrunners (in such capacities, individually, “Arranger” and collectively the “Arrangers”), KEYBANK NATIONAL ASSOCIATION as documentation agent (in such capacity, “Documentation Agent”) and ROYAL BANK OF CANADA as syndication agent (in such capacity, “Syndication Agent”), and ROYAL BANK OF CANADA, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties (as defined herein).
WITNESSETH:
WHEREAS Norcraft Companies, Inc. (“Pubco”), a Delaware corporation and newly formed parent entity of Norcraft Holdings, L.P. (“Holdings”), has completed an underwritten public offering of its Equity Interests pursuant to a registration statement filed with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act (the “IPO”).
WHEREAS, Borrower has requested that the Lenders commit to extend credit in the form of Loans in an initial aggregate principal amount of $150,000,000 pursuant to the terms of this Agreement.
WHEREAS, Borrower shall enter into the ABL Credit Agreement pursuant to which the lenders thereunder (the “ABL Lenders”) have made revolving commitments (subject to a borrowing base) in the aggregate principal amount of $25,000,000 simultaneously herewith.
WHEREAS, the parties hereto acknowledge that NORCRAFT INTERMEDIATE HOLDINGS, L.P., a Delaware limited partnership (“Intermediate Holdings”), and the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I) will become parties to this Agreement on the Closing Date concurrently with the funding of the Initial Loans,
NOW, THEREFORE, the Lenders are willing to extend such credit to Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

Section 1.01    Defined Terms.
As used in this Agreement, the following terms shall have the meanings specified below:
“ABL Administrative Agent” shall mean Royal Bank in its capacity as administrative agent and collateral agent under the ABL Facility Documents, or any successor administrative agent and collateral agent under the ABL Facility Documents.
“ABL Credit Agreement” shall mean that certain asset-based revolving credit agreement dated as of the date hereof, among the Borrower, Intermediate Holdings, the other guarantors party thereto, the lenders party thereto and Royal Bank, as administrative agent, collateral agent, issuing bank and swingline lender, as the same may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time in one or more agreements (in each case with the same or new lenders, institutional investors or agents), including any agreement extending the maturity thereof

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or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case as and to the extent permitted by this Agreement and the ABL Intercreditor Agreement.
“ABL Facility” shall mean the asset-based revolving credit facilities under the ABL Credit Agreement.
“ABL Facility Documents” shall mean the ABL Credit Agreement, the ABL Security Documents, and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith, as any such document or agreement may be amended, supplemented or modified from time to time.
“ABL Intercreditor Agreement” shall mean the Intercreditor Agreement, to be dated as of the Closing Date, among the Administrative Agent, the Collateral Agent, the ABL Administrative Agent, each additional representative party thereto from time to time, and the Loan Parties, substantially in the form attached as Exhibit I or any other intercreditor agreement among the ABL Administrative Agent, the Administrative Agent, the Collateral Agent, each additional representative party thereto from time to time and the Loan Parties on terms that are no less favorable in any material respect to the Secured Parties than those contained in the form attached as Exhibit I, in each case, as any such document or agreement may be amended, supplemented or modified from time to time.
“ABL Lenders” shall have the meaning assigned to such term in the recitals hereto.
“ABL Security Documents” shall mean those certain security agreements, entered into as of the date hereof, among the Loan Parties, Royal Bank and the Secured Parties (as defined therein) and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the obligations under the ABL Facility, and all UCC or other financing statements or instruments of perfection required by the ABL Facility and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the obligations under the ABL Facility, as any such document or agreement may be amended, supplemented or modified from time to time.
“ABR”, when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
“Acceptable Discount” shall have the meaning assigned to such term in Section 2.10(a)(ii)(D)(2).
“Acceptable Prepayment Amount” shall have the meaning assigned to such term in Section 2.10(a)(ii)(D)(3).
“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit W.

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“Acquired Indebtedness” means, with respect to any specified Person,
(a)    Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Subsidiary of such specified Person, but excluding any Indebtedness incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Subsidiary of, such specified Person, and
(b)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but excluding any Lien incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Subsidiary of, such specified Person.
“Additional Lender” shall mean any Person that is not an existing Lender and who is and Eligible Assignee and has agreed to provide Incremental Commitments pursuant to Section 2.17.
“Adjusted LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum determined by Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period; provided that the Adjusted LIBOR Rate shall be deemed to be not less than 1.00% per annum.
“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to Article IX.
“Administrative Agent’s Office” means the Administrative Agent’s address as set forth in Section 10.01, or such other address as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.08, the term “Affiliate” shall also include (i) any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified or (ii) any person that is an executive officer or director of the person specified.
“Affiliated Lender” shall mean, at any time, any Lender that is the Sponsor or an Affiliate of the Sponsor (other than Holdings, Intermediate Holdings, the Borrower or any of their respective Subsidiaries) at such time.
“Affiliated Lender Assignment and Assumption” shall have the meaning assigned to such term in Section 10.04(k).
“Agents” shall mean Administrative Agent and Collateral Agent; and “Agent” shall mean any of them.
“Agreement” shall have the meaning assigned to such term in the preamble hereto.
“All-In Yield” shall mean, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a LIBOR Rate floor or Base Rate floor, or otherwise, in each case, incurred or payable by the Borrower or another Loan Party generally to all lenders of such Indebtedness;

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provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity on a straight-line basis (e.g. 100 basis points of original issue discount equals 25 basis points of interest rate margin for a four year average life to maturity); and provided, further, that “All-In Yield” shall not include amendment fees, arrangement fees, structuring fees, commitment fees, underwriting fees and similar fees or other fees not generally shared with all lenders in the primary syndication of such Indebtedness.
“Alternate Base Rate” shall mean, for any day, a fluctuating rate per annum equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the Adjusted LIBOR Rate for an Interest Period of one month beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 100 basis points; provided that, notwithstanding the foregoing, in no event shall the Alternate Base Rate applicable to the Initial Loans at any time be less than 2.00% per annum. If Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate shall be effective on the effective date of such change in the Base Rate, the Federal Funds Effective Rate, or the Adjusted LIBOR Rate, respectively.
“Anti-Terrorism Laws” shall mean any Requirement of Law related to terrorism financing or money laundering including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA PATRIOT Act”) of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001). This definition also includes the following Canadian requirements: Part II.1 of the Criminal Code, the Proceeds of Crime and Terrorist Financing Act (“PCTFA”), the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United National Al-Qaida and Taliban Regulations.
“Applicable Discount” shall have the meaning assigned to such term in Section 2.10(a)(ii)(C)(2).
“Applicable Margin” shall mean, for any day, with respect to any Loan, (a) 3.25% for ABR Loans and (b) 4.25% for Eurodollar Loans.
“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.
“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” shall have the meaning assigned to such term in the preamble hereto.
“Asset Sale” shall mean any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property excluding sales of inventory and dispositions of cash and cash equivalents, in each case, in the ordinary course of business, by Holdings or any of its Subsidiaries.
“Assignee” shall have the meaning assigned to such term in Section 10.04(b).

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“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by Administrative Agent, in substantially the form of Exhibit B, or any other form approved by Administrative Agent.
“Attributable Indebtedness” shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.
“Auction Agent” shall mean (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 2.10(a)(ii); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.
“Base Rate” shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest publicly announced by the Administrative Agent from time to time as its “Prime Rate”; each change in the Base Rate shall be effective on the date such change is effective. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.
“Bond” shall have the meaning assigned to such term in Section 9.01(b).
“Borrower” shall have the meaning assigned to such term in the preamble hereto.
“Borrower Offer of Specified Discount Prepayment” shall mean the offer by the Borrower to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 2.10(a)(ii)(B).
“Borrower Retained Prepayment Amounts” shall have the meaning assigned to such term in Section 2.10(d).
“Borrower Solicitation of Discount Range Prepayment Offers” shall mean the solicitation by the Borrower of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 2.10(a)(ii)(C).
“Borrower Solicitation of Discounted Prepayment Offers” shall mean the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Loans at a discount to par pursuant to Section 2.10(a)(ii)(D).

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“Borrowing” shall mean Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” shall mean a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by Administrative Agent.
“Buller Related Party” shall mean any family member of Mr. Mark Buller or any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which are Mr. Mark Buller and/or any members of his family.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Canadian Collateral” shall mean, collectively, all of the Canadian Security Agreement Collateral, the Canadian Mortgaged Property and all other property of whatever kind and nature subject or purported to be subject from time to time on the Closing Date and thereafter to a Lien under any Canadian Security Document.
“Canadian Defined Benefit Plan” means a Canadian Pension Plan which contains a “defined benefit provision” (as that term is defined in subsection 147.1(1) of the Income Tax Act (Canada)).
“Canadian dollars” or “Can$” shall mean the lawful money of Canada.
“Canadian Existing Notes Security Agreement” means the Canadian Second Lien Security Agreement, dated as of December 9, 2009, by and among Norcraft Canada and U.S. Bank National Association, as trustee and collateral agent for the benefit of the holders of the Existing Notes, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Canadian Guarantor” shall mean, as of the Closing Date, Norcraft Canada Corporation, and thereafter each additional Subsidiary (if any) organized under the laws of Canada or any province thereof designated by the Borrower as a Subsidiary Guarantor pursuant to Section 5.10(d), in each case as not otherwise released as a Subsidiary Guarantor under, and in accordance with, the Loan Documents.
“Canadian Mortgage” shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien in favor of Collateral Agent on a Canadian Mortgaged Property, which shall be substantially in the form of Exhibit J-2, subject to the terms of the ABL Intercreditor Agreement, or other form reasonably satisfactory to Collateral Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law, and as each such agreement may be amended, modified or supplemented from time to time.
“Canadian Mortgaged Property” shall mean (a) each owned Real Property identified as a Canadian Mortgaged Property on Schedule 8(a) to the Perfection Certificate dated the Effective Date and (b) each owned Real Property, if any, which shall be subject to a Canadian Mortgage delivered after the Closing Date pursuant to Section 5.10(c).
“Canadian Pension Event” shall mean (a) failure to make required contributions in a timely

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manner to any Canadian Pension Plan in accordance with its terms and applicable laws; (b) termination in whole or in part of any Canadian Defined Benefit Plan; (c) commencement of proceedings by the applicable pension regulator to terminate in whole or in part any Canadian Defined Benefit Plan; (d) withdrawal by any Company or Subsidiary from a “multi-unit pension plan”, as such term is defined in the Pension Benefits Act (Manitoba) or any similar plan under pension standards legislation in another jurisdiction in Canada; (e) the occurrence of an event which constitutes grounds under applicable pension standards legislation for the applicable pension regulator to remove the administrator of any Canadian Pension Plan; or (f) the revocation of the registration under the ITA of any Canadian Pension Plan.
“Canadian Pension Plan” means a “registered pension plan”, as that term is defined in subsection 248(1) of the Income Tax Act (Canada) and which is sponsored, maintained or contributed to by any Loan Party or any of its Subsidiaries.
“Canadian Security Agreement” shall mean a Canadian Security Agreement substantially in the form of Exhibit M-2 among the Canadian Guarantors and Collateral Agent for the benefit of the Secured Parties, as may be amended, supplemented or modified from time to time.
“Canadian Security Agreement Collateral” shall mean all property pledged or granted as collateral pursuant to the Canadian Security Agreement (a) on the Closing Date or (b) thereafter pursuant to Section 5.10.
“Canadian Security Documents” shall mean the Canadian Security Agreement, the Perfection Certificate, the Canadian Mortgages and each other security document or pledge agreement delivered in accordance with applicable law to grant a valid, perfected security interest in any property as collateral for the Secured Obligations, and all PPSA financing statements or instruments of perfection required by this Agreement, the Canadian Security Agreement, any Canadian Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Canadian Security Agreement or any Canadian Mortgage and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Secured Obligations.
“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Lease Obligations) by Holdings and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of Holdings and its Subsidiaries, including (for the avoidance of doubt) expenditures in respect of additions to display cabinets.
“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Captive Insurance Subsidiary” shall mean any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash Equivalents” shall mean, as to any person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities

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of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Group or at least P-1 or the equivalent thereof by Moody’s Investors Service Inc., and in each case maturing not more than one year after the date of acquisition by such person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business.
“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Holdings or any of its Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. and all implementing regulations.
A “Change in Control” shall be deemed to have occurred if:
(a)    at any time a “Change of Control” (or substantially similar term) occurs under, and as defined in, the ABL Facility Documents;
(b)    persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of Equity Interests representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of Holdings beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders; unless in the case of this clause (b) the Permitted Holders have, at such time, the right or the ability, by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdings;
(c)    the Borrower ceases to be a direct Wholly Owned Subsidiary of Intermediate Holdings (or any successor of Intermediate Holdings that (x) becomes the direct parent of the Borrower and (y) has expressly assumed (and is in compliance with) all the obligations of Intermediate Holdings under this Agreement pursuant to a supplement hereto in form reasonably satisfactory to the Administrative Agent), excluding for purposes of determining that the Borrower is wholly owned, any non-economic interests held

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by the General Partner of the Borrower; or
(d)    Intermediate Holdings ceases to be a direct Wholly Owned Subsidiary of Holdings (or any successor of Holdings that becomes the direct parent of the Intermediate Holdings), excluding for purposes of determining that Intermediate Holdings is wholly owned, any non-economic interests held by the General Partner of Intermediate Holdings.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
“Charges” shall have the meaning assigned to such term in Section 10.14.
“Class” shall mean (i) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “fungibility”)) and (ii) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class.
“Closing Date” shall mean the date on which the conditions set forth in Sections 4.02 and 4.03 are satisfied and the initial Credit Extension has been made.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Collateral” shall mean, collectively, all of the U.S. Collateral and the Canadian Collateral.
“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.
“Commitment” shall mean, with respect to any Lender, its obligation to make Loans to the Borrower hereunder, as such commitment may be reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension. The amount of each Lender’s Commitment is set forth in Schedule 2.01(a) under the caption “Commitment” or in the Assignment and Assumption, Incremental Amendment, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed, increased or decreased its Commitment, as the case may be.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” shall have the meaning assigned to such term in Section 10.01(b).
“Companies” shall mean Intermediate Holdings and its Subsidiaries; and “Company” shall mean any one of them.
“Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.
“Consolidated Current Assets” shall mean, as at any date of determination, the total assets

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of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, amounts related to current or deferred taxes based on income or profits, assets held for sale, permitted loans to third parties, pension assets, deferred bank fees and derivative financial instruments, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to the Transaction or any consummated acquisition.
“Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (A) the current portion of any Funded Debt, (B) the current portion of interest, (C) accruals for current or deferred taxes based on income or profits, (D) accruals of any costs or expenses related to restructuring reserves, (E) revolving loans, swingline loans and letter of credit obligations under the ABL Facility or any other revolving credit facility, (F) the current portion of any Capital Lease Obligation, (G) deferred revenue arising from cash receipts that are earmarked for specific projects, (H) liabilities in respect of unpaid earn-outs and (I) the current portion of any other long-term liabilities, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to the Transactions or any consummated acquisition.
“Consolidated Depreciation and Amortization Expense” shall mean, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person, including the amortization of deferred financing fees or costs for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” shall mean for any period, the Consolidated Net Income for such period:
(a)    increased by, without duplication and, except with respect to clauses (x) and (xi) below, to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period
(i)    provision for taxes based on income or profits or capital, plus franchise or similar taxes and foreign withholding taxes, and any penalties and interest related to such taxes of such Person for such period (including, for the avoidance of doubt, Permitted Tax Distributions), plus
(ii)    (A) total interest expense of such Person for such period and, to the extent not reflected in such total interest expense, any expense or loss on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed) and (B) bank fees and costs of surety bonds, in each case under this clause (B), in connection with financing activities and, in each case under clauses (A) and (B), plus
(iii)    Consolidated Depreciation and Amortization Expense of such Person for such period, plus
(iv)    any expenses or charges related to any issuance of Equity Interests, Investment, acquisition (including earn-out and contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) and

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adjustments thereof and purchase price adjustments), disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred hereunder including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transactions, plus
(v)    the amount of any restructuring charge or reserve, including any one-time costs incurred in connection with Permitted Acquisitions after the Effective Date, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses and one-time compensation charges; provided that the aggregate amount of such charges, costs and expenses (other than in connection with a Permitted Acquisition) added to Consolidated EBITDA pursuant to this clause (v) shall not exceed 20% of Consolidated EBITDA (prior to giving effect to this clause (v)) for such Test Period; plus
(vi)    Reserved, plus
(vii)    any other non-cash charges including any write offs or write downs reducing such Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus
(viii)    the amount of any non-controlling or minority interest expense consisting of Subsidiary income attributable to non-controlling or minority equity interests of third parties in any non-wholly owned Subsidiary, plus
(ix)    the amount of management, monitoring, consulting, transaction, advisory and other fees (including termination fees) and related indemnities and expenses paid or accrued in such period under any Management and Monitoring Agreement or other arrangement or otherwise in connection with management, monitoring, consulting, transaction and advisory services provided by the Permitted Holders (or other Persons with a similar interest) to such Person and its Subsidiaries (including with respect to any transaction fee payable in connection with the Transactions) or otherwise to the Sponsors to the extent permitted under Section 6.08, plus
(x)    (i) cost savings, operating expense reductions and synergies related to the Transactions that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 18 months after the Effective Date (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions and (ii) cost savings, operating expense reductions and synergies related to mergers and other business

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combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other similar initiatives and actions that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 18 months after a merger or other business combination, acquisition or divestiture is consummated or any other restructuring, cost savings initiative or other initiative or action (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that no cost savings, operating expense reductions and synergies shall be added back pursuant to this clause (x) to the extent duplicative of any expenses or charges otherwise added back to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that the aggregate amount of all items added back pursuant to this clause (x) for any Test Period, when added to the aggregate amount of add backs made pursuant to Section 1.06(d) shall not exceed 20% of Consolidated EBITDA (prior to giving effect to this clause (x) or Section 1.06(d)) for such Test Period, plus
(xi)    actual cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Consolidated EBITDA in any period and not included in Consolidated Net Income to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back, plus
(xii)    any costs or expenses incurred by the Borrower or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of issuance of Equity Interests of the Borrower (other than Disqualified Capital Stock), in each case, solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit, plus
(xiii) any net loss from disposed, abandoned or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of);
(b)    decreased by (without duplication and to the extent included in arriving at such Consolidated Net Income):
(i)    the aggregate amount of all non-cash income or gains increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated Net Income and were not added back to Consolidated EBITDA in any prior period pursuant to clause (a)(vii) above, plus
(ii)    the amount of any non-controlling or minority interest income consisting of Subsidiary losses attributable non-controlling or minority equity interests of third

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parties in any non-wholly owned Subsidiary, plus
(iii)    any net income from disposed, abandoned or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of), plus
(iv)    gains on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk.
For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.06(d).
“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided, however, that, without duplication,
(a)    any net after-tax extraordinary, non-recurring or unusual gains or losses (including gains or losses and all fees and expenses relating thereto) or expenses, and Transaction Expenses, shall be excluded,
(b)    the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP, shall be excluded,
(c)    effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Subsidiaries) in such Person’s consolidated financial statements required or permitted by GAAP pursuant to FASB Accounting Standards Codification 805 (including in the inventory, property and equipment, fair value of leased property, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent, contingent considerations and debt line items thereof) resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
(d)    any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,
(e)    any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded,
(f)    the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the referent Person thereof in respect of such period,
(g)    (i) any net unrealized gain or loss (after any offset) resulting in such period from obligations in respect of Hedging Agreements and the application of Financial Accounting Standards Board Accounting Standards Codification 815 (Derivatives and Hedging), (ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of

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Indebtedness (including the net loss or gain (A) resulting from Hedging Agreements for currency exchange risk and (B) resulting from intercompany Indebtedness) and all other foreign currency translation gains or losses to the extent such gain or losses are non-cash items, (iii) any net after-tax income (loss) for such period attributable to the early extinguishment or conversion of (A) Indebtedness, (B) obligations under any Hedging Agreements or (C) other derivative instruments, shall be excluded, (iv) any non-cash adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation and (v) earn-out obligations and other contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise (and including deferred performance incentives in connection with Permitted Acquisitions whether or not a service component is required from the transferor or its related party)) and adjustments thereof and purchase price adjustments;
(h)    any impairment charge or asset write-off, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,
(i)    any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded,
(j)    to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded,
(k)    any non-cash (for such period and all other periods) compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs shall be excluded, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by, or to, management of the Borrower or any of its Subsidiaries in connection with the Transaction, shall be excluded,
(l)    the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person’s assets are acquired by Borrower or any of its Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.06), and
(m)    solely for the purpose of determining the Cumulative Credit pursuant to clause (a)(ii) of the definition thereof, and the calculation of Excess Cash Flow, the Net Income for such period of any Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or

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payment of dividends or similar distributions by that Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders (other than restrictions that have been waived or otherwise released); provided that Consolidated Net Income of a Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents), or, without duplication, the amount that could have been paid in cash without violating any such restriction or requiring any such approval, to such Person in respect of such period, to the extent not already included therein.
“Consolidated Total Net Indebtedness” shall mean, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of recapitalization accounting or acquisition accounting in connection with any acquisition constituting an Investment permitted under this Agreement) consisting of Indebtedness for borrowed money, Attributable Indebtedness, and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Cash Equivalents (other than Restricted Cash), in each case, that would be included on the consolidated balance sheet of the Borrower and its Subsidiaries as of such date.
“Consolidated Working Capital” shall mean, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.
“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other monetary obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.
“Contract Consideration” shall have the meaning assigned to such term in the definition of “Excess Cash Flow”.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative

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thereto.
“Control Investment Affiliate” shall mean, as to any person, any other person (a) which directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such person and is organized by such person (or any person Controlling such person) primarily for making equity or debt investments in Holdings, Pubco, Intermediate Holdings, Borrower or other portfolio companies or (b) as to which such person has the right to exercise the rights in all of the Voting Stock held by such other person, directly or indirectly, in Borrower.
“Credit Extension” shall mean the making of a Loan by a Lender.
“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:
(a)    (i) $4,000,000, plus (ii) the Cumulative Retained Excess Cash Flow Amount at such time, plus
(b)    the cumulative amount of cash and Cash Equivalent proceeds from (i) the sale of Qualified Capital Stock of the Borrower or Intermediate Holdings, or Equity Interests of any direct or indirect parent of Intermediate Holdings, after the Effective Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Borrower and (ii) the Qualified Capital Stock of the Borrower (or Equity Interests of any direct or indirect parent of Borrower) issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Obligations) of the Borrower or any Subsidiary of the Borrower owed to a Person other than a Loan Party or a Subsidiary of a Loan Party not previously applied for a purpose other than use in the Cumulative Credit, plus
(c)    100% of the aggregate amount of contributions to the common capital of the Borrower received in cash and Cash Equivalents after the Effective Date, plus
(d)    solely to the extent not otherwise reflected in the Cumulative Retained Excess Cash Flow Amount, 100% of the aggregate amount received by the Borrower or any Subsidiary Guarantor in cash and Cash Equivalents (valued at the fair market value of such Cash Equivalents at the time received) from:
(A)    the sale (other than to the Borrower or any such Subsidiary Guarantor) of the Equity Interests of any minority Investments, or
(B)    any dividend or other distribution received in respect of minority Investments, or
(C)    any interest, returns of principal, repayments and similar payments received in respect of any minority Investments;
provided that in the case of clauses (A), (B), and (C), in each case, to the extent that the Investment corresponding to any subsequent minority Investment was made pursuant to Section 6.04(k)(ii), plus
(e)    an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and

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similar amounts) actually received by the Borrower or any Subsidiary Guarantor in respect of any Investments made pursuant to Section 6.04(k), plus
(f)    Borrower Retained Prepayment Amounts, minus
(g)    any amount of the Cumulative Credit used to make payments pursuant to Section 6.07(h) after the Effective Date and prior to such time, minus
(h)    any amount of the Cumulative Credit used to make payments or distributions in respect of Subordinated Indebtedness pursuant to Section 6.10(a)(iv)(B) after the Effective Date and prior to such time, minus
(i)    any amount of the Cumulative Credit used to make Investments pursuant to Section 6.04(k) after the Effective Date and prior to such time, minus
(j)    any amount of the Cumulative Credit used to make Permitted Acquisitions pursuant to clause (ii) of the definition thereof after the Effective Date and prior to such time.
“Cumulative Retained Excess Cash Flow Amount” shall mean, at any time, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Effective Date and prior to such date.
“Debt Fund Affiliate” shall mean any affiliate of any Sponsor that is a bona fide diversified debt fund, but such term shall not include any natural person or Holdings, the Borrower or any of its Subsidiaries.
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” shall have the meaning assigned to such term in Section 2.10(d).
“Deed of Hypothec” shall have the meaning assigned to such term in Section 9.01(b).
“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.
“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).
“Defaulting Lender” shall mean any Lender, as determined by Administrative Agent, that (a) has failed to fund any portion of its Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has notified Administrative Agent, any Lender and/or Borrower in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, (d) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within

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three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) in the case of a Lender that has a Commitment outstanding at such time, shall take, or is the Subsidiary of any person that has taken, any action or be (or is) the subject of any action or proceeding of a type described in Section 8.01(g) or (h) (or any comparable proceeding initiated by a regulatory authority having jurisdiction over such Lender or such person); provided, that a Lender shall not be deemed to be a Defaulting Lender solely by virtue of (A) the ownership or acquisition of any Equity Interests in that Lender (or any direct or indirect parent company thereof) by any Governmental Authority or (B) in the case of a solvent Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Lender is subject to home jurisdiction supervision (if such law requires that such appointment not be publicly disclosed and such action does not (x) result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any of its contracts or agreements with any Person or (y) materially adversely affect the ability of such Lender to perform its obligations hereunder). Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Borrower and each Lender.
“Discount Prepayment Accepting Lender” shall have the meaning assigned to such term in Section 2.10(a)(ii)(B)(2).
“Discount Range” shall have the meaning assigned to such term in Section 2.10(a)(ii)(C)(1).
“Discount Range Prepayment Amount” shall have the meaning assigned to such term in Section 2.10(a)(ii)(C)(1).
“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.10(a)(ii)(C) substantially in the form of Exhibit Q.
“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit R, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
“Discount Range Prepayment Response Date” shall have the meaning assigned to such term in Section 2.10(a)(ii)(C)(1).
“Discount Range Proration” shall have the meaning assigned to such term in Section 2.10(a)(ii)(C)(3).
“Discounted Loan Prepayment” shall have the meaning assigned to such term in Section 2.10(a)(ii)(A).
“Discounted Prepayment Determination Date” shall have the meaning assigned to such term in Section 2.10(a)(ii)(D)(3).
“Discounted Prepayment Effective Date” shall mean in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower

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Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.10(a)(ii)(B), Section 2.10(a)(ii)(C) or Section 2.10(a)(ii)(D), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.
“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments, in whole or in part), (c) provides for the scheduled payments of dividends or other distributions in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided, that if such Equity Interests are issued pursuant to a plan for the benefit of future, current or former employees, directors, officers, members of management or consultants of Holdings (or any direct or indirect parent thereof), the Borrower or the Subsidiaries or by any such plan to such employees, directors, officers, members of management or consultants, such Equity Interests shall not constitute Disqualified Capital Stock solely because they may be permitted to be repurchased by Holdings, the Borrower or the Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination of employment or service, as applicable, death or disability.
“Disqualified Institutions” means (i) any competitors of the Borrower and its Subsidiaries and Affiliates, (ii) Affiliates of such competitors (other than their financial investors and affiliated bona fide diversified debt funds that are not operating companies or affiliates of operating companies), and (iii) other Persons; in each case, that have been specified in writing by the Borrower to the Arrangers prior to the Effective Date (such list, the “Disqualified Institutions List”); provided, that, until the disclosure of the identity of a Disqualified Institution or Affiliate of a Disqualified Institution to the Lenders generally by the Administrative Agent (subject to the written consent of the Borrower in advance of any such disclosure), such Person shall not constitute a Disqualified Institution or an Affiliate of a Disqualified Institution for purposes of a sale of a participation in a Loan (as opposed to an assignment of a Loan) by a Lender.
“Dividend” with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation

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rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.
“Documentation Agent” shall have the meaning assigned to such term in the preamble hereto.
“dollars” or “$” shall mean lawful money of the United States.
“Domestic Subsidiary” shall mean any Subsidiary that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.
“ECF Percentage” shall have the meaning assigned to such term in Section 2.10(b)(i).
“Effective Date” shall mean the date on which the conditions set forth in Section 4.01 of this Agreement are satisfied and the agreement becomes effective pursuant to the provisions of Section 10.06.
“Eligible Assignee” shall have the meaning assigned to such term in Section 10.04(a).
“Embargoed Person” shall mean any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirement of Law.
“Environment” shall mean ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.
“Environmental Claim” shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.
“Environmental Law” shall mean any and all present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health, and any and all Environmental Permits.
“Environmental Permit” shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.
“Equity Interest” shall mean, with respect to any person, any and all shares, interests,

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participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Effective Date and including any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding debt securities convertible or exchangeable into such equity.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the Code (or Section 430(j) of the Code, as amended by the Pension Protection Act of 2006) with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the Code or Section 303(d) of ERISA (or after the effective date of the Pension Protection Act of 2006, Section 412(c) of the Code and Section 302(c) of ERISA) of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Plan; (j) the making of any amendment to any Plan which would reasonably be expected to result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in liability to any Company.
“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.
“Eurodollar Loan” shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.
“Event of Default” shall have the meaning assigned to such term in Section 8.01.

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“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of:
(a)    the sum, without duplication, of:
(i)    Consolidated Net Income of the Borrower for such period,
(ii)    an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period,
(iii)    decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Asset Sales by the Borrower and its Subsidiaries completed during such period or the application of acquisition accounting),
(iv)    an amount equal to the aggregate net non-cash loss on any Asset Sale by the Borrower and its Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and
(v)    cash receipts in respect of Hedging Agreements during such fiscal year to the extent not otherwise included in such Consolidated Net Income; over
(b)    the sum, without duplication, of:
(i)    an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges excluded by virtue of clauses (a) through (m) of the definition of Consolidated Net Income,
(ii)    without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property accrued or made in cash during such period to the extent financed with (A) Internally Generated Cash or (B) the proceeds of extensions of credit under the ABL Facility or any other revolving credit facility, in each case, of the Borrower or its Subsidiaries,
(iii)    the aggregate amount of all principal payments of Indebtedness of the Borrower and its Subsidiaries (including (A) the principal component of payments in respect of Capital Lease Obligations, (B) the amount of any mandatory prepayment of Loans pursuant to Section 2.10(b) to the extent required due to an Asset Sale or Casualty Event that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase and (C) any prepayment of Loans pursuant to Section 2.10(a)(ii) (in an amount equal to the discounted amount actually paid in respect of the principal amount of such Loans)), but excluding (X) all other prepayments of Loans, (Y) all prepayments in respect of any revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder and (Z) payments of any Subordinated Indebtedness except to the extent permitted to be paid pursuant to Section

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6.10) made during such period, in each case except to the extent financed with the proceeds of other Indebtedness of the Borrower or its Subsidiaries,
(iv)    an amount equal to the sum of (A) the aggregate net non-cash gain on Asset Sales by the Borrower and its Subsidiaries during such period (other than Asset Sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and (B) the aggregate net non-cash gain or income from Investments (other than Investments made in the ordinary course of business) to the extent included in arriving at Consolidated Net Income,
(v)    increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Asset Sales by the Borrower and its Subsidiaries completed during such period or the application of acquisition accounting),
(vi)    cash payments by the Borrower and its Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income,
(vii)    without duplication of amounts deducted pursuant to clauses (xi) and (xv) below in prior fiscal years, the amount of Investments made pursuant to Sections 6.04(d), (g), (k), (p) and (r), and acquisitions made during such period to the extent that such Investments and acquisitions were financed with Internally Generated Cash,
(viii)    the amount of Dividends paid during such period pursuant to Sections 6.07(c), (d), (e), (f), (g), (h), (i), (l), (m) and (n) in each case to the extent such Dividends were financed with Internally Generated Cash,
(ix)    the aggregate amount of expenditures actually made by the Borrower and its Subsidiaries from Internally Generated Cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income,
(x)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,
(xi)    without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that, to the extent the aggregate amount of internally generated cash flow actually utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal

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quarters,
(xii)    the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,
(xiii)    cash expenditures in respect of Hedging Agreements during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income, and
(xiv)    any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset.
“Excess Cash Flow Period” shall mean each fiscal year of the Borrower commencing with and including the fiscal year ending December 31, 2014 but in all cases for purposes of calculating the Cumulative Retained Excess Cash Flow Amount shall only include such fiscal years for which financial statements and a Compliance Certificate have been delivered in accordance with Section 5.01(c)(ii) for which any prepayments required by Section 2.10(b)(i) (if any) have been made (it being understood that the Retained Percentage of Excess Cash Flow for any Excess Cash Flow Period shall be included in the Cumulative Retained Excess Cash Flow Amount regardless of whether a prepayment is required by Section 2.10(b)(i)).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Equity Interest” shall have the respective meanings assigned to such term in the relevant Security Agreement, as the context requires.
“Excluded Hedging Obligation” means, with respect to any Guarantor, any Hedging Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedging Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Hedging Obligation. If a Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Property” shall have the meaning assigned to such term in the relevant Security Agreement, as the context requires.
“Excluded Subsidiary” shall mean any Subsidiary formed or acquired after the Effective Date (i) which is a direct or indirect Foreign Subsidiary, (ii) which is a direct or indirect Domestic Subsidiary and substantially all of whose assets consists (directly or indirectly through disregarded entities) of the capital stock of Foreign Subsidiaries, (iii) which is a direct or indirect Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (iv) which is a Captive Insurance Subsidiary, (v) which is a not-for-profit Subsidiary, (vi) which is a special purpose entity, (vii) which is an Immaterial Subsidiary, (viii) which is prohibited or restricted from providing a Guarantee by applicable law or by any restriction in any contract existing at the time such Subsidiary becomes a Subsidiary (including any requirement to obtain Governmental Authority or third party consent), (ix) with respect to which a Guarantee from such Subsidiary would result in material adverse tax consequences to the Borrower, any direct or indirect parent company of the Borrower, or any of

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the Borrower’s Subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent or (x) with respect to which the burden or cost of obtaining a Guarantee from such Subsidiary outweighs the benefit afforded thereby as reasonably determined by the Administrative Agent and the Borrower.
“Excluded Taxes” shall mean, with respect to any Recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income or profits, branch profits taxes and franchise taxes imposed on it (in lieu of net income taxes), however denominated, in each case (i) imposed by a jurisdiction as a result of the Recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than in the case of an assignee pursuant to a request by Borrower under Section 2.16), any U.S. federal withholding tax that are or would be required to be withheld pursuant to any Requirements of Law that are in effect at the time such Lender becomes a party hereto, except to the extent that such Lender’s assignor, if any, was entitled, immediately prior to such assignment, to receive additional amounts or indemnity payments from Borrower with respect to such withholding tax pursuant to Section 2.15, (c) in the case of a Lender who designates a new lending office, any U.S. federal withholding tax that is imposed on interest payments pursuant to any Requirements of Law that are in effect at the time of such change in lending office, except to the extent that such Foreign Lender was entitled, immediately prior to such change in lending office, to receive additional amounts or indemnity payments from Borrower with respect to such withholding tax pursuant to Section 2.15, (d) any tax that is attributable to such Recipient’s failure to comply with Section 2.15(e); or (e) any U.S. federal withholding Taxes imposed under FATCA.
“Existing ABL Facility” shall mean the Credit Agreement dated as of December 9, 2009, among the Borrower, Intermediate Holdings, the Subsidiary Guarantors (as defined therein) party thereto, the Lenders (as defined therein) party thereto, UBS Securities LLC, as lead arranger, as documentation agent and as syndication agent, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as issuing bank, as administrative agent for the Lenders (as defined therein), and collateral agent for the Secured Parties (as defined therein).
“Existing Indenture” shall mean the Indenture, dated as of December 9, 2009, by and among Borrower, as issuer, Norcraft Finance Corp., as co-issuer, and U.S. Bank National Association, as trustee and collateral agent, entered into in connection with the Existing Notes, as supplemented by (i) the Supplemental Indenture, dated as of May 20, 2011, by and among Borrower, Norcraft Finance Corp., the guarantors party thereto and U.S. Bank National Association and (ii) the Second Supplemental Indenture, dated as of May 26, 2011, by and among Borrower, Norcraft Finance Corp., the guarantors party thereto and U.S. Bank National Association and as otherwise amended, amended and restated, supplemented or modified from time to time.
“Existing Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of December 9, 2009, among Borrower, the Subsidiary Guarantors, Intermediate Holdings, UBS AG, Stamford Branch, as administrative agent and collateral agent, and U.S. Bank National Association, in its capacity as trustee and collateral agent in connection with the Existing Notes, as amended, amended and restated, supplemented or otherwise modified from time to time, including pursuant to Amendment No. 1 to Intercreditor Agreement, dated as of May 20, 2011, among UBS AG, Stamford Branch, each Loan Party party thereto and U.S. Bank National Association, and Amendment No. 2 to Intercreditor Agreement, dated as of the date hereof, among the Agent, each Loan Party and U.S. Bank National Association.
“Existing Lien” shall have the meaning assigned to such term in Section 6.02(c).

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“Existing Loan Tranche” shall have the meaning assigned to such term in Section 2.19(a).
“Existing Mortgage” shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a second priority Lien on a Mortgaged Property securing the Existing Notes, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.
“Existing Note Documents” shall mean the Existing Indenture, the Existing Notes, the Existing Intercreditor Agreement and the Existing Notes Security Documents and other documents and agreements executed in connection therewith.
“Existing Notes” shall mean the 10½% Second Lien Notes due 2015 issued by Borrower pursuant to the Existing Indenture.
“Existing Notes Security Agreement” shall mean, collectively, U.S. Existing Notes Security Agreement and the Canadian Existing Notes Security Agreement.
“Existing Notes Security Documents” shall mean the Existing Notes Security Agreement, the Existing Mortgages and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the obligations under the Existing Notes, and all UCC, PPSA or other financing statements or instruments of perfection required by the Existing Notes Security Agreement and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the obligations under the Existing Notes.
“Existing Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which was accepted by the Collateral Agent in connection with an Existing Mortgage, together with any certificates, affidavits, or updates reasonably required by the Title Company.

“Extended Loans” shall have the meaning assigned to such term in Section 2.19(a).
“Extending Lender” shall have the meaning assigned to such term in Section 2.19(b).
“Extension” shall mean the establishment of an Extension Series by amending a Loan pursuant to Section 2.19 and the applicable Extension Amendment.
“Extension Amendment” shall have the meaning assigned to such term in Section 2.19(b)(i).
“Extension Election” shall have the meaning assigned to such term in Section 2.19(b).
“Extension Facility Closing Date” shall have the meaning assigned to such term in Section 2.19(b)(i).
“Extension Minimum Condition” shall mean a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Extension Request, in the Borrower’s sole discretion) of any or all applicable Classes be submitted for Extension.
“Extension Request” shall mean any Loan Extension Request.

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“Extension Series” means any Loan Extension Series.
“Facility” shall mean a given Class of Loans.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant thereto (including any intergovernmental agreements).
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Fees” shall have the meaning assigned to such term in Section 2.05.
“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person. Unless the context requires otherwise, “Financial Officer” refers to a Financial Officer of the Borrower (or the Borrower’s General Partner, as applicable).
“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
“Foreign Casualty Event” shall have the meaning assigned to such term in Section 2.10(f).
“Foreign Disposition” shall have the meaning assigned to such term in Section 2.10(f).
“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Plan” shall mean any pension, retirement, savings, profit sharing or other employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company and subject to minimum funding requirements similar to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, and is maintained or contributed to by any Company with respect to employees employed outside the United States and Canada.
“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.
“Fund” shall mean any person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funded Debt” shall mean all Indebtedness of Holdings and its Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such

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date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof (including through the adoption of IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through the adoption of IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“General Partner” shall mean with respect to (i) Borrower and Holdings, Norcraft GP, L.L.C., a Delaware limited liability company, and (ii) Intermediate Holdings, Norcraft Intermediate GP, L.L.C, a Delaware limited liability company, or, in either case, any successor sole general partner or managing general partner of Borrower, Intermediate Holdings or Holdings.
“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union, the European Central Bank or the Organization for Economic Co-operation and Development).
“Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.
“Granting Lender” shall have the meaning assigned to such term in Section 10.04(h).
“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.
“Guarantees” shall mean the guarantees issued pursuant to Article VII by Intermediate Holdings and the Subsidiary Guarantors.
“Guarantors” shall mean Intermediate Holdings and the Subsidiary Guarantors.
“Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances,

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subject to regulation or which can give rise to liability under any Environmental Laws.
“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.
“Hedging Obligations” shall mean net obligations under or with respect to Hedging Agreements.
“Hedging Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).
“Holdings” shall have the meaning assigned to such term in the recitals hereto.
“Holdings Employee Notes” shall mean promissory notes issued by any direct or indirect parent company of Borrower to officers, directors or employees of any Company or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company as consideration for the repurchase or redemption of Qualified Capital Stock of any direct or indirect parent company of Borrower held by such persons upon their death, disability, retirement, severance or termination of employment or service; provided that the Indebtedness evidenced by such promissory notes shall (i) be subordinated to the Obligations pursuant to subordination provisions similar to those set forth in the form of Intercompany Note and (ii) be unsecured.
“Identified Participating Lenders” shall have the meaning assigned to such term in Section 2.10(a)(ii)(C)(3).
“Identified Qualifying Lenders” shall have the meaning assigned to such term in Section 2.10(a)(ii)(D)(3).
“Immaterial Subsidiary” shall mean any Subsidiary that did not, as of the last day of the most recent completed fiscal quarter of the Borrower, have assets with a fair market value in excess of 3% of Total Assets and did not, as of the four quarter period ending on the last day of such fiscal quarter, have Consolidated EBITDA exceeding 3% of the Consolidated EBITDA of the Borrower and its Subsidiaries; provided that (i) the aggregate fair market value of all of the assets of all such Subsidiaries does not exceed 5% of Total Assets as of the last day of the Borrower’s most recently ended fiscal year based on the consolidated balance sheet of the Borrower and its Subsidiaries and (ii) the aggregate Consolidated EBITDA of all such Subsidiaries does not exceed 5% of Consolidated EBITDA of the Borrower and its Subsidiaries as of the last day of the fiscal year of the Borrower most recently ended, based on the consolidated financial statements of the Borrower and its Subsidiaries.
“Incremental Amendment” shall have assigned to such term in in Section 2.17(f).
“Incremental Commitments” shall have the meaning assigned to such term in Section 2.17(a).

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“Incremental Equivalent Debt” shall have the meaning assigned to such term in Section 2.17(g).
“Incremental Facility Closing Date” shall have the meaning assigned to such term in Section 2.17(d).
“Incremental Lender” shall have the meaning assigned to such term in Section 2.17(c).
“Incremental Loan” shall have the meaning assigned to such term in Section 2.17(b).
“Incremental Loan Request” shall have the meaning assigned to such term in Section 2.17(a).
“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding (i) trade accounts payable and accrued obligations incurred in the ordinary course of business; (ii) any earn-out obligation until such obligation is not paid after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business); (f) all Indebtedness (excluding prepaid interest thereon) of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property (as determined by such Person in good faith); (g) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such person; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (i) all Attributable Indebtedness of such person; (j) all obligations (including, without limitation, all contingent obligations) of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; and (k) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any person shall (A) include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Indebtedness and (B) in the case of Subsidiaries that are not Loan Parties, exclude loans and advances made by Loan Parties having a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and made in the ordinary course of business solely to the extent that such intercompany loans and advances are evidenced by one or more notes in form and substance reasonably satisfactory to the Administrative Agent and pledged as Collateral. The amount of any net obligations under any Hedging Agreement on any date shall be deemed to be the Hedging Termination Value thereof as of such date.
“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 10.03(b).
“Information” shall have the meaning assigned to such term in Section 10.12.
“Initial Loans” shall mean the term loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01(a).

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“Instruments” shall mean all “instruments,” as such term is defined in the UCC, in which any Person now or hereafter has rights; provided, that, in the case of the Canadian Guarantors, “Instruments” shall include all “instruments” as such term is defined in the PPSA, in which such Person now or hereafter has rights.
“Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).
“Intercompany Note” shall mean a promissory note substantially in the form of Exhibit O.
“Interest Election Request” shall mean a request by Borrower to convert or continue a Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, (i) for Interest Periods of one or three months, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and (ii) for Interest Periods of six or twelve months or longer, the last day of each three (3) month interval and, without duplication, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and (c) the Maturity Date.
“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or, if agreed to by all applicable Lenders, twelve months thereafter (or a shorter period as may be agreed), as Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Intermediate General Partner” means Norcraft Intermediate GP, L.L.C., a Delaware limited liability company, or any successor sole general partner or managing general partner of Intermediate Holdings.
“Intermediate Holdings” shall have the meaning assigned to such term in the preamble hereto.
“Internally Generated Cash” shall mean, with respect to any Person, funds of such Person and its Subsidiaries not constituting (x) proceeds of the issuance of (or contributions in respect of) Equity Interests of such Person, (y) proceeds of the incurrence of Indebtedness (other than the incurrence of loans under the ABL Facility or extensions of credit under any other revolving credit or similar facility) by such Person or any of its Subsidiaries or (z) proceeds of Asset Sales and Casualty Events.

“Inventory” shall mean all “inventory,” as such term is defined in the UCC, wherever located, in which any Person now or hereafter has rights; provided, that, in the case of the Canadian Guarantors, “Inventory” shall include all “inventory” as such term is defined in the PPSA, in which such Person now or hereafter has rights.

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“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee, assumption or other Contingent Obligation in respect of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of Intermediate Holdings and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Subsidiary in respect of such Investment.
“IPO” shall have the meaning assigned to such term in the recitals hereto.
“ITA” shall mean the Income Tax Act (Canada) and all Regulations made thereunder, as amended from time to time.
“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit F.
“Junior Financing” shall have the meaning assigned to such term in Section 6.10.
“Junior Financing Documentation” shall mean any documentation governing any Junior Financing.
“Latest Maturity Date” shall mean, at any date of determination and with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments hereunder), the latest Maturity Date applicable to any such Loans or Commitments hereunder at such time, including the latest maturity date of any Extended Loan, Refinanced Loan or any Incremental Loans, in each case as extended in accordance with this Agreement from time to time.
“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.
“Lenders” shall mean (a) the financial institutions that have (i) become a party hereto on the Effective Date and (ii) have a Commitment or (b) any financial institution that (i) has become a party hereto pursuant to an Assignment and Assumption and (ii) has a Commitment, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption.
“LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by Administrative Agent to be the arithmetic mean of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Reuters LIBOR01 page at approximately 11:00 a.m., London, England time, on the second full London Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period

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is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two (2) terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Reuters LIBOR01 page, “LIBOR Rate” shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two (2) London Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. Notwithstanding the foregoing, for purposes of clause (c) of the definition of Alternate Base Rate, the rates referred to above shall be the rates as of 11:00 a.m., London, England time, on the date of determination (rather than the second London Business Day preceding the date of determination).
“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” shall mean (i) this Agreement, (ii) the Notes (if any), (iii) the Security Documents and (iv) any Refinancing Amendment, Incremental Amendment or Extension Amendment.
“Loan Extension Request” shall have the meaning assigned to such term in Section 2.19(a).
“Loan Extension Series” shall have the meaning assigned to such term in Section 2.19(a).
“Loan Increase” shall have the meaning set forth in Section 2.17(a).
“Loan Parties” shall mean Borrower and the Guarantors.
“Loans” shall mean, as the context may require, an Initial Loan, an Incremental Loan, a Refinancing Loan or an Extended Loan.
“London Business Day” shall mean any day on which banks are generally open for dealings in dollar deposits in the London interbank market.
“Management and Monitoring Agreement” means one or more management, consulting, expense reimbursement or similar agreements among one or more of the Sponsors or other holders of Equity Interests and their Affiliates and Holdings and/or the Borrower (and/or any of its indirect parent companies) entered into on or after the Effective Date, as the same may be amended, amended and restated, modified, supplemented, replaced or otherwise modified from time to time in accordance with their terms, but only to the extent that such agreements and any such amendment, amendment and restatement, modification, supplement, replacement or other modification thereto does not, directly or indirectly, result in or increase the obligations of Holdings, the Borrower or any of its Subsidiaries to make any payments thereunder in

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excess of (x) with respect to any management, monitoring, oversight consulting or advisory fees, $2,000,000 per fiscal year, (y) with respect to any transaction fees, 1% of the gross transaction value and (z) customary termination fees, indemnities and expenses of such Sponsors (including any unpaid and accrued fees, indemnities and expenses permitted pursuant to clauses (x), (y) and (z) and interest thereon).
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Market Disruption Loans” shall mean Loans the rate of interest applicable to which is based upon the Market Disruption Rate, and the Applicable Margin with respect thereto shall be the same as the Applicable Margin then applicable to Eurodollar Loans; provided that, other than with respect to the rate of interest and Applicable Margin applicable thereto, Market Disruption Loans shall for all purposes hereunder and under the other Loan Documents be treated as ABR Loans.
“Market Disruption Rate” shall mean, for any day, a fluctuating rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to, in the reasonable discretion of Administrative Agent, either (i) the Alternate Base Rate for such day or (ii) the rate for such day reasonably determined by Administrative Agent to be the cost of funds of representative participating members in the interbank eurodollar market selected by Administrative Agent (which may include Lenders) for maintaining loans similar to the relevant Market Disruption Loans. Any change in the Market Disruption Rate shall be effective as of the opening of business on the effective day of any change in the relevant component of the Market Disruption Rate. Notwithstanding the foregoing, if the “Market Disruption Rate” as determined in accordance with the immediately preceding sentences is less than the percentage specified in the proviso of the definition of “Adjusted LIBOR Rate,” then for all purposes of this Agreement and the other Loan Documents, the “Market Disruption Rate” shall be deemed equal to such percentage for such Interest Period.
“Material Adverse Effect” shall mean any event, circumstance or condition that has had a materially adverse effect on (a) the business, property, results of operations, liabilities or financial condition of Holdings and its Subsidiaries, taken as a whole; (b) the ability of the Loan Parties to perform any of their payment obligations under any Loan Document; (c) the rights of or benefits or remedies available to the Lenders or Collateral Agent under any Loan Document; or (d) the Collateral or the Liens in favor of Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.
“Maturity Date” shall mean (i) with respect to the Initial Loans, the date that is seven years after the Closing Date (the “Original Loan Maturity Date”), (ii) with respect to any Class of Extended Loans, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (iii) with respect to any Refinancing Loans, the final maturity date as specified in the applicable Refinancing Amendment and (iv) with respect to any Incremental Loans, the final maturity date as specified in the applicable Incremental Amendment; provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.
“Maximum Rate” shall have the meaning assigned to such term in Section 10.14.
“MNPI” shall have the meaning assigned to such term in Section 10.01(d).
“Mortgage” shall mean each U.S. Mortgage and each Canadian Mortgage.
“Mortgaged Property” shall mean the U.S. Mortgaged Property and the Canadian Mortgaged Property.

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“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; or (b) to which any Company or any ERISA Affiliate has within the preceding five plan years made contributions.
“Net Cash Proceeds” shall mean:
(a)    with respect to any Asset Sale or Casualty Event, the cash proceeds received by Holdings or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by Holdings or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower’s good faith estimate of income taxes actually paid or payable in connection with such sale or Casualty Event) and, without duplication, all reasonable out-of-pocket costs and expenses actually incurred and paid in cash (or otherwise netted in connection therewith) in connection with the collection of such proceeds; (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Holdings or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 90 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the properties sold in such Asset Sale or subject to such Casualty Event (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties); and (v) in the case of any Asset Sale or Casualty Event by a non-wholly owned Subsidiary, the pro-rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Subsidiary as a result thereof; provided that no net cash proceeds realized as a single transaction or series of related transactions shall constitute Net Cash Proceeds unless (x) such proceeds shall exceed $1,000,000 or (y) the aggregate of such proceeds shall exceed $2,500,000 in any fiscal year (and thereafter, only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and
(b)    with respect to incurrence of any Indebtedness or any issuance or sale of Equity Interests by Holdings or any of its Subsidiaries, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith.
“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.
“Non-Debt Fund Affiliate” shall mean any affiliate of any Sponsor other than (a) Holdings, the Borrower or any subsidiary of the Borrower, (b) any Debt Fund Affiliate and (c) any natural Person.
“Non-Loan Party” means any Subsidiary of the Borrower that is not a Loan Party.
“Norcraft Canada” shall mean Norcraft Canada Corporation, a Nova Scotia unlimited

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liability company.
“Notes” shall mean any notes evidencing the Loans.
“Obligations” shall mean (a) obligations of Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents. Notwithstanding anything to the contrary herein, Obligations of a Guarantor shall not include any Excluded Hedging Obligations.
“OFAC” shall have the meaning assigned to such term in the definition of “Embargoed Person.”
“Offered Amount” shall have the meaning assigned to such term in Section 2.10(a)(ii)(D)(1).
“Offered Discount” shall have the meaning assigned to such term in Section 2.10(a)(ii)(D)(1).
“OID” shall mean original issue discount (provided, however, that the calculation of original issue discount for U.S. federal income tax purposes, if any, shall be calculated in accordance with the applicable Treasury Regulations).
“Original Currency” shall have the meaning assigned to such term in Section 10.17.
“Original Loan Maturity Date” shall have the meaning assigned to such term in the definition of “Maturity Date”.
“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.
“Other Applicable Indebtedness” shall have the meaning assigned to such term in Section 2.10(b)(ii).
“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between the Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under,

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received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Currency” shall have the meaning assigned to such term in Section 10.17.
“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise, property or similar taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.15(g)), and not including, for the avoidance of doubt, any Excluded Taxes.
“Participant” shall have the meaning assigned to such term in Section 10.04(e).
“Participant Register” shall have the meaning assigned to such term in Section 10.04(e)
“Participating Lender” shall have the meaning assigned to such term in Section 2.10(a)(ii)(C)(2).
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“PCTFA” shall mean Part II.1 of the Criminal Code, the Proceeds of Crime and Terrorist Financing Act of Canada.
“Perfection Certificate” shall mean a certificate in the form of Exhibit L-1 or any other form approved by Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.
“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit L-2 or any other form approved by Collateral Agent.
“Permitted Acquisition” shall mean the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that with respect to each such purchase or other acquisition:
(i)    the property, assets and businesses acquired in such purchase or other acquisition (other than any Excluded Property) shall constitute Collateral and each applicable Loan Party and any such newly created or acquired Subsidiary (other than any Excluded Subsidiary) shall be Guarantors and shall have complied with the requirements of Section 5.10, within the times specified therein;
(ii)    the aggregate amount of Investments made by Loan Parties in Persons that do not become Loan Parties pursuant to a Permitted Acquisition shall not exceed at any time outstanding the sum of (A) the greater of $10,000,000 and 3.60% of Total Assets and (B) the Cumulative Credit at such time;
(iii)    the acquired property, assets, business or Person is in a business permitted under

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Section 6.12;
(iv)    (A) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Total Net Leverage Ratio for the Test Period immediately preceding such purchase or other acquisition (calculated on a Pro Forma Basis) is either (x) no greater than the Total Net Leverage Ratio as of the Closing Date or (y) no greater than the Total Net Leverage Ratio immediately prior to such Permitted Acquisition; and
(v)    for any Investment in excess of $10,000,000 made by Loan Parties pursuant to a Permitted Acquisition, the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in clauses (i) through (iv) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition.
“Permitted Collateral Liens” shall mean (a) in the case of Collateral other than Mortgaged Property, Permitted Liens and (b) in the case of Mortgaged Property, “Permitted Collateral Liens” shall mean the Liens described in clauses (a), (b), (c), (d), (e), (g), (k), (l), (p), (r), (s), (t), (u), (v), (w), (x), (y), (z), (bb) and (cc) of Section 6.02.
“Permitted Debt” shall mean any Indebtedness permitted to be incurred or issued pursuant to Section 6.01.
“Permitted Holders” shall mean (a) SKM Equity Fund III, L.P. and its Control Investment Affiliates, (b) Trimaran Fund II, L.L.C. and its Control Investment Affiliates, (c) KarpReilly Capital Partners, L.P., KarpReilly Co-Investment Fund, L.P. and their Control Investment Affiliates, (d) Mr. Mark Buller and the Buller Related Parties, (e) for so long as Borrower or Holdings shall be a limited partnership, the General Partner and (f) for so long as Intermediate Holdings shall be a limited partnership, the Intermediate General Partner.
“Permitted Junior Secured Refinancing Debt” shall have the meaning assigned to such term in Section 2.18(g)(i).
“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.
“Permitted Pari Passu Secured Refinancing Debt” shall have the meaning assigned to such term in Section 2.18(g)(i).
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon, plus reasonable OID and upfront fees plus other fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(e) or Section 6.01(i), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other

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than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(e) or Section 6.01(i), at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Junior Financing, to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and such modification, refinancing, refunding, renewal, replacement, (e) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is secured by the Collateral and/or subject to intercreditor arrangements for the benefit of the Lenders, such modification, refinancing, refunding, renewal, replacement or extension is either (1) unsecured or (2) secured and, if secured, subject to intercreditor arrangements on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and such modification, refinancing, refunding, renewal, replacement or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (f) any such modification, refinancing, renewal, replacement or extension has the same primary obligor and the same (or fewer) guarantors as the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (g) in the case of any Permitted Refinancing in respect of the ABL Facility, such Permitted Refinancing is secured only by assets pursuant to one or more security agreements permitted by and subject to the ABL Intercreditor Agreement.
“Permitted Tax Distributions” shall mean, so long as the Borrower is classified as a partnership or disregarded entity for U.S. federal income tax purposes, distributions on a quarterly basis by the 10th (or next succeeding Business Day) of each of March, June, September and December of each taxable year, or such other dates as may be appropriate in light of tax payment requirements, of an aggregate amount in cash equal to the excess, if any, of (A) the Consolidated Tax Liability with respect to such taxable year over (B) the amounts previously distributed pursuant to Section 6.07(e) with respect to such taxable year. The “Consolidated Tax Liability” means, with respect to a taxable year (or portion thereof) beginning as of the first day of such taxable year (or portion thereof) and ending on the last day of the most recent relevant determination date, the product of (x) the cumulative excess of taxable income over taxable losses and deductions of the Borrower (assuming the Borrower is classified as a partnership for U.S. federal income tax purposes) and its Subsidiaries that are classified as partnerships or disregarded entities for U.S. federal income tax purposes for such taxable year (or portion thereof), calculated without regard to, for clarity, any tax deductions or basis adjustments of any member of Norcraft Companies, LLC arising under Code Section 743, and (y) the highest combined marginal federal, state and local tax rate then applicable (including any Medicare Contribution tax on net investment income) to an individual (or, if higher, to a corporation) resident in New York, NY (assuming the maximum limitations on the use of deductions for state and local taxes). A final accounting for Permitted Tax Distributions shall be made for each taxable year after the taxable income or loss of the Borrower and its Subsidiaries that are classified as partnerships or disregarded entities for U.S. federal income tax purposes has been determined for such taxable year, and the Borrower may promptly thereafter make supplemental Permitted Tax Distributions (or future Permitted Tax Distributions will be reduced) to reflect any difference between estimates previously used in calculating the Consolidated Tax Liability and the relevant actual amounts recognized. If, following an audit or examination, there is an adjustment that would affect the calculation of the taxable income or taxable loss of the Borrower and its Subsidiaries that are classified as partnerships or disregarded entities for U.S. federal income tax purposes for a given period or portion thereof after the date of this Agreement, or in the event that any of the Borrower or such Subsidiaries (or any direct or indirect parent of Borrower that is a regarded entity for U.S. federal income tax purposes) files an amended tax return which has such effect, then, the Borrower may promptly recalculate the Consolidated Tax Liability for the applicable period and make additional Permitted Tax

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Distributions, increased by an additional amount estimated to be sufficient to cover any interest or penalties that would be imposed on the distributee if it were an individual (or, if higher, a corporation) resident in New York, NY (or future Permitted Tax Distributions will be reduced) to give effect to such adjustment or amended tax return.
“Permitted Unsecured Refinancing Debt” shall have the meaning assigned to such term in Section 2.18(g)(i).
“person” or “Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or its ERISA Affiliate, or with respect to which there is an obligation to contribute on the part of any Company or its ERISA Affiliate.
“Platform” shall have the meaning assigned to such term in Section 10.01(c).
“Pledge” shall have the meaning assigned to such term in Section 9.01(b).
“PPSA” shall mean the Personal Property Security Act as in effect in the Province of Ontario, the Civil Code of Quebec as in effect in the Province of Quebec or any other Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.
“Premises” shall have the meaning assigned thereto in the applicable Mortgage.
“Private Side Communications” shall have the meaning assigned to such term in Section 10.01(d).
“Private Siders” shall have the meaning assigned to such term in Section 10.01(d).
“Projections” shall have the meaning assigned to such term in Section 5.01(d).
“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.
“Pro Forma Basis” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.06.
“Pro Rata Share” shall mean, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the aggregate Commitments and, if applicable and without duplication, Loans under the applicable Facility or Facilities at such time.

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“Pubco” shall have the meaning assigned to such term in the recitals hereto.
“Public Siders” shall have the meaning assigned to such term in Section 10.01(d).
“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.
“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.
“Qualified ECP Guarantor” means, in respect of any Hedging Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Hedging Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualifying Lender” shall have the meaning assigned to such term in Section 2.10(a)(ii)(D)(3).
“Quebec Collateral Agent” shall have the meaning assigned to such term in Section 9.01(b).
“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Recipient” means the Administrative Agent or any Lender.
“Rejection Notice” shall have the meaning assigned to such term in Section 2.10(d).
“Refinanced Debt” shall have the meaning assigned to such term in Section 2.18(a).
“Refinancing Amendment” shall have the meaning assigned to such term in Section 2.18(f).
“Refinancing Commitments” shall have the meaning assigned to such term in Section 2.18(a).
“Refinancing Equivalent Debt” shall have the meaning assigned to such term in Section 2.18(g)(i).

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“Refinancing Facility Closing Date” shall have the meaning assigned to such term in Section 2.18(d).
“Refinancing Lender” shall have the meaning assigned to such term in Section 2.18(c).
“Refinancing Loan” shall have the meaning assigned to such term in Section 2.18(b).
“Refinanced Loans” shall have the meaning assigned to such term in Section 2.18(g).
“Refinancing Loan Request” shall have the meaning assigned to such term in Section 2.18(a).
“Refinancing Commitments” shall have the meaning assigned to such term in Section 2.18(a).
“Refinancing Lender” shall have the meaning assigned to such term in Section 2.18(c).
“Refunding Capital Stock” shall have the meaning assigned to such term in Section 6.07(l)(iv).
“Register” shall have the meaning assigned to such term in Section 10.04(d).
“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” shall mean, with respect to any person, such person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such person and of such person’s Affiliates.
“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.
“Replaced Term Loans” shall have the meaning assigned to such term in Section 10.02.
“Replacement Term Loans” shall have the meaning assigned to such term in Section 10.02.
“Repricing Transaction” shall mean (a) any prepayment or repayment of Loans with the proceeds of, or any conversion of Loans into, any new or replacement tranche of Loans or other Indebtedness the primary purpose of which is to reduce the interest rate payable thereon to be lower than the Adjusted LIBOR Rate on the date of such prepayment plus the Applicable Margin with respect to the Loans on the date of such prepayment or (b) any amendment, amendment and restatement or other modification to this

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Agreement, the primary purpose of which is to reduce the interest rate payable thereon to be lower than the Adjusted LIBOR Rate on the date of such prepayment plus the Applicable Margin with respect to the Loans on the date of such prepayment; provided that any prepayment, repayment, refinancing or repricing of Loans in connection with any Permitted Acquisition permitted hereunder or in connection with a transaction that would result in a Change in Control shall not constitute a Repricing Transaction.
“Required Class Lenders” means, as of any date of determination, with respect to one or more Facilities, Lenders having more than 50% of the sum of all Loans outstanding and unused Commitments under such Facility or Facilities; provided that the Loans and unused Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Class Lenders.
“Required Lenders” shall mean Lenders having more than 50% of the sum of all Loans outstanding and unused Commitments; provided that the Loans and unused Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Requirements of Law” shall mean, collectively, any and all applicable requirements of any Governmental Authority including any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes or case law.
“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.
“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement, including, without limitation, any secretary or assistant secretary of a Loan Party. Unless the context requires otherwise, “Responsible Officer” refers to a Responsible Officer of the Borrower (or the Borrower’s General Partner, as applicable).
“Restricted Cash” shall mean cash and Cash Equivalents which are listed as “Restricted” on the consolidated balance sheet of Holdings (or any direct or indirect parent thereof) and its Subsidiaries.
“Retained Percentage” shall mean, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the ECF Percentage with respect to such Excess Cash Flow Period.
“Retire” or “Retirement” shall mean, with respect to the Existing Notes, to defease, redeem, purchase, repurchase, prepay, repay, discharge or otherwise acquire or retire such Existing Notes, including by irrevocably depositing funds with U.S. Bank National Association, as trustee and collateral agent, in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Existing Notes in accordance with the Existing Notes Indenture.
“Royal Bank” shall mean Royal Bank of Canada.
“Sale and Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.
“Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as

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amended, and all rules and regulations promulgated thereunder.
“SEC” shall have the meaning assigned to such term in the recitals hereto.
“Secured Obligations” shall mean the Obligations and the due and punctual payment and performance of all Hedging Obligations of the Borrower and the other Loan Parties under each Hedging Agreement entered into with any counterparty that is a Secured Party; provided, that, if a Secured Party is also counterparty under a Hedging Agreement with respect to which the Hedging Obligations thereunder are “Secured Obligations” (as defined under the ABL Credit Agreement), such Hedging Obligations shall not be Secured Obligations hereunder. Notwithstanding anything to the contrary herein, Secured Obligations shall not include any Excluded Hedging Obligation.
“Secured Parties” shall mean, collectively, Administrative Agent, Collateral Agents the Lenders and each counterparty to a Hedging Agreement with the Borrower or any other Loan Party that is also a Lender or an Agent; provided, that, if any such entity is also a counterparty under a Hedging Agreement with respect to which the Hedging Obligations thereunder are “Secured Obligations” (as defined under the ABL Credit Agreement), then such entity shall not be a Secured Party hereunder with respect to such Hedging Obligations.

“Securities Act” shall mean the Securities Act of 1933.
“Securities Collateral” shall have the meaning assigned to such term in the U.S. Security Agreement or Canadian Security Agreement, as applicable.
“Security Agreements” shall mean the U.S. Security Agreement and the Canadian Security Agreement.
“Security Agreement Collateral” shall mean the U.S. Security Agreement Collateral and the Canadian Security Agreement Collateral.
“Security Documents” shall mean the U.S. Security Documents and the Canadian Security Documents.
“Senior Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt, Incremental Equivalent Debt or subordinated Permitted Unsecured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Significant Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary.

“Solicited Discount Proration” shall have the meaning assigned to such term in Section 2.10(a)(ii)(D)(3).
“Solicited Discounted Prepayment Amount” shall have the meaning assigned to such term in Section 2.10(a)(ii)(D)(1).
“Solicited Discounted Prepayment Notice” shall mean a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.10(a)(ii)(D) substantially in the

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form of Exhibit S.
“Solicited Discounted Prepayment Offer” shall mean the irrevocable written offer by each Lender, substantially in the form of Exhibit T, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.
“Solicited Discounted Prepayment Response Date” shall have the meaning assigned to such term in Section 2.10(a)(ii)(D)(1).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
“SPC” shall have the meaning assigned to such term in Section 10.04(h).
“Specified Discount” shall have the meaning assigned to such term in Section 2.10(a)(ii)(B)(1).
“Specified Discount Prepayment Amount” shall have the meaning assigned to such term in Section 2.10(a)(ii)(B)(1).
“Specified Discount Prepayment Notice” shall mean a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.10(a)(ii)(B) substantially in the form of Exhibit U.
“Specified Discount Prepayment Response” shall mean the irrevocable written response by each Lender, substantially in the form of Exhibit V, to a Specified Discount Prepayment Notice.
“Specified Discount Prepayment Response Date” shall have the meaning assigned to such term in Section 2.10(a)(ii)(B)(1).
“Specified Discount Proration” shall have the meaning assigned to such term in Section 2.10(a)(ii)(B)(3).
“Specified Representations” shall mean those representations and warranties made by the Borrower in Sections 3.01(a) (only with respect to the organizational existence of the Loan Parties), 3.02, 3.03(b), 3.03(d) (only with respect to the ABL Facility Documents), 3.03(e), 3.07(b), 3.10, 3.11, 3.16, 3.20 (subject to Section 5.14) and 3.21.
“Specified Transaction” shall mean (i) the Transactions, (ii) any Investment that results

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in a Person becoming a Subsidiary, (iii) any Permitted Acquisition, (iv) any Asset Sale that results in a Subsidiary ceasing to be a Subsidiary of the Borrower, (v) any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person, or any Asset Sale of a business unit, line of business or division of the Borrower or a Subsidiary, in each case in respect of this clause (v) whether by merger, consolidation, amalgamation or otherwise, (vi) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit), any Dividend or Incremental Loan that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”
“Sponsor Loan Cap” shall have the meaning assigned to such term in Section 10.04(k).
“Sponsors” shall mean, collectively, SKM Equity Fund III, L.P., KarpReilly LLC, Trimaran Fund II, L.L.C. and their respective Control Investment Affiliates.
“Statutory Reserves” shall mean for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.
“Submitted Amount” shall have the meaning assigned to such term in Section 2.10(a)(ii)(c)(1).
“Submitted Discount” shall have the meaning assigned to such term in Section 2.10(a)(ii)(C)(1).
“Subordination Agreement” means a subordination agreement among the Administrative Agent and one or more representatives for the holders of Indebtedness subordinated to the Obligations, in form and substance reasonably acceptable to the Administrative Agent and the Borrower. Wherever in this Agreement any such representative is required to become party to the Subordination Agreement, if the related Indebtedness is the initial Indebtedness incurred by the Borrower or any of its Subsidiaries to be subordinated to the Obligations, then the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent and the representative for the holders of such Indebtedness shall execute and deliver the Subordination Agreement and the Administrative Agent shall be authorized to execute and deliver the Subordination Agreement.
“Subordinated Indebtedness” shall mean Indebtedness of Borrower or any Guarantor that is by its terms subordinated in right of payment to the Obligations of Borrower and such Guarantor, as applicable.
“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent,

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(iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Borrower.
“Subsidiary Guarantor” shall mean, as of the Closing Date, Norcraft Canada and each other Subsidiary listed on Schedule 1.01, and thereafter each other Subsidiary (other than, subject to Section 5.10(d), any Excluded Subsidiary) that is or becomes a party to this Agreement pursuant to Section 5.10, in each case as not otherwise released as a Subsidiary Guarantor under, and in accordance with, the Loan Documents.
“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by clause (iii) under the caption “Real Property Requirements” on Schedule 5.14 and (b) otherwise reasonably acceptable to Collateral Agent. If the Title Company reasonably determines that an Existing Survey satisfies clause (a) of the prior sentence, the Collateral Agent shall accept such Existing Survey with respect to the Mortgaged Property.
“Syndication Agent” shall have the meaning assigned to such term in the preamble hereto.
“Tax Receivable Agreements” means, collectively, (i) the Tax Receivable Agreement (Exchanges), dated November 13, 2013, among Pubco and certain members of Norcraft Companies LLC, (ii) the Tax Receivable Agreement (SKM Norcraft Contribution), dated November 13, 2013, among Pubco and certain shareholders of Pubco, and (iii) the Tax Receivable Agreement (Trimaran Cabinet Contribution), dated November 13, 2013, among Pubco and certain shareholders of Pubco, in each case as such agreements may be assigned and amended from time to time in accordance with their terms.
“Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Test Period” in effect at any time shall mean the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 4.01(d) or Section 5.01(a) or Section 5.01(b), as applicable; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended September 30, 2013. A Test Period may be designated by reference to the last day thereof (i.e., the “December 31, 2013 Test Period” refers to the period of four consecutive fiscal quarters of the Borrower ended December 31, 2013), and a Test Period shall be deemed to end on the last day thereof.
“Title Company” shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to Administrative Agent.
“Title Policy” shall have the meaning assigned to such term in clause (iii) under the caption

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“Real Property Requirements” on Schedule 5.14.
“Total Assets” shall mean, as of any date of determination, the total assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, as reflected on the most recent balance sheet of the Borrower delivered pursuant to Section 4.01(d), Section 5.01(a) or Section 5.01(b), as applicable.
“Total Net Leverage Ratio” shall mean, with respect to any Test Period, the ratio of (i) Consolidated Total Net Indebtedness as of the last day of such Test Period to (ii) Consolidated EBITDA of the Borrower for such Test Period.
“Transaction Expenses” means any fees or expenses incurred or paid by Holdings or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” shall mean, collectively, (a) as of the Effective date, the consummation on or prior to the Effective Date of the IPO, the execution, delivery and performance of this Agreement and the ABL Facility Documents, the termination of (including, of all Liens) and repayment of all obligations under the Existing ABL Facility and the payment of all fees and expenses to be paid and owing in connection with the foregoing and (b) as of the Closing Date (i) all such prior transactions described in clause (a) above that occurred prior to the Closing Date and (ii) the execution, delivery and performance of the Loan Documents (other than this Agreement) and the ABL Intercreditor Agreement, the initial borrowings under this Agreement, the use of proceeds thereof, together with proceeds from the IPO, to Retire the Existing Notes and the payment of all fees and expenses to be paid and owing in connection with the foregoing.
“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.
“Treasury Capital Stock” shall have the meaning assigned to such term in Section 6.07(l)(iv).
“Treasury Services Agreement” shall mean any agreement relating to treasury, depositary and cash management services or automated clearinghouse transfer of funds.
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“United States” shall mean the United States of America.
“USA PATRIOT Act” shall have the meaning set forth in the definition of “Anti-Terrorism Laws.”

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“U.S. Collateral” shall mean, collectively, all of the U.S. Security Agreement Collateral, the U.S. Mortgaged Property and all other property of whatever kind and nature subject or purported to be subject from time to time on the Closing Date and thereafter to a Lien under any U.S. Security Document.
“U.S. Existing Notes Security Agreement” means the U.S. Second Lien Security Agreement, dated as of December 9, 2009, by and among the Borrower, as issuer, Norcraft Finance Corp., as co-issuer, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent for the benefit of the holders of the Existing Notes, as amended, amended and restated, supplemented or otherwise modified from time to time.
“U.S. Mortgage” shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien in favor of Collateral Agent on a U.S. Mortgaged Property, which shall be substantially in the form of Exhibit J-1, subject to the terms of the ABL Intercreditor Agreement, or other form reasonably satisfactory to Administrative Agent, in each case, with such schedules and including such provisions or other changes as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.
“U.S. Mortgaged Property” shall mean (a) each owned Real Property identified as a U.S. Mortgaged Property on Schedule 8(a) to the Perfection Certificate dated as of the Effective Date and (b) each owned Real Property, if any, which shall be subject to a U.S. Mortgage delivered after the Closing Date pursuant to Section 5.10(c).
“U.S. Security Agreement” shall mean a U.S. Security Agreement substantially in the form of Exhibit M-1 among Borrower, each Guarantor that is organized under the laws of the United States, any state thereof or the District of Columbia and Collateral Agent for the benefit of the Secured Parties.
“U.S. Security Agreement Collateral” shall mean all property pledged or granted as collateral pursuant to the U.S. Security Agreement (a) on the Closing Date or (b) thereafter pursuant to Section 5.10.
“U.S. Security Documents” shall mean the U.S. Security Agreement, the Perfection Certificate, the U.S. Mortgages and each other security document pledge agreement delivered in accordance with applicable law to grant a valid, perfected security interest in any property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the U.S. Security Agreement, any U.S. Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the U.S. Security Agreement or any U.S. Mortgage and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Secured Obligations.
“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products obtained by multiplying (a) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that the effects

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of any prepayments made on such Indebtedness shall be disregarded in making such calculation.
“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
Section 1.02    Classification of Loans and Borrowings.
For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Initial Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type. Borrowings also may be classified and referred to by Class (e.g., a “Initial Borrowing,”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type.
Section 1.03    Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) “on,” when used with respect to the Mortgaged Property or any property adjacent to the Mortgaged Property, means “on, in, under, above or about.”
Section 1.04    Accounting Terms; GAAP.
Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof unless otherwise agreed to by Borrower and the Required Lenders.
Notwithstanding any changes in GAAP after the Effective Date, any lease of the Companies that would be characterized as an operating lease under GAAP in effect on the Effective Date (whether such

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lease is entered into before or after the Effective Date) shall not constitute Indebtedness or a Capitalized Lease Obligation under this Agreement or any other Loan Document as a result of such changes in GAAP.
Section 1.05    Resolution of Drafting Ambiguities.
Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.
Section 1.06    Pro Forma Calculations
(a)    Notwithstanding anything to the contrary herein, financial ratios and tests, including the Total Net Leverage Ratio, and compliance with covenants determined by reference, directly or indirectly, to Consolidated EBITDA or Total Assets, shall be calculated in the manner prescribed by this Section 1.06.
(b)    For purposes of calculating such financial ratios and tests and compliance with such covenants determined by reference, directly or indirectly, to Consolidated EBITDA or Total Assets, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.06, then the Total Net Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.06.
(c)    In the event that the Borrower or any Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of such financial ratios or tests (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes unless such Indebtedness has been permanently repaid and not replaced), (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio or test is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period in the case of the Total Net Leverage Ratio (or any similar ratio or test).
(d)    Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and may include, for the avoidance of doubt, the amount of “run rate” cost savings, operating expense reductions and synergies resulting from or relating to any Specified Transaction (including the Transactions) projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of

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such period and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests (and in respect of any subsequent pro forma calculations in which such Specified Transaction is given pro forma effect) and during any applicable subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions; provided, that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, (B) such actions are taken, committed to be taken or expected to be taken no later than eighteen (18) months after the date of such Specified Transaction, (C) no amounts shall be added pursuant to this clause (d) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (D) the aggregate amount of cost savings and synergies added pursuant to this clause (d) for any such period after the Effective Date shall not exceed 20% of Consolidated EBITDA for such Test Period (giving pro forma effect to the relevant Specified Transaction (but not to any cost savings or synergies)); provided that any increase to Consolidated EBITDA as a result of cost savings, operating expense reductions and synergies pursuant to this Section 1.06(d) shall be subject to the limitation set forth in the final proviso of clause (x) of the definition of Consolidated EBITDA.

Section 1.07    Cumulative Credit Transactions.
If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Credit immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously (i.e., each such transaction must be permitted under the Cumulative Credit after giving effect to such transactions).
ARTICLE II
THE CREDITS

Section 2.01    Loans.
(a)    Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to Borrower on the Closing Date in an aggregate principal amount that will not exceed such Lender’s Commitment.
(b)    Subject to the terms and conditions set forth in any Incremental Amendment or Refinancing Amendment providing for, as applicable, the making, exchange, renewal, replacement or refinancing of Loans, each Lender party thereto agrees, severally and not jointly, to, as applicable, make, exchange, renew, replace or refinance Loans on the date specified therein in an aggregate amount not to exceed the amount of such Lender’s Commitment as set forth therein.
(c)    Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

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Section 2.02    Borrowings, Conversions and Continuations of Loans.
Subject to Section 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings. Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.
Section 2.03    Borrowing Procedure.
To request Loans, Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Borrowing Request to Administrative Agent (i) in the case of Eurodollar Loans, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of ABR Loans, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided, that, the notice referred to in subclause (i) above may be delivered no later than one (1) Business Day prior to the Closing Date in the case of the initial Credit Extensions; provided, further, that, Borrower may make telephonic requests for Loans so long as a duly completed written and executed Borrowing Request is received prior to the times set forth above. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
(a)    the aggregate amount of such borrowing;
(b)    whether such borrowing is to be for ABR Loans or Eurodollar Loans;
(c)    in the case of Eurodollar Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(d)    the location and number of Borrower’s account to which funds are to be disbursed; and
(e)    in the case of the initial Borrowing Request, that the conditions set forth in Sections 4.02 and 4.03 have been satisfied as of the date of the notice and in the case of any other Borrowing Request, that the conditions set forth in Section 4.03 have been satisfied as of the date of the notice.
If no election as to the Type of Loans is specified, then the requested borrowing shall be for ABR Loans. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing, which amount shall not exceed such Lender’s Commitments.
Section 2.04    Evidence of Debt; Repayment of Loans.
(a)    Promise to Repay. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders (A) on the last Business Day of each March, June, September and December, commencing with the first full fiscal quarter after the Closing Date, an aggregate principal amount equal to

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0.25% of the aggregate initial principal amount of all Loans (which installment payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.10) and (B) on the Maturity Date for any Class of Loans, the aggregate principal amount of all Loans of such Class outstanding on such date.
(b)    The amount of any such payment set forth in clause (a) above shall be adjusted to account for the addition of any Incremental Loans, Extended Loans or Refinancing Loans to contemplate (i) the reduction in the aggregate principal amount of any Loans that were paid down in connection with the incurrence of such Incremental Loans, Extended Loans or Refinancing Loans, and (ii) any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.
(c)    Lender and Administrative Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Administrative Agent shall maintain records including (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder; and (iii) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the records maintained by Administrative Agent and each Lender pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans in accordance with their terms. In the event of any conflict between the records maintained by any Lender and the records of Administrative Agent in respect of such matters, the records of Administrative Agent shall control in the absence of manifest error.
(d)    Promissory Notes. Any Lender by written notice to Borrower (with a copy to Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit K, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein.
Section 2.05    Fees.
Borrower agrees to pay to Administrative Agent, for its own account, the administrative fees payable in the amounts and at the times separately agreed upon between Borrower and Administrative Agent (the “Fees”).
Section 2.06    Interest on Loans.
(a)    ABR Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.
(b)    Eurodollar Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

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(c)    Default Rate. Notwithstanding the foregoing, if there is an Event of Default pursuant to Section 8.01(a), Section 8.01(b), Section 8.01(g) or Section 8.01(h) that has occurred and is continuing, past due Obligations (or, in the case of an Event of Default pursuant to Section 8.01(g) or Section 8.01(h), all Obligations) shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of amounts constituting principal on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 or (ii) in the case of any other outstanding amount, 2% plus the rate applicable to ABR Loans as provided in Section 2.06(a) (in either case, the “Default Rate”).
(d)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.
Section 2.07    Termination of Commitments.
The Commitment of each Lender in respect of Initial Loans shall automatically terminate upon the funding of the Initial Loans to be made by it on the Closing Date. The Commitment of each Lender pursuant to an Incremental Commitment, Refinancing Commitment or Extension Series shall be automatically and permanently terminated upon the funding of Loans to be made by it on the date set forth in the corresponding Incremental Amendment, Refinancing Amendment or Extension Amendment.
Section 2.08    Interest Elections.
(a)    Generally. Each Borrowing initially shall be of the Type specified in the Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any one time.
(b)    Interest Election Notice. To make an election pursuant to this Section, Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Interest Election Request to Administrative Agent not later than 11:00 a.m., New York City time, (i) three (3) Business Days before the proposed date of conversion or continuation, in the case of Eurodollar Loans, and (ii) not later than 11:00 a.m. New York City time, on the proposed date of conversion or continuation, in the case of ABR Loans. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information

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in compliance with Section 2.02:
(i)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(ii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iii)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
Promptly following receipt of an Interest Election Request, Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(c)    Automatic Conversion to ABR Borrowing.
(i)    If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, Administrative Agent or the Required Lenders may require, by notice to Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
(ii)    Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 2.09    Reserved.
Section 2.10    Optional and Mandatory Prepayments of Loans.
(a)    Optional Prepayments.
(iii)    Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10 without premium or penalty, except as set forth in Sections 2.10(e) and 2.13; provided that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 or, if less, the outstanding principal amount of such Borrowing.
(iv)    Notwithstanding anything in any Loan Document to the contrary, so long as (x) no Default or Event of Default has occurred and is continuing and (y) no proceeds of loans under the ABL Facility are used for this purpose, the Borrower may prepay the outstanding Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon acquisition by the Borrower) (or Holdings or any of its Subsidiaries may purchase such outstanding Loans and immediately cancel them) on the following basis:
(A)    Any Company shall have the right to make a voluntary prepayment of Loans at a

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discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Loan Prepayment”), in each case made in accordance with this clause (ii); provided that no Company shall initiate any action under this clause (ii) in order to make a Discounted Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by a Company on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Company was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company’s election not to accept any Solicited Discounted Prepayment Offers.
(B)    (1) Subject to the proviso to subsection (A) above, any Company may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Company, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).
(2)    Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Loans to be prepaid at such offered discount. Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
(3)    If there is at least one Discount Prepayment Accepting Lender, the relevant Company will make a prepayment of outstanding Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that, if the aggregate principal amount of Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Company and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction

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Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company and such Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company shall be due and payable by such Company on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(A)    (1) Subject to the proviso to subsection (A) above, any Company may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Loans with respect to each relevant tranche of Loans willing to be prepaid by such Company (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Loan Prepayment of any of its Loans at any discount to their par value within the Discount Range.
(1)    The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Company and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Company agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the

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smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).
(2)    If there is at least one Participating Lender, the relevant Company will prepay the respective outstanding Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Company and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company shall be due and payable by such Company on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(A)    (1) Subject to the proviso to subsection (A) above, any Company may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time on the third Business Day after the date of delivery of such notice to such Lenders (the “Solicited Discounted Prepayment Response Date”). Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance

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Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Loan and the maximum aggregate principal amount and tranches of such Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Loans at any discount.
(1)    The Auction Agent shall promptly provide the relevant Company with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company (the “Acceptable Discount”), if any. If the Company elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Company from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Company shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company by the Acceptance Date, such Company shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
(2)    Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Company and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company at the Acceptable Discount in accordance with this (ii)(D). If the Company elects to accept any Acceptable Discount, then the Company agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company will prepay outstanding Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Company and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Loans and the tranches to be prepaid to be prepaid

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at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Company shall be due and payable by such Company on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(A)    In connection with any Discounted Loan Prepayment, the Company and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment, the payment of customary fees and expenses from a Company in connection therewith.
(B)    If any Loan is prepaid in accordance with paragraphs (B) through (D) above, a Company shall prepay such Loans on the Discounted Prepayment Effective Date. The relevant Company shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. (New York time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro-rata basis across such installments. The Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Loans pursuant to this (ii) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share. The aggregate principal amount of the tranches and installments of the relevant Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment. In connection with each prepayment pursuant to this (ii), the relevant Company shall make a representation to the Lenders that it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).
(C)    To the extent not expressly provided for herein, each Discounted Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this (ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.
(D)    Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.10(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
(E)    Each of the Companies and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this (ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this (ii) as well as activities of the Auction Agent.

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(F)    Each Company shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company to make any prepayment to a Lender, as applicable, pursuant to this (ii) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).
(b)    Mandatory Prepayments.
(i)    Within five (5) Business Days after financial statements have been delivered pursuant to Section 5.01(a) and the related Compliance Certificate has been delivered pursuant to Section 5.01(c)(ii), the Borrower shall prepay an aggregate principal amount of Loans equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended December 31, 2014) minus (B) the sum of (i) all voluntary prepayments of Loans, Incremental Equivalent Debt and Refinancing Equivalent Debt that is secured on a pari passu basis with the Obligations under the Initial Loans during such fiscal year pursuant to Section 2.10(a) and (ii) all voluntary prepayments of loans under the ABL Facility or any other revolving credit facilities during such fiscal year to the extent accompanied by a corresponding permanent reduction in the commitments under the ABL Facility or such other revolving credit facilities, as applicable, in the case of each of the immediately preceding clauses (i) and (ii) to the extent such prepayments are made with Internally Generated Cash; provided that (x) the ECF Percentage shall be 25% if the Total Net Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than or equal to 3.25 to 1.00 and greater than 2.75 to 1.00 and (y) the ECF Percentage shall be 0% if the Total Net Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than or equal to 2.75 to 1.00.
(ii)    Not later than five Business Days following the receipt of any Net Cash Proceeds of any Asset Sale or any Casualty Event by Holdings or any of its Subsidiaries, Borrower shall make prepayments in accordance with Sections 2.10(c) and (d) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that:
(1)    notwithstanding the foregoing, such proceeds shall not be required to be so applied on such date to the extent that the Borrower shall use all or any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower or its Subsidiaries or to make Permitted Acquisitions (or any subsequent Investment made in a Person, division or line of business previously acquired) within (x) twelve (12) months following the date of receipt of any such Net Cash Proceeds of such Asset Sale or Casualty Event or (y) if the Borrower enters into a legally binding commitment to so use such Net Cash Proceeds within twelve (12) months following receipt thereof, within eighteen (18) months following receipt thereof; provided that if all or any portion of such Net Cash Proceeds is not so used within such 12 or 18 month period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(b)(ii);
(2)    no such prepayment shall be required under this Section 2.10(b)(ii) with respect to any Asset Sales permitted by Section 6.06(a), (c), (d), (e), (f), (g), (h), (i), (j), (l), (m), (n), (o) or (p);
(3)    so long as the ABL Facility is in effect, no such prepayment shall be required under

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this Section 2.10(b)(ii) with respect to any disposition of ABL Priority Collateral (as defined in the ABL Intercreditor Agreement) to the extent the Net Cash Proceeds thereof are required to be and are actually applied to repay loans under the ABL Credit Agreement (and resulting in a permanent reduction in commitments thereunder) in accordance with the terms thereof; and
(4)    If at the time that any such prepayment would be required pursuant to clause (ii) hereof, the Borrower (or any Subsidiary) is required to offer to repurchase Permitted Pari Passu Secured Refinancing Debt (or any Permitted Refinancing thereof that is secured on a pari passu basis with the Obligations under Loans required to be secured on a pari passu basis) pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Asset Sale or Casualty Event (such Permitted Pari Passu Secured Refinancing Debt (or Permitted Refinancing thereof) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and Other Applicable Indebtedness at such time; provided that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Loans in accordance with the terms hereof) to the prepayment of the Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Loans that would have otherwise been required pursuant to this Section 2.10(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Loans in accordance with the terms hereof.
(iii)    If the Borrower or any Subsidiary Guarantor receives Net Cash Proceeds as a result of any incurrence or issuance of any Indebtedness after the Closing Date, other than any Permitted Debt (other than any Refinancing Loans), the Borrower shall cause to be prepaid an aggregate principal amount of Loans in an amount equal to 100% of all such Net Cash Proceeds on or prior to the date which is five (5) Business Days after the receipt by the Parent or such Subsidiary Guarantor of such Net Cash Proceeds.
(c)    Application of Prepayments.
(i)    Optional prepayments of any Class of Loans permitted pursuant to (a) shall be applied (a) ratably among the Loans and (b) to the remaining scheduled installments of principal thereof as directed by the Borrower.
(ii)    Mandatory prepayments of any Class of Loans permitted pursuant to Section 2.10(b) shall be applied on a pro rata basis to the Loans and to the remaining scheduled installments of principal thereof in direct order of maturity.
(d)    Notice of Prepayment. Borrower shall notify Administrative Agent by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable; provided that a notice of prepayment delivered by Borrower may state that such notice is conditioned upon the effectiveness of another credit facility or the closing of a securities offering, in which case such notice may be revoked by Borrower (by notice to

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Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, Administrative Agent shall advise the Lenders of the contents thereof and of such Lender’s pro rata share of the prepayment. Each Term Lender may reject all or a portion of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Loans required to be made pursuant to (b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Loans. Any Declined Proceeds shall be offered to the Lenders not so declining such prepayment on a pro rata basis in accordance with the amounts of the Loans of such Lender (with such non-declining Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). To the extent such non-declining Lenders elect to decline their pro rata share of such Declined Proceeds, any Declined Proceeds remaining thereafter shall be retained by the Borrower (such remaining Declined Proceeds, the “Borrower Retained Prepayment Amounts”). Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.
(e)    Call Protection. In the event that, on or prior to the date that is six (6) months after the Effective Date, the Borrower (x) prepays, refinances, substitutes or replaces any Loans pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.10(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Loans outstanding immediately prior to such amendment; provided that no such premium or fee shall apply in the case of any prepayment, refinancings, substitution or replacement of any Loans in connection with any Change in Control or Permitted Acquisition. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.
(f)    Notwithstanding any other provisions of this Section 2.10, (i) to the extent that any of or all the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.10(b) (“Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in Sections 2.10(b)(i) and (b)(ii) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be promptly effected and an amount equal to such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof)

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to the repayment of the Loans pursuant to Section 2.10(b)(i) and (b)(ii) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event or Excess Cash Flow attributable to Foreign Subsidiaries would have material adverse tax consequences (as determined in good faith by the Borrower) with respect to such Net Cash Proceeds or Excess Cash Flow, such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in Section 2.10(b)(i) and (b)(ii) but may be retained by the applicable Foreign Subsidiary.
Section 2.11    Alternate Rate of Interest.
If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a)    Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or
(b)    Administrative Agent determines or is advised in writing by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then Administrative Agent shall give written notice thereof to Borrower and the Lenders as promptly as practicable thereafter and, until Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Eurodollar Borrowing requested to be made on the first day of such Interest Period shall be made as a Market Disruption Loan, (ii) any Borrowing that were to have been converted on the first day of such Interest Period to a Eurodollar Borrowing shall be continued as a Market Disruption Loan and (iii) any outstanding Eurodollar Borrowing shall be converted, on the last day of the then-current Interest Period, to a Market Disruption Loan.
Section 2.12    Yield Protection.
(a)    Increased Costs Generally. If any Change in Law shall:
(iii)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate);
(iv)    subject any Recipient to any tax of any kind whatsoever with respect to this Agreement, any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes indemnifiable under Section 2.15 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or
(v)    impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Recipient of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Recipient hereunder (whether of principal, interest or any other amount), then, upon request of such Recipient, Borrower will pay to such Recipient, such additional amount or amounts as will compensate such Recipient, for such additional costs incurred or reduction suffered.

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(b)    Capital Requirements. If any Lender determines (in good faith, but in its sole absolute discretion) that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 14 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 2.13    Breakage Payments.
In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16(b), then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to Borrower (with a copy to Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 5 days after receipt thereof.

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Section 2.14    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)    Payments Generally. Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees or of amounts payable under Section 2.12, Section 2.13, Section 2.15 or Section 10.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Administrative Agent at its offices at New York, NY, except that payments pursuant to Section 2.12, Section 2.13, Section 2.15 and Section 10.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars, except as expressly specified otherwise.
(b)    Pro Rata Treatment.
Each payment by Borrower of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.
(c)    Insufficient Funds. If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. It is understood that the foregoing does not apply to any adequate protection payments under any federal, state or foreign bankruptcy, insolvency, receivership or similar proceeding, and that Administrative Agent may, subject to any applicable federal, state or foreign bankruptcy, insolvency, receivership or similar orders, distribute any adequate protection payments it receives on behalf of the Lenders to the Lenders in its sole discretion (i.e., whether to pay the earliest accrued interest, all accrued interest on a pro rata basis or otherwise).
(d)    Sharing of Set-Off. If, other than as expressly provided elsewhere herein or required by court order, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

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(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Holdings or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(d) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(d) to share in the benefits of the recovery of such secured claim.
(e)    Borrower Default. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the applicable Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 2.15    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the applicable withholding agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Taxes from such payments, then (i) in the case of Indemnified Taxes or Other Taxes, the sum payable shall be increased by the Loan Parties as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(b)    Payment of Other Taxes by Borrower. Without limiting the provisions of paragraph (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(c)    Indemnification by Borrower. Each Borrower shall indemnify, each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable by such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the provisions of this sentence shall not require Borrower to indemnify against any interest or penalties that result from the failure

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by such Recipient to timely file any tax return relating to Indemnified Taxes. A certificate setting forth in reasonable detail the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent) or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(e)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of any withholding tax with respect to any payments hereunder or under any other Loan Document shall, to the extent it is legally entitled to do so, deliver to Borrower and to Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the above two sentences, in the case of any taxes that are not U.S. federal withholding taxes, the completion, execution and submission of non-U.S. federal forms shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any unreimbursed cost or expense or would be disadvantageous to such Lender in any material respect, it being understood that the provision of any information currently required by any U.S. federal income tax form shall not be considered disadvantageous to the position of the Lender.
Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person;
(ii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter as required by applicable law or upon the request of Borrower or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit P, or any other form approved by Administrative Agent, to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder”

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of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business and (y) duly completed copies of Internal Revenue Service Form W-8BEN (or any successor forms),
(4)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, a certificate in substantially the form of Exhibit P, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate, in substantially the form of Exhibit P, on behalf of such beneficial owner(s), or
(5)    any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit Borrower and Administrative Agent to determine the withholding or deduction required to be made.
(iii)    Any Lender that is not a Foreign Lender shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of Borrower or Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9 certifying that it is not subject to backup withholding.
(iv)    Each Lender shall, from time to time after the initial delivery by such Lender of the forms described above, whenever a lapse in time or change in such Lender’s circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate, promptly (1) deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Lender’s status or that such Lender is entitled to an exemption from or reduction in U.S. federal withholding tax or (2) notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.
(v)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(vi)    The Administrative Agent shall provide to the Borrower two duly-signed, properly completed copies of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto): (i) IRS Form W-9 or any successor thereto, or (ii) (A) IRS Form W-8ECI or any successor thereto, and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Borrower to be treated as a U.S. Person for U.S. federal withholding purposes. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower.
(f)    Treatment of Certain Refunds. If Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender or in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other person. Notwithstanding anything to the contrary, in no event will Administrative Agent or any Lender be required to pay any amount to a Loan Party the payment of which would place Administrative Agent or such Lender in a less favorable net after-tax position than Administrative Agent or such Lender would have been in if the Indemnified Taxes or Other Taxes giving rise to such refund had never been imposed in the first instance.
(g)    Mitigation. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15(a) or (c) with respect to such Lender it will, if requested by Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) to mitigate the effect of any such event, including by designating another lending office for any Loan affected by such event and by completing and delivering or filing any tax related forms which would reduce or eliminate any amount of Indemnified Taxes or Other Taxes required to be deducted or withheld or paid by Borrower; provided that such efforts are made at Borrower’s expense and on terms that, in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.15(g) shall affect or postpone any of the Obligations of Borrower or the rights of such Lender pursuant to Section 2.15(a) or (c).
(h)    Reserved.
(i)    Timely Notification. With respect to a claim by a Recipient for indemnification or payment of additional amounts pursuant to this Section 2.15, the Borrower shall not be required to compensate such Recipient for any amount incurred more than one hundred eighty (180) days prior to the date that such person notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

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Section 2.16    Mitigation Obligations; Replacement of Lenders.
Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to Borrower shall be conclusive absent manifest error.
(a)    Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if Borrower exercises its replacement rights under Section 10.02(d), then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    Borrower shall have paid to Administrative Agent the processing and recordation fee specified in Section 10.04(b);
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)    such assignment does not conflict with applicable Requirements of Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
Each Lender agrees that, if Borrower elects to replace such Lender in accordance with this Section 2.16(b), it shall promptly execute and deliver to Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.
Section 2.17    Incremental Credit Extensions.
(a)    Incremental Commitments. The Borrower may at any time or from time to time after the

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Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be of the same Class as any outstanding Loans (a “Loan Increase”) or a new Class of term loans (collectively with any Loan Increase, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.
(b)    Incremental Loans. Any Incremental Loans (other than Loan Increases) made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Loans, as applicable, for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Commitments of any Class are effected (including through any Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.17, (i) each Incremental Lender of such Class shall make a Loan to the Borrower (an “Incremental Loan”) in an amount equal to its Incremental Commitment of such Class and (ii) each Incremental Lender of such Class shall become a Lender hereunder with respect to the Incremental Commitment of such Class and the Incremental Loans of such Class made pursuant thereto.
(c)    Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.17 shall set forth the requested amount and proposed terms of the relevant Incremental Loans. Incremental Loans may be made, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Incremental Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, an “Incremental Lender”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender’s making such Incremental Loans to the extent such consent, if any, would be required under Section 10.02(b) for an assignment of Loans, to such Lender or Additional Lender, (ii) with respect to Incremental Commitments, any Affiliated Lender providing an Incremental Commitment shall be subject to the same restrictions set forth in Section 10.02(b) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Loans.
(d)    Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Incremental Amendment:
(i)    after giving effect to such Incremental Commitments, the conditions of Section 4.03 shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.03 shall be deemed to refer to the effective date of such Incremental Amendment); provided, that, such Incremental Amendment may include a waiver by the Incremental Lenders party thereto of the condition set forth in Section 4.03(a) and, in connection with any Incremental Commitment, the primary purpose of which is to finance a Permitted Acquisition or other acquisition that is a permitted Investment under this Agreement, a waiver in full or in part of the conditions set forth in Section 4.03(b) (other than any Event of Default under Section 8.01(a), (b), (g) or (h)) and Section 4.03(c) (other than with respect to the Specified Representations (conformed as reasonably necessary for such Permitted Acquisition or such other acquisition to provide for certainty of funding in connection with such transaction) which may only be waived with the consent of the Required Lenders);
(ii)    (A) after giving Pro Forma Effect to both (x) the making of the Incremental Loans under such Incremental Amendment and (y) any Specified Transactions consummated in connection therewith, the Total Net Leverage Ratio shall not exceed the Total Net Leverage Ratio (calculated,

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without taking into account for cash netting purposes, any proceeds of Incremental Loans retained by the Borrower) as of the Closing Date or (B) alternatively if the condition set forth in clause (ii)(A) is not able to be satisfied, the aggregate principal amount of Incremental Loans made in reliance of this clause (B) (including the Incremental Loans made under such Incremental Amendment) shall not exceed $40,000,000;
(iii)    Each Incremental Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.17(b)); and
(iv)    to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Incremental Lenders are provided with the benefit of the applicable Loan Documents.
(e)    Required Terms. The terms, provisions and documentation of the Incremental Loans and Incremental Commitments of any Class shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not identical to any Class of Loans, each existing on the Incremental Facility Closing Date, shall be consistent with clauses (i) and (ii) below, as applicable, and otherwise reasonably satisfactory to the Administrative Agent. In any event:
(i)    the Incremental Loans and Incremental Commitments:
(1)    (I) shall rank pari passu or junior in right of payment with the Obligations under the Loans that are senior in right of payment, (II) shall not be guaranteed by any person other than a Guarantor hereunder and (III) shall be secured by the Collateral and shall rank pari passu or junior in right of security with the Obligations under the Initial Loans (and, if applicable, subject to a subordination agreement and/or the ABL Intercreditor Agreement (or, alternatively, terms in the Incremental Amendment substantially similar to those in such applicable agreement, as agreed by the Borrower and Administrative Agent) or other lien subordination and intercreditor arrangement satisfactory to the Borrower and the Administrative Agent),
(2)    as of the Incremental Facility Closing Date, shall not have a final scheduled maturity date earlier than the Original Loan Maturity Date,
(3)    as of the Incremental Facility Closing Date, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the then-existing Loans,
(4)     shall have an Applicable Margin and, subject to clauses (e)(i)(2) and (e)(i)(3) above, an amortization schedule determined by the Borrower and the applicable Incremental Lenders; provided the Applicable Margin for a Loan Increase shall be the Applicable Margin for the Class being increased,

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(5)    shall have fees determined by the Borrower and the applicable Incremental Loan arranger(s), and
(6)    may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis (except in respect of any Refinanced Debt or any voluntary prepayments of any Class of Loans with an earlier Maturity Date than any other Classes of Loans)) in any voluntary or mandatory prepayments of Loans hereunder.
(ii)    the All-In Yield applicable to the Incremental Loans shall be determined by the Borrower and the applicable Incremental Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that (A) with respect to any Loans made under Incremental Commitments (to the extent pari passu in right of payment and security with the Term B Loans), the All-In Yield applicable to such Incremental Loans shall not be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Loans existing at such time plus 50 basis points per annum unless the interest rate (together with, as provided in the proviso below, the LIBOR Rate or Base Rate floor) with respect to such Loans is increased so as to cause the then applicable All-In Yield under this Agreement on such Loans to equal the All-In Yield then applicable to the Incremental Loans minus 50 basis points; provided that any increase in All-In Yield to any Loan due to the application or imposition of a LIBOR Rate or Base Rate floor on any Incremental Loan shall be effected solely through an increase in (or implementation of, as applicable) of a LIBOR or Base Rate floor applicable to such Loan.
(f)    Incremental Amendment. Commitments in respect of Incremental Loans shall become additional Commitments pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien or payment subordination and associated rights of the applicable Lenders to the extent any Incremental Loans are to rank junior in right of security or payment or to address technical issues relating to funding and payments. The Borrower will use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.
(g)    Incremental Equivalent Debt. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Closing Date, issue, incur or otherwise obtain Indebtedness of the Borrower (and any refinancing thereof) in respect of one or more series of senior or subordinated notes (which may be unsecured or secured on a pari passu or junior lien basis with the Obligations under the Initial Loans), in each case issued in a public offering, Rule 144A or other private placement or bridge in lieu of the foregoing, or senior or subordinated mezzanine Indebtedness (which may be in the form of loans or notes and limited to being unsecured or secured solely on a junior lien basis), in each case, that are issued or made in lieu of Incremental Commitments (the “Incremental Equivalent Debt”); provided that (i) if such Incremental Equivalent Debt is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower or any Subsidiary Guarantor other than any asset constituting Collateral and such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than the Guarantors, (ii) if such Incremental Equivalent Debt is (x) secured on a pari passu or junior basis with the Obligations under the Initial Loans, then such Incremental Equivalent Debt shall be subject to the ABL Intercreditor Agreement or (y) unsecured and subordinated to the Obligations, then such Incremental Equivalent Debt shall be subject to a lien subordination and intercreditor arrangement satisfactory to Borrower

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and the Administrative Agent, (iii) such Incremental Equivalent Debt shall have a final maturity date which is no earlier than ninety-one (91) days after the Latest Maturity Date then existing or have a Weighted Average Life to Maturity which is shorter than the Weighted Average Life to Maturity of the then existing Loans, (iv) such Incremental Equivalent Debt shall not be subject to any mandatory redemption or prepayment provisions or rights (except to the extent any such mandatory redemption or prepayment is required to be applied first or pro rata to the Loans and any first lien secured incremental notes required to be secured on a first lien basis and except with respect to customary “AHYDO catch-up payments”), (v) such Incremental Equivalent Debt shall not be required to be on terms and pursuant to documentation consistent with the Loans or reasonably satisfactory to the Administrative Agent, nor shall it be subject to the conditions set forth in (e)(ii), (vi) except as otherwise set forth in this clause (g), such Incremental Equivalent Debt shall have covenants and defaults no more restrictive (excluding pricing and optional prepayment or redemption terms), when taken as a whole, than those with respect to the Initial Loans (except for covenants or other provisions applicable only to periods after the Latest Maturity Date of the Loan) or such terms and conditions shall be current market terms for such type of Incremental Equivalent Debt (as reasonably determined in good faith by the Borrower), and (vii) no Event of Default (or, if the proceeds of such Incremental Equivalent Debt are to be used in whole or in part to fund an Investment or Permitted Acquisition, no Event of Default under Sections 8.01(a), (b), (g) or (h)) shall have occurred and be continuing or would exist immediately after giving effect to such incurrence.
Section 2.18    Refinancing Amendments.
Refinancing Commitments. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (a “Refinancing Loan Request”), request a new Class of Loans (any such new Class, “Refinancing Commitments”) established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, existing Loans or Commitments (with respect to a particular Refinancing Commitment or Refinancing Loan, such existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.
(a)    Refinancing Loans. Any Refinancing Loans made on a Refinancing Facility Closing Date shall be designated a separate Class of Refinancing Loans for all purposes of this Agreement. On any Refinancing Facility Closing Date on which any Refinancing Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.18, each Refinancing Lender of such Class shall make a Loan to the Borrower (a “Refinancing Loan”) in an amount equal to its Refinancing Commitment of such Class.
(b)    Refinancing Loan Request. Each Refinancing Loan Request from the Borrower pursuant to this Section 2.18 shall set forth the requested amount and proposed terms of the relevant Refinancing Loans. Refinancing Loans may be made, by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, a, “Refinancing Lender”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender’s making such Refinancing Loans to the extent such consent, if any, would be required under Section 10.04 for an assignment of Loans to such Lender or Additional Lender and (ii) with respect to Refinancing Commitments, any Affiliated Lender providing a Refinancing Commitment shall be subject to the same restrictions set forth in Section 10.04 as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Loans.
(c)    Effectiveness of Refinancing Amendment. The effectiveness of any Refinancing

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Amendment, shall be subject to the satisfaction on the date thereof (a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:
(v)    after giving effect to such Refinancing commitments, except as otherwise agreed by the Refinancing Lenders, (x) the representations and warranties of each Guarantor set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the Refinancing Facility Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and (y) except as otherwise agreed by the Refinancing Lenders, no Default shall exist or would result from the Incremental Loan or from the application of the proceeds therefrom;
(vi)    each Refinancing Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $5,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt that is in the form of Loans); and
(vii)    to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Refinancing Lenders are provided with the benefit of the applicable Loan Documents.
(d)    Required Terms. The terms, provisions and documentation of the Refinancing Loans of any Class shall be as agreed between the Borrower and the applicable Refinancing Lenders providing such Refinancing Commitments, and except as otherwise set forth herein, to the extent not identical to any Class of Loans each existing on the Refinancing Facility Closing Date, shall be consistent with clauses (i) and (ii) below, as applicable, and otherwise reasonably satisfactory to the Administrative Agent. In any event:
(iii)    the Refinancing Term Loans:
(1)    as of the Refinancing Facility Closing Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Debt,
(2)    as of the Refinancing Facility Closing Date, shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt,
(3)     shall have an Applicable Margin and LIBOR Rate or Base Rate floor (if any), and subject to clause (1) above, amortization determined by the Borrower and the applicable Refinancing Lenders,
(4)    shall have fees determined by the Borrower and the applicable Refinancing Loan arranger(s),
(5)    may participate on a pro rata basis or less than pro rata basis (but not on a greater

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than pro rata basis (except in respect of any Refinanced Debt, prepayments with Borrower Retained Prepayment Amounts or any voluntary prepayments of any Class of Loans with an earlier Maturity Date than any other Classes of Loans)) in any voluntary or mandatory prepayments of Loans hereunder, or if junior in right of security, shall be on a junior basis with respect thereto,
(6)    shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, OID and upfront fees associated with the refinancing, and
(7)    (I) shall rank pari passu or junior in right of payment with the Obligations under the Initial Loans that are senior in right of payment and (II) shall be secured by the Collateral and shall rank pari passu or junior in right of security with the Obligations under the Initial Loans (and, if applicable, subject to a subordination agreement and/or an intercreditor agreement (or, alternatively, terms in the Refinancing Amendment substantially similar to those in such applicable agreement, as agreed by the Borrower and Administrative Agent) or other lien subordination and intercreditor arrangement satisfactory to the Borrower and the Administrative Agent).
(e)    Refinancing Amendment. Commitments in respect of Refinancing Loans shall become additional Commitments pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Refinancing Lender providing such Commitments and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.18, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien or payment subordination and associated rights of the applicable Lenders to the extent any Refinancing Loans are to rank junior in right of security or payment or to address technical issues relating to funding and payments. The Borrower will use the proceeds of the Refinancing Loans to extend, renew, replace, repurchase, retire or refinance, substantially concurrently, the applicable Refinanced Debt.
(f)    Refinancing Equivalent Debt.
(i)    In lieu of incurring any Refinancing Loans, the Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Closing Date issue, incur or otherwise obtain (A) secured Indebtedness in the form of one or more series of senior secured notes (such notes, “Permitted Pari Passu Secured Refinancing Debt”), (B) secured Indebtedness in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured term loans (such notes or term loans, “Permitted Junior Secured Refinancing Debt”) and (C) unsecured or subordinated Indebtedness in the form of one or more series of unsecured or subordinated notes or term loans (such notes or term loans, “Permitted Unsecured Refinancing Debt” and together with Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt, and, in each case, any Permitted Refinancing thereof, “Refinancing Equivalent Debt”), in each case, in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any existing Class of Loans (such Loans, “Refinanced Loans”).
(ii)    Any Refinancing Equivalent Debt:
(1)    (A) shall not have a Maturity Date prior to the date that is on or after the Maturity Date of the Refinanced Loans, (B) if in the form of term loans, shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced

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Loans, (C) if in the form of notes, shall not have scheduled amortization or payments of principal and not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary “AHYDO catch-up payments”, offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default), in each case prior to the Maturity Date of the Refinanced Loans, (D) shall not be guaranteed by Persons other than Guarantors, (E) if in the form of subordinated Permitted Unsecured Refinancing Debt, shall be subject to a subordination agreement to which a representative acting on behalf of the holders of such Permitted Unsecured Refinancing Debt shall have become a party or otherwise subject (or, alternatively, terms in the definitive documentation for such Refinancing Equivalent Debt substantially similar to those in such applicable agreement, as agreed by the Borrower and Administrative Agent); provided that if such Permitted Unsecured Refinancing Debt is the initial subordinated Permitted Unsecured Refinancing Debt incurred by the Borrower, then Holdings, the Borrower, the Subsidiary Guarantors, the Administrative Agent and a representative for such Permitted Unsecured Refinancing Debt shall have executed and delivered a Subordination Agreement, (F) shall not have a greater principal amount than the principal amount of the Refinanced Term Loans plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, OID and upfront fees associated with the refinancing and (G) except as otherwise set forth in this clause (g)(ii), shall have terms and conditions (other than with respect to pricing, fees, rate floors and optional prepayment or redemption terms) substantially similar to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders or holders providing such Refinancing Equivalent Debt, than those applicable to the Refinanced Loans (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of the issuance or incurrence of such Refinancing Equivalent Debt) or such terms and conditions shall be current market terms for such type of Refinancing Equivalent Debt (as reasonably determined in good faith by the Borrower),
(2)    (A) if either Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, shall be subject to security agreements relating to such Refinancing Equivalent Debt that are substantially the same as or more favorable to the Loan Parties than the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (B) if Permitted Pari Passu Secured Refinancing Debt, (x) shall be secured by the Collateral on a pari passu basis with the Obligations under the Initial Loans and shall not be secured by any property or assets of Holdings, the Borrower or of its Subsidiary other than the Collateral, and (y) shall be subject to an intercreditor agreement to which a representative acting on behalf of the holders of such Permitted Pari Passu Secured Refinancing Debt shall have become a party or otherwise subject; provided that if such Permitted Pari Passu Secured Refinancing Debt is the initial Permitted Pari Passu Secured Refinancing Debt incurred by the Borrower, then Holdings, the Borrower, the Subsidiary Guarantors, the Administrative Agent and a representative for such Permitted Pari Passu Secured Refinancing Debt shall have executed and delivered an intercreditor agreement and (C) if Permitted Junior Secured Refinancing Debt, (x) shall be secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations under the Initial Loans and shall not be secured by any property or assets of Holdings, the Borrower or any of its Subsidiaries other than the Collateral, and (y) shall be subject to an intercreditor or subordination agreement to which a representative acting on behalf of the holders of such Permitted Junior Secured Refinancing Debt shall have become a party or otherwise subject, and
(3)    shall be incurred solely to repay, repurchase, retire or refinance substantially concurrently the Refinanced Loans.

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This Section 2.18 shall supersede any provisions in Section 2.14 or Section 10.02 to the contrary.
Section 2.19    Extension of Loans.
(a)    Extension of Loans. The Borrower may, at any time and from time to time request that all or a portion of the Loans of a given Class (an “Existing Loan Tranche”) be amended to extend the scheduled Maturity Date(s) with respect to the Loans of such Existing Loan Tranche (any such Loans which have been so amended, “Extended Loans”) and to provide for other terms consistent with this Section 2.19. In order to establish any Extended Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Loan Tranche) (each, a “Loan Extension Request”) setting forth the proposed terms of the Extended Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Loan Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with all relevant Lenders) and offered pro rata to each Lender under such Existing Loan Tranche and (y) be identical to the Loans under the Existing Loan Tranche from which such Extended Term Loans are intended to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Loans may be delayed to later dates than the scheduled amortization payments of principal of the Loans of such Existing Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Extended Loans which have more than five (5) different Maturity Dates; (ii) the All-In Yield with respect to the Extended Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-In Yield for the Loans of such Existing Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Loans); and (iv) Extended Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided, that no Extended Loans may be optionally prepaid prior to the Maturity Date of the Initial Loans, unless such optional prepayment is accompanied by a pro rata optional prepayment of the Initial Loans; provided, however, that (A) no Event of Default shall have occurred and be continuing at the time a Loan Extension Request is delivered to Lenders, (B) in no event shall the Maturity Date of any Extended Loans of a given Loan Extension Series at the time of establishment thereof be earlier than the Maturity Date of the Existing Loan Tranche, (C) the Weighted Average Life to Maturity of any Extended Loans of a given Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of the Existing Loan Tranche, (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Loans may participate on a pro rata basis or less than or greater than a pro rata basis in any voluntary repayments or prepayments of principal of Loans hereunder and on a pro rata basis or less than a pro rata basis, in any mandatory repayments or prepayments of Loans hereunder, in each case as specified in the respective Loan Extension Request. Any Extended Loans amended pursuant to any Loan Extension Request shall be designated a series (each, a “Loan Extension Series”) of Extended Loans for all purposes of this Agreement; provided that any Extended Loans amended from an Existing Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Loan Extension Series with respect to such Existing Loan Tranche (in which case scheduled amortization with respect thereto shall be proportionately increased). Each request for a Loan Extension Series of Extended Loans proposed to be incurred under this Section 2.19 shall be in an aggregate principal amount that is not less than $5,000,000 (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and the Borrower may impose an Extension Minimum Condition with respect to any Loan Extension Request, which may be waived by the Borrower in its sole discretion.

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(b)    Extension Request. The Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Loan Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.19. No Lender shall have any obligation to agree to have any of its Loans of any Existing Loan Tranche amended into Extended Loans pursuant to any Extension Request. Any Lender holding a Loan under an Existing Loan Tranche (each, an “Extending Lender”) wishing to have all or a portion of its Loans under the Existing Loan Tranche subject to such Extension Request amended into Extended Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Loans under the Existing Loan Tranche, which it has elected to request be amended into Extended Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Loans under the Existing Loan Tranche in respect of which applicable Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Loans requested to be extended pursuant to the Extension Request, Loans subject to Extension Elections shall be amended to Extended Loans on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Loans included in each such Extension Election.
(viii)    Extension Amendment. Extended Loans shall be established pursuant to an amendment (each, a “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Lender, providing an Extended Loan thereunder, which shall be consistent with the provisions set forth in Section 2.19(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof (the “Extension Facility Closing Date”) of each of the following conditions: (x) except as otherwise agreed by the Extending Lenders, the representations and warranties of each Guarantor set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the Extension Facility Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (y) except as otherwise agreed by the Extending Lenders, no Default shall exist or would result from the Extended Loan or from the application of the proceeds therefrom and (z) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Loans are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Loans incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.04 with respect to any Existing Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Loans amended pursuant to the applicable Extension (with such amount to

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be applied ratably to reduce scheduled repayments of such Loans required pursuant to Section 2.04), (iii) modify the prepayments set forth in Section 2.10 to reflect the existence of the Extended Loans and the application of prepayments with respect thereto, (iv) address technical issues relating to funding and payments and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.19, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.
(c)    No conversion of Loans pursuant to any Extension in accordance with this Section 2.19 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
Section 2.20    Defaulting Lenders.
Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, for so long as such Lender is a Defaulting Lender any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.14(d) but excluding Section 2.16(b)) may, in lieu of being distributed to such Defaulting Lender, be retained by Administrative Agent in a segregated non-interest bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder, (ii) second, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent, (iii) third, if so determined by Administrative Agent and Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (iv) fourth, pro rata, to the payment of any amounts owing to Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a prepayment of the principal amount of any Loans all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans owed to any Defaulting Lender.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to Administrative Agent and the Lenders at the time of each Credit Extension that:
Section 3.01    Organization; Powers.
Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required; except in each case referred to in clause (a) (other than with respect to the Borrower), (b) (other than with respect to the Borrower) and (c), to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

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Section 3.02    Authorization; Enforceability.
This Agreement and each other Loan Document to be entered into by each Loan Party to which such person is a party, and the consummation of the Transactions, are within such Loan Party’s powers and have been duly authorized by all necessary action on the part of such Loan Party. This Agreement has been duly executed and delivered, as of the Effective Date, by the Borrower and, as of the Closing Date, each other Loan Party, and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ and secured parties’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.03    No Conflicts.
Except as set forth on Schedule 3.03, the execution, delivery and performance by each Loan Party of each Loan Document to which such person is a party, and the consummation of the Transactions, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate any Requirement of Law, except to the extent any such violation that could not reasonably be expected to result in a Material Adverse Effect, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens.
Section 3.04    Financial Statements; Projections.
(a)    Historical Financial Statements. Borrower has heretofore delivered to the Lenders the consolidated balance sheets and related statements of comprehensive income, members’ equity and cash flows of the Borrower (i) as of and for the fiscal year ended December 31, 2012, audited by and accompanied by the unqualified opinion of Grant Thornton LLP, independent public accountants, and (ii) as of and for the nine-month period ended September 30, 2013 and for the comparable period of the preceding fiscal year, in each case, certified by a Financial Officer. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a) and (b) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as otherwise expressly noted therein and subject, in the case of any quarterly financial statements, to changes resulting from normal year-end adjustments and the absence of footnotes) and present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower as of the dates and for the periods to which they relate.
(b)    No Liabilities. Except as set forth in the financial statements referred to in Section 3.04(a), as of the Effective Date, there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and, as of the Closing Date after giving effect to the Transactions, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability,

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other than liabilities under the Loan Documents and the ABL Facility Documents. Since December 31, 2012, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.
(c)    Forecasts. The projections furnished to the Administrative Agent pursuant to Section 4.01(d) and all Projections delivered pursuant to Section 5.01(d) have been prepared in good faith by Borrower and based on assumptions believed by Borrower to reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.
Section 3.05    Properties.
(f)    Generally. Each Company has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for, in the case of Collateral, Permitted Collateral Liens and, in the case of all other material property, Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair, except to the extent that the failure to be in such condition could not reasonably be expected to result in a Material Adverse Effect, and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.
(g)    Real Property. Schedules 8(a), 8(b) and 8(c) to the Perfection Certificate dated the Effective Date contain a true and complete list of each interest in Real Property (i) owned by any Company as of the Effective Date and describes the type of interest therein held by such Company and whether such owned Real Property is leased and if leased whether the underlying Lease contains any option to purchase all or any portion of such Real Property or any interest therein or contains any right of first refusal relating to any sale of such Real Property or any portion thereof or interest therein and (ii) leased, subleased or otherwise occupied or utilized by any Company, as lessee, sublessee, franchisee or licensee, as of the Effective Date and describes the type of interest therein held by such Company.
(h)    No Casualty Event. No Company has received any written notice of, nor has any knowledge of, the occurrence or pendency of any Casualty Event affecting all or any material portion of its property. No U.S. Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.04.
Section 3.06    Intellectual Property.
(a)    Ownership/No Claims. Each Loan Party owns, or is licensed to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, except for any such claim which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, nor does any Loan Party know of any valid basis for any such claim. The use of such Intellectual Property by each Loan Party does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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(b)    Registrations. Except pursuant to licenses and other user agreements entered into by each Loan Party that are listed in Schedule 12(a) or 12(b) to the Perfection Certificate, on and as of the Effective Date (i) each Loan Party owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, any copyright, patent or trademark (as such terms are defined in the Security Agreements) listed in Schedule 12(a) or 12(b) to the Perfection Certificate and (ii) all registrations listed in Schedule 12(a) or 12(b) to the Perfection Certificate are valid and in full force and effect.
(c)    No Violations or Proceedings. To the Borrower’s knowledge, on and as of the Effective Date, there is no material violation by others of any right of any Loan Party with respect to any copyright, patent or trademark listed in Schedule 12(a) or 12(b) to the Perfection Certificate, pledged by it under the name of such Loan Party except as may be set forth on Schedule 3.06(c).
Section 3.07    Equity Interests and Subsidiaries.
(d)    Equity Interests. Schedules 1(a) and 10(a) to the Perfection Certificate dated the Effective Date set forth a list of (i) all the Subsidiaries of Intermediate Holdings and their jurisdictions of organization as of the Effective Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Effective Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Effective Date. As of the Effective Date, all Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Intermediate Holdings and the general partner interests of Borrower, are owned by Intermediate Holdings, directly or indirectly through Wholly Owned Subsidiaries. All limited partner Equity Interests of Borrower are owned directly by Intermediate Holdings. The general partner of Borrower is General Partner.
(e)    No Consent of Third Parties Required. Except with respect to consents obtained by the Companies on or prior to the Closing Date (or, in the case of any such pledge of Equity Interest occurring after the Closing Date, on or prior to the date of such pledge), no consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or priority of the security interest of Collateral Agent in any Equity Interests to be pledged on or after the Closing Date to Collateral Agent for the benefit of the Secured Parties under the Security Agreements or the exercise by Collateral Agent of the voting or other rights provided for in the Security Agreements or the exercise of remedies in respect thereof.
(f)    Organizational Chart. An accurate organizational chart, showing the ownership structure of Holdings, Intermediate Holdings, Borrower and each Subsidiary on the Effective Date, and after giving effect to the Transactions to be consummated on the Effective Date, is set forth on Schedule 10(a) to the Perfection Certificate dated the Effective Date.
Section 3.08    Litigation; Compliance with Laws.
There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except for matters covered by Section 3.18, no Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or is in default with respect to any Requirement of Law, where such violation or default, individually or in the

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aggregate, could reasonably be expected to result in a Material Adverse Effect.
Section 3.09    Reserved.
Section 3.10    Federal Reserve Regulations.
No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X.
Section 3.11    Investment Company Act.
No Company is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 3.12    Reserved.
Section 3.13    Taxes.
Each Company has (a) timely filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns required to have been filed by it and all such Tax Returns are true and correct in all material respects, (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes (whether or not shown on any Tax Return) due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP or (ii) which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (c) satisfied all of its withholding tax obligations except for failures that could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. Each Company has made adequate provision in accordance with GAAP for all material Taxes not yet due and payable. Each Company is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.
Section 3.14    No Material Misstatements.
No information, report, financial statement, certificate, Borrowing Request, exhibit or schedule furnished by or on behalf of any Company to Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Company represents only that it acted in good faith and utilized assumptions believed by it to be reasonable at the time of preparation and due care in the preparation of such information, report, financial statement, exhibit or schedule; it being understood that such projections may vary from actual results and that such variances may be material.

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Section 3.15    Labor Matters.
As of the Effective Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.
Section 3.16    Solvency.
On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
Section 3.17    Employee Benefit Plans.
(g)    Each Plan is in compliance in all respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except as could not reasonably be expected to result in a Material Adverse Effect or a liability in excess of $250,000 to any Company. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of any Company or any of its ERISA Affiliates or the imposition of a Lien on any of the property of any Company. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the property of all such underfunded Plans. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.
(h)    To the extent applicable, each Foreign Plan has been maintained in compliance with its terms, with all applicable collective bargaining agreements and other applicable written agreements between the Company party thereto and such Company’s employees, and with the requirements of any and all applicable Requirements of Law, except as could not reasonably be expected to result in a Material Adverse Effect or a liability in excess of $250,000 to any Company. No Foreign Plan, nor any related trust or other funding medium thereunder, is subject to any pending or, to the knowledge of each Loan Party, threatened or anticipated investigation, examination or other legal proceeding, initiated by any Governmental Authority or by any other person (other than routine claims for benefits) that could reasonably be expected to have a Material Adverse Effect and, to the knowledge of each Loan Party, there exists no state of facts which after notice or lapse of time or both would reasonably be expected to give rise to any such investigation, examination or other legal proceeding. Where applicable, the most recently filed actuarial reports in respect of each Foreign Plan fairly present the funded status of each such plan as at the date of the applicable report. No Company has, as of the Closing Date, incurred any material obligation in connection with the termination of any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each

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Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Company on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan in an amount that could reasonably be expected to have a Material Adverse Effect, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued in accordance with GAAP and fully and accurately disclosed in accordance with GAAP. No event has occurred respecting any Foreign Plan which would entitle any person to cause the termination of such Foreign Plan in whole or in part and no action has been taken nor has any order been made by any applicable Governmental Authority to that effect if such termination would reasonably be expected to have a Material Adverse Effect.
(i)    To the extent applicable, each Canadian Pension Plan has been maintained in compliance with its terms, with all applicable collective bargaining agreements and other applicable written agreements between the Company party thereto and such Company’s employees, and with the requirements of any and all applicable Requirements of Law, except as could not reasonably be expected to result in a Material Adverse Effect or a liability in excess of $250,000 to any Company. All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable Requirements of Law, except as could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, there are no Canadian Pension Plans. No Canadian Pension Event has occurred or is reasonably expected to occur that, when taken together with all other such Canadian Pension Events, could reasonably be expected to result in a Material Adverse Effect.
Section 3.18    Environmental Matters.
(d)    Except as set forth in Schedule 3.18 and except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:
(i)    The Companies and their businesses, operations and Real Property are in compliance with, and the Companies have no liability under, any applicable Environmental Law;
(ii)    The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, all such Environmental Permits are valid and in good standing and, under the currently effective business plan of the Companies, no expenditures or operational adjustments will be required in order to renew or modify such Environmental Permits during the next five (5) years;
(iii)    There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could result in liability by the Companies under any applicable Environmental Law;
(iv)    There is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased or operated by the Companies or their predecessors in interest or relating to the operations of the Companies, and there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim; and
(v)    No person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.

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(e)    Except as set forth in Schedule 3.18:
(iii)    No Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location, except in each case as could not reasonably be expected to result in a Material Adverse Effect;
(iv)    Except as could not reasonably be expected to result in a Material Adverse Effect, no Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;
(v)    Except as could not reasonably be expected to result in a Material Adverse Effect, no Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or other assets of the Companies;
(vi)    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other applicable Environmental Law; and
(vii)    As of the Effective Date (and with respect to any property as to which a Mortgage is taken, the date on which the Mortgage is granted), the Companies have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability under Environmental Law, including those concerning the actual or suspected existence of Hazardous Material at Real Property or facilities currently or formerly owned, operated, leased or used by the Companies.
Section 3.19    Insurance.
Schedule 3.19 sets forth a true, complete and correct description of all insurance maintained by each Company as of the Effective Date. All insurance maintained by the Companies is in full force and effect, all premiums have been duly paid and no Company has received notice of violation or cancellation thereof. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.
Section 3.20    Security Documents.
(a)    Security Agreements.
(iv)    The U.S. Security Agreement, when executed and delivered, will be effective to create in favor of Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the U.S. Security Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to

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the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the U.S. Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the U.S. Security Agreement), the Liens created by the U.S. Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the U.S. Security Agreement Collateral (other than such U.S. Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Collateral Liens.
(v)    The Canadian Security Agreement, when executed and delivered, will be effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Canadian Security Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Canadian Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Canadian Security Agreement), the Liens created by the Canadian Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Canadian Security Agreement Collateral (other than such Canadian Security Agreement Collateral in which a security interest cannot be perfected under the PPSA as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Collateral Liens.
(b)    PTO Filing; Copyright Office Filing. When the applicable Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office, the United States Copyright Office, and the Canadian Intellectual Property Office, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents (as defined in the applicable Security Agreement) and Trademarks (as defined in the applicable Security Agreement) registered or applied for with the United States Patent and Trademark Office or Canadian Intellectual Property Office, as the case may be, or Copyrights (as defined in such Security Agreement) registered or applied for with the United States Copyright Office or Canadian Intellectual Property Office, as the case may be, in each case subject to no Liens other than Permitted Collateral Liens.
(c)    Mortgages.
(i)    Upon the effectiveness thereof in accordance with Section 5.14 and Schedule 5.14, each U.S. Mortgage shall be effective to create, in favor of Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the U.S. Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Collateral Liens or other Liens acceptable to Collateral Agent, and when the U.S. Mortgages are filed in the offices specified on Schedule 8(a) to the Perfection Certificate dated the Effective Date (or, in the case of any U.S. Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.10 and 5.11, when such U.S. Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.10 and 5.11), the U.S. Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the U.S. Mortgaged Properties and the proceeds thereof, in each case prior and

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superior in right to any other person, other than Liens permitted by such U.S. Mortgage.
(ii)    Upon the effectiveness thereof in accordance with Section 5.14 and Schedule 5.14, each Canadian Mortgage shall be effective to create, in favor of Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Canadian Guarantors’ right, title and interest in and to the Canadian Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Collateral Liens or other Liens acceptable to Collateral Agent, and when the Canadian Mortgages are filed in the offices specified on Schedule 8(a) to the Perfection Certificate dated the Effective Date (or, in the case of any Canadian Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.10 and 5.11, when such Canadian Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.10 and 5.11), the Canadian Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Canadian Guarantors in the Canadian Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Liens permitted by such Canadian Mortgage.
(d)    Valid Liens.
(i)    Each U.S. Security Document delivered pursuant to Sections 5.10 and 5.11 will, upon execution and delivery thereof, be effective to create in favor of Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession by Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession (which possession shall be given to the Collateral Agent to the extent required by any U.S. Security Document), such U.S. Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral to the extent that perfection may be achieved by such filings, recordations or possession, in each case subject to no Liens other than the applicable Permitted Collateral Liens.
(ii)    Each Canadian Security Document delivered pursuant to Sections 5.10 and 5.11 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Canadian Guarantors’ right, title and interest in and to the Canadian Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession by Collateral Agent of such Canadian Collateral with respect to which a security interest may be perfected only by possession (which possession or control shall be given to Collateral Agent to the extent required by any Canadian Security Document), such Canadian Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Canadian Guarantors in such Canadian Collateral to the extent that perfection may be achieved by such filings, recordations or possession, in each case subject to no Liens other than the applicable Permitted Collateral Liens.
Section 3.21    Anti-Terrorism Laws.
(a)    No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of the respective officers, directors, brokers or agents of such Loan Party or such Subsidiary (i) has violated or

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is in violation of Anti-Terrorism Laws or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.
(b)    No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party and none of the respective officers, directors, brokers or agents of such Loan Party or such Subsidiary is acting or benefiting in any capacity in connection with the Loans is an Embargoed Person.
(c)    No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party and none of the respective officers, directors, brokers or agents of such Loan Party or such Subsidiary acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
Section 3.22    Location of Material Inventory.
As of the Effective Date, Schedule 3.22 sets forth all locations in the United States and Canada where the aggregate value of Inventory owned by the Loan Parties exceeds $100,000.
ARTICLE IV
CONDITIONS TO CREDIT EXTENSIONS
Section 4.01    Conditions to Effectiveness.
The effectiveness of this Agreement shall be subject to the prior or concurrent satisfaction or waiver by the Administrative Agent of each of the conditions precedent set forth below.
(f)    Credit Agreement. There shall have been delivered to Administrative Agent an executed counterpart by the Borrower of this Agreement and the Perfection Certificate.
(g)    Corporate Documents. Administrative Agent shall have received:
(iv)    a certificate of the secretary or assistant secretary of the Borrower dated the Effective Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of the Borrower certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such the Borrower (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i)); and
(ii)    a certificate as to the good standing or status of the Borrower (in so-called “long-

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form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority).
(h)    ABL Facilities Documentation. Prior to or simultaneously with the effectiveness of this agreement, the ABL Facility Documents shall have been duly executed and delivered by each party thereto (excluding, for the avoidance of doubt, the ABL Intercreditor Agreement).
(i)    Financial Statements; Pro Forma Balance Sheet; Projections. The Arrangers shall have received the financial statements described in Section 3.04(a), the unaudited pro forma consolidated balance sheet of Pubco and its Subsidiaries as of the last day of the twelve-month period ended September 30, 2013, prepared after giving effect to the Transactions occurring on the Effective Date and the Closing Date, and projections prepared on a quarterly basis for the fiscal year ending December 31, 2014 and on an annual basis for each subsequent fiscal year of Pubco through the fiscal year ending December 31, 2018.
(j)    Fees. The Arrangers and Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least three (3) Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including the reasonable legal fees and expenses of Paul Hastings LLP and Blake, Cassels & Graydon LLP, special counsel to the Agents, and the fees and expenses of any other advisors) required to be reimbursed or paid by Borrower hereunder.
(k)    Lien Searches. Collateral Agent shall have received certified copies of recent UCC, PPSA, and judgment searches in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties.
(l)    USA PATRIOT Act. The Administrative Agent shall have received, at least 5 days prior to the Effective Date, all documentation and other information about the Loan Parties required under Section 10.13 that has been requested by the Administrative Agent in writing at least 10 days prior to the Effective Date.
Without limiting the generality of the provisions of the penultimate paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto.
Section 4.02    Conditions to Initial Credit Extension.
The obligation of each Lender to fund the initial Credit Extension shall, except as expressly provided in Section 5.14, be subject to the prior or concurrent satisfaction or waiver by the Administrative Agent of each of the conditions precedent set forth below.
(e)    Loan Documents. There shall have been delivered to Administrative Agent an executed counterpart of this Agreement by each Loan Party other than the Borrower, each other Loan Document and the ABL Intercreditor Agreement.
(f)    Prior to or substantially concurrently with the initial Credit Extension, the Existing Notes shall be Retired and Liens granted by the Companies in connection therewith shall be released and discharged.

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(g)    Opinions of Counsel. Administrative Agent shall have received, on behalf of itself, the other Agents, the Arrangers and the Lenders, (i) a written opinion of Ropes & Gray LLP, New York counsel to the Loan Parties, dated as of the Closing Date and (ii) a written opinion of Stikeman Elliott LLP, Canadian counsel to the Loan Parties, dated as of the Closing Date.
(h)    Solvency Certificate. Administrative Agent shall have received a solvency certificate in the form of Exhibit N, dated the Closing Date and signed by a Financial Officer.
(i)    Corporate Documents. Administrative Agent shall have received:
(vi)    a certificate of the secretary or assistant secretary of each Loan Party other than the Borrower, dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));
(vii)    a certificate as to the good standing or status of each Loan Party other than the Borrower (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority); and
(j)    Fees. The Arrangers and Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least three (3) Business Days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses (including the reasonable legal fees and expenses of Paul Hastings LLP, special counsel to the Agents, and the fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document.
(k)    Personal Property Requirements. Collateral Agent shall have received:
(i)    all certificates, agreements or instruments representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank;
(ii)    the Intercompany Note executed by and among Intermediate Holdings and each of its Subsidiaries, accompanied by instruments of transfer undated and endorsed in blank; and
(iii)    UCC and PPSA financing statements in appropriate form for filing under the UCC, the PPSA, filings with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents in personal property Collateral.
Without limiting the generality of the provisions of the penultimate paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied

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with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.
Section 4.03    Conditions to All Credit Extensions.
The obligation of each Lender to honor any Borrowing Request (including the initial Borrowing Request) shall be subject to the conditions precedent set forth below.
(d)    Notice. Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03).
(e)    No Default. At the time of and immediately after giving effect to such proposed Credit Extension and the application of the proceeds thereof (other than on the Closing Date), no Default or Event of Default shall have occurred and be continuing on such date.
(f)    Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; provided, that, on the Closing Date, solely with respect to the conditions to the funding of the Initial Loans on the Closing Date, the representations and warranties for purposes of this clause (c) shall be limited to the Specified Representations.
(g)    No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it.
With respect to any Incremental Loans, notwithstanding anything to the contrary herein, the conditions set forth in Sections 4.03(a), (b) and (c) shall be subject to the exceptions set forth Section 2.17(d)(i).

ARTICLE V
AFFIRMATIVE COVENANTS
Each Loan Party covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:
Section 5.01    Financial Statements, Reports, etc.
Furnish to Administrative Agent (with a copy for each Lender):
(l)    Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2013, the consolidated balance sheet of Pubco as of the end of such fiscal year and related consolidated statements of comprehensive income, cash flows and stockholders’ or members’ equity for such fiscal year, in comparative form for any fiscal year

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ending after December 31, 2013 with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, all prepared in accordance with GAAP and accompanied by (i) a report and opinion of Grant Thornton LLP or another independently registered public accounting firm of recognized national standing (which report and opinion (A) shall be prepared in accordance with generally accepted auditing standards and (B) shall not be qualified as to scope or contain any “going concern” or like qualification or exception, except for a going concern statement that is due to the impending maturity of any Indebtedness), (ii) a management report setting forth results of operations and cash flows of Pubco as of the end of and for such fiscal year, as compared to budgeted amounts, and (iii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal year; provided that the requirements of this clause (a) shall be deemed to be satisfied by the filing of a Form 10-K by Pubco;
(m)    Quarterly Reports. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2014, the consolidated balance sheet of Pubco as of the end of such fiscal quarter and related consolidated statements of comprehensive income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form for any fiscal year ending after December 31, 2014 with the consolidated statements of comprehensive income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with GAAP and accompanied by (i) a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Pubco as of the date and for the periods specified in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) a management report setting forth results of operations and cash flows of Pubco as of the end of and for such fiscal quarter and for the then elapsed portion of the fiscal year, as compared to budgeted amounts; provided that the requirements of this clause (b) shall be deemed to be satisfied by the filing of a Form 10-Q by Pubco;
(n)    Financial Officer’s Certificate. No later than five (5) Business Days after delivery of financial statements under Section 5.01 (a) or (b), a Compliance Certificate (i) certifying that no Default has occurred and is continuing or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) in the case of a Compliance Certificate delivered in connection with financial statements delivered pursuant to Section 5.01(a), for each fiscal year ending after December 31, 2013, providing a calculation of Excess Cash Flow for the fiscal year covered by such financial statements and (iii) attaching unaudited consolidating financial information that explains in reasonable detail the differences between the information relating to Pubco, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand;
(o)    Budgets. Within sixty (60) days after the end of each fiscal year, a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of Pubco for its internal use (including a projected consolidated balance sheet of Pubco as of the end of such fiscal year, the related consolidated statements of projected income and projected cash flow and setting forth the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material;
(p)    Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any

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Loan Document, as Administrative Agent or any Lender through the Administrative Agent may reasonably request.
Section 5.02    Litigation and Other Notices.
Furnish to Administrative Agent written notice of the following promptly (and, in any event, within three Business Days) after the same shall have come to the attention of a Responsible Officer:
(h)    any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
(i)    the occurrence of an ERISA Event or a Canadian Pension Event which could reasonably be expected to result in a Material Adverse Effect; and
(j)    the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.
Section 5.03    Existence; Businesses and Properties.
(i)    Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or Section 6.06 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(j)    Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay its monetary obligations and perform its other material obligations under all Leases; and except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.03(b) shall prevent (i) sales of property, consolidations or mergers by or involving any Company in accordance with Section 6.05 or Section 6.06; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such person reasonably determines are not useful to its business or no longer commercially desirable.
Section 5.04    Insurance.
(d)    Generally. Maintain adequate insurance at all times on all Collateral of the kinds customarily

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maintained by Persons engaged in the same or similar business.
(e)    Requirements of Insurance. All such insurance shall (i) provide that no cancellation or non-renewal of coverage thereof shall be effective until at least 30 days after receipt by Collateral Agent of written notice thereof, (ii) name Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to Collateral Agent.
(f)    Flood Insurance. After the Closing Date, with respect to each Mortgaged Property, obtain flood insurance in such total amount as Administrative Agent or the Required Lenders may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.
Section 5.05    Payment of Taxes.
Pay, discharge or otherwise satisfy, as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.06    Employee Benefits.
(a) Comply in all material respects with the applicable provisions of ERISA and the Code with respect to each Plan and (b) furnish to Administrative Agent (x) as soon as possible after, and in any event within 5 days after any Responsible Officer of any Company or any ERISA Affiliates of any Company knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or any of their ERISA Affiliates in an aggregate amount exceeding $1,000,000 or the imposition of a Lien, a statement of a Financial Officer of Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto; and (y) upon request by Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Company) as Administrative Agent shall reasonably request; provided that if any Company or its ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Company or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof. No Company will allow any Foreign Plan or Canadian Pension Plan to be terminated if the effect thereof could reasonably be expected to result in a Material Adverse Effect.
Section 5.07    Maintaining Records; Access to Properties and Inspections.
Keep proper books of record and account in which full, true and correct entries in conformity with

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GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by Administrative Agent to visit and inspect the financial records and the property of such Company, upon reasonable notice and at reasonable times and to make extracts from and copies of such financial records, and permit any representatives designated by Administrative Agent to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants, subject to the Administrative Agent executing accountants' customary letters); provided, that unless an Event of Default has occurred and is continuing, inspections are limited to one (1) in any calendar year. The Borrower shall give the Administrative Agent the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 5.07, none of the Borrower or any of the Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.
Section 5.08    Use of Proceeds.
Use the proceeds of the Initial Loans on the Closing Date, whether directly or indirectly, to Retire the Existing Notes (including all interest, premiums, fees and other amounts payable in connection therewith) and to pay for certain fees and expenses related to the Transactions, and after the Closing Date, use the proceeds of any Borrowing for any purpose not otherwise prohibited under this Agreement, including for general corporate purposes, working capital needs, the repayment of Indebtedness, the making of Dividends and the making of Investments.
Section 5.09    Compliance with Environmental Laws.
Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Loan Parties are required by applicable Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.
Section 5.10    Additional Collateral; Additional Guarantors.
(a)    Subject to this Section 5.10, with respect to any property (other than any Excluded Property) acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, promptly (and in any event within 30 days after the acquisition thereof or such later date as may be agreed to by Administrative Agent) (i) execute and deliver to Administrative Agent and Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as Administrative Agent or Collateral Agent shall deem necessary or advisable to grant to Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Collateral Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by Administrative Agent; provided that, except with respect to Norcraft Canada, no

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action shall be required hereunder to create or perfect any security interest in any property under the law of any jurisdiction other than the United States, except as otherwise agreed in writing by the Borrower; provided, further, no action shall be required with respect to Norcraft Canada under the law of any jurisdiction other than the United States and Canada. Subject to the foregoing, Borrower shall otherwise take such actions and execute and/or deliver to Collateral Agent such documents as Administrative Agent or Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties.
(b)    With respect to any person that is or becomes a Subsidiary after the Closing Date (other than any Excluded Subsidiary), promptly (and in any event within 30 days after such person becomes a Subsidiary or such later date as may be agreed to by Administrative Agent) (i) deliver to Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary (other than any Excluded Equity Interests), together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause such new Subsidiary (other than any Excluded Subsidiary) (A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor and a joinder agreement to the applicable Security Agreement, substantially in the form annexed thereto, and (B) to take all actions necessary or advisable in the opinion of Administrative Agent or Collateral Agent to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of UCC and, as applicable for any Canadian Guarantor that is designated as a Subsidiary Guarantor pursuant to Section 5.10(d), PPSA financing statements; provided that (except as set forth in Section 5.10(a) above or Section 5.10(d) below (as applicable)) no action shall be required hereunder to create or perfect any security interest in any property under the law of any jurisdiction other than the United States, except as otherwise agreed in writing by the Borrower.
(c)    Promptly grant to Collateral Agent, within 60 days of any acquisition thereof after the Closing Date or such later date as may be agreed to by Administrative Agent, a security interest in and Mortgage on each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Effective Date and that, together with any improvements thereon, individually has a fair market value of at least $2,000,000, as additional security for the Secured Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 6.02). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to Administrative Agent and Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Collateral Liens or other Liens acceptable to Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to Collateral Agent such documents as Administrative Agent or Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to Administrative Agent and Collateral Agent) in respect of such Mortgage); provided that, except with respect to the owned Real Property of Norcraft Canada set forth on Schedule 8(a) to the Perfection Certificate, no action shall be required hereunder to create or perfect any security interest in any Real Property under the law of any jurisdiction other than the United States, except as otherwise agreed in writing by the Borrower; provided, further, no action shall be required with respect to Norcraft Canada under the law of any jurisdiction other than the United States and Canada.

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(d)    Notwithstanding anything to the contrary herein, the Borrower may from time to time designate, in its sole discretion, any Excluded Subsidiary as a Subsidiary Guarantor by written notice to the Administrative Agent.  Upon any such designation, the Borrower shall comply with the requirements of Section 5.10(b) with respect to such person (disregarding for such purpose any exclusion that would otherwise apply to such person as an Excluded Subsidiary).
Section 5.11    Security Interests; Further Assurances.
Promptly, upon the reasonable request of Administrative Agent, Collateral Agent or any Lender, at Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by Administrative Agent or Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Collateral Liens. Deliver or cause to be delivered to Administrative Agent and Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to Administrative Agent and Collateral Agent as Administrative Agent and Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by Administrative Agent, Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that Administrative Agent, Collateral Agent or such Lender may require; provided that, except with respect to Norcraft Canada, no action shall be required hereunder to create or perfect any security interest in any property under the law of any jurisdiction other than the United States; provided, further, no action shall be required with respect to Norcraft Canada under the law of any jurisdiction other than the United States and Canada. If Administrative Agent, Collateral Agent or the Required Lenders determine that they are required by a Requirement of Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Borrower shall provide to Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance reasonably satisfactory to Administrative Agent and Collateral Agent.
Section 5.12    Information Regarding Collateral.
(j)    Not effect any change (i)(w) in any Loan Party’s legal name, (x) in the location of any Loan Party’s chief executive office, (y) in any Loan Party’s identity or organizational structure, or (z) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, unless, in the case of each of the preceding clauses (i)(w) through (i)(z), it shall give Collateral Agent and Administrative Agent written notice within 5 days after such change, or such greater notice period agreed to by Collateral Agent, clearly describing such change and providing such other information in connection therewith as Collateral Agent or Administrative Agent may reasonably request, or (ii) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until, in the case of the preceding clause (ii), it shall have given Collateral Agent and Administrative Agent not less than 15 days’ prior written notice, or such lesser notice period agreed to by Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as Collateral Agent or Administrative Agent may reasonably request. In the case of each of clauses (i) and (ii) in the immediately preceding sentence, each applicable Loan Party shall take all action reasonably satisfactory to Collateral Agent to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured

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Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence.
(k)    Concurrently with the delivery of financial statements pursuant to Section 5.01(a), deliver to Administrative Agent and Collateral Agent a Perfection Certificate Supplement.
Section 5.13    Compliance with Laws.
The Borrower will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including OFAC, USA PATRIOT Act and United States Foreign Corrupt Practices Act of 1977, as amended), except to the extent the failure of such Borrower or such Subsidiary to comply would not reasonably be expected to have a Material Adverse Effect.
Section 5.14    Post-Closing Matters.
Execute and deliver the documents and complete the tasks set forth on Schedule 5.14, in each case within the time limits specified on such schedule (or such longer period as the Administrative Agent may agree in its discretion).
All conditions precedent, covenants and representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Loan Documents); provided that (x) to the extent any representation and warranty would not be true or any provision of any covenant breached because the foregoing actions were not taken on the Effective Date or Closing Date, as applicable, the respective representation and warranty shall be required to be true and correct in all material respects and the respective covenant complied with at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 5.14 and (y) all representations and warranties and covenants relating to the Security Documents shall be required to be true or, in the case of any covenant, complied with, immediately after the actions required to be taken by this Section 5.14 have been taken (or were required to be taken).
ARTICLE VI
NEGATIVE COVENANTS
Each Loan Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Subsidiaries to:
Section 6.01    Indebtedness.
Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except
(k)    (i) Indebtedness incurred under this Agreement and the other Loan Documents; (including, without limitation, any Refinancing Loans, Extended Loans and Incremental Loans) and (ii) Incremental Equivalent Debt and Refinancing Equivalent Debt and any Permitted Refinancing of the foregoing;

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(l)    (i) Indebtedness outstanding on the Effective Date and listed on Schedule 6.01(b) and any Permitted Refinancing (other than Existing Notes) thereof, (ii) prior to the Closing Date, Indebtedness under the Existing Notes and (iii) Indebtedness in an aggregate principal amount not to exceed the greater of (x) $40,000,000 and (y) the Borrowing Base (as defined in the ABL Credit Agreement as in effect as of the date hereof) at any time outstanding under the ABL Facility and any Permitted Refinancing thereof;
(m)    Indebtedness under Hedging Obligations with respect to interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;
(n)    Indebtedness permitted by Section 6.04(e);
(o)    Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations in an aggregate amount at any time outstanding not to exceed the greater of $10,000,000 and 3.60% of Total Assets (in each case determined at the time of incurrence or assumption) and any Permitted Refinancing thereof;
(p)    Indebtedness incurred by Subsidiaries that are not Guarantors in an aggregate amount at any time outstanding not to exceed the greater of $5,000,000 and 1.80% of Total Assets (in each case determined at the time of incurrence or assumption) it being understood that any Indebtedness incurred pursuant to this Section 6.01(f) shall cease to be deemed incurred or outstanding for purposes of this Section 6.01(f) but shall be deemed incurred for the purposes of this covenant from and after the first date on which the Borrower or such Subsidiary could have incurred such Indebtedness under Section 6.01(o) without reliance on this Section 6.01(f);
(q)    Indebtedness in respect of bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed);
(r)    Contingent Obligations of any Company in respect of Indebtedness otherwise permitted under this Section 6.01; provided that, to the extent any such Contingent Obligation constitutes an Investment, such Investment is permitted under Section 6.04;
(s)    Attributable Indebtedness resulting from Sale and Leaseback Transactions incurred by any Loan Party in an aggregate amount at any time outstanding not to exceed the greater of $5,000,000 and 1.80% of Total Assets (in each case determined at the time of incurrence or assumption) and any Permitted Refinancing thereof;
(t)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;
(u)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

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(v)    Reserved;
(w)    Indebtedness of any Loan Party under any Treasury Services Agreement;
(x)    other Indebtedness of any Company in an aggregate amount not to exceed the greater of $25,000,000 and 9.10% of Total Assets at any time outstanding (it being understood that any Indebtedness incurred pursuant to this Section 6.01(n) shall cease to be deemed incurred or outstanding for purposes of this Section 6.01(n) but shall be deemed incurred for the purposes of this covenant from and after the first date on which such Company could have incurred such Indebtedness under Section 6.01(o) without reliance on this Section 6.01(n));
(y)    other Indebtedness of any Company so long as (x) the Total Net Leverage Ratio (calculated on a Pro Forma Basis) does not exceed the Total Net Leverage Ratio as of the Closing Date, (y) in the case of Non-Loan Parties, such Indebtedness at any time outstanding shall not exceed the greater of $5,000,000 and 1.80% of Total Assets (in each case determined at the time of incurrence or assumption) and (z) if such Indebtedness is secured, any Liens in respect of such Indebtedness are permitted by Section 6.02 and any Permitted Refinancing thereof;
(z)    (i)(A) Indebtedness of any Company assumed (including Acquired Indebtedness) in connection with any Permitted Acquisition, provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition and (B) Indebtedness of any Company incurred to finance a Permitted Acquisition; provided that, in the case of this clause (B), after giving Pro Forma Effect to such Permitted Acquisition, the Total Net Leverage Ratio for the Test Period immediately preceding such Permitted Acquisition (calculated on a Pro Forma Basis) is either (x) no greater than the Total Net Leverage Ratio as of the Closing Date or (y) no greater than the Total Net Leverage Ratio immediately prior to such Permitted Acquisition, and (ii) any Permitted Refinancing of any such Indebtedness; provided, further, that the aggregate principal amount of Indebtedness assumed or incurred pursuant to this Section 6.01(p) by all Non-Loan Parties shall not exceed the greater of $7,500,000 and 2.70% of Total Assets outstanding at any time;
(aa)    Indebtedness representing deferred compensation to employees of Holdings (and any direct or indirect parent thereof) or any of its Subsidiaries incurred in the ordinary course of business;
(bb)    Indebtedness to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests or other equity-based awards of the Borrower or any direct or indirect parent of the Borrower permitted by Section 6.07;
(cc)    Indebtedness incurred by any Company in any Investment expressly permitted hereunder or any Asset Sale, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments;
(dd)    Indebtedness consisting of obligations of any Company under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions, and Permitted Acquisitions or any other Investment expressly permitted under this Agreement; and
(ee)    Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business.

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Section 6.02    Liens.
Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):
(k)    inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;
(l)    Liens in respect of property of any Company imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s, construction contractors’ and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;
(m)    any Lien in existence on the Effective Date and set forth on Schedule 6.02(c) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) does not secure an aggregate principal amount of Indebtedness, if any, greater than that secured on the Effective Date (except for any such Lien granted in respect of any Permitted Refinancing (subject to the limitations with respect thereto contained in such definition)) and (ii) does not encumber any property other than the property subject thereto on the Effective Date (any such Lien, an “Existing Lien”);
(n)    easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;
(o)    Liens arising out of judgments, attachments or awards not resulting in an Event of Default and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;
(p)    Liens (other than any Lien imposed by ERISA) (x) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, and Liens relating solely to employee contributions withheld from pay but not yet due to be remitted to a Canadian Pension Plan pursuant to applicable Canadian federal or provincial pension benefits standards legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x),

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(y) and (z) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien and (ii) to the extent such Liens are not imposed by Requirements of Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents;
(q)    Leases of the properties of any Company granted by such Company to third parties, so long as such Leases are subordinate in all respects to the Liens granted and evidenced by the Security Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;
(r)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;
(s)    Liens securing Indebtedness incurred pursuant to Section 6.01(e) and (i); provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Company (other than improvements thereon);
(t)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(u)    Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent permitted hereunder and Liens on assets existing at the time such assets are acquired (and, in each case, not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than the proceeds or products thereof);
(v)    Liens granted pursuant to the Security Documents to secure the Secured Obligations;
(w)    licenses of Intellectual Property granted by any Company and not interfering in any material respect with the ordinary conduct of business of the Companies;
(x)    the filing of UCC (or equivalent statutes) financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;
(y)    Liens securing Indebtedness incurred pursuant to Section 6.01(f) or 6.01(o)(y) (including any Permitted Refinancings thereof); provided that (i) such Liens do not extend to, or encumber, property which constitutes Collateral and (ii) such Liens extend only to the property (or Equity Interests) of the non-Guarantor Subsidiary incurring such Indebtedness;
(z)    Liens securing (i) Indebtedness incurred under the Existing Notes (prior to the Closing Date), (ii) the ABL Facility and any Permitted Refinancing thereof, (iii) Incremental Equivalent Debt and any

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Permitted Refinancing thereof and (iv) Liens on the Collateral securing obligations in respect of: (i) Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt and any Permitted Refinancing of any of the foregoing; provided that (x) any such Liens securing any Permitted Refinancing in respect of Permitted Pari Passu Secured Refinancing Debt are subject to the ABL Intercreditor Agreement and (y) any such Liens securing any Permitted Refinancing in respect of Permitted Junior Secured Refinancing Debt are subject to the ABL Intercreditor Agreement or another intercreditor or subordination agreement to which a representative acting on behalf of the holders of such Permitted Junior Secured Refinancing Debt shall have become a party or otherwise subject;
(aa)    Liens securing Attributable Indebtedness permitted by Section 6.01(i) or (n), so long as such Liens do not extend to property other than the property subject to the Sale and Leaseback Transactions or to which such Attributable Indebtedness relates;
(bb)    Encumbrances or exceptions expressly permitted pursuant to the Mortgages and the Canadian Mortgages;
(cc)    rights of a supplier of unpaid goods to have access to and repossess such goods under the Bankruptcy and Insolvency Act (Canada) and under the provisions in the legislation of Canadian provinces;
(dd)    the reservations, limitations, provisos and conditions, if any, expressed in any original grants of real or immovable property from the Crown under Canadian Law;
(ee)    (i) Liens of any Company with respect to obligations that do not in the aggregate at any time outstanding exceed the greater of $7,500,000 and 2.70% of Total Assets (in each case determined as of the date of incurrence) and (ii) Liens that are junior to the Liens granted pursuant to the Security Documents securing Indebtedness incurred pursuant to Section 6.01(n), (o) or (p); provided, that any such junior Liens securing any Indebtedness incurred pursuant to Section 6.01(n), (o) or (p) are subject to the ABL Intercreditor Agreement or another intercreditor or subordination agreement to which a representative acting on behalf of the holders of such Indebtedness shall have become a party or otherwise subject;
(ff)    Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or goods in the ordinary course of business;
(gg)    Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(hh)    ground leases in respect of Real Property on which facilities owned or leased by Holdings or any of its Subsidiaries are located;
(ii)    deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;
(jj)    (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Property that does not

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materially interfere with the ordinary conduct of the business of Holdings and its Subsidiaries, taken as a whole;
(kk)    Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(ll)    Liens on property of any Non-Loan Party, which Liens secure Indebtedness of any Non-Loan Party permitted under Section 6.01 or other obligations of any Non-Loan Party not constituting Indebtedness; and
(mm)    statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, so long as, in each case, such Liens secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or the equivalent accounting principles in the relevant local jurisdiction.
Any Permitted Liens securing Obligations in respect of Indebtedness are also permitted to secure Obligations in respect of any Permitted Refinancing and any other refinancing or renewal of such Indebtedness that is expressly permitted under this Agreement.
Section 6.03    Sale and Leaseback Transactions.
Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) unless (i) the sale of such property is permitted by Section 6.06 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.
Section 6.04    Investment, Loan, Advances and Acquisitions.
Make or hold any Investments, except:
(g)    Investments outstanding on the Effective Date or made pursuant to legally binding written contracts in existence on the date hereof and, in each case, identified on Schedule 6.04(a) and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this Section 6.04(a) is not increased from the amount of such Investment on the Effective Date;
(h)    the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;
(i)    Hedging Obligations incurred pursuant to Section 6.01(c);

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(j)    loans and advances to directors, employees and officers of Holdings and its Subsidiaries (or a direct or indirect parent of Holdings) (i) for bona fide business purposes and (ii) to purchase Equity Interests of Holdings or any other direct or indirect parent of the Borrower, in an aggregate amount in the case of this clause (ii) not to exceed $5,000,000 at any time outstanding; provided that no loans in violation of Section 402 of the Sarbanes-Oxley Act shall be permitted hereunder;
(k)    Investments by any Company in the Borrower or any Subsidiary; provided that the aggregate amount of such Investments made by Loan Parties in Subsidiaries that are not Guarantors shall not exceed at any time outstanding the greater of $10,000,000 and 3.60% of Total Assets (with the amount of each Investment and Total Assets being measured at the time such Investment is made and without giving effect to subsequent changes in value, but subject to adjustment as set forth in the definition of Investment);
(l)    Investments in securities of trade creditors or customers in the ordinary course of business received in settlement of bona fide disputes, upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
(m)    Permitted Acquisitions;
(n)    mergers and consolidations in compliance with Section 6.05;
(o)    Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06;
(p)    leases of real or personal property in the ordinary course of business and in accordance with the Security Documents;
(q)    Investments in an aggregate amount at any time outstanding not to exceed the sum of (i) the greater of $25,000,000 and 9.10% of Total Assets (with the amount of each Investment and Total Assets being measured at the time such Investment is made and without giving effect to subsequent changes in value, but subject to adjustment as set forth in the definition of Investment) and (ii) the Cumulative Credit at such time;
(r)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(s)    promissory notes, securities and other non-cash consideration received in connection with Asset Sales permitted by Section 6.06;
(t)    Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;
(u)    advances of payroll payments to employees in the ordinary course of business;
(v)    (i) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors in the ordinary course of business and (ii) Investments to the extent that payment for such Investments is made solely with Qualified Capital Stock of the Borrower (or any direct or indirect parent of the Borrower);

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(w)    Investments of a Subsidiary acquired after the Effective Date or of a corporation merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Subsidiary in accordance with Section 6.05 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(x)    Investments made by any Non-Loan Party to the extent such Investments are financed with the proceeds received by such Subsidiary from an Investment in such Subsidiary permitted under this Agreement; and
(y)    Guarantees by any Company of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business.
An Investment shall be deemed to be outstanding to the extent not returned in the same form as the original Investment or in cash or Cash Equivalents to Borrower or any Subsidiary Guarantor. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by Intermediate Holdings, the Borrower or any Subsidiary in respect of such Investment.
Section 6.05    Mergers and Consolidations.
Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:
(a)    Asset Sales in compliance with Section 6.06;
(b)    acquisitions in compliance with Section 6.04;
(c)    (i) any Subsidiary that is a Non-Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is a Non-Loan Party and (ii) any Company may merge, amalgamate or consolidate with or into Borrower or any Subsidiary Guarantor (as long as Borrower is the surviving person in the case of any merger, amalgamation or consolidation involving Borrower, and a Subsidiary Guarantor is the surviving person in the case of any merger, amalgamation or consolidation involving a Subsidiary Guarantor and a Subsidiary that is not a Loan Party); provided, that in the case of this clause (ii), the Lien on and security interest in such property granted or to be granted in favor of Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.10 or Section 5.11, as applicable; and
(d)    subject to compliance with the provisions of Section 5.12, any Subsidiary may change its form, dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.
To the extent the Required Lenders or all the Lenders, as applicable, waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents and the ABL Security Documents, and, so long as Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request in order to demonstrate compliance with this Section 6.05, the Agents shall take all actions they deem appropriate in order to effect the foregoing.

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Section 6.06    Asset Sales.
Effect any Asset Sale, or agree to effect any Asset Sale, except that the following shall be permitted:
(g)    (i) disposition of used, worn out, obsolete or surplus property by any Company in the ordinary course of business, (ii) dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business and (iii) the abandonment or other disposition of property (including, without limitation, Intellectual Property) that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole;
(h)    Asset Sales at fair market value; provided that Intermediate Holdings, the Borrower or any Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, however, that (i) for the purposes of this clause (b), the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of Holdings, Borrower or any Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that (x) are assumed by the transferee with respect to the applicable Asset Sale or (y) are otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Borrower or its Subsidiaries) and, in each case, for which Holdings, Borrower or any Subsidiary shall have been validly released by all applicable creditors in writing, (B) any securities, notes or other obligations or assets received by Holdings, Borrower or any Subsidiary from such transferee that are converted by Intermediate Holdings, Borrower or any Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Asset Sale, and (C) aggregate non-cash consideration received by Holdings, Borrower or any Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Asset Sale for which such non-cash consideration is received) not to exceed the greater of $5,000,000 and 1.80% of Total Assets as determined at the time of such Asset Sale (net of any non-cash consideration converted into cash and Cash Equivalents) and (ii) the Net Cash Proceeds received by Holdings, Borrower or any Subsidiary from Asset Sales made pursuant to this Section 6.06(b) shall be applied to prepay Loans if required by Section 2.10(b)(ii);
(i)    Leases or licenses of real or personal or intellectual property in the ordinary course of business and in accordance with the applicable Security Documents;
(j)    Asset Sales in connection with Sale and Leaseback Transactions permitted under Sections 6.01(i) and (n);
(k)    mergers and consolidations in compliance with Section 6.05;
(l)    Investments in compliance with Section 6.04;
(m)    Dispositions of inventory, goods held for sale in the ordinary course of business and immaterial assets (including allowing any registrations or any applications for registration of any intellectual property to lapse or go abandoned in the ordinary course of business) in the ordinary course of business;
(n)     Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;
(o)    Dispositions of property to the Borrower or any Subsidiary; provided that if the transferor

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of such property is a Loan Party the transferee thereof must be a Loan Party;
(p)    Dispositions of Cash Equivalents;
(q)    transfers of property subject to Casualty Events;
(r)    to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of the Subsidiaries that is not in contravention of Section 6.12;
(s)    Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;
(t)    any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Borrower;
(u)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and
(v)    the unwinding of any Hedging Agreement.
To the extent the Required Lenders or all the Lenders, as applicable, waive the provisions of this Section 6.06 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.06, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents, and, so long as Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request in order to demonstrate compliance with this Section 6.06, the Agents shall take all actions reasonably requested in order to effect the foregoing.
Section 6.07    Dividends.
Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:
(c)    Dividends by any Subsidiary to Borrower or any other Subsidiary (and, in the case of Dividends by a non-wholly owned Subsidiary, to the Borrower and any of its other Subsidiaries and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);
(d)    Any Company may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Capital Stock not otherwise permitted by Section 6.01) of such person;
(e)    payments to Intermediate Holdings to permit Intermediate Holdings to make payments to Pubco or any other direct or indirect parent entity of Intermediate Holdings, and the subsequent use of such payments by Pubco or any other such direct or indirect parent of Intermediate Holdings, to repurchase or redeem Qualified Capital Stock of Intermediate Holdings or any other such direct or indirect parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or

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beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance or termination of employment or service or pay interest in respect of Holdings Employee Notes and to pay withholding or similar tax payments that are expected to be payable in connection therewith; provided that the aggregate cash consideration paid for all such redemptions and payments of any kind or nature shall not exceed, in any fiscal year, the sum of (x) the greater of $6,000,000 and 2.20% of Total Assets (as determined at the time of such Dividend) (with unused amounts in any fiscal year being carried over to the next succeeding fiscal year but not to any fiscal year thereafter), plus (y) the net cash proceeds of any “key-man” life insurance policies of any Company that have not been used to make any repurchases, redemptions or payments under this clause (c); provided, further, that such amount may further be increased by an amount not to exceed the amount of any Net Cash Proceeds received by or contributed to Borrower from the issuance and sale since the Effective Date of Qualified Capital Stock of Intermediate Holdings or any other direct or indirect parent of Intermediate Holdings to officers, directors or employees of any Company that have not been used to make any repurchases, redemptions or payments under this clause (c);
(f)    direct or indirect payments, Dividends or distributions to Intermediate Holdings in an amount sufficient for Intermediate Holdings to pay, or to make Dividends or distributions to any direct or indirect parent of Intermediate Holdings to pay, (A) franchise taxes and other fees required to maintain the legal existence of Intermediate Holdings (and any direct or indirect parent thereof) and (B) out-of-pocket legal, accounting and filing costs and other expenses and obligations in the ordinary course of business, or otherwise arising pursuant to arrangements related to the IPO or in connection with the IPO, of Intermediate Holdings (and any direct or indirect parent thereof), including overhead but excluding obligations payable to a party to the Tax Receivable Agreements pursuant to such Tax Receivable Agreements (but, for clarity, Pubco may make payments to any such party pursuant to the Tax Receivable Agreements with amounts received directly or indirectly pursuant to the other clauses of this Section 6.07);
(g)    Permitted Tax Distributions;
(h)    For so long as Borrower is classified as a corporation for U.S. federal income tax purposes, direct or indirect payments Dividends or distributions to Intermediate Holdings in order to pay, or to make Dividends or distributions to any direct or indirect parent of Intermediate Holdings to pay, the tax liability to each foreign, federal, state or local jurisdiction in respect of which a consolidated, combined, unitary or affiliated return is filed by Intermediate Holdings (or such direct or indirect parent of Intermediate Holdings) that includes the Borrower and/or any of its Subsidiaries, to the extent such tax liability does not exceed the taxes that would have been payable by the Borrower and/or its Subsidiaries as a stand-alone group, reduced by any such taxes paid or to be paid directly by the Borrower or its Subsidiaries;
(i)    Payments to Intermediate Holdings to pay, or to make Dividends or distributions to any direct or indirect parent of Intermediate Holdings (including Holdings and Pubco) to pay, costs and expenses incurred by it in connection with such entity being a public company, including costs and expenses relating to ongoing compliance with federal and state securities laws and regulations, SEC rules and regulations and the Sarbanes-Oxley Act of 2002;
(j)    Dividends in an amount not to exceed the Cumulative Credit; provided that, at the time any such Dividend is paid and solely with respect to clause (a)(ii) of the definition of Cumulative Credit, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Total Net Leverage Ratio, immediately after giving effect to such payment on a Pro Forma Basis, will not exceed 3.00 to 1.00; and
(k)    Dividends in an aggregate amount not to exceed the greater of (x) $10,000,000 and (y)

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3.60% of Total Assets as determined at the time of such Dividend.
(l)    To the extent constituting Dividends, the Borrower (or any direct or indirect parent thereof) and its Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 6.05 or 6.08 (other than Section 6.08(a));
(m)    Repurchases of Equity Interests in the Borrower, any direct or indirect parent of the Borrower or any Subsidiary of the Borrower (or Dividends to permit any direct or indirect parent, including Pubco, to repurchase Equity Interests) deemed to occur upon exercise of stock options or warrants or the settlement or vesting of other equity-based awards if such Equity Interests represent a portion of the exercise price of, or tax withholdings with respect to, such options, warrants or other equity-based awards;
(n)    Dividends to any direct or indirect parent of the Borrower:
(i)    to finance any Investments permitted under Section 6.04 and other Investments that would be permitted to be made pursuant to this Section 6.07 and Section 6.08 if made by the Borrower; provided that (A) such Dividend shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or the Subsidiaries or (2) the merger (to the extent permitted in Section 6.05) of the Person formed or acquired in order to consummate such Permitted Acquisition or Investment into the Borrower or its Subsidiaries, in each case, in accordance with the requirements of Sections 5.10 and 5.11;
(ii)    the proceeds of which (A) shall be used to pay salary, commissions, bonus and other benefits payable to and indemnities provided on behalf of officers, employees, directors and members of management of Holdings or any other direct or indirect parent company of the Borrower and any payroll social security or similar taxes thereof to the extent such salaries, commissions, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Subsidiaries or (B) shall be used to make payments permitted under Sections 6.08(d) and (l) (but only to the extent such payments have not been and are not expected to be made by the Borrower or a Subsidiary);
(iii)    the proceeds of which shall be used by Holdings to pay (or to make Dividends to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by Holdings (or any direct or indirect parent thereof) that is directly attributable to the operations of the Borrower and its Subsidiaries; and
(iv)    to (x) redeem, repurchase, retire or otherwise acquire any (A) Equity Interests (“Treasury Capital Stock”) of the Borrower or any Subsidiary or (B) Equity Interests of any direct or indirect parent of the Borrower, including Pubco, in the case of each of subclause (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary) of, Equity Interests of the Borrower, or any direct or indirect parent of the Borrower, including Pubco, to the extent contributed to the capital of the Borrower or any Subsidiary (“Refunding Capital Stock”) and (y) declare and pay dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary) of the Refunding Capital Stock;
(o)    additional Dividends in an aggregate amount per annum not to exceed an amount equal to 6% of the net proceeds received by (or contributed to) the Borrower and its Subsidiaries from the IPO or other qualified public offering; and

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(p)    Dividends the proceeds of which will be used to pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition or the exercise or settlement of warrants, options or other securities convertible or exchangeable for Equity Interests of the Borrower (or its direct or indirect parent, including Pubco);
It is understood that any Dividend to Holdings or any direct or indirect parent of Holdings expressly permitted above may be made via a Dividend or distribution to Intermediate Holdings, to then be made to Holdings or, directly or directly through subsequent Dividends, such parent of Holdings.
Section 6.08    Transactions with Affiliates.
Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and one or more Subsidiaries), other than any transaction or series of related transactions on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:
(e)    Dividends permitted by Section 6.07;
(f)    loans may be made and other transactions may be entered into between and among any Company and its Affiliates to the extent permitted by Section 6.01, 6.04 or 6.05;
(g)    reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements;
(h)    payments to the Sponsors and their Affiliates under any Management and Monitoring Agreement;
(i)    transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;
(j)    the existence of, and the performance by any Loan Party of its obligations under the terms of, any limited liability company, limited partnership or other Organizational Document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Effective Date and which has been disclosed to the Lenders as in effect on the Effective Date, and similar agreements that it may enter into thereafter; provided, however, that the existence of, or the performance by any Loan Party of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Effective Date shall only be permitted by this Section 6.08(f) to the extent not more adverse to the interest of the Lenders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Effective Date;
(k)    sales of Qualified Capital Stock of any direct or indirect parent of the Borrower to Affiliates of Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith;
(l)    any transaction with an Affiliate where the only consideration paid by any Loan Party is Qualified Capital Stock of any direct or indirect parent of the Borrower;

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(m)    any agreement in effect on the Effective Date and disclosed in Schedule 6.08(i) or as thereafter amended or replaced, as long as such amendment or replacement agreement is not materially adverse, as reasonably determined by Administrative Agent, to the interests of Borrower, any other Company, or Secured Parties in any respect, than such agreement as it was in effect on the Effective Date;
(n)    the issuance of Equity Interests or equity-based awards to any officer, director, employee or consultant of the Borrower or any of its Subsidiaries or any direct or indirect parent of Borrower in connection with the Transactions;
(o)    transactions by Intermediate Holdings and its Subsidiaries permitted under an express provision (including any exceptions thereto) of this Article VI;
(p)    the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of, Holdings, the Borrower and its Subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries;
(q)    transactions in which the Borrower or any of its Subsidiaries, as the case may be, deliver to the Administrative Agent a letter from an independent financial advisor stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view; and
(r)    employment, consulting and severance arrangements between Intermediate Holdings and its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business.
Section 6.09    Reserved.
Section 6.10    Prepayments of Other Indebtedness; Modifications of Junior Financing Documentation.
(f)    Directly or indirectly prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments shall be permitted) any (x) Indebtedness that is unsecured or subject to a Lien subordinated to the Lien securing the Obligations hereunder and, in either case, is Incremental Equivalent Debt, Indebtedness incurred in a Permitted Refinancing of any Incremental Equivalent Debt or Indebtedness incurred pursuant to Section 6.01(o) or 6.01(p)(i)(B), (y) Subordinated Indebtedness or (z) other Indebtedness for borrowed money of a Loan Party that is subordinated to the Obligations expressly by its terms (other than Indebtedness among Holdings, the Borrower and its Subsidiaries) (collectively, “Junior Financing”), except (i) any Permitted Refinancing, to the extent not required to prepay any Loans pursuant to Section 2.10(b), (ii) the conversion or exchange of any Junior Financing to Equity Interests (other than Disqualified Capital Stock) of the Borrower or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any of its Subsidiaries owed to the Borrower or any other Loan Party and (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the sum of (A) the greater of $10,000,000 and 3.60% of Total Assets, plus (B) the Cumulative Credit at such time.
(g)    Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation in respect of any Junior Financing without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

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Section 6.11    Limitation on Certain Restrictions on Subsidiaries.
Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary, or pay any Indebtedness owed to Borrower or a Subsidiary, (b) make loans or advances to Borrower or any Subsidiary or (c) transfer any of its properties to Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable Requirements of Law; (ii) this Agreement and the other Loan Documents; (iii) prior to the Closing Date, the Existing Notes, (iv) the ABL Facility Documents (and any Permitted Refinancing thereof); (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; (vi) customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business; (vii) any holder of a Lien permitted by Section 6.02 restricting the transfer of the property subject thereto; (viii) restrictions contained in any documents governing any Indebtedness incurred after the Effective Date, which is expressly permitted to be incurred under this Agreement which are not more restrictive in any material respect than those contained in the ABL Facility Documents (and any Permitted Refinancing thereof); (ix) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale; (x) any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of Borrower; (xi) without affecting the Loan Parties’ obligations under Section 5.10, customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar person; (xii) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; (xiii) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired; (xiv) in the case of any joint venture which is not a Loan Party in respect of any matters referred to in clauses (b) and (c) above, restrictions in such person’s Organizational Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or property held in the subject joint venture or other entity; (xv) agreements governing any Incremental Equivalent Debt (and any Permitted Refinancing thereof); (xvi) agreements governing any Refinancing Equivalent Debt (and any Permitted Refinancing thereof) or (xvii) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in this Section 6.11; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.
Section 6.12    Business.
(b)    With respect to Holdings, engage in any business activities or have any properties or liabilities, other than (i) its ownership of the Equity Interests of Intermediate Holdings and the General Partner of Intermediate Holdings, (ii) obligations under the Loan Documents, the ABL Facility Documents, any other obligations that are non-recourse to the Loan Parties and, in each case, refinancings and replacements thereof, (iii) the issuance of Holdings Employee Notes and permitted payments thereunder, (iv) obligations under its limited partnership agreement and (v) activities, properties and liabilities incidental to the foregoing clauses (i), (ii), (iii) and (iv).
(c)    With respect to Intermediate Holdings, engage in any business activities or have any

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properties or liabilities, other than (i) its ownership of the Equity Interests of the Borrower, (ii) obligations under the Loan Documents, the ABL Facility and its limited partnership agreement and, in each case, refinancings and replacements thereof, (iii) the issuance of Holdings Employee Notes and permitted payments thereunder, and (iv) activities, properties and liabilities incidental to the foregoing clauses (i), (ii), (iii) and (iv).
(d)    With respect to Borrower and the Subsidiaries, engage (directly or indirectly) in any business other than those businesses which Borrower and its Subsidiaries are engaged on the Effective Date (or, in the good faith judgment of the Board of Directors, which are substantially related thereto or are reasonable extensions thereof).
Section 6.13    Fiscal Year.
Make any change in its fiscal year; provided, however, that Intermediate Holdings or the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
Section 6.14    No Further Negative Pledge.
Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (1) this Agreement and the other Loan Documents; (2) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby; (3) prior to the Closing Date, the Existing Note Documents; (4) the ABL Facility Documents (and any Permitted Refinancing thereof); (5) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Secured Obligations; (6) any "equal and ratable" clause in any unsecured debt permitted under Section 6.01 and (7) any prohibition or limitation that (a) exists pursuant to applicable Requirements of Law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale, (c) restricts subletting or assignment of leasehold interests contained in any Lease governing a leasehold interest of Borrower or a Subsidiary, (d) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary, (e) consists of customary provisions restricting assignment of any agreement entered into by a Loan Party in the ordinary course of business consistent with its historic business practices, (f) agreements governing any Incremental Equivalent Debt (and any Permitted Refinancing thereof), (g) agreements governing any Refinancing Equivalent Debt (and any Permitted Refinancing thereof) or (h) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in this Section 6.14; provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.
Section 6.15    Canadian Pension Plans.
(a)    Establish, commence participation in, commence contributing to, terminate (in whole or

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in part) or assume any liability under any Canadian Defined Benefit Plan, or withdraw from participation in any “multi-unit pension plan”, as such term is defined in the Pension Benefits Act (Manitoba) or any similar plan under pension standards legislation in another jurisdiction in Canada, without the prior consent of the Administrative Agent.
(b)    Fail to pay or remit in a timely manner all contributions and premiums required to be paid or remitted to or under any Canadian Pension Plan, except where such failure could not reasonably be expected to result in a material liability of any Loan Party or any Subsidiary.
ARTICLE VII
GUARANTEE
Section 7.01    The Guarantee.
The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or Hedging Agreement entered into with a counterparty that is a Secured Party, except for Excluded Hedging Obligations, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
Section 7.02    Obligations Unconditional.
The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(viii)    at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(ix)    any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

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(x)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(xi)    any Lien or security interest granted to, or in favor of any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or
(xii)    the release of any other Guarantor pursuant to Section 7.09.
The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
Section 7.03    Reinstatement.
The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
Section 7.04    Subrogation; Subordination.
Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party’s Secured Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

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Section 7.05    Remedies.
The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.
Section 7.06    Instrument for the Payment of Money.
Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
Section 7.07    Continuing Guarantee.
The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
Section 7.08    General Limitation on Guarantee Obligations.
In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 7.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 7.09    Release of Guarantors.
If, in compliance with the terms and provisions of the Loan Documents, such Guarantor shall become an Excluded Subsidiary or all or substantially all of the Equity Interests of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is Borrower or another Loan Party, such Excluded Subsidiary or Transferred Guarantor (as the case may be) shall, upon the consummation of such change of status or sale or transfer, be automatically released from its obligations under this Agreement (including under Section 10.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and the pledge of such Equity Interests to Collateral Agent pursuant to the Security Agreements shall be automatically released, and, so long as Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, Collateral Agent shall take such actions as are necessary to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents, so long as Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request in order to demonstrate compliance with this Agreement; provided that such Guarantor is also released from its obligations under the ABL Facility

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Documents on the same terms.
Section 7.10    Right of Contribution.
Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.04. The provisions of this Section 7.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
Section 7.11    Interest Act (Canada).
For the purposes of the Interest Act (Canada), in any case in which an interest or fee rate is stated in this Agreement to be calculated on the basis of a number of days that is other than the number in a calendar year, the yearly rate to which such interest or fee rate is equivalent is equal to such interest or fee rate multiplied by the actual number of days in the year in which the relevant interest or fee payment accrues and divided by the number of days used as the basis for such calculation.
Section 7.12    Keepwell.
Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Hedging Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.12, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the payment and satisfaction in fully in cash of all Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 7.12 constitute, and this Section 7.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 7.13    Effectiveness of Guarantee.
Notwithstanding anything to the contrary, the provisions of this Article VII shall only be effective on and after the Closing Date.
ARTICLE VIII
EVENTS OF DEFAULT
Section 8.01    Events of Default.
Upon the occurrence and during the continuance of the following events (“Events of Default”):
(g)    default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;

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(h)    default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
(i)    any representation or warranty made or deemed made in or in connection with any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
(j)    default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.02(a) or (solely with respect to the Borrower) 5.03(a) or in Article VI;
(k)    default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from Administrative Agent to Borrower;
(l)    any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $5,000,000 at any one time; provided that, (x) in the case of Hedging Obligations, the amount counted for this purpose shall be the Hedging Termination Value at such time, (y) the occurrence and continuation of an Event of Default under, and as defined in, the ABL Credit Agreement (other than a payment or bankruptcy Event of Default under, and as defined in, the ABL Credit Agreement) shall not constitute an Event of Default under this Agreement until the earliest of (1) 60 consecutive days after the date of any such Event of Default under, and as defined in, the ABL Credit Agreement (during which period such Event of Default under, and as defined in, the ABL Credit Agreement is not waived or cured), (2) the acceleration of the obligations under the ABL Facility or (3) the exercise of secured creditor remedies by the agent and/or lenders under the ABL Facility as a result of such Event of Default under, and as defined in, the ABL Credit Agreement and (z) clause (f)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder;
(m)    an involuntary proceeding shall be commenced or an involuntary petition or application shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Intermediate Holdings, the Borrower or any Significant Subsidiary or of a substantial part of the property or assets of Intermediate Holdings, the Borrower or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law (including, without limitation, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and any applicable corporations legislation); (ii) the appointment of a receiver, receiver and manager, interim receiver, trustee, custodian, sequestrator, conservator, liquidator or similar official for Intermediate Holdings, the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of Intermediate Holdings, the Borrower or any Significant Subsidiary; or (iii)

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the winding-up or liquidation (except as permitted by Section 6.05(d)) of Intermediate Holdings, the Borrower or any Significant Subsidiary, or seeking the dissolution, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of any Canadian Guarantor (solely to the extent constituting a Significant Subsidiary) or its debts or any other relief under federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up (except as permitted by Section 6.05(d)), insolvency, reorganization, receivership, plans of arrangement for relief or protection of debtors; and such proceeding, application or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(n)    Intermediate Holdings, the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding, make any application or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law (including, without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada)); (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding, application or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Intermediate Holdings, the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of Intermediate Holdings, the Borrower or any Significant Subsidiary; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate (except as permitted by Section 6.05(d)) or, in the case of any Canadian Guarantor (solely to the extent constituting a Significant Subsidiary), institutes any proceeding seeking to adjudicate it an insolvent, or seeks dissolution, reorganization, compromise, arrangement, adjudication, protection, moratorium, relief, stay of proceedings of creditors generally for any class of creditors, or composition of it or its debts or any other relief under federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up (except as permitted by Section 6.05(d)), insolvency, reorganization, receivership, plans of arrangement for relief or protection of debtors;
(o)    one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment;
(p)    one or more ERISA Events shall have occurred that could reasonably be expected to result in liability of any Company and its ERISA Affiliates in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect;
(q)    any security interest and Lien purported to be created by any Security Document representing a material portion of the Collateral shall cease to be in full force and effect, or shall cease to give Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Document with respect to such Collateral (including a perfected first priority security interest in and Lien on all such Collateral, subject to Permitted Collateral Liens (and except as otherwise expressly provided in such Security Document)) in favor of Collateral Agent, or shall be asserted

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by Borrower or any other Loan Party not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on such Collateral, subject to Permitted Collateral Liens;
(r)    any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations;
(s)    there shall have occurred a Change in Control; or
(t)    one or more Canadian Pension Events shall have occurred that could reasonably be expected to result in liability of any Company and its Affiliates in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect;
then, and in every such event (other than an event with respect to Intermediate Holdings, Borrower or the General Partner described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, to the extent such event is continuing after the Closing Date and after giving effect to the application of proceeds of the Initial Loans in connection with the Retirement of the Existing Notes, Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to Intermediate Holdings, Borrower or the General Partner described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 8.02    Application of Proceeds.
The proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by Collateral Agent pursuant to this Agreement, promptly by Collateral Agent as follows:
(z)    First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith and all amounts for which Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

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(aa)    Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(bb)    Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations and any fees, premiums and scheduled periodic payments due under Hedging Agreements constituting Secured Obligations;
(cc)    Fourth, to the payment in full in cash, pro rata, of principal amount of the Obligations and any premium thereon; and
(dd)    Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.
In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 8.02, the Loan Parties shall remain liable, jointly and severally, for any deficiency.
ARTICLE IX
ADMINISTRATIVE AGENT AND COLLATERAL AGENT
Section 9.01    Appointment and Authority.
(ee)    Each of the Lenders hereby irrevocably appoints Royal Bank, to act on its behalf as Administrative Agent and Collateral Agent hereunder and under the other Loan Documents and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(ff)    Without prejudice to the foregoing, each of the Secured Parties hereby irrevocably designates and appoints Administrative Agent (in such capacity, the “Quebec Collateral Agent”) as the person holding the power of attorney (fondé de pouvoir) of the Secured Parties as contemplated under Article 2692 of the Civil Code of Quebec, to enter into, to take and to hold on their behalf, and for their benefit, a deed of hypothec (“Deed of Hypothec”) to be executed by each Canadian Guarantor granting a Lien on any Property (other than Excluded Property) located in the Province of Quebec and to exercise such powers and duties which are conferred thereupon under such deed. Each of the Secured Parties hereby additionally irrevocably designates and appoints the Quebec Collateral Agent as agent, custodian and depository for and on behalf of the Secured Parties (i) to hold and to be the sole registered holder of any bond (“Bond”) issued under the Deed of Hypothec, the whole notwithstanding Section 32 of the Act respecting the Special Powers of Legal Persons (Quebec) or any other Requirements of Law, and (ii) to enter into, to take and to hold on their behalf, and for their benefit, a bond pledge agreement (“Pledge”) to be executed by such Canadian Guarantor under the laws of the Province of Quebec and creating a Lien on the Bond as security for the payment and performance of, inter alia, the Obligations. In this respect, (a) the Quebec Collateral Agent as agent, custodian and depository for and on behalf of the Secured Parties, shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by the Pledge, owing to each of the Secured Parties for and on behalf of whom the Bond is so held from time to time, and (b) each of the Secured Parties will be entitled to the benefits of any Canadian Collateral charged under the Deed of Hypothec and the Pledge and will participate in the proceeds of realization of any such Canadian Collateral. The Quebec Collateral Agent, in such aforesaid capacities shall (x) have the sole and exclusive right and authority to

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exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Quebec Collateral Agent with respect to the Canadian Collateral charged under the Deed of Hypothec and Pledge, any other Requirements of Law or otherwise, and (y) benefit from and be subject to all provisions hereof with respect to the Quebec Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, the Secured Parties and/or the Canadian Guarantors.
(gg)    The provisions of this Article IX (other than Section 9.06 and Section 9.10) are solely for the benefit of Administrative Agent, Collateral Agent and the Lenders, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
Section 9.02    Rights as a Lender.
Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.03    Exculpatory Provisions.
No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:
(i)    shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and
(iii)    shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to each Borrower or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity.
No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02) or (y) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by Borrower or a Lender.
No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement,

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warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to Administrative Agent or Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
Each party to this Agreement acknowledges and agrees that Administrative Agent may use an outside service provider for the tracking of all UCC and PPSA financing statements required to be filed pursuant to the Loan Documents and notification to Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that any such service provider shall not be deemed to be acting at the request or on behalf of any Agent. No Agent shall be liable for any action taken or not taken by any such service provider.
Section 9.04    Reliance by Agent.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall be entitled to rely upon the advice of any such counsel, accountants or experts and shall not be liable for any action taken or not taken by it in accordance with such advice.
Section 9.05    Delegation of Duties.
Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub‑agents appointed by such Agent, including a sub-agent which is a non-U.S. affiliate of such Agent; provided, that such sub-agent is a U.S. financial institution described in Treasury Regulation Section 1.1441-1(b)(2)(ii) or a U.S. branch described in Treasury Regulation Section 1.1441-1(b)(2)(iv). Each Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of each Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
Section 9.06    Resignation of Agent.
Each Agent may at any time upon 30 days’ advance written notice give notice of its resignation to

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the Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided, in each case, that such successor is a U.S. financial institution described in Treasury Regulation Section 1.1441-1(b)(2)(ii) or a U.S. branch described in Treasury Regulation Section 1.1441-1(b)(2)(iv). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above provided that if the Agent shall notify Borrower and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
Section 9.07    Non-Reliance on Agent and Other Lenders.
Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has had the opportunity to review each document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.08    Withholding Tax.
To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting the provisions of Section 2.15(a) or (c), each Lender shall, and does hereby, indemnify Administrative Agent, and shall make payable in respect thereof within 30 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for Administrative Agent) incurred by or asserted against Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to

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notify Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due Administrative Agent under this Section 9.08. The agreements in this Section 9.08 shall survive the resignation and/or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 9.09    No Other Duties, etc.
Anything herein to the contrary notwithstanding, none of the Bookmanagers, Arrangers, Syndication Agent or Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, Collateral Agent or a Lender hereunder.
Section 9.10    Enforcement.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent, or as the Required Lenders may require or otherwise direct, for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with, and subject to, the terms of this Agreement, or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy or insolvency law.
Section 9.11    Collateral and Guaranty Matters.
Each of the Lenders irrevocably authorizes the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent agrees that it will:
(j)    release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than (x) contingent obligations not then due and payable and (y) Hedging Obligations that are Secured Obligations for which arrangements reasonably satisfactory to the Secured Party that is a counterparty thereto have been made), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, Intermediate Holdings, the Borrower or any Subsidiary Guarantor, (iii) subject to Section 10.02, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;
(k)    release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(c) or Section 6.02(q); and

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(l)    release any Guarantor from its obligations under its Guarantee in accordance with Section 7.09.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee pursuant to Section 7.09 and this Section 9.11. In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Security Documents, or to evidence the release of such Guarantor from its obligations under the Guarantee, in each case in accordance with the terms of the Loan Documents and this Section 9.11.
ARTICLE X
MISCELLANEOUS
Section 10.01    Notices.
(e)    Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:
(i)    if to any Loan Party, to Borrower at:
c/o Norcraft Companies, L.P.
3020 Denmark Avenue, Suite 100
Eagan, Minnesota 55121
Attention: Chief Financial Officer
Telecopy No.: (651) 234-3398
with a copy to:
Apax Partners, L.P.
45 Park Avenue
New York, NY 10022
Attention: David Kim
Telecopy: (212) 319-6155
and to:
c/o KarpReilly LLC
104 Field Point Road, 2nd Floor
Greenwich, Connecticut 06830
Attention: Chris Reilly, Co-Founder
Telecopy No.: (203) 504-9912
and to:
c/o Trimaran Capital Partners, LLC

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425 Lexington Avenue, 3rd Floor
New York, New York 10017
Attention: Jay Bloom, Managing Partner
Telecopy No.: (212) 885-4350
and to:
Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036-8704
Attention: Sunil W. Savkar
Telecopy No.: (646) 728-1533
(ii)    if to Administrative Agent or Collateral Agent, to it at:
Royal Bank of Canada
20 King Street West, 4th Floor
Toronto, Ontario M5H 1C4
Attention – Manager, Agency Services
Telecopy No.: (416) 842-4023
with a copy to:
Paul Hastings LLP
75 East 55th Street, New York, NY 10022
Attention: Michael Baker
Telecopy No.: (212) 230-7701

(iii)    if to a Lender, to it at its address (or telecopier number) set forth next to its signature in this Agreement or in its Assignment and Assumption.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). Any party hereto may change its address or telecopier number for notices and other communications hereunder by written notice to Borrower and the Agents.
(f)    Electronic Communications. Notices and other communications to the Lenders hereunder may (subject to the provisions of this Section 10.01) be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent, Collateral Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including pursuant to the provisions of this Section 10.01); provided that approval of such procedures may be limited to particular notices or communications.

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Each Loan Party hereby agrees that it will provide to Administrative Agent all information, documents and other materials that it is obligated to furnish to Administrative Agent or the Lenders pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (the “Communications”), by transmitting them in an electronic medium in a format reasonably acceptable to Administrative Agent at ann.hurley@rbccm.com or at such other email address(es) provided to Borrower from time to time or in such other form as Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form as Administrative Agent shall require. Nothing in this Section 10.01 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent, as the case may be, shall require.
Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
To the extent consented to by Administrative Agent in writing from time to time, Administrative Agent agrees that receipt of the Communications (other than any such Communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder) by Administrative Agent at its email address(es) set forth above shall constitute effective delivery of the Communications to Administrative Agent for purposes of the Loan Documents.
(g)    Platform. Each Loan Party further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall any Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or such Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct.
(h)    Public/Private. Each Loan Party hereby authorizes Administrative Agent to distribute (i) to

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Private Siders all Communications, including any Communication that any Loan Party identifies in writing is to be distributed to Private Siders only (“Private Side Communications”), and (ii) to Public Siders all Communications other than any Private Side Communication. Borrower represents and warrants that no Communication (other than Private Side Communications) contains any MNPI. Borrower agrees to designate as Private Side Communications only those Communications or portions thereof that it reasonably believes in good faith constitute MNPI, and agrees to use all commercially reasonable efforts not to designate any Communications provided under Section 5.01(a), (b), and (c) as Private Side Communications. “Private Siders” shall mean Lenders’ employees and representatives who have declared that they are authorized to receive MNPI. “Public Siders” shall mean Lenders’ employees and representatives who have not declared that they are authorized to receive MNPI; it being understood that Public Siders may be engaged in investment and other market-related activities with respect to Borrower’s or its affiliates’ securities or loans. “MNPI” shall mean material non-public information (within the meaning of United States federal securities laws) with respect to Borrower, its affiliates and any of its respective securities.
Each Lender acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other person. Each Lender confirms that it has developed procedures designed to ensure compliance with these securities laws.
Each Lender acknowledges that circumstances may arise that require it to refer to Communications that may contain MNPI. Accordingly, each Lender agrees that it will use commercially reasonable efforts to designate at least one individual to receive Private Side Communications on its behalf in compliance with its procedures and applicable law and identify such designee (including such designee’s contact information). Each Lender agrees to notify Administrative Agent in writing from time to time of such Lender’s designee’s email address to which notice of the availability of Private Side Communications may be sent by electronic transmission.
Each Lender that elects not to be given access to Private Side Communications does so voluntarily and, by such election, (i) acknowledges and agrees that the Agents and other Lenders may have access to Private Side Communications that such electing Lender does not have and (ii) takes sole responsibility for the consequences of, and waives any and all claims based on or arising out of, not having access to Private Side Communications.
Section 10.02    Waivers; Amendment.
(w)    Generally. No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender may have had notice or knowledge of such Default at the time. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

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(x)    Required Consents. Subject to Section 10.02(c) and (d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and Administrative Agent or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by Administrative Agent, Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall be effective if the effect thereof would:
(i)    increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment or Default shall constitute an increase in the Commitment of any Lender);
(ii)    reduce the principal amount or premium, if any, of any Loan (except in connection with a payment contemplated by clause (viii) below) or reduce the rate of interest thereon including any provision establishing a minimum rate (other than interest pursuant to Section 2.06(c)), or reduce any Fees payable with respect to any Loan, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (ii));
(iii)    (A) change the scheduled final maturity of any Loan, (B) postpone the date for payment of any interest, premium or fees payable with respect to any Loan or (C) reduce the amount of, waive or excuse any such payment (other than waiver of any increase in the interest rate pursuant to Section 2.06(c)) with respect to any Loan in any case, without the written consent of each Lender directly affected thereby;
(iv)    release all or substantially all of the Guarantors from their Guarantee (except as expressly provided in Article VII), without the written consent of each Lender;
(v)    release all or a substantial portion of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender (it being understood that additional Classes of Loans consented to by the Required Lenders may be equally and ratably secured by the Collateral with the then existing Secured Obligations under the Security Documents);
(vi)    change the percentage set forth in the definition of “Required Lenders,” “Required Class Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender affected thereby, other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;
(vii)     (1) waive any condition set forth in Section 4.03 as to any Credit Extension as to one or more Classes of Loans or (2) amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Class of Loans and does not directly affect Lenders under any other Class, in each case, without the written consent of the Required Class Lenders under such applicable Class or Classes of Loans (and in the case of multiple Classes

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which are affected, such Required Class Lenders shall consent together as one Class) (it being understood that any amendment to the conditions of effectiveness of Incremental Commitments or Refinancing Commitments shall be subject to clause (viii) below); provided, however, that the waivers described in this clause (vii) shall not require the consent of any Lenders other than (x) the Required Class Lenders under such Class or Classes and (y) in the case of any waiver that otherwise would be subject to clause (i), (ii), (iii), (iv), (v) or (vi) above, each Lender or each directly affected Lender (as specified in clause (i), (ii), (iii), (iv), (v) or (vi) above) under the applicable Class or Classes of Loans; or
(viii) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.17 or 2.18 with respect to Incremental Loans and the rate of interest applicable thereto or Refinancing Loans) which directly affects Lenders of one or more Incremental Loans or Refinancing Loans, as the case may be, and does not directly affect Lenders under any other Class, in each case, without the written consent of the Required Class Lenders under such applicable Incremental Loans or Refinancing Loans, as the case may be (and in the case of multiple Classes which are affected, such Required Class Lenders shall consent together as one Class ); provided, however, that the waivers described in this clause (viii) shall not require the consent of any Lenders other than (x) the Required Class Lenders under such applicable Incremental Loans or Refinancing Loans and (y) in the case of any waiver that otherwise would be subject to clause (i), (ii), (iii), (iv), (v) or (vi) above, each Lender or each directly affected Lender (as specified in clause (i), (ii), (iii), (iv), (v) or (vi) above) under the applicable Class or Classes of Incremental Loans or Refinancing Loans;

provided, further, that no Lender consent is required to effect any amendment or supplement to the ABL Intercreditor Agreement, any Subordination Agreement or other intercreditor agreement or arrangement permitted under this Agreement (i) that is for the purpose of adding the holders of Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt, subordinated Permitted Unsecured Refinancing Debt, Incremental Equivalent Debt (or, in each case, a Senior Representative with respect thereto), as parties thereto, as expressly contemplated by the terms of the ABL Intercreditor Agreement, any such Subordination Agreement or any such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by the ABL Intercreditor Agreement, any Subordination Agreement or other intercreditor agreement or arrangement permitted under this Agreement; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.
Neither Holdings nor any of its Subsidiaries or Affiliates will, directly or indirectly, pay or cause to be paid any consideration, to or for the benefit of any Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or any other Loan Document unless such consideration is offered to be paid to all Lenders and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the documents relating to such consent, waiver or agreement.
Notwithstanding anything to the contrary herein:

(I) No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except to the extent the consent of such Lender would be required under

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clause (i), (ii) or (iii) in the proviso to the first sentence of this Section 10.02(b).

(II) If the Administrative Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.
(III) Any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by Borrower and Administrative Agent (without the consent of any Lender) solely to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property.
(IV) This Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
(V) This Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Loans of any Class (“Replaced Term Loans”) with replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with such Replacement Term Loans, (b) the All-In Yield with respect to such Replacement Term Loans (or similar interest rate spread applicable to such Replacement Term Loans) shall not be higher than the All-In Yield for such Replaced Term Loans (or similar interest rate spread applicable to such Replaced Term Loans) immediately prior to such refinancing unless the maturity of the Replacement Term Loans is at least one year later than the maturity of the Replaced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Replaced Term Loans at the time of such refinancing (except by virtue of amortization or prepayment of the Replaced Term Loans prior to the time of such incurrence) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Replaced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date of the Loans in effect immediately prior to such refinancing. Each amendment to this Agreement providing for Replacement Term Loans may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower to effect the provisions of this paragraph, and for the avoidance of doubt, this paragraph shall supersede any other provisions in this Section 10.02 to the contrary.
(y)    Collateral. Without the consent of any other person, the applicable Loan Party or Parties and Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to

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the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.
(z)    Dissenting Lenders. If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section10.02(b), the consent of the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Class Lenders) is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16(b) so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination.
Section 10.03    Expenses; Indemnity; Damage Waiver.
(q)    Costs and Expenses. Borrower shall pay (i) all reasonable and documented out‑of‑pocket expenses incurred by Administrative Agent, Collateral Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent and/or Collateral Agent, including one local counsel in any relevant jurisdiction material to the interests of the Lenders taken as a whole and counsel otherwise obtained with the Borrower’s consent) in connection with the syndication of the credit facilities provided for herein (including the obtaining and maintaining of CUSIP numbers for the Loans), the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, including in connection with post-closing searches to confirm that security filings and recordations have been properly made and including any costs and expenses of the service provider referred to in Section 9.03, including in connection with any Default or an Event of Default to enforce any provision of the Loan Documents and any exercise of remedies; (ii) all reasonable and documented out‑of‑pocket expenses incurred by Administrative Agent, Collateral Agent, any Lender (including the fees, charges and disbursements of counsel for Administrative Agent, Collateral Agent, any Lender; provided that Borrower shall only be required to pay fees, charges and disbursements of one counsel for Administrative Agent and the Lenders taken as a whole, and if necessary, one local counsel of the Administrative Agent and the Lenders taken as a whole in any relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction for each group of affected Lenders similarly situated taken as a whole), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or (B) in connection with the Loans made, including all such out‑of‑pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Loans and (iii) all documentary and similar taxes and charges in respect of the Loan Documents.
(r)    Indemnification by Borrower. Borrower shall indemnify Administrative Agent (and any sub-agent thereof), Collateral Agent (and any sub-agent thereof) each Lender, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel

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for all Indemnitees taken as a whole in each relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole)) incurred by any Indemnitee or asserted against any Indemnitee by any party hereto or any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under this Agreement and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates (as determined in a final and non-appealable judgment of a court of competent jurisdiction). This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(s)    Reimbursement by Lenders. To the extent that Borrower for any reason fails to pay in cash in full any amount required under paragraph (a) or (b) of this Section 10.03 to be paid by it to Administrative Agent (or any sub-agent thereof), Collateral Agent or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), Collateral Agent (or any sub-agent thereof) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent), Collateral Agent (or any sub-agent thereof) or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or Collateral Agent (or any sub-agent thereof). The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.14.
(t)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or

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thereby. In addition, Borrower, its Subsidiaries and Affiliates shall not have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date) (other than in respect of any such damages incurred or paid by an Indemnitee to a third party, or which are included in a third-party claim, and for any out-of-pocket expenses related thereto).
(u)    Payments. All amounts due under this Section shall be payable not later than 3 Business Days after demand therefor; provided, however, that an Indemnitee shall promptly refund such amount to the extent that there is a final and non-appealable judicial determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.03.
Section 10.04    Successors and Assigns.
(s)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 6.05) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.04(b) (such an Assignee, an “Eligible Assignee”) and (A) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, Section 10.04(k), (B) in the case of any Assignee that is Holdings or any of its Subsidiaries, Section 10.04(l), or (C) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is a Debt Fund Affiliate, Section 10.04(o), (ii) by way of participation in accordance with the provisions of Section 10.04(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.04(g) or (i) or (iv) to an SPC in accordance with the provisions of Section 10.04(h) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender, (ii) a natural Person or a Disqualified Institution (unless, in the case of a Disqualified Institution, otherwise agreed by the Borrower in its sole discretion and without giving effect to any provision providing for deemed consent by the Borrower) or (iii) to Holdings, the Borrower or any of their respective Subsidiaries (except pursuant to Section 2.10(a)(ii) or Section 10.04(l)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.04(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(t)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, except in connection with a proposed assignment to any Person listed on the Disqualified Institutions List or an Affiliate of a Person listed on the Disqualified Institutions List) of:
(A)    the Borrower, provided that no consent of the Borrower shall be required for (i) an assignment of all or a portion of the Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) other than with respect to any proposed assignment to any Person that is listed on the Disqualified Institutions List, if an Event of Default under Section 8.01(a) or (b) or, solely with respect to the Borrower, Section 8.01(g) or (h) has occurred and is continuing, to any Assignee or (iii) an assignment of all or a portion of the Loans pursuant to Section 10.04(k), Section 10.04(l)

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or Section 10.04(o); provided that, other than with respect to any proposed assignment to any Person that is listed on the Disqualified Institutions List, the Borrower shall be deemed to have consented to any such assignment of the Loans unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or a portion of the Loans pursuant to Section 10.07(k), Section 10.04(l) or Section 10.04(o).
Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent any Lender is required to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder in order to comply with applicable law, such assignment may be made by such Lender without the consent of the Borrower, the Administrative Agent, or any other party hereto so long as such Lender complies with the requirements of Section 10.04(b)(ii).
(iv)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $1,000,000 and shall be in increments of $1,000,000 in excess thereof unless each of the Borrower and the Administrative Agent otherwise consent; provided that such assignments shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any; and
(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless waived or reduced by the Administrative Agent in its sole discretion).
This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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(u)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.04(d), from and after the effective date specified in each Assignment and Assumption, (1) other than in connection with an assignment pursuant to Section 10.04(l), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.04(e).
(v)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption, each Affiliated Lender Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by the Borrower pursuant to Section 10.04(k) or Section 10.04(l) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.04(d) and Section 2.04 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Loans held by Affiliated Lenders.
(w)    Any Lender may at any time sell participations to any Person (other than a natural person, a Disqualified Institution, an Affiliate of a Disqualified Institution or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (v) of the first proviso to Section 10.02(b) that requires the affirmative vote of such Lender. Subject to Section 10.04(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender (subject, for the avoidance of doubt, to the limitations and requirements of those Sections applying to each Participant as if it were a

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Lender) and had acquired its interest by assignment pursuant to Section 10.04(b). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The portion of any Participant Register relating to any Participant or SPC requesting payment from the Borrower or seeking to exercise its rights under Section 10.08 shall be available for inspection by the Borrower upon reasonable request to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(x)    A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with (and does comply with) Section 2.15(e) as though it were a Lender.
(y)    Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(z)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 2.12, 2.13 and 2.15 (subject to the requirements and the limitations of such Sections), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement except, in the case of Section 2.15, to the extent that the grant to the SPC was made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed; for the avoidance of doubt, the Borrower shall have a reasonable basis for withholding consent if an exercise by an SPC immediately after the grant would result in materially increased indemnification obligation to the Borrower as such time), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but

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without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(aa)    Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.04, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(bb)    Reserved.
(cc)    Any Lender may at any time, assign all or a portion of its rights and obligations with respect to Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis consistent with the procedures set forth in Section 2.10(a)(ii) or (y) open market purchase on a non-pro rata basis, in each case subject to the following limitations:
(i)    the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit A hereto (an “Affiliated Lender Assignment and Assumption”);
(ii)    Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II;
(iii)    each Affiliated Lender that purchases any Loans pursuant to clause (x) above shall represent and warrant to the selling Lender (other than any other Affiliated Lender), or shall make a statement that such representation cannot be made, that it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information);
(iv)    the aggregate principal amount of Loans held at any one time by Sponsors and Non-Debt Fund Affiliates shall not exceed 25% of the original principal amount of all Loans at such time outstanding; (such percentage, the “Sponsor Loan Cap”); provided that to the extent any assignment to any Sponsor or Non-Debt Fund Affiliate would result in the aggregate principal amount of all Loans held by Affiliated Lenders exceeding the Sponsor Loan Cap, the assignment of such excess amount will be void ab initio; and
(v)    as a condition to each assignment pursuant to this clause (k), the Administrative

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Agent and the Borrower shall have been provided a notice in the form of Exhibit G to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such Loans against the Administrative Agent, in its capacity as such.
Notwithstanding anything to the contrary contained herein, any Affiliated Lender that has purchased Loans pursuant to this subsection (k) may, in its sole discretion, contribute, directly or indirectly, principal amount of such Loans, plus all accrued and unpaid interest thereon, to the Borrower for the purpose of cancelling and extinguished such Loans. Upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Loans shall reflect such cancellation and extinguishing of the Loans then held by the Borrower and (y) the Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Loans in the Register.
Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit AA.
(dd)    Any Lender may, so long as no Default or Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Loans under this Agreement to Holdings or the Borrowers through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis consistent with the procedures set forth in Section 2.10(a)(ii) or (y) notwithstanding Section 2.14 or any other provision in this Agreement, open market purchase on a non-pro rata basis; provided, further, that:
(i)    if Holdings is the assignee, upon such assignment, transfer or contribution, Holdings shall automatically be deemed to have contributed the principal amount of such Loans, plus all accrued and unpaid interest thereon, to the Borrower;
(ii)    (a) the principal amount of such Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Loans then held by the Borrower and (c) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Loans in the Register; and
(iii)    purchases of Loans shall not be funded with the proceeds of borrowings under the ABL Facility.
(ee)    Notwithstanding anything in Section 10.02 or the definition of “Required Lenders” or “Required Class Lenders” to the contrary, for purposes of determining whether the Required Lenders and Required Class Lenders (in respect of a Class of Loans) have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.04(n), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan

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Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action, and all Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, Required Class Lenders (in respect of a Class of Loans) or all Lenders have taken any actions, except that no amendment, modification or waiver of any Loan Document shall, without the consent of the applicable Affiliated Lender, deprive any Affiliated Lender of its Pro Rata Share of any payment to which all Lenders of the applicable Class of Loans are entitled or affect an Affiliated Lender in a manner that is disproportionately adverse in a material respect to the effect on any Lender of the same Class of Loans.
(ff)    Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that and each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders.
(gg)    Although Debt Fund Affiliates shall be Eligible Assignees and shall not be subject to the provisions of Section 10.04(m) or (n), any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Loans under this Agreement to a Person who is or will become, after such assignment, a Debt Fund Affiliate only through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis consistent with the procedures set forth in Section 2.10(a)(ii) (for the avoidance of doubt, without requiring any representation as to the possession of material non-public information by such Affiliate and without regard to whether a Default or an Event of Default has occurred and is continuing) or (y) open market purchase on a non-pro rata basis. Notwithstanding anything in Section 10.02 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Loans and Commitments held by Debt Fund Affiliates, in the aggregate, may not account for more than 49.9% of the Loans and Commitments of Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.02.
(hh)    The aggregate outstanding principal amount of the Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Loans purchased by, or contributed to (in each case, and subsequently cancelled hereunder), the Borrower pursuant to Section 10.04(k) or (l) and each principal repayment installment with respect to the Loans of such Class pursuant to Section 2.04(a) shall be reduced pro rata by the par value of the aggregate principal amount of Loans so purchased or contributed (and subsequently cancelled), with such reduction being applied solely to the Loans of the Lenders which sold such Loans.

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Section 10.05    Survival of Agreement.
All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14 and 2.15 and Article X (other than Section 10.12) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
Section 10.06    Counterparts; Integration; Effectiveness.
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of the Borrower and each of the Lenders parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic transmission (i.e., a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.07    Severability.
Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.08    Right of Setoff.
If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and

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remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify Borrower and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.09    Governing Law; Jurisdiction; Consent to Service of Process.
(h)    Governing Law. This Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
(i)    Submission to Jurisdiction. Each Loan Party and each other party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction in the courts of any jurisdiction in connection with the exercise of any rights under any Security Document.
(j)    Venue. Each Loan Party and each other party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(k)    Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.
Section 10.10    Waiver of Jury Trial.
Each party hereto hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

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Section 10.11    Headings.
Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 10.12    Treatment of Certain Information; Confidentiality.
Each of Administrative Agent, the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section, “Information” means all information received from Borrower or any of its Subsidiaries relating to Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender on a nonconfidential basis prior to disclosure by Borrower or any of its Subsidiaries; provided that, in the case of information received from Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.
Section 10.13    USA PATRIOT Act Notice and Customer Verification.
Each Lender that is subject to the USA PATRIOT Act and PCTFA and Administrative Agent (for itself and not on behalf of any Lender) hereby notify Borrower that pursuant to the “know your customer” regulations and the requirements of the USA PATRIOT Act and PCTFA, they are required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number (and other identifying information in the event this information is insufficient to complete verification) that will allow such Lender or Administrative Agent, as applicable, to verify the identity of each Loan Party. This notice is given in accordance with the requirements of the USA PATRIOT Act and PCTFA and is effective as to the Lenders and Administrative Agent.
Section 10.14    Interest Rate Limitation.
Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under

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applicable Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 10.15    Intercreditor Agreement.
The Administrative Agent and the Collateral Agent are authorized to enter into the ABL Intercreditor Agreement, and the parties hereto acknowledge that the ABL Intercreditor Agreement is binding upon them. Each Lender (a) hereby consents to the subordination of the Liens on the ABL Priority Collateral (as such term is defined in the ABL Intercreditor Agreement) securing the Obligations on the terms set forth in the ABL Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement and (c) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into the ABL Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the ABL Secured Parties (as such term is defined in the ABL Intercreditor Agreement) to extend credit to the Borrower and such ABL Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the ABL Intercreditor Agreement. Each Lender, by its execution and delivery of this Agreement and its making of the Initial Loans on the Closing Date, hereby (i) confirms its agreement to the foregoing provisions of this Section 10.15 and (ii) agrees to be bound by the terms of the ABL Intercreditor Agreement as a “Term Secured Party” (as such term is defined in the ABL Intercreditor Agreement).
Section 10.16    Obligations Absolute.
To the fullest extent permitted by applicable Requirements of Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:
(a)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Loan Party;
(b)    any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any other Loan Party;
(c)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;
(d)    any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;
(e)    any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or
(f)    any other circumstances which might otherwise constitute a defense available to, or a

38669945_32

discharge of, the Loan Parties, in the case of each of the foregoing clauses (a) through (f), other than in connection with the payment in full of the Obligations (other than contingent obligations not then due and payable and Hedging Obligations that are Secured Obligations for which arrangements reasonably satisfactory to the Secured Party that is a counterparty thereto have been made) and termination of the Commitments.
Section 10.17    Judgment Currency.
Each Loan Party shall make payment relative to any Obligations in the currency (the “Original Currency”) in which such Loan Party is required to pay such Obligations. If any Loan Party makes payment relative to any Obligations in a currency (the “Other Currency”) other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment shall constitute a discharge of such Obligations only to the extent of the amount of the Original Currency which the Administrative Agent is able to purchase in Toronto, Ontario with the amount it receives on the date of receipt. If the amount of the Original Currency which the Administrative Agent is able to purchase is less than the amount of such currency originally due to it in respect to the relevant Obligations, the applicable Loan Party shall indemnify and save the Secured Parties harmless from and against any loss or damage arising as a result of such deficiency.
[Signature Pages Follow]

38669945_32

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NORCRAFT COMPANIES, L.P.
By:	NORCRAFT GP, L.L.C., its General Partner

By:	/s/ Leigh Ginter
Name:	Leigh Ginter
Title:	Secretary and Chief Financial Officer

[Signature Pages – Norcraft Credit Agreement]
38669945_32

ROYAL BANK OF CANADA,
as Administrative Agent,

By:	/s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

[Signature Pages – Norcraft Credit Agreement]
38669945_32

ROYAL BANK OF CANADA,
as Lender,

By:	/s/ Ian C. Blaker
Name: Ian C. Blaker
Title: Authorized Signatory

[Signature Pages – Norcraft Credit Agreement]
38669945_32

Schedule 1.01

Subsidiary Guarantors

Norcraft Finance Corp.

Norcraft Canada Corporation

__________________________________
1Capitalized terms used but not defined in these Schedules have the respective meanings assigned in the Credit Agreement, dated as of November 14, 2013 (the “Credit Agreement”), among Norcraft Companies, L.P., a Delaware limited partnership (the “Company”), the Lenders (as defined therein) party thereto from time to time, Royal Bank of Canada, as administrative agent for the Lenders (the “Administrative Agent”) and collateral agent for the Secured Parties (as defined therein), and the other agents party thereto.

Schedule 2.01(a)

Commitments

Lender	Allocation
Royal Bank of Canada	$150,000,000
Total:	$150,000,000

Schedule 3.03

Governmental Approvals; Compliance with Laws

None.

Schedule 3.06(c)

Violations or Proceedings

None.

Schedule 3.18

Environmental Matters

None.

Schedule 3.19

Insurance

ARTICLE XILine of Coverage	Named Insureds	Policy Period	Insurer/Policy Number	Scope of Coverage	Retroactive Premium Adjustments/Loss Sharing Arrangements	Agent
General Liability
Norcraft Holdings, L.P.
Norcraft Companies, L.P.
Norcraft GP, L.L.C
Norcraft Companies, Inc.
Norcraft Companies, LLC
Norcraft Holding Corp. I
Norcraft Holding Corp. II
MEB Norcraft LLC
SKM Norcraft Corp.
Trimaran Cabinet Corp.

		11/1/13-14	Travelers Property Casualty Company of America TC2J-GLSA-118D2170-TIL-13
Occurrence Form $1,000,000 per
occurrence limit with $2,000,000
aggregate on both a general and
products-completed-operations basis.
Employee Benefits Liability is
included in the form with $1,000,000
per occ. $2,000,000 agg. Limit.

$100,000 Deductible including Allocated
Loss Adjustment Expense per accident
adjusted monthly. (Pro-rata defense)
Maximum Loss Content: Combined with
Auto and Workers’ Compensation
Claim Handling adjusted monthly
$1,450 for each Products Claim
$500 for each Other Than Products Claim
Rate: $.9522 per Audited Sales
Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
Automobile
Norcraft Holdings, L.P.
Norcraft Companies, L.P.
Norcraft GP, L.L.C
Norcraft Companies, Inc.
Norcraft Companies, LLC
Norcraft Holding Corp. I
Norcraft Holding Corp. II
MEB Norcraft LLC
SKM Norcraft Corp.
Trimaran Cabinet Corp.

		11/1/13-14	Travelers Property Casualty Company of America TC2J-CAP-118D2169-TIL-13
Occurrence Form - $2,000,000 limit
with coverage for Hired and Nonowned
liability included. Sublimits
apply to coverages including Personal
Injury Protection, Medical Payments,
Uninsured and Underinsured
Motorists etc

25,000 Deductible: Including Allocated
Loss Adjustment Expense (per accident)
Maximum Loss Content: Combined with
GL and Workers’ Compensation
Rate: $2,780 per audited power unit –
Tractors; $1,542 per audited power unit –
Other than Tractors
Claim Handling
.095 x Total Incurred
Adjusted Monthly

Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000

ARTICLE XILine of Coverage	Named Insureds	Policy Period	Insurer/Policy Number	Scope of Coverage	Retroactive Premium Adjustments/Loss Sharing Arrangements	Agent
Workers' Compensation
Norcraft Holdings, L.P.
Norcraft Companies, L.P.
Norcraft GP, L.L.C
Norcraft Companies, Inc.
Norcraft Companies, LLC
Norcraft Holding Corp. I
Norcraft Holding Corp. II
MEB Norcraft LLC
SKM Norcraft Corp.
Trimaran Cabinet Corp.

		11/1/13-14	The Travelers Indemnity Company TRK-UB-118D2157-13 (WI & AZ) Travelers Indemnity Company of America TC2H-UB-118D2145-13 (AOS)	Workers Compensation coverage A on a statutory basis. Coverage B $1,000,000 for Bodily Injury - Each Accident, $1,000,000 for Disease - Policy limit and $1,000,000 for Disease - Each Employee
$250,000 Deductible: including Allocated
Loss Adjustment Expense, each accident
adjusted monthly
Maximum Loss Content: $10.6231 per $100
payroll Not less than $6,942,546 (includes
GL and Auto)
Charges other than Claim Handling: –
Deductible Admin. Expense: $.1237 per
$100 Payroll
Work Comp Ded. Premium: $.5983 per $100
Payroll
Basic Premium: $.057 per $100 Payroll
Claim Handling
.095 x Total Incurred, adjusted monthly
Total Collateral
Letter of Credit: $5,350,000
Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
Canadian Liability	Norcraft Canada Corporation	11/1/13-14	St. Paul Fire & Marine Insurance Company General Liability - 233D631A Auto – 234D1158	General Liability Non-owned Auto Employee Benefits Liability Employers Liability	$0 Deductible	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
International Package
Norcraft Holdings, L.P.
Norcraft Companies, L.P.
Norcraft GP, L.L.C
Norcraft Companies, Inc.
Norcraft Companies, LLC
Norcraft Holding Corp. I
Norcraft Holding Corp. II
MEB Norcraft LLC
SKM Norcraft Corp.
Trimaran Cabinet Corp.

		11/1/13-14	Great Northern (Chubb) 7497-11-18	GL: $1mm per occ/agg $1mm personal/advertising injury $10,000 med pay Auto: $1mm Combined Single Limit WC: Primary Coverage $1mm Employers Liability	Guaranteed Cost	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000

ARTICLE XILine of Coverage	Named Insureds	Policy Period	Insurer/Policy Number	Scope of Coverage	Retroactive Premium Adjustments/Loss Sharing Arrangements	Agent
Umbrella	Norcraft Companies, Inc.	11/1/13-14	St. Paul Fire & Marine ZUP-11S98189-13-NF	Occurrence Form - Bodily Injury and Property Damage combined single limit of $25,000,000 per occurrence & aggregate	Self-Insured Retention: None Underlying Coverage: General Liability, Auto Liability, Employee Benefits Liability, Employers Liability, Canadian Liability	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
Excess Liability
Norcraft Holdings, L.P.
Norcraft Companies, L.P.
Norcraft GP, L.L.C
Norcraft Companies, Inc.
Norcraft Companies, LLC
Norcraft Holding Corp. I
Norcraft Holding Corp. II
MEB Norcraft LLC
SKM Norcraft Corp.
Trimaran Cabinet Corp.

		11/1/13-14	National Surety Corporation SHX00057881054	Occurrence Form - Bodily Injury and Property Damage combined single limit of $25,000,000 per occurrence & aggregate	Underlying Coverage: St. Paul Fire & Marine $25,000,000 Umbrella	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
Property/Boiler & Machinery
Norcraft Companies, Inc. and its
wholly or majority owned
subsidiaries and any interest which
may now exist or hereinafter be
created or acquired which are
owned, controlled or operated by
any one or more of those named
insureds
		11/1/13-14	Affiliated FM EN416
Occurrence Form – All Risk - Per
Occurrence Blanket Limit
$225,379,643 with sublimits for
various locations and coverages
including flood, quake,
extra expense etc.
$40,000,000 Quake and Flood limits
except $1,000,000 flood for
Gilbert, AZ and Des Moines, IA locations.

DEDUCTIBLES:
$50,000 Deductible except
$100,000 Flood; Earthquake
5% of Value; $100,000 Minimum: Wind
for FL locations
Excluded: CA Earthquake
48 Hours: Off-premises Power
48 Hours; $50,000: EDP
ADVx1: Boiler
ADVx5: Machinery breakdown - Printers
ADVx10: Machinery breakdown -Veneer
machines and plywood presses
Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
Ocean Cargo	Norcraft Companies, Inc.	11/1/13-14	AGCS Marine Insurance Company OC 91206300	$1,000,000 occurrence any one vessel or connecting conveyance	Deductibles: $500 all shipment except Mexico; $1,500 Mexico	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000

ARTICLE XILine of Coverage	Named Insureds	Policy Period	Insurer/Policy Number	Scope of Coverage	Retroactive Premium Adjustments/Loss Sharing Arrangements	Agent
Directors & Officers Liability	Norcraft Companies, Inc.	11/7/13-11/7/14	Great American Insurance Company NSP2380783	$10,000,000 Aggregate Claims Made	Retention: $500,000 SEC Related Claims $500,000 M&A Related Claims $250,000 All Other Claims	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
1St Excess Directors & Officers Liability	Norcraft Companies, Inc.	11/7/13-11/7/14	Allied World National Assurance Company (AWAC) 0308-6869	$10,000,000 excess $10,000,000	Retention: $0	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
2nd Excess Directors & Officers Liability	Norcraft Companies, Inc.	11/7/13-11/7/14	Axis Insurance Company MCN777545/01/2013	$10,000,000 excess $20,000,000	Retention: $0	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
3rd Excess Directors & Officers Liability	Norcraft Companies, Inc.	11/7/13-11/7/14	Berkley Insurance Company 18009599	$10,000,000 excess $30,000,000	Retention: $0	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
Excess Side A DIC Directors and Officers Liability	Norcraft Companies, Inc.	11/7/13-11/7/14	Beazley Insurance Company, Inc. V146AE130101	$10,000,000 excess $40,000,000	Retention: $0	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
Fiduciary	Norcraft Companies, Inc.	11/7/13-11/7/14	Federal Insurance Company (Chubb) 8237-4011	$10,000,000 Claim Made	Retention: $0	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000

ARTICLE XILine of Coverage	Named Insureds	Policy Period	Insurer/Policy Number	Scope of Coverage	Retroactive Premium Adjustments/Loss Sharing Arrangements	Agent
Employment Practices Liability	Norcraft Companies, Inc.	11/7/13-11/7/14	Travelers 106016702	$10,000,000 Claims Made	Retention: $150,000	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
Directors & Officers Liability Run-Off	Norcraft Holdings, L.P. Norcraft Companies, L.P. Norcraft GP, L.L.C Norcraft Companies, Inc.	11/7/13-11/7/19	US Specialty Insurance Company (HCC) 14-MGU-12-A27902	$15,000,000 Aggregate Claims Made	Retention: $100,000	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
1St Excess Directors & Officers Liability Run-Off	Norcraft Holdings, L.P.	11/7/13-11/7/19	RSUI Indemnity Company NHS648942	$10,000,000 excess $15,000,000 Follow Form Excess	Deductible: N/A	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
2nd Excess Directors & Officers Liability Run-Off	Norcraft Holdings, L.P.	11/7/13-11/7/19	Zurich American Insurance DOC5942325-04	$5,000,000 excess $25,000,000 Follow Form Excess	Deductible: N/A	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
Employment Practices Liability Run-Off	Norcraft Holdings, L.P. Norcraft Companies, L.P. Norcraft GP, L.L.C Norcraft Companies, Inc.	11/7/13-11/7/19	US Specialty Insurance Company (HCC) 14-MGU-12-A27902	$10,000,000 Aggregate Claims Made	Retention: $100,000	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
Fiduciary Liability Run-Off	Norcraft Holdings, L.P. Nocraft GP, L.L.C Norcraft Companies, L.P. Norcraft Companies, Inc.	11/7/13-11/7/19	Federal Insurance Company (Chubb) 8174-0794	$10,000,000 Claims Made	Retention: $0	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000

ARTICLE XILine of Coverage	Named Insureds	Policy Period	Insurer/Policy Number	Scope of Coverage	Retroactive Premium Adjustments/Loss Sharing Arrangements	Agent
Crime	Norcraft Holdings, L.P. Norcraft Companies, Inc.	11/1/12-11/1/15	Zurich American Insurance Company FID 5834746 00	$5,000,000	$50,000 deductible	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000
Special Crime	Norcraft Holdings, L.P.	11/1/12-11/1/15	Federal Insurance Company (Chubb) 8207-5290	Custody Expense - $3,000,000	$0	Hays Companies 1200 N Mayfair Rd Suite 100 Milwaukee WI 53226 414.443.0000

Schedule 3.22

Location of Material Inventory

Entity of Record	Location Address
Norcraft Companies, L.P. Norcraft Intermediate Holdings, L.P. Norcraft Finance Corp.	3020 Denmark Avenue Suite 100 Eagan, MN 55121
Norcraft Companies, L.P.	67 E 2nd Street Cottonwood MN 56229
Norcraft Companies, L.P.	1001 S. Columbus Newton KS 67114 900 Meridian - Bldg. 1 Newton KS 67114-7935 831 S. Columbus - Bldg 2 Newton KS 67114-5200 810 S. Columbus - Bldg 3 Newton KS 67114-5223
Norcraft Companies, L.P.	1801 W. First Newton KS 67114-3260
Norcraft Companies, L.P.	6163 Old 421 Rd. Liberty NC 27298-8283
Norcraft Companies, L.P.	1000 East Butler Avenue Liberty NC 27298
Norcraft Companies, L.P.	5120 East Adamo Dr, Ste D Tampa FL 33619
Norcraft Companies, L.P.	1570 Paonia Street Colorado Springs CO 80915-2662
Norcraft Companies, L.P.	700 E 48th Street Sioux Falls SD 57104 600 E 48th Street Sioux Falls SD 57104
Norcraft Companies, L.P.	1 Millrace Road Lynchburg VA 24502
Norcraft Companies, L.P.	37 Millrace Road Lynchburg, VA 24502
Norcraft Companies, L.P.	596 East Germann Rd, Ste 101 Gilbert AZ 85233
Norcraft Companies, L.P.	1501 Rutherford Street Lynchburg, VA 24501-3826
Norcraft Companies, L.P.	130 East 3rd Street Des Moines, IA 50309

Entity of Record	Location Address
Norcraft Canada Corporation	1980 Springfield Road Winnipeg, Manitoba R2C 2Z2 Canada
Norcraft Canada Corporation	2262 Springfield Road, Building C Winnipeg, Manitoba R2C 2Z2 Canada
Norcraft Canada Corporation	10 & 10A Higgins Ave Winnipeg, Manitoba R3B 0A2 Canada
Norcraft Companies, L.P.**	Cottrell, Inc. 1220 Elizabeth Dr. West Palm Beach, FL 33401
Norcraft Companies, L.P.**	Kustom Warehousing 1450 S. Spencer Rd. Newton, KS 67114
Norcraft Companies, L.P.**	Ensenda, Inc. 580 California Street San Francisco, CA 94104
Norcraft Companies, L.P.**	CDS Logistics 1225 Bengies Rd, Ste A Baltimore, MD 21220
Norcraft Companies, L.P.**	CDS Fidelitone Logistics 19202 Cabot Blvd. Hayward, CA 94545-1143

**Locations where Loan Party property is held by a third party.

Schedule 5.14

Post-Closing Matters
Real Property Requirements. Within ninety (90) days after the Effective Date (or such later date as may be agreed to by Administrative Agent), but in no event earlier than the Closing Date, the Collateral Agent shall have received:
(i)    a Mortgage encumbering each Mortgaged Property in favor of the applicable Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Collateral Agent, it being acknowledged that if a mortgage tax will be due in connection with the recording of a Mortgage, the amount secured by such Mortgage shall be limited to 115% of the fair market value of such Mortgaged Property;

(ii)    with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the Transactions or as shall reasonably be deemed necessary by Collateral Agent in order for the owner or holder of the fee interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

(iii)    with respect to each Mortgage for a U.S. Mortgaged Property, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount equal to not less than 115% of the fair market value of such Mortgaged Property and fixtures, which policy (or such marked-up commitment) (each, a “Title Policy”) shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to Collateral Agent, (C) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements as shall be reasonably requested by Collateral Agent, if available under applicable law (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit, and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than Permitted Collateral Liens or other exceptions reasonably acceptable to Collateral Agent, provided, however, with respect to the Canadian Mortgage to be provided in respect of the Canadian Mortgaged Property situated in Manitoba, Canada, a bring down title opinion from Canadian counsel in form and substance reasonably acceptable to the Collateral Agent (such opinion of Canadian counsel, the “Bring Down Title Opinion”) shall be sufficient to satisfy the requirements of this clause (iii);

(iv)    with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the Title Policy/ies and endorsements contemplated above or Canadian counsel to issue the Bring Down Title Opinion, as applicable;

(v)    evidence reasonably acceptable to Collateral Agent of payment by Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to above;

(vi)    with respect to each Real Property or Mortgaged Property, copies of all Leases in which Borrower or any Subsidiary holds the lessor’s interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or, as reasonably required by Collateral Agent, pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be reasonably acceptable to Collateral Agent;

(vii)    with respect to each Mortgaged Property, each Company shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Property;

(viii)    Surveys with respect to each Mortgaged Property;

(ix)    A local counsel opinion with respect to each Mortgaged Property in form and substance reasonably satisfactory to Collateral Agent; and

(x)     a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each U.S. Mortgaged Property.

Deposit Account and Security Account Control Agreements. Within ninety (90) days after the Effective Date (or such later date as may be agreed to by Administrative Agent), but in no event earlier than the Closing Date, the Administrative Agent shall have received executed Control Agreements (as defined in the applicable Security Agreement) on all Deposit Accounts (as defined in the applicable Security Agreement) and Securities Accounts (as defined in the applicable Security Agreement); provided that this requirement does not apply to Excluded Deposit Accounts (as defined in the applicable Security Agreement).

Schedule 6.01(b)

Existing Indebtedness

Intercompany Note, dated as of the Closing Date, by and among the Payors and Payees listed therein.
See Schedule 6.02(c) (Existing Liens)

Schedule 6.02(c)

Existing Liens

Debtor	Jurisdiction	Filing	Secured Party	Description
NORCRAFT COMPANIES, L.P.	Delaware Secretary of State	UCC-1	CISCO SYSTEMS CAPITAL CORPORATION	Specific equipment (operating lease)
NORCRAFT COMPANIES, L.P.	Delaware Secretary of State	UCC-1	CROWN CREDIT COMPANY	Specific equipment: Lift Trucks and related equipment and accessories
NORCRAFT COMPANIES, L.P.	Delaware Secretary of State	UCC-1	IBM CREDIT LLC	Specific equipment, together with software, and related accessories
NORCRAFT COMPANIES, L.P.	Delaware Secretary of State	UCC-1	GREATAMERICA LEASING CORPORATION	Specific leased equipment: Canon Copier, printer and fax systems and related accessories
NORCRAFT COMPANIES, L.P.	Delaware Secretary of State	UCC-1	GRAYBAR FINANCIAL SERVICES LLC	Specific leased equipment: 43 American Power Conversions, and related office equipment, computer and security systems, and related accessories
NORCRAFT COMPANIES, L.P.	Delaware Secretary of State	UCC-1	WELLS FARGO BANK, N. A.	Specific equipment: Forklifts
NORCRAFT COMPANIES, L.P.	Delaware Secretary of State	UCC-1	MERIDIAN LEASING CORPORATION	Specific leased equipment (operating lease)
NORCRAFT COMPANIES, L.P.	Delaware Secretary of State	UCC-1	MID-ATLANTIC FASTENERS LLC	ITW Staplers (operating lease)
NORCRAFT COMPANIES, L.P.	Delaware Secretary of State	UCC-1	CARLSON SYSTEMS LLC	Specific equipment: Fasco Staplers, Senco nailers and staplers (operating lease)

Schedule 6.04(a)

Existing Investments

None.

Schedule 6.08(i)

Existing Affiliate Transactions

None.

EXHIBIT A
[FORM OF]
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION
This Affiliated Lender Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Operative Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement defined below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Operative Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: [2]

3.	Borrower: Norcraft Companies, L.P.

4.	Administrative Agent: Royal Bank of Canada, as the Administrative Agent under the Credit Agreement.
5.Credit Agreement:    The Credit Agreement dated as of November 14, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NORCRAFT COMPANIES, L.P., a Delaware limited partnership (“Borrower”), the Lenders,
__________________________________

[2]	Indicate if Debt Fund Affiliate.

RBC CAPITAL MARKETS and KEYBANK NATIONAL ASSOCIATION, as joint lead arrangers and joint bookrunners (in such capacities, individually, “Arranger” and collectively the “Arrangers”), and ROYAL BANK OF CANADA, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties.

6.	Assigned Interest:

Facility Assigned[3]		Aggregate Amount of Loans for all Lenders		Amount of Loans Assigned[5]	Percentage Assigned of Loans[6]		CUSIP Number
	$		$			%

Operative Date:                           , 20     (the “Operative Date”) [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE OPERATIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signature Page Follows]

__________________________________

[3]
Fill in the appropriate terminology for the Facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Initial Loans”, “Refinancing Loans”, “Extended Loans”, etc.).

[4]
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Operative Date.

[5]
After giving effect to Assignee’s purchase and assumption of the Assigned Interest, the aggregate principal amount of Loans held at any one time by Affiliated Lenders shall not exceed 25% of the original principal amount of all Loans at such time outstanding. To the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, such excess will be void ab initio.

[6]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

[7]	This date may not be fewer than 5 Business Days after the date of the assignment unless the Administrative Agent agrees.

The terms set forth in this Assignment and Assumption are hereby agreed to by:

ASSIGNOR:
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:
[NAME OF ASSIGNEE]

By:
Name:
Title:

[ASSIGNEE ADDRESS]
[ASSIGNEE TELECOPY]
[Consented to and]1 Accepted:

ROYAL BANK OF CANADA,

as Administrative Agent

By:
Name:
Title:

[NORCRAFT COMPANIES, L.P.
By: NORCRAFT GP, L.L.C., its general partner
as Administrative Agent

By:
Name:
Title:][2]
__________________________________
1 Insert if Assignment and Assumption requires consent
2 Insert if consent of Borrower is required.

ANNEX 1
TO AFFILIATED LENDER
ASSIGNMENT AND ASSUMPTION

NORCRAFT COMPANIES, L.P.
CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION
1.      Representations and Warranties.
1.1.  Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Intermediate Holdings, the Borrower, or any of their Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by Intermediate Holdings, the Borrower, or any of their Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document.
1.2.  Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements to be an assignee under Section 10.04 of the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Operative Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 4.01(d) or 5.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is not already a Lender under the Credit Agreement, the signature page to the Assignment and Assumption accurately sets forth the contact address and telecopy number for the Assignee, (vi) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Operative Date and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative
__________________________________

[1]
Only in the case of a Dutch auction or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.10(a)(ii), pursuant to Section 10.04(k)(x) of the Credit Agreement, if the Assignee can make such representation, the following should be inserted:

“and (viii) it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders
Footnote continued on next page.

Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.2
2.  Payments. From and after the Operative Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Operative Date and to the Assignee for amounts that have accrued from and after the Operative Date.
3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by, the laws of the State of New York without regard to conflicts of principles of law that would require the application of the laws of another jurisdiction.

__________________________________
Footnote continued from previous page.

[2]
If, in the case of a Dutch auction or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.10(a)(ii), pursuant to Section 10.04(k)(x) of the Credit Agreement, the Assignee cannot make the representation specified in the previous footnote, then the following text should be inserted here:

“The Assignee cannot represent at this time that it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).”

EXHIBIT B
[FORM OF]
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Operative Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement defined below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Operative Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower: Norcraft Companies, L.P.

4.	Administrative Agent: Royal Bank of Canada, as the Administrative Agent under the Credit Agreement.
5.Credit Agreement:    The Credit Agreement dated as of November 14, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NORCRAFT COMPANIES, L.P., a Delaware limited partnership (“Borrower”), the Lenders,
__________________________________

[1]	Select as applicable.

RBC CAPITAL MARKETS and KEYBANK NATIONAL ASSOCIATION, as joint lead arrangers and joint bookrunners (in such capacities, individually, “Arranger” and collectively the “Arrangers”), and ROYAL BANK OF CANADA, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties.

6.	Assigned Interest:

Facility Assigned[2]		Aggregate Amount of Loans for all Lenders[3]		Amount of Loans Assigned	Percentage Assigned of Loans[4]		CUSIP Number
	$		$			%

Operative Date:                           , 20     (the “Operative Date”) [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE OPERATIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signature Page Follows]

__________________________________

[2]
Fill in the appropriate terminology for the Facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Initial Loans”, “Refinancing Loans”, “Extended Loans”, etc.).

[3]
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Operative Date.

[4]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

[5]	This date may not be fewer than 5 Business Days after the date of the assignment unless the Administrative Agent agrees.

The terms set forth in this Assignment and Assumption are hereby agreed to by:

ASSIGNOR:
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:
[NAME OF ASSIGNEE]

By:
Name:
Title:

[ASSIGNEE ADDRESS]
[ASSIGNEE TELECOPY]
[Consented to and]17 Accepted:

ROYAL BANK OF CANADA,

as Administrative Agent

By:
Name:
Title:

[NORCRAFT COMPANIES, L.P.
By: NORCRAFT GP, L.L.C., its general partner
as Administrative Agent

By:
Name:
Title:][18]
__________________________________
17 Insert if Assignment and Assumption requires consent
18 Insert if consent of Borrower is required.

ANNEX 1
TO ASSIGNMENT AND ASSUMPTION

NORCRAFT COMPANIES, L.P.
CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.      Representations and Warranties.
1.1.  Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Intermediate Holdings, the Borrower, or any of their Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by Intermediate Holdings, the Borrower, or any of their Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document.
1.2.  Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Operative Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 4.01(d) or 5.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is not already a Lender under the Credit Agreement, the signature page to the Assignment and Assumption accurately sets forth the contact address and telecopy number for the Assignee, (vi) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Operative Date and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.
2.  Payments. From and after the Operative Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Operative Date and to the Assignee for amounts that have accrued from and after the Operative Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by, the laws of the State of New York without regard to conflicts of principles of law that would require the application of the laws of another jurisdiction.

EXHIBIT C
[Form of]
BORROWING REQUEST
Royal Bank of Canada,
as Administrative Agent
[ADDRESS]

Re: Norcraft Companies, L.P.
[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of November 14, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NORCRAFT COMPANIES, L.P., a Delaware limited partnership (“Borrower”), the Lenders (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I of the Credit Agreement), RBC CAPITAL MARKETS and KEYBANK NATIONAL ASSOCIATION, as joint lead arrangers and joint bookrunners (in such capacities, individually, “Arranger” and collectively the “Arrangers”), and ROYAL BANK OF CANADA, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties. Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) Category of Loan		[19]

(B) Principal amount of Borrowing
(C) Date of Borrowing (which is a Business Day)
(D) Type of Borrowing	[ABR Loan] [Eurodollar Loan]

__________________________________

[19]	Specify “Initial Loans”, “Refinancing Loans”, “Extended Loans”, “Incremental Loans”, etc.

[20]	Loans must be (i) an integral multiple of $100,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

[(E) Interest Period		][22]

(F) Location and number of Borrower’s account with Royal Bank of Canada to which funds will be disbursed	Account No._____________ _______________________ __________________________ __________________________

Borrower hereby represents and warrants that the conditions contained in Sections 4.03(b) and (c) of the Credit Agreement are satisfied as of the date hereof.
[Signature Page Follows]

__________________________________

[21]	Shall be subject to the definition of “Interest Period” in the Credit Agreement.

[22]	To be included for Eurodollar Loans.

NORCRAFT COMPANIES, L.P.
By: NORCRAFT GP, L.L.C., its general partner

By:

Name:

Title:

EXHIBIT D
[FORM OF]
COMPLIANCE CERTIFICATE
[Date]
Reference is made to the Credit Agreement, dated as of November 14, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), NORCRAFT COMPANIES, L.P., a Delaware limited partnership (“Borrower”), the other Loan Parties party thereto, the Lenders party thereto and ROYAL BANK OF CANADA, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and collateral agent for the Secured Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Pursuant to Section 5.01(c) of the Credit Agreement, the undersigned, solely in his/her capacity as a Financial Officer of the Borrower or the general partner of the Borrower, certifies as follows:
1.    [Attached hereto as Exhibit A is a consolidated balance sheet of Pubco for the fiscal year ended [_____], and related consolidated statements of comprehensive income, cash flows and stockholders’ or members’ equity for such fiscal year[, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year,] and notes thereto, all prepared in accordance with GAAP and accompanied by (i) a report and opinion of Grant Thornton LLP or another independently registered public accounting firm of recognized national standing (which report and opinion (A) shall be prepared in accordance with generally accepted auditing standards and (B) shall not be qualified as to scope or contain any “going concern” or like qualification or exception, except for a going concern statement that is due to the impending maturity of any Indebtedness), (ii) a management report setting forth results of operations and cash flows of Pubco as of the end of and for such fiscal year, as compared to budgeted amounts, and (iii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal year.]
2.    [Attached hereto as Exhibit A is a consolidated balance sheet of Pubco as at the end of the fiscal quarter ended [_____], and related consolidated statements of comprehensive
__________________________________

[1]
The schedules attached to this Exhibit D shall be updated as necessary to reflect any amendment, restatement, extension, supplement or other modification to the Credit Agreement. Notwithstanding the foregoing, in the event of any discrepancy between any schedule attached to this Exhibit D and the corresponding terms of the Credit Agreement, the corresponding terms of the Credit Agreement shall replace such schedule mutatis mutandis.

[2]	To be included only in annual compliance certificate beginning with the annual compliance certificate for fiscal year ending December 31, 2014.

[3]	To be included if accompanying annual financial statements only.

[4]	The requirements of Section 1. of this Exhibit shall be deemed to be satisfied by the filing of a Form 10-K by Pubco.

income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year [, in comparative form with the consolidated statements of comprehensive income and cash flows for the comparable periods in the previous fiscal year,] and notes thereto, all prepared in accordance with GAAP and accompanied by (i) a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Pubco as of the date and for the periods specified in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) a management report setting forth results of operations and cash flows of Pubco as of the end of and for such fiscal quarter and for the then elapsed portion of the fiscal year, as compared to budgeted amounts.]
3.    [Attached hereto as Exhibit B are the Projections required to be delivered pursuant to Section 5.01(d) of the Credit Agreement. Such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material.]
4.    [[Except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred and is continuing.] [If unable to provide the foregoing certification, attach an Annex A specifying the details of the Default that has occurred and is continuing and any action taken or proposed to be taken with respect thereto.]
5.    [Attached hereto as Schedule 1 are reasonably detailed calculations setting forth Excess Cash Flow for the most recently ended fiscal year, which calculations are true and accurate on and as of the date of this Certificate.]
6.    [Attached hereto as Exhibit C are unaudited consolidating financial information that explains in reasonable detail the differences between the information relating to Pubco, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand.]
__________________________________

[5]	To be included in quarterly compliance certificates for any fiscal year ending after December 31, 2013.

[6]	To be included if accompanying quarterly financial statements only, beginning with the quarter ending March 31, 2014.

[7]	The requirements of Section 2 of this Exhibit shall be deemed to be satisfied by the filing of a Form 10-Q by Pubco.

[8]	To be included only in annual compliance certificate, beginning with the fiscal year ending December 31, 2014.

[9]	To be included only in annual compliance certificate beginning with the annual compliance certificate for fiscal year ending December 31, 2014.

[10]	To be included in quarterly and annual compliance certificates for any fiscal year ending after December 31, 2013.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, solely in his/her capacity as a Financial Officer of the Borrower or the general partner of the Borrower, has executed this certificate for and on behalf of the Borrower, and has caused this certificate to be delivered as of the date first set forth above.

NORCRAFT COMPANIES, L.P.
By: NORCRAFT GP, L.L.C., its general partner

By:

Name:

Title:

SCHEDULE 1
TO COMPLIANCE CERTIFICATE

Excess Cash Flow Calculation
(a)	the sum, without duplication, of:
	(i)	Consolidated Net Income of the Borrower for such period,	$_____
(ii)
an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period,
$_____
(iii)
decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Asset Sales by the Borrower and its Subsidiaries completed during such period or the application of acquisition accounting),
$_____
(iv)
an amount equal to the aggregate net non-cash loss on any Asset Sale by the Borrower and its Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and
$_____
	(v)	cash receipts in respect of Hedging Agreements during such fiscal year to the extent not otherwise included in such Consolidated Net Income.	$_____
(b)	minus, the sum, without duplication of:
(i)
an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges excluded by virtue of clauses (a) through (m) of the definition of Consolidated Net Income,
$_____
(ii)
without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property accrued or made in cash during such period to the extent financed with (A) Internally Generated Cash or (B) the proceeds of extensions of credit under the ABL Facility or any other revolving credit facility, in each case, of the Borrower or its Subsidiaries,
$_____

(iii)
the aggregate amount of all principal payments of Indebtedness of the Borrower and its Subsidiaries (including (A) the principal component of payments in respect of Capital Lease Obligations, (B) the amount of any mandatory prepayment of Loans pursuant to Section 2.10(b) of the Credit Agreement to the extent required due to an Asset Sale or Casualty Event that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase and (C) any prepayment of Loans pursuant to Section 2.10(a)(ii) of the Credit Agreement (in an amount equal to the discounted amount actually paid in respect of the principal amount of such Loans)), but excluding (X) all other prepayments of Loans, (Y) all prepayments in respect of any revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder and (Z) payments of any Subordinated Indebtedness except to the extent permitted to be paid pursuant to Section 6.10 of the Credit Agreement) made during such period, in each case except to the extent financed with the proceeds of other Indebtedness of the Borrower or its Subsidiaries,
$_____
(iv)
an amount equal to the sum of (A) the aggregate net non-cash gain on Asset Sales by the Borrower and its Subsidiaries during such period (other than Asset Sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and (B) the aggregate net non-cash gain or income from Investments (other than Investments made in the ordinary course of business) to the extent included in arriving at Consolidated Net Income,
$_____
(v)
increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Asset Sales by the Borrower and its Subsidiaries completed during such period or the application of acquisition accounting),
$_____
(vi)
cash payments by the Borrower and its Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income,
$_____
(vii)
without duplication of amounts deducted pursuant to clauses (xi) and (xv) below in prior fiscal years, the amount of Investments made pursuant to Sections 6.04(d), (g), (k), (p) and (r) of the Credit Agreement, and acquisitions made during such period to the extent that such Investments and acquisitions were financed with Internally Generated Cash,
$_____
(viii)
the amount of Dividends paid during such period pursuant to Sections 6.07(c), (d), (e), (f), (g), (h), (i), (l), (m) and (n) of the Credit Agreement in each case to the extent such Dividends were financed with Internally Generated Cash,
$_____
(ix)
the aggregate amount of expenditures actually made by the Borrower and its Subsidiaries from Internally Generated Cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income,
$_____
(x)
the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,
$_____

(xi)
without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that, to the extent the aggregate amount of internally generated cash flow actually utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,
$_____
(xii)
the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,
$_____
(xiii)	cash expenditures in respect of Hedging Agreements during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income, and	$_____
(xiv)	any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset.	$_____
Excess Cash Flow (the sum of items (a)(i) through (v) minus the sum of items (b)(i) through (xiv))		$_____

EXHIBIT E
[FORM OF]
INTEREST ELECTION REQUEST

Royal Bank of Canada,
as Administrative Agent
[ADDRESS]

RE: NORCRAFT COMPANIES. L.P.
[Date]
Ladies and Gentlemen:

This Interest Election Request (this “Interest Election Request”) is delivered to you pursuant to Section 2.08 of the Credit Agreement (as amended, modified or supplemented from time to time, the “Credit Agreement”), dated as of November 14, 2013, among NORCRAFT COMPANIES, L.P., a Delaware limited partnership (“Borrower”), the Lenders, RBC CAPITAL MARKETS and KEYBANK NATIONAL ASSOCIATION, as joint lead arrangers and joint bookrunners (in such capacities, individually, “Arranger” and collectively the “Arrangers”), and ROYAL BANK OF CANADA, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
Borrower hereby requests that on [                        ] (the “Operative Date”):
1.$[                          ] of the presently outstanding principal amount of the Loans originally made on [                 ],
2.and all presently being maintained as [ABR Loans] [Eurodollar Loans],
3.be [converted into] [continued as]: [Eurodollar Loans having an Interest Period of [one] [two] [three] [six] [twelve] month(s)] [ABR Loans].
The undersigned hereby certifies that the following statement is true on the date hereof, and will be true on the proposed Operative Date set forth above, both before and after giving effect thereto and to the application of the proceeds therefrom: the foregoing [conversion] [continuation] complies with the terms and conditions of the Credit Agreement (including, without limitation, Section 2.08 of the Credit Agreement).
[SIGNATURE PAGE FOLLOWS]

[33]	Shall be a Business Day.

[34]	Shall be subject to the definition of “Interest Period” in the Credit Agreement.

Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

NORCRAFT COMPANIES, L.P.
By: NORCRAFT GP, L.L.C., its general partner

By:

Name:

Title:

EXHIBIT F
[FORM OF]
JOINDER AGREEMENT
Reference is made to the Credit Agreement (as amended, modified or supplemented from time to time, the “Credit Agreement”), dated as of November 14, 2013, among NORCRAFT COMPANIES, L.P., a Delaware limited partnership (“Borrower”), the Lenders, RBC CAPITAL MARKETS and KEYBANK NATIONAL ASSOCIATION, as joint lead arrangers and joint bookrunners (in such capacities, individually, “Arranger” and collectively the “Arrangers”), and ROYAL BANK OF CANADA, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, certain Guarantors have entered or will enter into the Credit Agreement and the U.S. Security Agreement or the Canadian Security Agreement, as applicable, in order to induce the Lenders to make the Loans to the Borrower;
WHEREAS, [pursuant to Section 5.10(b) of the Credit Agreement, each Subsidiary, except for a Subsidiary expressly excluded by Section 5.10(b) of the Credit Agreement, that was not in existence on the date of the Credit Agreement is required to become a Guarantor under the Credit Agreement by executing a Joinder Agreement] [pursuant to Section 5.10(d) of the Credit Agreement the Borrower may designate any Excluded Subsidiary as a Subsidiary Guarantor]. The undersigned Subsidiary (the “New Guarantor”) is executing this Joinder Agreement (this “Joinder Agreement”) to the Credit Agreement in order to induce the Lenders to maintain outstanding Loans and to continue to extend credit to the Borrower.
NOW, THEREFORE, the Administrative Agent, Collateral Agent and the New Guarantor hereby agree as follows:
1.    Guarantee. In accordance with Section 5.10 of the Credit Agreement, the New Guarantor by its signature below becomes a Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Guarantor.
2.    Representations and Warranties. The New Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. Each reference to a Guarantor in the Credit Agreement shall be deemed to include the New Guarantor. The New Guarantor hereby attaches supplements to each of the schedules to the Credit Agreement applicable to it.
3.    Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
4.    Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or PDF shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.
5.    No Waiver. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.
6.    Notices. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 10.01 of the Credit Agreement.
7.    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

Address for Notices:

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

EXHIBIT G
AFFILIATED LENDER NOTICE
Royal Bank of Canada
[ADDRESS]

Re:
Credit Agreement, dated as of November 14, 2013, among Norcraft Companies, L.P., a Delaware limited partnership, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Royal Bank of Canada, as Administrative Agent and the other parties from time to time party thereto (the “Credit Agreement”).

Dear Sir:
The undersigned (the “Proposed Affiliate Assignee”) hereby gives you notice, pursuant to Section 10.04(k)(v) of the Credit Agreement, that
(a)it has entered into an agreement to purchase via assignment a portion of the Loans under the Credit Agreement,
(b)the assignor in the proposed assignment is [_______________],
(c)immediately after giving effect to such assignment, the Proposed Affiliate Assignee will be an Affiliated Lender,
(d)the principal amount of Loans to be purchased by such Proposed Affiliate Assignee in the assignment contemplated hereby is $______________,
(e)the aggregate amount of all Loans held by such Proposed Affiliate Assignee and each other Affiliated Lender after giving effect to the assignment hereunder (if accepted) is $[______________],
(f)it, in its capacity as a Lender under the Credit Agreement, hereby waives any right to bring any action against the Administrative Agent with respect to the Loans that are the subject of the proposed assignment hereunder, and
(g)the proposed effective date of the assignment contemplated hereby is [___________, 20__].

Very truly yours,

[EXACT LEGAL NAME OF PROPOSED AFFILIATE ASSIGNEE]

By:

Name:

Title:

Phone Number:

Fax:

Email

Date:

EXHIBIT H

[RESERVED]

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EXHIBIT I
[Form of]
ABL INTERCREDITOR AGREEMENT
[Provided Under Separate Cover]

39168701_7

INTERCREDITOR AGREEMENT
by and among
ROYAL BANK OF CANADA,
as ABL Agent,
ROYAL BANK OF CANADA,
as Term Agent,
and each Junior Agent from time to time party hereto
Dated as of November [14], 2013

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- i-
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- ii-
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INTERCREDITOR AGREEMENT
THIS INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of November [14], 2013 by and among (a) ROYAL BANK OF CANADA (“Royal Bank”), in its capacities as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “ABL Agent”) for (i) the financial institutions, lenders and investors party from time to time to the ABL Credit Agreement referred to below (such financial institutions, lenders and investors together with their respective successors and permitted assigns and transferees, including any letter of credit issuers under the ABL Credit Agreement, the “ABL Lenders”), (ii) any ABL Cash Management Affiliates (as defined below) and (iii) any ABL Hedging Affiliates (as defined below) (such ABL Cash Management Affiliates and ABL Hedging Affiliates, together with the ABL Agent and the ABL Lenders and any other secured parties under any ABL Credit Agreement, the “ABL Secured Parties”), (b) Royal Bank, in its capacities as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Term Agent”) for (i) the financial institutions, lenders and investors party from time to time to the Term Credit Agreement referred to below (such financial institutions, lenders and investors, together with their respective successors and permitted assigns and transferees, the “Term Lenders”) and (ii) any Term Hedging Affiliates (as defined below) (such Term Cash Management Affiliates and Term Hedging Affiliates, together with the Term Agent and the Term Lenders and any other secured parties under any Term Credit Agreement, the “Term Secured Parties”) and (c) each Junior Agent that from time to time becomes a party hereto pursuant to Section 7.6.
RECITALS
A.    Pursuant to that certain Credit Agreement dated as of November [14], 2013 by and among NORCRAFT COMPANIES, L.P., a Delaware limited partnership (the “Borrower”), NORCRAFT INTERMEDIATE HOLDINGS, L.P., a Delaware limited partnership (“Intermediate Holdings”), the ABL Guarantors (as hereinafter defined) party thereto, the ABL Lenders and the ABL Agent (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the Borrower.
B.    Pursuant to certain guaranties provided under the ABL Credit Agreement (as the same may be amended, supplemented, restated and/or otherwise modified, collectively, the “ABL Guaranty”) by each of the ABL Guarantors in favor of the ABL Secured Parties, the ABL Guarantors have agreed to guarantee the payment of the Borrower’s obligations under the ABL Documents (as hereinafter defined).
C.    As a condition to the effectiveness of the ABL Credit Agreement and to secure the obligations of the Borrower and the ABL Guarantors (the Borrower, the ABL Guarantors and each other direct or indirect subsidiary or parent of the Borrower or any of their affiliates that is now or hereafter becomes a party to any ABL Document, collectively, the “ABL Credit Parties”) under and in connection with the ABL Documents, the ABL Credit Parties have granted to the ABL Agent (for the benefit of the ABL Secured Parties) Liens on the Collateral.
D.    Pursuant to that certain Credit Agreement dated as of the date hereof by and among the Borrower, Intermediate Holdings, the Term Guarantors (as hereinafter defined) party thereto, the Term Lenders and the Term Agent (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Credit Agreement”), the Term Lenders have agreed to

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make certain loans to the Borrower.
E.    Pursuant to certain guaranties provided under the Term Credit Agreement (as the same may be amended, supplemented, restated and/or otherwise modified, collectively (collectively, the “Term Guaranty”) by each of the Term Guarantors in favor of the Term Secured Parties, the Term Guarantors have agreed to guarantee the payment of the Borrower’s obligations under the Term Documents (as hereinafter defined).
F.    As a condition to the effectiveness of the Term Credit Agreement and to secure the obligations of the Borrower and the Term Guarantors (the Borrower, the Term Guarantors and each other direct or indirect subsidiary or parent of the Borrower or any of its affiliates that is now or hereafter becomes a party to any Term Document, collectively, the “Term Credit Parties”) under and in connection with the Term Documents, the Term Credit Parties have granted to the Term Agent (for the benefit of the Term Secured Parties) Liens on the Collateral.
G.    Pursuant to this Agreement, the Borrower may, from time to time, designate certain additional Indebtedness of any Credit Party as “Junior Secured Indebtedness” by executing and delivering a Junior Secured Indebtedness Designation and by complying with the procedures set forth in Section 7.6 hereof, and the holders of such Junior Secured Indebtedness and any other applicable Junior Secured Party shall thereafter constitute “Junior Secured Parties,” and any Junior Agent for any such Junior Secured Parties shall thereafter constitute a “Junior Agent,” for all purposes under this Agreement.
H.     Each of the ABL Agent (on behalf of the ABL Secured Parties) and the Term Agent (on behalf of the Term Secured Parties) and, by their acknowledgment hereof, the ABL Credit Parties and the Term Credit Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1    UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Account, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixtures, General Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Money, Payment Intangible, Promissory Note, Records, Security, Securities Account, Security Entitlement, Supporting Obligation and Tangible Chattel Paper.
Section 1.2    Other Definitions. Subject to Section 1.1 hereof, as used in this Agreement, the following terms shall have the meanings set forth below:
“ABL Affected Collateral” shall have the meaning set forth in Section 3.6(a) hereof.
“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent”, “Administrative Agent”, “Collateral Agent”, “Trustee” or “Collateral Trustee” or similar term under any ABL Credit Agreement, and, in the case of each of the foregoing, shall include their respective successors and

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permitted assigns and transferees.
“ABL Cash Management Affiliate” shall mean any ABL Cash Management Bank that is owed ABL Cash Management Obligations by an ABL Credit Party and which ABL Cash Management Obligations are secured by Liens granted under one or more ABL Collateral Documents, together with their respective successors, assigns and transferees.
“ABL Cash Management Bank” shall mean, as of any date of determination, any Person that is an ABL Lender or an Affiliate of an ABL Lender on such date, whether or not such Person subsequently ceases to be an ABL Lender or an Affiliate of an ABL Lender.
“ABL Cash Management Obligations” shall mean obligations owed by the Borrower or any Subsidiary to any ABL Cash Management Bank in respect of or in connection with any Cash Management Services.
“ABL Collateral Documents” shall mean all “Security Documents” or similar term as defined in any ABL Credit Agreement, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any ABL Credit Agreement, in each case as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“ABL Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include any one or more other agreements, indentures or facilities extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, trustee, lender, group of lenders, creditor or group of creditors and whether or not increasing the amount of any Indebtedness that may be incurred or issued thereunder.
“ABL Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.
“ABL Deposit and Securities Accounts” means all Deposit Accounts, Securities Accounts, collection accounts and lockbox accounts (and all related lockboxes) of the Credit Parties (other than the Term Loan Priority Accounts).
“ABL Documents” shall mean any ABL Credit Agreement, any ABL Guaranty, any ABL Collateral Document, all Cash Management Services between the Borrower or any Subsidiary and any ABL Cash Management Affiliate, any ABL Hedging Agreement between any ABL Credit Party or any Subsidiary and any ABL Hedging Affiliate, any other ancillary agreement as to which any ABL Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the ABL Agent or any other ABL Secured Party, in connection with any of the foregoing or any ABL Credit Agreement, in each case as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“ABL Guarantors” shall mean the collective reference to (i) Intermediate Holdings and each Subsidiary of the Borrower other than any Excluded Subsidiary and (ii) any other Person who becomes a guarantor under any ABL Guaranty. The term “ABL Guarantors” shall include all “Guarantors” under and as defined in the ABL Credit Agreement.
“ABL Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and

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shall also include any other guaranty made by an ABL Guarantor guaranteeing, inter alia, the payment and performance of any ABL Obligations.
“ABL Hedge Bank” shall mean any Person that is an Agent, a Lender or a Joint Bookrunner under the ABL Credit Agreement or an Affiliate of any of the foregoing on the Effective Date or at the time it enters into an ABL Hedging Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of any of the foregoing.
“ABL Hedging Affiliate” shall mean any ABL Hedge Bank that has entered into an ABL Hedging Agreement with an ABL Credit Party, with the obligations of such ABL Credit Party thereunder being secured by one or more ABL Collateral Documents, together with its successors, assigns and transferees.
“ABL Hedging Agreement” means any “Hedging Agreement” as defined in the ABL Credit Agreement.
“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” or similar term under any ABL Credit Agreement.
“ABL Obligations” shall mean any and all obligations of every nature of each ABL Credit Party from time to time owed to the ABL Secured Parties, or any of them, under, in connection with, or evidenced or secured by any ABL Document, including, without limitation, all “Secured Obligations” or similar term as defined in any ABL Credit Agreement and whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such ABL Credit Party, would have accrued on any ABL Obligation, whether or not a claim is allowed against such ABL Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of ABL Hedging Agreements (to the extent constituting Secured Obligations, as defined in the ABL Credit Agreement), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any ABL Document.
“ABL Priority Collateral” shall mean all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws), would be ABL Priority Collateral):
(1)     all Accounts, other than Accounts which constitute identifiable proceeds of Term Priority Collateral;
(2)     cash, Money and cash equivalents;
(3)     all (x) Deposit Accounts (other than Term Loan Priority Accounts) and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments properly held therein, including intercompany indebtedness between or among the Credit Parties or their Affiliates, to the extent owing in respect of ABL Priority Collateral, (y) Securities Accounts (other than Term Loan Priority Accounts), Security Entitlements and Securities credited to such a Securities Account (other than Equity Interests) and (z) Commodity Accounts (other than Term Loan Priority Accounts) and Commodity Contracts credited thereto, and, in each case, all cash, Money, cash equivalents, checks and other property properly held therein or credited thereto (other than Equity

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Interests); provided, however, that to the extent that identifiable proceeds of Term Priority Collateral are deposited in any such Deposit Accounts or Securities Accounts, such identifiable proceeds shall be treated as Term Priority Collateral;
(4)     all Inventory;
(5)     to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (4) constituting ABL Priority Collateral, all Documents, General Intangibles (including all rights under contracts), Instruments (including Promissory Notes), Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), Intellectual Property and Commercial Tort Claims; provided that to the extent any of the foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (4) shall be included in the ABL Priority Collateral;
(6)     to the extent relating to any of the items referred to in the preceding clauses (1) through (5) constituting ABL Priority Collateral, all Supporting Obligations and Letter-of-Credit Rights; provided that to the extent any of the foregoing also relates to Term Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (5) shall be included in the ABL Priority Collateral;
(7)     all books and Records relating to the items referred to in the preceding clauses (1) through (6) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (6) constituting ABL Priority Collateral); and
(8)     all collateral security and guarantees, products or Proceeds of or with respect to any of the foregoing items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral and all cash, Money, cash equivalents, insurance proceeds, Instruments, Securities and Financial Assets received as Proceeds of any of the foregoing items referred to in the preceding clauses (1) through (7) and this clause (8) constituting ABL Priority Collateral (“ABL Priority Proceeds”).
“ABL Recovery” shall have the meaning set forth in Section 5.3(a) hereof.
“ABL Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.
“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

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“Agent(s)” means, individually, the ABL Agent, the Term Agent or any Junior Agent and, collectively, means the ABL Agent, the Term Agent and any Junior Agent.
“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.
“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.
“Borrower” shall have the meaning assigned to that term in the introduction to this Agreement.
“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed (or are in fact closed).
“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.
“Collateral” shall mean all Property now owned or hereafter acquired by the Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to any ABL Agent, any Term Agent or any Junior Agent under any of the ABL Collateral Documents, the Term Collateral Documents or the Junior Documents, together with all rents, issues, profits, products and Proceeds thereof.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Control Collateral” shall mean any Collateral consisting of any Certificated Security (as defined in Section 8−102 of the Uniform Commercial Code), Investment Property, Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.
“Copyrights” shall mean, collectively, with respect to the Credit Parties, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by a Credit Party, in each case, whether now owned or hereafter created or acquired by or assigned to a Credit Party, together with any and all (i) rights and privileges arising under applicable law with respect to a Credit Party’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.
“Credit Documents” shall mean the ABL Documents, the Term Documents and the Junior Documents.

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“Credit Parties” shall mean the ABL Credit Parties, the Term Credit Parties and the Junior Credit Parties.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Designated Junior Agent” means the Junior Agent under the first Series of Junior Obligations designated as Junior Secured Indebtedness pursuant to Section 7.6; provided, that at such time such Junior Obligations cease to be the only Junior Secured Indebtedness under this Agreement, by delivery of written notice to each Senior Agent and the Borrower hereunder, the Junior Majority Agents may from time to time designate another Junior Agent as the “Designated Junior Agent” for purposes hereof.
“DIP Financing” shall have the meaning set forth in Section 6.1(a) hereof.
“Discharge of ABL Obligations” shall mean the time at which all the ABL Obligations (other than (i) contingent indemnification and reimbursement obligations as to which no claim has been asserted by the Person entitled thereto, (ii) Secured Obligations (as defined in the ABL Credit Agreement) under ABL Hedging Agreements and (iii) obligations in respect of Cash Management Services to the extent such obligations are Secured Obligations (as defined in the ABL Credit Agreement)) have been paid in full in cash, all Letters of Credit (as defined in the ABL Credit Agreement) have expired or been terminated (other than Letters of Credit for which other arrangements reasonably satisfactory to the ABL Agent and each applicable Issuer (as defined in the ABL Credit Agreement) have been made) and all Commitments (as defined in the ABL Credit Agreement) have been terminated.
“Discharge of Junior Obligations” shall mean, with respect to any Series of Junior Obligations, the time at which all the Junior Obligations of such Series (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted by the Person entitled thereto) have been paid in full in cash and all commitments to extend credit under the Junior Documents for such Series of Junior Obligations have been terminated.
“Discharge of Senior Obligations” shall mean the Discharge of ABL Obligations and Discharge of Term Obligations.
“Discharge of Term Obligations” shall mean the time at which all the Term Obligations (other than (i) contingent indemnification and reimbursement obligations as to which no claim has been asserted by the Person entitled thereto and (ii) Secured Obligations (as defined in the Term Credit Agreement) under Term Hedging Agreements) have been paid in full in cash and all Commitments (as defined in the Term Credit Agreement) have been terminated.
“Domestic Subsidiary” shall mean any Subsidiary that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.
“Effective Date” shall have the meaning assigned to such term under the ABL Credit Agreement or the Term Credit Agreement, as applicable.
“Enforcement Notice” shall mean a written notice delivered by either the ABL Agent or the Term Agent to the other announcing that an Enforcement Period has commenced.

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“Enforcement Period” shall mean the period of time following the receipt by either the ABL Agent or the Term Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in the case of an Enforcement Period commenced by the Term Agent, the Discharge of Term Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, or (c) the ABL Agent or the Term Agent (as applicable) terminates, or agrees in writing to terminate, the Enforcement Period.
“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Effective Date, but excluding debt securities convertible or exchangeable into such equity.
“Event of Default” shall mean an “Event of Default” or similar term under and as defined in any ABL Credit Agreement, any Term Credit Agreement or the Junior Agreement relating to any Series of Junior Obligations, as applicable.
“Excluded Subsidiary” means (a) with respect to ABL Guarantors, any “Excluded Subsidiary” or similar term under and as defined in any ABL Credit Agreement and (b) with respect to the Term Guarantors, any “Excluded Subsidiary” or similar term under and as defined in any Term Credit Agreement.
“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:
(a)     the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;
(b)     the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;
(c)     the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;
(d)     the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Collateral;
(e)     the sale, lease, license or other disposition of all or any portion of the Collateral by private or public sale conducted by any Secured Party or any other means at the direction of any Secured Party permissible under applicable law;

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(f)     the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law; and
(g)     the exercise by any Secured Party of any voting rights relating to any Equity Interest included in the Collateral.
For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Any Secured Creditor Remedies or an Exercise of Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency Proceeding or the seeking of adequate protection by any Senior Secured Party, (ii) the exercise of rights by the ABL Agent upon the occurrence of a Cash Dominion Period (as defined in any ABL Credit Agreement), including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Agent, (iii) the consent by the ABL Agent to a store closing sale, going out of business sale or other disposition by any Credit Party of any of the ABL Priority Collateral, (iv) the reduction of advance rates or sub-limits by the ABL Agent and the ABL Lenders, (v) the change in eligibility criteria for components of the borrowing base under the ABL Credit Agreement by the ABL Agent and the ABL Lenders or (vi) the imposition of Reserves (as defined in the ABL Credit Agreement) by the ABL Agent.
“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.
“GAAP” shall have the meaning assigned to that term in the Term Credit Agreement.
“Goodwill” shall mean, collectively, with respect to each Credit Party, the goodwill connected with such Credit Party’s business including all goodwill connected with (i) the use of and symbolized by any Trademark or Intellectual Property License with respect to any Trademark in which such Credit Party has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Credit Party’s business.
“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union, the European Central Bank or the Organization for Economic Co-operation and Development).
“Guarantor” shall mean any of the ABL Guarantors, the Term Guarantors or Junior Guarantors.
“Indebtedness” shall have the meaning provided in the ABL Credit Agreement and the Term Credit Agreement as in effect on the date hereof.
“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other

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Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of a Person’s creditors generally or any substantial portion of a Person’s creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.
“Intellectual Property” shall mean, collectively, the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Goodwill.
“Intellectual Property Licenses” shall mean, collectively, with respect to each Credit Party, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Credit Party is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.
“Intermediate Holdings” shall have the meaning assigned to that term in the introduction to this Agreement.
“Junior Agent” shall mean any one or more agents, trustees or other representatives for or of any one or more Junior Lenders under any Junior Agreement and shall include any successor thereto as well as any Person designated as an “Agent,” “Administrative Agent,” “Collateral Agent,” “Trustee” or any similar agent or representative under any Junior Agreement, and, in the case of each of the foregoing, shall include their respective successors and permitted assigns and transferees.
“Junior Agreement” shall mean (a) any agreement, instrument and document under which any Junior Secured Indebtedness is or may be incurred, including without limitation any credit agreement, loan agreement, indenture or other financing agreement, in each case as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of such agreement, instrument or document, as applicable and this Agreement, and (b) if designated by the Borrower, shall include any one or more other agreements, indentures or facilities extending the maturity of, consolidating, increasing, restructuring, refunding, replacing or refinancing all or any portion of the Junior Obligations, whether by the same or any other agent, trustee, lender, group of lenders, creditor or group of creditors and whether or not increasing the amount of any Indebtedness that may be incurred or issued thereunder
“Junior Collateral Documents” shall mean all “Security Documents” or similar term as defined in any Junior Agreement, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered by one or more Junior Credit Parties in connection with any Junior Agreement, in each case as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Junior Credit Party” shall mean the Borrower, the Junior Guarantors and each direct or indirect subsidiary or parent of the Borrower or any of its affiliates that hereafter becomes a party to any Junior Document, and any other Person who becomes a guarantor under any of the Junior Guaranties.

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“Junior Documents” shall mean, with respect to any Series of Junior Secured Indebtedness hereunder, any Junior Agreement, any Junior Guaranty, any Junior Collateral Document, any other ancillary agreement as to which any Junior Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Junior Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Junior Agent or any other Junior Secured Party, in connection with any of the foregoing or any Junior Agreement, in each case as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Junior Effective Date” shall have the meaning set forth in Section 7.6.
“Junior Guarantor” shall mean any Person who becomes a guarantor under any Junior Guaranty.
“Junior Guaranty” shall mean, with respect to any Series of Junior Obligations, any guaranty made by a Junior Guarantor guaranteeing, inter alia, the payment and performance of such Junior Obligations.
“Junior Lenders” shall mean one or more financial institutions, lenders and investors party from time to time to any Junior Agreement, as well as any Person designed as a “Lender” or similar term under any Junior Agreement, together with their respective successors and permitted assigns and transferees.
“Junior Majority Agents” means the Junior Agent or Junior Agents representing a majority of the then aggregate principal amount of Junior Obligations.
“Junior Obligations” shall mean any and all obligations of every nature of each Junior Credit Party from time to time owed to the Junior Secured Parties or any of them, under, in connection with, or evidenced or secured by any Junior Document, including, without limitation, all “Obligations” or similar term as defined in any Junior Agreement and whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Junior Credit Party, would have accrued on any Junior Obligation, whether or not a claim is allowed against such Junior Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any Junior Document, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
“Junior Secured Indebtedness” shall mean any Junior Specified Indebtedness that (1) is permitted to be secured by a Lien (as hereinafter defined) on the Collateral ranking junior to, or not expressly required to be pari passu with, the Lien securing the Senior Obligations by
(a)    prior to the Discharge of ABL Obligations, any negative covenant or other provision restricting Liens contained in any ABL Credit Agreement or any other ABL Document then in effect;
(b)    prior to the Discharge of Term Obligations, any negative covenant or other provision restricting Liens contained in any Term Credit Agreement or any other Term Document then in effect; and
(c)    prior to the Discharge of Junior Obligations with respect to any Series of Junior Obligations, any negative covenant restricting Liens contained in the Junior Agreement for such Series of Junior Obligations then in effect; and

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(2) is designated as “Junior Secured Indebtedness” by the Borrower pursuant to a Junior Secured Indebtedness Designation and in compliance with the procedures described in Section 7.6.
As used in this definition of “Junior Secured Indebtedness,” the term “Lien” shall have the meaning set forth (x) for purposes of the preceding clause (1)(a), prior to the Discharge of ABL Obligations, in any ABL Credit Agreement then in effect, (y) for purposes of the preceding clause (1)(b), prior to the Discharge of Term Obligations, in any Term Credit Agreement then in effect, and (c) for purposes of the preceding clause (1)(c), prior to the Discharge of Junior Obligations, with respect to any Series of Junior Obligations, in the Junior Agreement for such Series of Junior Obligations then in effect.
“Junior Secured Indebtedness Designation” shall mean a certificate of the Borrower with respect to Junior Secured Indebtedness substantially in the form of Exhibit B attached hereto.
“Junior Secured Indebtedness Joinder” shall mean a joinder agreement executed by one or more Junior Agents in respect of the Junior Secured Indebtedness subject to a Junior Secured Indebtedness Designation, on behalf of one or more Junior Secured Parties in respect of such Junior Secured Indebtedness, substantially in the form of Exhibit C attached hereto.
“Junior Secured Parties” shall mean any Junior Agent, any Junior Lender and any other secured parties under any Junior Credit Agreement.
“Junior Shared Collateral” shall mean, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Agreement and the holders of Junior Obligations under at least one Junior Agreement (or their Agents) hold a security interest at such time (or, in the case of the Senior Agreements, are deemed pursuant to Article 2 to hold a security interest). If, at any time, any portion of the Collateral under one or more Senior Agreements does not constitute Collateral under one or more Junior Agreements, then such portion of such Collateral shall constitute Junior Shared Collateral only with respect to the Junior Agreement(s) for which it constitutes Collateral and shall not constitute Junior Shared Collateral for any Junior Agreement which does not have a security interest in such Collateral at such time.
“Junior Specified Indebtedness” shall mean any Indebtedness (as hereinafter defined) that is or may from time to time be incurred by any Credit Party in compliance with
(a)    prior to the Discharge of ABL Obligations, any negative covenant or other provision restricting Indebtedness contained in any ABL Credit Agreement or any other ABL Document then in effect;
(b)    prior to the Discharge of Term Obligations, any negative covenant or other provision restricting Indebtedness contained in any Term Credit Agreement or any other Term Document then in effect; and
(c)    prior to the Discharge of Junior Obligations with respect to any Series of Junior Obligations, any negative covenant restricting Liens contained in the Junior Agreement for such Series of Junior Obligations then in effect.
As used in this definition of “Junior Specified Indebtedness,” the term “Indebtedness” shall have the meaning set forth (x) for purposes of the preceding clause (a), prior to the Discharge of ABL Obligations, in any ABL Credit Agreement then in effect, (y) for purposes of the preceding clause (b), prior to the Discharge of Term Obligations, in any Term Credit Agreement then in effect, and (z) for

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purposes of the preceding clause (c), prior to the Discharge of Junior Obligations, with respect to any Series of Junior Obligations, in the Junior Agreement for such Series of Junior Obligations then in effect. In the event that any Indebtedness as defined in any such Credit Document shall not be Indebtedness as defined in any other such Credit Document, but is or may be incurred in compliance with such other Credit Document, such Indebtedness shall constitute Junior Specified Indebtedness for purposes of such other Credit Document.
“Lenders” means, collectively, all of the ABL Lenders, the Term Lenders and the Junior Lenders.
“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Lien Priority” shall mean with respect to any Lien of the ABL Secured Parties, the Term Secured Parties or any Junior Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1 hereof.
“Other Liabilities” means ABL Cash Management Obligations and Secured Obligations (as defined in the ABL Credit Agreement) in respect of any ABL Hedging Agreement.
“Party” shall mean the ABL Agent, the Term Agent or any Junior Agent, and “Parties” shall mean all of the Agents.
“Patents” shall mean, collectively, with respect to the Credit Parties, all patents issued or assigned to, and all patent applications and registrations made by, a Credit Party (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to a Credit Party’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
“Permitted Junior Secured Refinancing Debt” shall mean any “Permitted Junior Secured Refinancing Debt” as defined in the Term Credit Agreement, the ABL Credit Agreement or any Junior Agreement, as applicable.
“Permitted Pari Passu Secured Refinancing Debt” shall mean any “Permitted Pari Passu Secured Refinancing Debt” as defined in the Term Credit Agreement, the ABL Credit Agreement or any Junior Agreement, as applicable.
“Permitted Refinancing” shall mean any “Permitted Refinancing” as defined in the Term Credit

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Agreement, the ABL Credit Agreement or any Junior Agreement, as applicable.
“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Priority Collateral” shall mean the ABL Priority Collateral or the Term Priority Collateral, as applicable.
“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.
“Property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.
“Purchase Date” shall have the meaning set forth in Section 3.8(a) hereof.
“Purchase Notice” shall have the meaning set forth in Section 3.8(a) hereof.
“Purchase Option Event” shall have the meaning set forth in Section 3.8(a) hereof.
“Purchasing Creditors” shall have the meaning set forth in Section 3.8(a) hereof.
“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Replacement Agent” shall have the meaning set forth in Section 3.8(d) hereof.
“Royal Bank” shall have the meaning assigned to that term in the introduction to this Agreement.
“Secured Parties” shall mean the ABL Secured Parties, the Term Secured Parties and the Junior Secured Parties.
“Senior Agent(s)” means, individually, prior to the Discharge of ABL Obligations with respect to any matters relating solely to the ABL Priority Collateral, the ABL Agent and, with respect to all other matters (including Collateral other than ABL Priority Collateral) and, after the Discharge of ABL Obligations, with respect to the ABL Priority Collateral, the Term Agent, and, collectively, means both the ABL Agent and the Term Agent.
“Senior Agreement” shall mean any ABL Credit Agreement and any Term Credit Agreement, individually.
“Senior Collateral” shall mean all Property now owned or hereafter acquired by the Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to the ABL Agent or the

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Term Agent under any of the ABL Collateral Documents or the Term Collateral Documents, together with all rents, issues, profits, products and Proceeds thereof.
“Senior Collateral Documents” shall mean the ABL Collateral Documents and the Term Collateral Documents, collectively.
“Senior Debt Documents” shall mean the ABL Documents and the Term Documents, collectively.
“Senior Lenders” shall mean the ABL Lenders and the Term Lenders, collectively.
“Senior Obligations” shall mean the ABL Obligations and the Term Obligations, collectively.
“Senior Secured Parties” shall mean the ABL Secured Parties and the Term Secured Parties, collectively.
“Series” shall mean (a) with respect to the Junior Secured Parties, each of the Junior Secured Parties that becomes subject to this Agreement after the date hereof that are represented by a common Agent (in its capacity as such for such Junior Secured Parties) and (b) with respect to any Junior Obligations, each of the Junior Obligations incurred pursuant to any Junior Agreement, which, pursuant to any Junior Secured Indebtedness Joinder, are to be represented hereunder by a common Agent (in its capacity as such for such Junior Obligations).
“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, (i) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors (or similar governing body) thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Borrower.
“Term Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent”, “Administrative Agent”, “Collateral Agent”, “Trustee”, “Collateral Trustee” or similar term under any Term Credit Agreement, and, in the case of each of the foregoing, shall include their respective successors and permitted assigns and transferees.
“Term Cash Proceeds Notice” shall mean a written notice delivered by the Term Agent to the ABL Agent (a) stating that an Event of Default has occurred and is continuing under any Term Document and specifying the relevant Event of Default and (b) stating that certain cash proceeds which may be deposited in an ABL Deposit and Securities Account constitute Term Priority Collateral, and reasonably identifying the amount of such proceeds and specifying the origin thereof.
“Term Collateral Documents” shall mean all “Security Documents” or similar term as defined in any Term Credit Agreement, and all other security agreements, mortgages, deeds of trust and other collateral

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documents executed and delivered by one or more Term Credit Parties in connection with any Term Credit Agreement, in each case as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Term Credit Agreement” shall have the meaning assigned to that term in the recitals to this Agreement and shall include any one or more other agreements, indentures or facilities extending the maturity of, consolidating, increasing (including by means of any Incremental Equivalent Debt (as defined in the Term Credit Agreement) or any Permitted Refinancing thereof), restructuring, refunding, replacing or refinancing all or any portion of the Term Obligations, whether by the same or any other agent, trustee, lender, group of lenders, creditor or group of creditors and whether or not increasing the amount of any Indebtedness that may be incurred or issued thereunder.
“Term Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.
“Term Documents” shall mean any Term Credit Agreement, any Term Guaranty, any Term Collateral Document, any Term Hedging Agreements between any Term Credit Party or any Subsidiary and any Term Hedging Affiliate, any other ancillary agreement as to which any Term Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Term Agent or any other Term Secured Party, in connection with any of the foregoing or any Term Credit Agreement, in each case as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Term Guarantors” shall mean the collective reference to (i) Intermediate Holdings and each Subsidiary of the Borrower, other than any Excluded Subsidiary and (ii) any other Person who becomes a guarantor under any Term Guaranty. The term “Term Guarantors” shall include all “Guarantors” under and as defined in the Term Credit Agreement.
“Term Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other guaranty made by a Term Guarantor guaranteeing, inter alia, the payment and performance of any Term Obligations.
“Term Hedge Agreement” means any “Hedge Agreement” as defined in the Term Credit Agreement.
“Term Hedge Bank” shall mean any Person that is an Agent, a Lender or a Joint Bookrunner under the Term Credit Agreement or an Affiliate of any of the foregoing on the Effective Date or at the time it enters into a Term Hedging Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of any of the foregoing.
“Term Hedging Affiliate” shall mean any Term Hedge Bank that has entered into a Term Hedging Agreement with a Term Credit Party, with the obligations of such Term Credit Party thereunder being secured by one or more Term Collateral Documents, together with its successors, assigns and transferees (even if such Term Hedge Bank subsequently ceases to be an agent or lender, as applicable, under the Term Credit Agreement for any reason).
“Term Hedging Agreement” means any “Hedging Agreement” as defined in the Term Credit Agreement.
“Term Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” or similar term under any Term Credit Agreement.

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“Term Loan Priority Accounts” means any Deposit Accounts or Securities Accounts, in each case that are intended to contain Term Priority Collateral or identifiable proceeds of the Term Priority Collateral (it being understood that any property in such Deposit Accounts or Securities Accounts which is not Term Priority Collateral or identifiable proceeds of Term Priority Collateral shall not be Term Priority Collateral solely by virtue of being on deposit in any such Deposit Account or Securities Account).
“Term Obligations” shall mean any and all obligations of every nature of each Term Credit Party from time to time owed to the Term Secured Parties or any of them, under, in connection with, or evidenced or secured by any Term Document, including, without limitation, all “Secured Obligations” or similar term as defined in any Term Credit Agreement and whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Term Credit Party, would have accrued on any Term Obligation, whether or not a claim is allowed against such Term Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Term Hedging Agreements (to the extent constituting Secured Obligations, as defined in the Term Credit Agreement), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any Term Document, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
“Term Priority Collateral” shall mean all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Term Priority Collateral):
(1)     all Equipment, Fixtures, Real Property, intercompany indebtedness between or among the Credit Parties or their Affiliates, except to the extent constituting ABL Priority Collateral, and Investment Property (other than any Investment Property described in clauses 3(y) and 8 of the definition of ABL Priority Collateral);
(2)     except to the extent constituting ABL Priority Collateral, all Instruments, Intellectual Property, Commercial Tort Claims, Documents and General Intangibles;
(3)     Term Loan Priority Accounts; provided, however, that to the extent that identifiable proceeds of ABL Priority Collateral are deposited in any such Term Loan Priority Accounts, such identifiable proceeds shall be treated as ABL Priority Collateral;
(4)     all other Collateral, other than the ABL Priority Collateral (including ABL Priority Proceeds); and
(5)     all collateral security and guarantees, products or Proceeds of or with respect to any of the foregoing items referred to in the preceding clauses (1) though (4) constituting Term Priority Collateral and all cash, Money, cash equivalents, insurance proceeds, Instruments, Securities and Financial Assets received as Proceeds of any of the foregoing items referred to in the preceding clauses (1) through (4) and this clause (5) constituting Term Priority Collateral, other than the ABL Priority Collateral (“Term Priority Proceeds”).

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“Term Recovery” shall have the meaning set forth in Section 5.3(b) hereof.
“Term Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.
“Trademarks” shall mean, collectively, with respect to the Credit Parties, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to a Credit Party and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to a Credit Party’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non perfection or priority or availability of such remedy, as the case may be.
“Use Period” means the period commencing on the date that the ABL Agent or an agent acting on its behalf (or an ABL Credit Party acting with the consent of the ABL Agent) commences the liquidation and sale of the ABL Priority Collateral in a manner as provided in Section 3.6 hereof (having theretofore furnished the Term Agent with an Enforcement Notice) and ending 180 days thereafter. If any stay or other order that prohibits any of the ABL Agent, the other ABL Secured Parties or any ABL Credit Party (with the consent of the ABL Agent) from commencing and continuing to Exercise Any Secured Creditor Remedies or from liquidating and selling the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.
Section 1.3    Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals,

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replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Except as otherwise provided herein, any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.
ARTICLE 2 LIEN PRIORITY
Section 2.1    Priority of Liens.
(h)     Subject to the order of application of proceeds set forth in sub-clauses (b) and (c) of Section 4.1 hereof, notwithstanding (i) the date, time, method, manner, or order of grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Secured Parties in respect of all or any portion of the Collateral, of any Liens granted to the Term Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the Junior Secured Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent, the Term Agent or Junior Agent (or ABL Secured Parties, Term Secured Parties or Junior Secured Parties) in any Collateral, (iii) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the ABL Documents, the Term Documents or the Junior Documents, (iv) whether the ABL Agent, the Term Agent or any Junior Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the ABL Obligations, the Term Obligations or the Junior Obligations are advanced or made available to the Credit Parties, (vi) the fact that any such Liens in favor of the ABL Agent or the ABL Lenders, the Term Agent or the Term Lenders or any Junior Agent or any Junior Lenders securing any of the ABL Obligations, Term Obligations or Junior Obligations, respectively, are (x) subordinated to any Lien securing any obligation of any Credit Party other than the Term Obligations (in the case of the ABL Obligations), the ABL Obligations (in the case of the Term Obligations) or the Senior Obligations (in the case of the Junior Obligations), respectively, or (y) otherwise subordinated, unperfected, voided, avoided, invalidated or lapsed, or (vii) any other circumstance of any kind or nature whatsoever, the ABL Agent, on behalf of itself and the ABL Secured Parties, the Term Agent, on behalf of itself and the Term Secured Parties, and each Junior Agent that becomes a party to this Agreement, on behalf of itself and the Junior Secured Parties represented thereby, hereby agree that:
(1)     (A) any Lien (or purported Lien) in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent and the ABL Secured Parties in such ABL Priority Collateral to secure all or any portion of the ABL Obligations and (B) any Lien (or purported Lien) in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of any Junior Agent or any Junior Secured Party

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that secures all or any portion of any Series of Junior Obligations shall in all respects be junior and subordinate to all Liens granted to any Senior Agent or any Senior Secured Parties in the ABL Priority Collateral to secure all or any portion of any Senior Obligations;
(2)     (A) any Lien (or purported Lien) in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens (or purported Liens) granted to the Term Agent or any Term Secured Party in such ABL Priority Collateral to secure all or any portion of the Term Obligations and (B) any Lien (or purported Lien) in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of any Senior Agent or any Senior Secured Parties that secures all or any portion of any Senior Obligations shall in all respects be senior and prior to all Liens (or purported Liens) granted to any Junior Agent or any Junior Secured Party in the ABL Priority Collateral to secure all or any portion of the Junior Obligations of any Series;
(3)     (A) any Lien (or purported Lien) in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens (or purported Liens) granted to the Term Agent and the Term Secured Parties in such Term Priority Collateral to secure all or any portion of the Term Obligations and (B) any Lien (or purported Liens) in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of any Junior Agent or any Junior Secured Party that secures all or any portion of any Series of Junior Obligations shall in all respects be junior and subordinate to all Liens (or purported Liens) granted to any Senior Agent or any Senior Secured Parties in the Term Priority Collateral to secure all or any portion of any Senior Obligations;
(4)     (A) any Lien (or purported Lien) in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations shall in all respects be senior and prior to all Liens (or purported Liens) granted to the ABL Agent or any ABL Secured Party in such Term Priority Collateral to secure all or any portion of the ABL Obligations and (B) any Lien (or purported Lien) in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of any Senior Agent or any Senior Secured Parties that secures all or any portion of any Senior Obligations shall in all respects be senior and prior to all Liens (or purported Liens) granted to any Junior Agent or any Junior Secured Party in the Term Priority Collateral to secure all or any portion of the Junior Obligations of any Series; and
(5)     any Lien in respect of all or any portion of the Collateral as of the

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date of this Agreement or hereafter held by or on behalf of any Junior Agent or any Junior Secured Party that secures all or any portion of any Junior Obligations of any Series shall in all respects be pari passu and equal in priority with any Lien in respect of all or any portion of the Collateral as of the date of this Agreement or hereafter held by or on behalf of each other Junior Agent or any Junior Secured Party represented by such other Junior Agent that secures all or any portion of any Junior Obligations of any other Series (except as may be separately otherwise agreed in writing by, and solely as between or among, any two or more Junior Agents, each on behalf of itself and the Junior Secured Parties represented thereby).
(i)     Notwithstanding any failure by any ABL Secured Party or Term Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation, priming or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the ABL Secured Parties or the Term Secured Parties, the priority and rights as between the ABL Secured Parties, the Term Secured Parties and the Junior Secured Parties with respect to the Collateral shall be as set forth herein. Notwithstanding any failure by any Junior Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation, priming or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to such Junior Secured Party, the priority and rights as between any Junior Agent and the Junior Secured Parties represented thereby, on the one hand, and any other Junior Agent and the Junior Secured Parties represented thereby, on the other hand, with respect to the Collateral shall be as set forth herein (except as may be separately otherwise agreed in writing by, and solely as between or among, any two or more Junior Agents, each on behalf of itself and the Junior Secured Parties represented thereby).
(j)     The Term Agent, for and on behalf of itself and the Term Secured Parties, acknowledges and agrees that, (x) the ABL Agent, for the benefit of itself and the ABL Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which the Term Agent has been granted Liens and the Term Agent hereby consents thereto and (y) after the date hereof, a Junior Agent, for the benefit of itself and the Junior Secured Parties represented thereby, may be granted Liens upon all of the Collateral in which such Term Agent has been granted Liens and, in each case, the Term Agent hereby consents thereto. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that, (x) the Term Agent, for the benefit of itself and the Term Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which the ABL Agent has been granted Liens and the ABL Agent hereby consents thereto and (y) after the date hereof, a Junior Agent, for the benefit of itself and the Junior Secured Parties represented thereby, may be granted Liens upon all of the Collateral in which such ABL Agent has been granted Liens and, in each case, the ABL Agent hereby consents thereto. Each Junior Agent that becomes a party to this Agreement, for and on behalf of itself and the Junior Secured Parties represented thereby, acknowledges and agrees that the ABL Agent, for the benefit of itself and the ABL Secured Parties, the Term Agent, for the benefit of itself and the Term Secured Parties, and any other Junior Agent, for the benefit of itself and the Junior Secured Parties represented thereby, have been, or may be, granted Liens upon all of the Collateral in which such Junior Agent has been granted Liens and, in each case, such Junior

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Agent hereby consents thereto. The subordination of Liens by the Term Agent and the ABL Agent in favor of one another, and by each Junior Agent in favor of the Senior Agents, as set forth herein shall not be deemed to subordinate the Term Agent’s Liens, the ABL Agent’s Liens or such Junior Agent’s Liens to the Liens of any other Person, nor shall such subordination be affected by the subordination of such Liens to any Lien of any other Person. The provision of pari passu and equal priority as between Liens of any Junior Agent and Liens of any other Junior Agent, in each case as set forth herein, shall not be deemed to subordinate the Liens of any Junior Agent to the Liens of any Person other than the Senior Agents and the other Senior Secured Parties as and to the extent set forth herein, or to provide that the Liens of any Junior Agent will be pari passu or of equal priority with the Liens of any other Person.
Section 2.2    Waiver of Right to Contest Liens.
(a)     The Term Agent, for and on behalf of itself and the Term Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent and the ABL Secured Parties in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the Term Agent, for itself and on behalf of the Term Secured Parties, agrees that none of the Term Agent or the Term Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Secured Party under the ABL Documents with respect to the ABL Priority Collateral. The Term Agent, for itself and on behalf of the Term Secured Parties, hereby waives any and all rights it or the Term Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Lender seeks to enforce its Liens in any ABL Priority Collateral. The foregoing shall not be construed to prohibit the Term Agent from enforcing the provisions of this Agreement.
(b)     The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Term Agent or the Term Secured Parties in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that none of the ABL Agent or the ABL Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Term Agent or any Term Secured Party under the Term Documents with respect to the Term Priority Collateral. The ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Term Agent or any Term Secured Party seeks to enforce its Liens in any Term Priority Collateral. The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement.

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(c)     The ABL Agent, for and on behalf of itself and the ABL Secured Parties, and the Term Agent, for and on behalf of itself and the Term Secured Parties, each agrees that it shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of any Junior Agent or any Junior Secured Parties in respect of the Collateral or the provisions of this Agreement. The foregoing shall not be construed to prohibit the ABL Agent or the Term Agent from enforcing the provisions of this Agreement.
(d)     Each Junior Agent that becomes a party to this Agreement, for and on behalf of itself and the Junior Secured Parties represented thereby, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of any Senior Agent or any Senior Secured Party or of any other Junior Agent and the Junior Secured Parties represented thereby, in each case, in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, each such Junior Agent, for and on behalf of itself and the Junior Secured Parties represented thereby, agrees that none of such Junior Agent or the applicable Junior Secured Parties represented thereby will take (or seek to take) any action (or support the taking of any action by any third-party) that would interfere with any Exercise of Secured Creditor Remedies undertaken by any Senior Agent or any Senior Secured Party under the applicable Senior Debt Documents with respect to any Collateral securing any Senior Obligations. Each Junior Agent, for and on behalf of itself and the Junior Secured Parties represented thereby, hereby waives any and all rights it or such Junior Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which any Senior Agent or any Senior Secured Party seeks to enforce its Liens in any Collateral securing any Senior Obligation.
(e)     For the avoidance of doubt, the assertion of priority rights established under the terms of this Agreement shall not be considered a challenge to Lien priority of any Party prohibited by this Section 2.2.
Section 2.3    Remedies Standstill.
(a)     The Term Agent, on behalf of itself and the Term Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of ABL Obligations shall have occurred, neither the Term Agent nor any Term Secured Party will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Agent, and will not take, receive or accept any Proceeds of ABL Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of ABL Priority Collateral in a Deposit Account controlled by the Term Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly (but in no event later than five Business Days after receipt) remitted to the ABL Agent. From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon obtaining the written consent of the ABL Agent), the Term Agent or any Term Secured Party may Exercise Any Secured Creditor

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Remedies under the Term Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Term Agent or the Term Secured Parties is at all times subject to the provisions of this Agreement.
(b)     The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of Term Obligations shall have occurred, neither the ABL Agent nor any ABL Secured Party will Exercise Any Secured Creditor Remedies with respect to the Term Priority Collateral without the written consent of the Term Agent, and will not take, receive or accept any Proceeds of the Term Priority Collateral, it being understood and agreed that the temporary deposit of Proceeds of Term Priority Collateral in a Deposit Account controlled by the ABL Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly (but in no event later than five Business Days after receipt) remitted to the Term Agent. From and after the date upon which the Discharge of Term Obligations shall have occurred (or prior thereto upon obtaining the written consent of the Term Agent), the ABL Agent or any ABL Secured Party may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Term Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent or the ABL Secured Parties is at all times subject to the provisions of this Agreement.
(c)     Each Junior Agent that becomes a party to this Agreement, on behalf of itself and the Junior Secured Parties represented thereby, agrees that from the date such Junior Agent becomes a party to this Agreement until the date upon which the Discharge of Senior Obligations shall have occurred, whether or not any Insolvency Proceeding has been commenced by or against any Credit Party, (i) neither such Junior Agent nor any Junior Secured Party represented thereby will (x) Exercise Any Secured Creditor Remedies with respect to any Junior Shared Collateral, (y) contest, protest or object (or support any contest, protest or objection) to any Exercise of Any Secured Creditor Remedies brought with respect to the Junior Shared Collateral or any other Senior Collateral by any Senior Agent or any Senior Secured Party in respect of the Senior Obligations, including the exercise of any right by any Senior Agent or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Agent or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Junior Shared Collateral under the ABL Documents or the Term Documents, as applicable, or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object (or support any objection) to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Junior Shared Collateral in respect of Senior Obligations and (ii) the Senior Agents and the Senior Secured Parties shall have the sole and exclusive right to Exercise Any Secured Creditor Remedies in accordance with the provisions of this Agreement (including clause (a) and (b) above) (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Junior Shared Collateral without any consultation with, notice to, or the consent of any Junior Agent or any Junior Secured Party. In exercising rights and remedies with

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respect to the Senior Collateral, the Senior Agents and the Senior Secured Parties may enforce the provisions of the ABL Documents and the Term Documents, as applicable, and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion consistent with the terms of this Agreement (including clauses (a) and (b) above). Such exercise and enforcement shall include the rights of an agent appointed by the Senior Secured Parties to sell or otherwise dispose of or deal with Junior Shared Collateral, including upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender, including under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Debtor Relief Laws of any applicable jurisdiction.
(d)     Notwithstanding the provisions of Sections 2.3(a), 2.3(b) or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the ABL Obligations, Term Obligations or the Junior Obligations owed to it in any Insolvency Proceeding commenced by or against any Credit Party, (ii) taking any action (not adverse to the priority status of the Liens of the other Agent or other Secured Parties on the Collateral in which such other Agent or other Secured Party has a priority Lien or the rights of the other Agent or any of the other Secured Parties to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Agent or Secured Party or (iv) voting on any plan of reorganization or file any proof of claim in any Insolvency Proceeding of any Credit Party, in each case (i) through (iv) above to the extent not inconsistent with the express terms of this Agreement. In the event any Junior Secured Party becomes a judgment lien creditor in respect of Junior Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Junior Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Agents or the Senior Secured Parties may have with respect to the Senior Collateral.
(e)     So long as the Discharge of Senior Obligations has not occurred, each Junior Agent that becomes a party to this Agreement, for and on behalf of itself and the Junior Secured Parties represented thereby, agrees that it will not, in the context of its role as secured creditor, take or receive any Junior Shared Collateral or any Proceeds of Junior Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Junior Shared Collateral in respect of Junior Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in Section 2.3(d), the sole right of the Junior Agents and the Junior Secured Parties with respect to the Junior Shared Collateral is to hold a Lien on the Junior Shared Collateral in respect of Junior Obligations pursuant to the applicable Junior Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

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(f)     Subject to Section 2.3(d), (i) each Junior Agent that becomes a party to this Agreement, for and on behalf of itself and the Junior Secured Parties represented thereby, agrees that neither such Junior Agent nor any such Junior Secured Party will take any action that would hinder or delay any exercise of remedies undertaken by any Senior Agent or any Senior Secured Party with respect to the Junior Shared Collateral under any Senior Debt Document, including any sale, lease, exchange, transfer or other disposition of the Junior Shared Collateral, whether by foreclosure or otherwise, and (ii) each Junior Agent that becomes a party to this Agreement, for and on behalf of itself and the Junior Secured Parties represented thereby, hereby waives any and all rights it or any such Junior Secured Party may have as a junior lien creditor or otherwise to object to or contest or protest (or support any objection to or contest or protest of) the manner in which the Senior Agents or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Agent or any other Senior Secured Party is adverse to the interests of the Junior Secured Parties.
(g)     Each Junior Agent that becomes a party to this Agreement hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Document shall be deemed to restrict in any way the rights and remedies of the Senior Agents or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.
(h)     Subject to Section 2.3(d), each Junior Agent that becomes a party to this Agreement, for and on behalf of itself and the Junior Secured Parties represented thereby, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence (or support the commencement of), or join with any Person (other than the Senior Secured Parties and the Senior Agents) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Junior Shared Collateral under any of the Junior Documents or otherwise in respect of the Junior Obligations.
Section 2.4    Exercise of Rights.
(a)     No Other Restrictions. Except as expressly set forth in this Agreement, each Term Secured Party, each ABL Secured Party and each Junior Secured Party shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies (except as may be separately otherwise agreed in writing by, and solely as between or among, any two or more Junior Agents, each on behalf of itself and the Junior Secured Parties represented thereby); provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of this Agreement. The ABL Agent may enforce the provisions of the ABL Documents, the Term Agent may enforce the provisions of the Term Documents, each Junior Agent may (subject to Section 2.4(b)) enforce the provisions of the applicable Junior Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement (including, without limitation, Section 2.4(b)) and mandatory provisions of applicable law (except as may be separately otherwise agreed in writing by, and solely as

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between or among, any two or more Junior Agents, each on behalf of itself and the Junior Secured Parties represented thereby); provided, however, that each of the ABL Agent and the Term Agent agrees to provide to the other (x) an Enforcement Notice prior to the commencement of an Exercise of Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to any Credit Party; provided further, however, that the ABL Agent’s failure to provide the Enforcement Notice (other than in connection with Section 3.6 hereof) or any such copies to the Term Agent shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Documents and the Term Agent’s failure to provide the Enforcement Notice or any such copies to the ABL Agent shall not impair any of the Term Agent’s rights hereunder or under any of the Term Documents. Each of the Term Agent, each Term Secured Party, the ABL Agent and each ABL Secured Party agrees (i) that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim (or support any of the foregoing), in the case of the Term Agent and each Term Secured Party, against either the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against either the Term Agent or any other Term Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken, and (ii) it will not be a petitioning creditor or otherwise assist or support in the filing of an involuntary Insolvency Proceeding. Each Junior Agent and each Junior Secured Party agrees (i) that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim (or support any of the foregoing) against any Senior Agent or any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such Senior Agents or Senior Secured Parties shall be liable for any such action taken or omitted to be taken, and (ii) it will not be a petitioning creditor or otherwise assist or support in the filing of an involuntary Insolvency Proceeding.
(b)     Until the Discharge of Senior Obligations, as between the Senior Agents, on the one hand, and the Junior Agents, on the other hand, the Senior Agents shall have the sole and exclusive right to exercise any right or remedy with respect to the Junior Shared Collateral and shall have the sole and exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto consistent with the terms of the Agreement. Following the Discharge of Senior Obligations, the Designated Junior Agent, who may be instructed by the Junior Majority Agents, shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Junior Agent, who may be instructed by the Junior Majority Agents, shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Agents, or for the taking of any other action authorized by the Junior Collateral Documents; provided, however, that nothing in this Section 2.4(b) shall impair the right of any Junior Agent or other agent or trustee acting on behalf of the Junior Secured Parties to take such actions with respect to the

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Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Secured Parties or the Junior Obligations.
(c)     Release of Liens.
(i)     In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the ABL Agent (other than in connection with a refinancing as described in Section 5.2(c) hereof), or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c) hereof), so long as such sale, transfer or other disposition is then permitted by the ABL Documents or consented to by the requisite ABL Lenders, irrespective of whether an Event of Default has occurred, each of the Term Agent, on behalf of itself and the Term Secured Parties, and each Junior Agent that becomes a party to this Agreement, for and on behalf of itself and the Junior Secured Parties represented thereby, agrees that so long as the Term Agent, for the benefit of the Term Secured Parties, or such Junior Agent, for the benefit of the Junior Secured Parties, as applicable, shall retain a Lien on the proceeds of such sale, transfer or other disposition (to the extent that such proceeds are not applied to the ABL Obligations as provided in Section 4.1(b) hereof), in each case, such sale, transfer or other disposition will be free and clear of the Liens on such ABL Priority Collateral (but not the proceeds thereof) securing the Term Obligations and the Junior Obligations, respectively, and the Term Agent’s and the Term Secured Parties’, and such Junior Agent’s and the applicable Junior Secured Parties’, Liens with respect to the ABL Priority Collateral (but not the proceeds thereof) so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the ABL Secured Parties’ Liens on such ABL Priority Collateral. In furtherance of, and subject to, the foregoing, the Term Agent and each Junior Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith. The Term Agent and each Junior Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Term Agent or such Junior Agent and in the name of the Term Agent or such Junior Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

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(ii)     In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Term Agent (other than in connection with a refinancing as described in Section 5.2(c) hereof), or (B) any sale, transfer or other disposition of all or any portion of the Term Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c) hereof), so long as such sale, transfer or other disposition is then permitted by the Term Documents or consented to by the requisite Term Lenders, irrespective of whether an Event of Default has occurred, each of the ABL Agent agrees, on behalf of itself and the ABL Secured Parties, and each Junior Agent that becomes a party to this Agreement, for and on behalf of itself and the Junior Secured Parties represented thereby, agrees that, so long as the ABL Agent, for the benefit of the ABL Secured Parties, or such Junior Agent, for the benefit of the Junior Secured Parties, as applicable, shall retain a Lien on the proceeds of such sale, transfer or other disposition (to the extent that such proceeds are not applied to the Term Obligations as provided in Section 4.1(c) hereof), in each case, such sale, transfer or disposition will be free and clear of the Liens on such Term Priority Collateral (but not the proceeds thereof) securing the ABL Obligations and the Junior Obligations, respectively, and the ABL Agent’s and the ABL Secured Parties’, and such Junior Agent’s and the applicable Junior Secured Parties’, Liens with respect to the Term Priority Collateral (but not the proceeds thereof) so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the Term Secured Parties’ Liens on such Term Priority Collateral. In furtherance of, and subject to, the foregoing, the ABL Agent and each Junior Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the Term Agent in connection therewith. The ABL Agent and each Junior Agent hereby appoints the Term Agent and any officer or duly authorized person of the Term Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent or such Junior Agent and in the name of the ABL Agent or such Junior Agent or in the Term Agent’s own name, from time to time, in the Term Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
(iii)     In the event of (A) any private or public sale of all or any portion of the Senior Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the applicable Senior Agent, or (B) any sale, transfer or other disposition of all or any portion of the Senior Collateral, so long as such sale, transfer or other disposition is then permitted by the Senior Debt Documents or consented to by the requisite Senior Lenders, irrespective of

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whether an Event of Default has occurred, each Junior Agent that becomes a party to this Agreement, for and on behalf of itself and the Junior Secured Parties represented thereby, agrees that such sale, transfer or disposition will be free and clear of the Liens on such Senior Collateral securing the Junior Obligations and such Junior Agent’s and the applicable Junior Secured Parties’ Liens with respect to the Senior Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the Senior Secured Parties’ Liens on such Senior Collateral. In furtherance of, and subject to, the foregoing, each Junior Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the applicable Senior Agent in connection therewith. Each Junior Agent hereby appoints each Senior Agent and any officer or duly authorized person of such Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Junior Agent and in the name of such Junior Agent or in such Senior Agent’s own name, from time to time, in each Senior Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
(iv)     Unless and until the Discharge of Senior Obligations has occurred, each Junior Agent that becomes a party to this Agreement, for and on behalf of itself and the Junior Secured Parties represented thereby, hereby consents to the application, whether prior to or after a Default or an Event of Default under any Senior Debt Document, of proceeds of Junior Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents; provided that nothing in this Section 2.4(c)(iv) shall be construed to prevent or impair the rights of the Junior Agents or the Junior Secured Parties to receive proceeds in connection with the applicable Junior Obligations not otherwise in contravention of this Agreement.
(v)     Notwithstanding anything to the contrary in any Junior Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Collateral Document each require any Credit Party (i) to make payment in respect of any item of Junior Shared Collateral, (ii) to deliver or afford control over any item of Junior Shared Collateral to, or deposit any item of Junior Shared Collateral with, (iii) to register ownership of any item of Junior Shared Collateral in the name of or make an assignment of ownership of any Junior Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Junior Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Junior Shared Collateral, as the

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entitlement holder, (v) hold any item of Junior Shared Collateral in trust for (to the extent such item of Junior Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Junior Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Junior Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Junior Shared Collateral is located or waivers or subordination of rights with respect to any item of Junior Shared Collateral in favor of, in any case, both any Senior Agent or any Senior Credit Party, on the one hand, and any Junior Agent or any Junior Secured Party, on the other hand, such Credit Party may, until the Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Collateral Document as it relates to such Junior Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the applicable Senior Agent or Senior Secured Party.
Section 2.5    No New Liens.
(a)     Until the date upon which the Discharge of ABL Obligations shall have occurred, the parties hereto agree that no Term Secured Party or Junior Secured Party shall acquire or hold any consensual Lien on any assets of any Credit Party securing any Term Obligation or Junior Obligation, respectively, which assets are not also subject to the Lien of the ABL Agent under the ABL Documents. If any Term Secured Party or Junior Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Term Obligation or any Junior Obligation, respectively, which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, then the Term Agent (or the relevant Term Secured Party) or such Junior Agent (or the relevant Junior Secured Party) shall, without the need for any further consent of any other Term Secured Party or any other Junior Secured Party, as applicable, the Borrower or any Term Guarantor or any Junior Guarantor, as applicable, and notwithstanding anything to the contrary in any other Term Document or any other Junior Document, as applicable, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien upon becoming aware thereof.
(b)     Until the date upon which the Discharge of Term Obligations shall have occurred, the parties hereto agree that no ABL Secured Party or Junior Secured Party shall acquire or hold any consensual Lien on any assets of any Credit Party securing any ABL Obligation or Junior Obligation, respectively, which assets are not also subject to the Lien of the Term Agent under the Term Documents. If any ABL Secured Party or any Junior Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation or any Junior Obligation, respectively, which assets are not also subject to the Lien of the Term Agent under the Term Documents, then the ABL Agent (or the relevant ABL Secured Party) or such Junior Agent (or the relevant Junior Secured Party) shall, without the need for any further consent of any other ABL Secured Party or any other

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Junior Secured Party, as applicable, the Borrower or any ABL Guarantor or Junior Guarantor, as applicable, and notwithstanding anything to the contrary in any other ABL Document or any other Junior Document, as applicable, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the Term Agent as security for the Term Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Agent in writing of the existence of such Lien upon becoming aware thereof.
(c)     Until the date upon which the Discharge of Junior Obligations of any other Junior Secured Party shall have occurred, the parties hereto agree that no Junior Secured Party shall acquire or hold any consensual Lien on any assets of any Credit Party securing such other Junior Secured Party’s Junior Obligations which assets are not also subject to the Lien of each other Junior Agent under the applicable Junior Documents (except as may be separately otherwise agreed in writing by, and solely as between or among, any two or more Junior Agents, each on behalf of itself and the Junior Secured Parties represented thereby). If any Junior Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any other Junior Obligation which assets are not also subject to the Lien of each Junior Agent under the applicable Junior Documents (except as may be separately otherwise agreed in writing by, and solely as between or among, any two or more Junior Agents, each on behalf of itself and the Junior Secured Parties represented thereby), then such Junior Agent (or the relevant Junior Secured Party) shall, without the need for any further consent of any other Junior Secured Party, the Borrower or any Junior Guarantor, and notwithstanding anything to the contrary in any other Junior Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of each Junior Agent as security for the applicable Junior Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify each applicable Junior Agent in writing of the existence of such Lien upon becoming aware thereof.
(d)     Until the date upon which the Discharge of Senior Obligations shall have occurred, the parties hereto agree that no Junior Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any Senior Obligation which assets are not also subject to the Lien of each Senior Agent under the applicable Senior Debt Documents. If any Junior Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Junior Obligation which assets are not also subject to the Lien of each Senior Agent under the applicable Senior Debt Documents, then such Junior Agent (or the relevant Junior Secured Party) shall, without the need for any further consent of any other Junior Secured Party, the Borrower or any Junior Guarantor, and notwithstanding anything to the contrary in any other Junior Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of each Senior Agent as security for the applicable Senior Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify each applicable Senior Agent in writing of the existence of such Lien upon becoming aware thereof and take any action reasonably requested by a Senior Agent to ensure that such Senior Agent holds a senior Lien on such Assets.

Section 2.6    Waiver of Marshalling.
(a)     Until the Discharge of ABL Obligations, the Term Agent, on behalf of itself and the Term Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.
(b)     Until the Discharge of Term Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.
(c)     Until the Discharge of Senior Obligations, each Junior Agent that becomes a party to this Agreement, for and on behalf of itself and the Junior Secured Parties represented thereby, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Senior Collateral or any other similar rights a junior secured creditor may have under applicable law.
ARTICLE 3ACTIONS OF THE PARTIES
Section 3.1    Certain Actions Permitted. The Term Agent, the ABL Agent and any Junior Agent may make such demands or file such claims in respect of the Term Obligations, the ABL Obligations or the Junior Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Nothing in this Agreement shall prohibit the receipt by the Term Agent or any Term Secured Party of the required payments of interest, principal and other amounts owed in respect of the Term Obligations so long as such receipt is not the direct or indirect result of the exercise by the Term Agent or any Term Secured Party of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Secured Party of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any ABL Secured Party of rights or remedies as a secured creditor (including set-off) with respect to Term Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall prohibit the receipt by any Junior Agent or any Junior Secured Party of the required payments of interest, principal and other amounts owed in respect of the Junior Obligations so long as such receipt is not (x) prohibited by the terms of any Senior Debt Documents or (y) the direct or indirect result of the exercise by such Junior Agent or any Junior Secured Party of rights or remedies as a secured creditor (including set-off) with respect to any

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Senior Collateral or enforcement in contravention of this Agreement of any Lien held by any of them.
Section 3.2    Agent for Perfection.
(i)     The ABL Agent, for and on behalf of itself and each ABL Secured Party, and the Term Agent, for and on behalf of itself and each Term Secured Party, as applicable, each agree to hold all Collateral in their respective possession, custody, or control (including as defined in Sections 9-104, 9-105, 9-106, 9-107 and 8-106 of the UCC) (or in the possession, custody, or control of agents or bailees for either) as gratuitous bailee for the other solely for the purpose of perfecting or maintaining the perfection of the security interest granted to each in such Collateral, subject to the terms and conditions of this Section 3.2. None of the ABL Agent, the ABL Secured Parties, the Term Agent, or the Term Secured Parties, as applicable, shall have any obligation whatsoever to the others to assure that the Collateral is genuine or owned by the Borrower, any Guarantor, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and the Term Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as gratuitous bailee and/or agent for the other Party for purposes of perfecting the Lien held by the Term Agent or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Term Secured Parties or any other Person. Without limiting the generality of the foregoing, the ABL Secured Parties shall not be obligated to see to the application of any Proceeds of the Term Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof. The Term Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Secured Parties, or any other Person. Without limiting the generality of the foregoing, the Term Secured Parties shall not be obligated to see to the application of any Proceeds of the ABL Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof. In addition, the Term Agent, on behalf of the Term Secured Parties, hereby agrees and acknowledges that other than with respect to ABL Priority Collateral that may be perfected through the filing of a UCC financing statement, the ABL Agent’s Liens may be perfected on certain items of ABL Priority Collateral with respect to which the Term Agent’s Liens would not be perfected but for the provisions of this Section 3.2, and the Term Agent, on behalf of the Term Secured Parties, hereby further agrees that the foregoing described in this sentence shall not be deemed a breach of this Agreement.
(j)     Each Senior Agent acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Junior Shared Collateral that can be perfected by the possession or control of such Junior Shared Collateral or of any account in which such Junior Shared Collateral is held, and if such Junior Shared Collateral or any such account is in fact in the possession or under the control of such Senior Agent, or of agents or bailees of such Person, or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Junior Shared Collateral, the applicable Senior Agent shall also hold such Control Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for each relevant Junior Agent, in each case solely for the purpose of perfecting

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the Liens granted under the relevant Junior Collateral Documents and subject to the terms and conditions of this Section 3.2(b). In the event that any Senior Agent (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Junior Shared Collateral that are necessary for the perfection of Liens in such Junior Shared Collateral, such Senior Agent agrees prior to the Discharge of Senior Obligations to hold such Liens as sub-agent and gratuitous bailee for each relevant Junior Agent and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Junior Collateral Documents, subject to the terms and conditions of this Section 3.2(b). Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Agents and the Senior Secured Parties shall be entitled to deal with the Control Collateral in accordance with the terms of the applicable Senior Debt Documents as if the Liens under the Junior Collateral Documents did not exist. The rights of the Junior Agents and the Junior Secured Parties with respect to the Control Collateral shall at all times be subject to the terms of this Agreement. The Senior Agents and the Senior Secured Parties shall have no obligation whatsoever to any Junior Agent or any Junior Secured Party to assure that any of the Control Collateral is genuine or owned by the Borrower, any Guarantor or any other Person or to preserve rights or benefits of any Person, except as expressly set forth in this Section 3.2(b). The duties or responsibilities of the Senior Agents under this Section 3.2(b) are and shall be limited solely to holding or maintaining control of the Junior Shared Collateral referred to in this Section 3.2(b) as gratuitous bailee and/or agent for each relevant Junior Agent for purposes of perfecting the Lien held by such Junior Agent. The Senior Agents shall not have, by reason of the Junior Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Agent or any Junior Secured Party, and each Junior Agent that becomes a party to this Agreement, for and on behalf of itself and the Junior Secured Parties represented thereby, hereby waives and releases the Senior Agents from all claims and liabilities arising pursuant to the Senior Agents’ roles under this Section 3.2(b) as sub-agents and gratuitous bailees with respect to the Junior Shared Collateral.
Section 3.3    Sharing of Information and Access. In the event that the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and records of any Term Credit Party which contain information identifying or pertaining to the Term Priority Collateral, the ABL Agent shall, upon request from the Term Agent and as promptly as practicable thereafter, either make available to the Term Agent such books and records for inspection and duplication or provide to the Term Agent copies thereof. In the event that the Term Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, receive possession or control of any books and records of any ABL Credit Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof.
Section 3.4    Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent and the Term Agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral as set forth in the Term

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Credit Agreement or the ABL Credit Agreement, as applicable. The ABL Agent shall have the sole and exclusive right, as against the Term Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Term Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Priority Collateral. If any insurance claim includes both ABL Priority Collateral and Term Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term Priority Collateral, and if the Parties are unable after negotiating in good faith to agree on the settlement for such claim, either Party may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the Parties. All proceeds of such insurance shall be remitted to the ABL Agent or the Term Agent, as the case may be, and each of the Term Agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof. Unless and until the Discharge of Senior Obligations has occurred, the Senior Agents and the Senior Secured Parties shall have the sole and exclusive right, as against any Junior Agent, subject to the rights of the Credit Parties under the Senior Debt Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Credit Party, (b) to adjust settlement for any insurance policy covering the Junior Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Junior Shared Collateral. If any Junior Agent or any Junior Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Senior Agent in accordance with the terms of Section 4.1.
Section 3.5    No Additional Rights For the Credit Parties Hereunder. Except as provided in Section 3.6 hereof, if any ABL Secured Party, Term Secured Party or Junior Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party, Term Secured Party or Junior Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party, Term Secured Party or Junior Secured Party.
Section 3.6    Inspection and Access Rights.
(a)     Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation of the ABL Priority Collateral (or any other Exercise of Secured Creditor Remedies by the ABL Agent) and whether or not the Term Agent or any other Term Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies, the ABL Agent or any other Person (including any ABL Credit Party) acting with the consent, or on behalf, of the ABL Agent, shall have the right (a) during the Use Period during normal business hours on any Business Day, to access ABL Priority Collateral that (i) is stored or located in or on, (ii) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (iii) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code) Term Priority Collateral (collectively, the “ABL Affected Collateral”), and

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(b) during the Use Period, shall have the irrevocable right to use the Term Priority Collateral (including, without limitation, Equipment, Fixtures, Intellectual Property, General Intangibles and Real Property) on a rent-free, royalty-free basis, each of the foregoing solely for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, completing a production run of Inventory involving, taking possession of, moving, preparing and advertising for sale, selling (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any ABL Credit Party’s business), storing or otherwise dealing with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by any Term Secured Party or any Junior Secured Party or liability to any Term Secured Party or any Junior Secured Party; provided, however, that the expiration of the Use Period shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with this Agreement and applicable law. In the event that any ABL Secured Party has commenced and is continuing the Exercise of Secured Creditor Remedies with respect to any ABL Affected Collateral or any other sale or liquidation of the ABL Affected Collateral has been commenced by an ABL Credit Party (with the consent of the ABL Agent), the Term Agent may not sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees in writing to be bound by the provisions of this Section 3.6.
(b)     During the period of actual occupation, use and/or control by the ABL Secured Parties and/or the ABL Agent (or their respective employees, agents, advisers and representatives) of any Term Priority Collateral, the ABL Secured Parties and the ABL Agent shall be obligated to repair at their expense any physical damage (but not any diminution in value) to such Term Priority Collateral resulting from such occupancy, use or control, and to leave such Term Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Agent have any liability to the Term Secured Parties and/or to the Term Agent (or to any Junior Secured Party and/or any Junior Agent) pursuant to this Section 3.6 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties (or the ABL Agent, as the case may be) of their rights under this Section 3.6 and the ABL Secured Parties shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Term Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 3.6. Without limiting the rights granted in this Section 3.6, the ABL Secured Parties and the ABL Agent shall cooperate with the Term Secured Parties and/or the Term Agent in connection with any efforts made by the Term Secured Parties and/or the Term Agent to sell the Term Priority Collateral.
(c)     The ABL Agent and the ABL Secured Parties shall not be obligated to pay any amounts to the Term Agent, any Junior Agent, the Term Secured Parties or any Junior

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Secured Parties (or any person claiming by, through or under the Term Secured Parties, including any purchaser of the Term Priority Collateral) or to the ABL Credit Parties, for or in respect of the use by the ABL Agent and the ABL Secured Parties of the Term Priority Collateral.
(d)     The ABL Secured Parties shall (i) use the Term Priority Collateral in accordance with applicable law; (ii) insure for damage to property and liability to persons, including property and liability insurance for the benefit of the Term Secured Parties; and (iii) reimburse the Term Secured Parties for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under their control (except for those arising from the gross negligence or willful misconduct of any Term Secured Party); provided, however, that the ABL Secured Parties will not be liable for any diminution in the value of the Term Priority Collateral caused by the absence of the ABL Priority Collateral therefrom.
(e)     The Term Agent, any Junior Agent, the other Term Secured Parties and the other Junior Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the rights described in Section 3.6(a) hereof.
(f)     Subject to the terms hereof, the Term Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral without notice (except as required by applicable law) to any ABL Secured Party or any Junior Secured Party, the involvement of or interference by any ABL Secured Party or any Junior Secured Party or liability to any ABL Secured Party or any Junior Secured Party as long as, in the case of an actual sale, the respective purchaser assumes and agrees to the obligations of the Term Agent and the Term Secured Parties under this Section 3.6.
(g)     In furtherance of the foregoing in this Section 3.6, the Term Agent, in its capacity as a secured party (or as a purchaser, assignee or transferee, as applicable), and to the extent of its interest therein, hereby grants to the ABL Agent a nonexclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense any and all Intellectual Property now owned or hereafter acquired by the Credit Parties (except to the extent such grant is prohibited by any rule of law, statute or regulation), included as part of the Term Priority Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary or advisable in the ABL Agent’s reasonable judgment for the ABL Agent to process, ship, produce, store, supply, lease, complete, sell, liquidate or otherwise deal with the ABL Priority Collateral, or to collect or otherwise realize upon any Accounts (as defined in the ABL Credit Agreement) comprising ABL Priority Collateral, in each case solely in connection with any Exercise of Secured Creditor Remedies; provided that (i) any such license shall terminate upon the sale of the applicable ABL Priority Collateral and shall not extend or transfer to the purchaser of such ABL Priority Collateral, (ii) the ABL Agent’s use of such Intellectual Property shall be reasonable and lawful, and (iii) any such license is granted on an “AS IS” basis, without any representation or warranty whatsoever. The Term Agent (i) acknowledges and consents to the grant to the ABL Agent by the Credit Parties of the license

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referred to in Section [6.1] of each Security Agreement (as defined in the ABL Credit Agreement) and (ii) agrees that its Liens in the Term Priority Collateral shall be subject in all respects to such license. Furthermore, the Term Agent agrees that, in connection with any Exercise of Secured Creditor Remedies conducted by the Term Agent in respect of Term Priority Collateral, (x) any notice required to be given by the Term Agent in connection with such Exercise of Secured Creditor Remedies shall contain an acknowledgement of the existence of such license and (y) the Term Agent shall provide written notice to any purchaser, assignee or transferee pursuant to an Exercise of Secured Creditor Remedies that the applicable assets are subject to such license.
Section 3.7    Tracing of and Priorities in Proceeds. The ABL Agent, for itself and on behalf of the ABL Secured Parties, and the Term Agent, for itself and on behalf of the Term Secured Parties, further agree that prior to an issuance of any notice of Exercise of Secured Creditor Remedies by such Secured Party (unless a bankruptcy or insolvency Event of Default then exists), any proceeds of Collateral, whether or not deposited under control agreements, which are used by any Credit Party to acquire other property which is Collateral shall not (solely as between the Senior Agents and the Senior Lenders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.
Section 3.8    Purchase Right
(a)     If (i) the ABL Agent or “Required Lenders” (as defined in the ABL Credit Agreement) shall sell, lease, license or dispose of all or substantially all of the ABL Priority Collateral by private or public sale, (ii) an Insolvency Proceeding with respect to the Borrower or Intermediate Holdings shall have occurred or shall have been commenced, or (iii) the ABL Obligations under the ABL Credit Agreement shall have been accelerated (including as a result of any automatic acceleration) or shall remain unpaid following the Maturity Date or similar term (as defined in any ABL Credit Agreement), (each such event described in clauses (i) through (iii) herein above, a “Purchase Option Event”), the Term Secured Parties shall have the opportunity to purchase (at par and without premium) all (but not less than all) of the ABL Obligations pursuant to this Section 3.8; provided, that such option shall expire if the applicable Term Secured Parties fail to deliver a written notice (a “Purchase Notice”) to the ABL Agent with a copy to the Borrower within ten (10) business days following the first date the Term Agent obtains actual knowledge of the occurrence of the earliest Purchase Option Event, which Purchase Notice shall (A) be signed by the applicable Term Secured Parties committing to such purchase (the “Purchasing Creditors”) and indicate the percentage of the ABL Obligations to be purchased by each Purchasing Creditor (which aggregate commitments must add up to 100% of the ABL Obligations) and (B) state that (1) it is a Purchase Notice delivered pursuant to Section 3.8 of this Agreement and (2) the offer contained therein is irrevocable. Upon receipt of such Purchase Notice by the ABL Agent, the Purchasing Creditors shall have from the date of delivery thereof to and including the date that is ten (10) business days after the Purchase Notice was received by the ABL Agent to purchase all (but not less than all) of the ABL Obligations pursuant to this Section 3.8 (the date of such purchase, the “Purchase Date”).

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(b)     On the Purchase Date, the ABL Agent and the other ABL Secured Parties shall, subject to any required approval of any Governmental Authority and any limitation in the ABL Credit Agreement, in each case then in effect, if any, sell to the Purchasing Creditors all (but not less than all) of the ABL Obligations. On such Purchase Date, the Purchasing Creditors shall (i) pay to the ABL Agent, for the benefit of the ABL Secured Parties, as directed by the ABL Agent, in immediately available funds the full amount (at par and without premium) of all ABL Obligations then outstanding together with all accrued and unpaid interest and fees thereon, all in the amounts specified by the ABL Agent and determined in accordance with the applicable ABL Documents, (ii) furnish such amount of cash collateral in immediately available funds as the ABL Agent determines is reasonably necessary to secure ABL Secured Parties in connection with any (x) contingent Other Liabilities or (y) issued and outstanding letters of credit issued under the ABL Credit Agreement but not in any event in an amount greater than 105% of the aggregate undrawn amount of all such outstanding letters of credit (and in the case of clauses (x) and (y) herein above, any excess of such cash collateral for such Other Liabilities or letters of credit remaining at such time when there are no longer any such Other Liabilities or letters of credit outstanding and there are no unreimbursed amounts then owing in respect of such Other Liabilities or drawings under such letters of credit shall be promptly paid over to the Term Agent) and (iii) agree to reimburse the ABL Secured Parties for any loss, cost, damage or expense resulting from the granting of provisional credit for any checks, wire or ACH transfers that are reversed or not final or other payments provisionally credited to the ABL Obligations under the ABL Credit Agreement and as to which the ABL Agent and ABL Secured Parties have not yet received final payment as of the Purchase Date. Such purchase price shall be remitted by wire transfer in immediately available funds to such bank account of the ABL Agent (for the benefit of the ABL Secured Parties) as the ABL Agent shall have specified in writing to the Term Agent. Interest and fees shall be calculated to but excluding the Purchase Date if the amounts so paid by the applicable Term Lenders to the bank account designated by the ABL Agent are received in such bank account prior to 1:00 p.m., New York time, and interest shall be calculated to and including such Purchase Date if the amounts so paid by the applicable Term Lenders to the bank account designated by the ABL Agent are received in such bank account after 1:00 p.m., New York time.
(c)     Any purchase pursuant to the purchase option set forth in this Section 3.8 shall, except as provided below, be expressly made without representation or warranty of any kind by the ABL Agent or the other ABL Secured Parties as to the ABL Obligations, the collateral or otherwise, and without recourse to the ABL Agent and the other ABL Secured Parties as to the ABL Obligations, the collateral or otherwise, except that the ABL Agent and each of the ABL Secured Parties, as to itself only, shall represent and warrant only as to the matters set forth in the assignment agreement to be entered into as provided herein in connection with such purchase, which shall include (i) the principal amount of the ABL Obligations being sold by it, (ii) that such Person has not created any Lien on any ABL Obligations being sold by it, and (iii) that such Person has the right to assign the ABL Obligations being assigned by it and its assignment agreement has been duly authorized and delivered.
(d)     Upon notice to the Credit Parties by the Term Agent that the purchase of ABL Obligations pursuant to this Section 3.8 has been consummated by delivery of the purchase

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price to the ABL Agent, the Credit Parties shall treat the applicable Term Lenders as holders of the ABL Obligations and the Term Agent shall be deemed appointed to act in such capacity as the “agent” or “administrative agent” (or analogous capacity) (the “Replacement Agent”) under the ABL Documents, for all purposes hereunder and under each ABL Document (it being agreed that the ABL Agent shall have no obligation to act as such replacement “agent” or “administrative agent” (or analogous capacity)). In connection with any purchase of ABL Obligations pursuant to this Section 3.8, each ABL Lender and ABL Agent agrees to enter into and deliver to the applicable Term Lenders on the Purchase Date, as a condition to closing, an assignment agreement customarily used by the ABL Agent in connection with the ABL Credit Agreement and the ABL Agent and each other ABL Lender shall deliver all possessory collateral (if any), together with any necessary endorsements and other documents (including any applicable stock powers or bond powers), then in its possession or in the possession of its agent or bailee, or turn over control as to any pledged collateral, deposit accounts or securities accounts of which it or its agent or bailee then has control, as the case may be, to the Replacement Agent, and deliver the loan register and participant register, if applicable and all other records pertaining to the ABL Obligations to the Replacement Agent and otherwise take such actions as may be reasonably appropriate to effect an orderly transition to the Replacement Agent. Upon the consummation of the purchase of the ABL Obligations pursuant to this Section 3.8, the ABL Agent (and all other agents under the ABL Credit Agreement) shall be deemed to have resigned as an “agent” or “administrative agent” for the ABL Secured Parties under the ABL Documents; provided that the ABL Agent (and all other agents under the ABL Credit Agreement) shall be entitled to all of the rights and benefits of a former “agent” or “administrative agent” under the ABL Credit Agreement.
(e)     Notwithstanding the foregoing purchase of the ABL Obligations by the Purchasing Creditors, the ABL Secured Parties shall retain those contingent indemnification obligations and other obligations under the ABL Documents which by their express terms would survive any repayment of the ABL Obligations pursuant to this Section 3.8.
Section 3.9    Payments Over.
(a)     So long as the Discharge of Term Obligations has not occurred, any Term Priority Collateral or Proceeds thereof not constituting ABL Priority Collateral received by the ABL Agent or any other ABL Secured Party in connection with the exercise of any right or remedy (including set off) relating to the Term Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Term Agent for the benefit of the Term Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Term Agent is hereby authorized to make any such endorsements as agent for the ABL Agent or any such other ABL Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
(b)     So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral or Proceeds thereof not constituting Term Priority Collateral received by the Term Agent or any Term Secured Parties in connection with the exercise of any right or remedy

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(including set off) relating to the ABL Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agent is hereby authorized to make any such endorsements as agent for the Term Agent or any such Term Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
(c)     So long as the Discharge of Senior Obligations has not occurred, any Collateral, Junior Shared Collateral or any other property of any Credit Party or Proceeds thereof received by any Junior or any Junior Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the Junior Shared Collateral in contravention of this Agreement or otherwise shall be segregated and held in trust and forthwith paid over to the applicable Senior Agent for the benefit of the applicable Senior Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Senior Agent is hereby authorized to make any such endorsements as agent for each of the Junior Agents or any such Junior Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
ARTICLE 4APPLICATION OF PROCEEDS
Section 4.1    Application of Proceeds.
(k)     Revolving Nature of ABL Obligations. The Term Agent, for and on behalf of itself and the Term Secured Parties, and each Junior Agent that becomes a party to this Agreement, for and on behalf of itself and the Junior Secured Parties represented thereby, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any ABL Priority Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted disposition by the ABL Credit Parties under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Secured Parties or the Junior Secured Parties and without affecting the provisions hereof; and (iii) all ABL Priority Collateral received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Secured Party) or the Term Agent (or any Term Secured Party) commences any Exercise of Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment,

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reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Obligations, or any portion thereof. Notwithstanding anything to the contrary contained in this Agreement, any Term Document or any ABL Document, each Credit Party and the Term Agent, for itself and on behalf of the Term Secured Parties, agrees that (i) only Term Priority Collateral or proceeds of the Term Priority Collateral shall be deposited in the Term Loan Priority Accounts and (ii) prior to the receipt of a Term Cash Proceeds Notice, the ABL Secured Parties are hereby permitted to treat all cash, cash equivalents, Money, collections and payments deposited in any ABL Deposit and Securities Account or otherwise received by any ABL Secured Parties as ABL Priority Collateral, and no such amounts credited to any such ABL Deposit and Securities Account or received by any ABL Secured Parties or applied to the ABL Obligations shall be subject to disgorgement or deemed to be held in trust for the benefit of the Term Secured Parties (and all claims of the Term Agent or any other Term Secured Party to such amounts are hereby waived).
(l)     Application of Proceeds of ABL Priority Collateral. The ABL Agent, the Term Agent and each Junior Agent that becomes a party to this Agreement hereby agree that all ABL Priority Collateral, ABL Priority Proceeds and all other Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral shall be applied, first, to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies, second, to the payment or cash collateralization of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred, third, to the payment of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred, fourth, to the payment of the Junior Obligations secured by an interest in such Junior Shared Collateral, which payment shall be made between and among the Junior Obligations on a pro rata basis (except as may be separately otherwise agreed in writing by, and solely as between or among, any two or more Junior Agents, each on behalf of itself and the Junior Secured Parties represented thereby), and fifth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct.
(m)     Application of Proceeds of Term Priority Collateral. The ABL Agent, the Term Agent and each Junior Agent that becomes a party to this Agreement hereby agree that all Term Priority Collateral, Term Priority Proceeds and all other Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the Term Priority Collateral shall be applied, first, to the payment of costs and expenses of the Term Agent in connection with such Exercise of Secured Creditor Remedies,

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second, to the payment of the Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred, third, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred, fourth, to the payment of the Junior Obligations secured by an interest in such Junior Shared Collateral, which payment shall be made between and among the Junior Obligations on a pro rata basis (except as may be separately otherwise agreed in writing by, and solely as between or among, any two or more Junior Agents, each on behalf of itself and the Junior Secured Parties represented thereby), and fifth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct.
(n)     Application of Proceeds of Junior Shared Collateral. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Junior Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Junior Shared Collateral upon the exercise of remedies shall be applied by the applicable Senior Agent to the Senior Obligations as set forth in this Section 4.1 until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Agent shall deliver promptly to the Designated Junior Agent any Junior Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Agent to the Junior Obligations in accordance with this Section 4.1.
(o)     Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Term Agent, any Term Secured Party, any Junior Agent or any Junior Secured Party represented thereby, and the Term Agent shall have no obligation or liability to the ABL Agent, any ABL Secured Party, any Junior Agent or any Junior Secured Party represented thereby, regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.
(p)     Turnover of Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Term Agent or shall execute such documents as the Term Agent may reasonably request to enable the Term Agent to have control over any Control Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Term Obligations, the Term Agent shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request to enable the ABL Agent to have control over any Control Collateral still in the Term Agent’s possession, custody

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or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Senior Obligations, the applicable Senior Agent shall deliver to the Designated Junior Agent or shall execute such documents as the Designated Junior Agent may reasonably request to enable the Designated Junior Agent to have control over any Control Collateral still in such Senior Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.
Section 4.2    Specific Performance. Each of the ABL Agent, the Term Agent and each Junior Agent that becomes a party to this Agreement is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower or any Guarantor shall have complied with any of the provisions of any of the Credit Documents, at any time when any other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Secured Parties, the Term Agent, for and on behalf of itself and the Term Secured Parties, and each Junior Agent that becomes a party to this Agreement, for and on behalf of itself and the Junior Secured Parties represented thereby, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.
ARTICLE 5
INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS
Section 5.1    Notice of Acceptance and Other Waivers.
(d)     All ABL Obligations at any time made or incurred by the Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Term Agent, on behalf of itself and the Term Secured Parties, and each Junior Agent that becomes a party to this Agreement, on behalf of itself and the Junior Secured Parties represented thereby, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Term Obligations at any time made or incurred by the Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Secured Parties, and each Junior Agent that becomes a party to this Agreement, on behalf of itself and the Junior Secured Parties represented thereby, hereby waives notice of acceptance, or proof of reliance, by the Term Agent or any Term Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations.
(e)     None of the ABL Agent, any ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Secured Party honors (or fails to honor) a request by the Borrower for an extension of

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credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Term Credit Agreement, any other Term Document, any Junior Agreement or any other Junior Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to the Term Agent, any Term Secured Party, any Junior Agent or any Junior Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Term Agent, any of the Term Secured Parties, any Junior Agent or any of the Junior Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. The Term Agent, on behalf of itself and the Term Secured Parties, and each Junior Agent that becomes a party to this Agreement, on behalf of itself and the Junior Secured Parties represented thereby, agrees that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.
(f)     None of the Term Agent, any Term Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the Term Agent or any Term Secured Party honors (or fails to honor) a request by the Borrower for an extension of credit pursuant to any Term Credit Agreement or any of the other Term Documents, whether the Term Agent or any Term Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any ABL Credit Agreement, any other ABL Document, any Junior Agreement or any other Junior Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Term Agent or any Term Secured Party otherwise should exercise any of its contractual rights or remedies under the Term Documents (subject to the express terms and conditions hereof), neither the Term Agent nor any Term Secured Party shall have any liability whatsoever to the ABL Agent, any ABL Secured Party, any Junior Agent or any Junior Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Term Agent and the Term Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the Term Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL

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Agent, any ABL Secured Party, any Junior Agent or any Junior Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, and each Junior Agent that becomes a party to this Agreement, on behalf of itself and the Junior Secured Parties represented thereby, agrees that none of the Term Agent or the Term Secured Parties shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the Term Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.
Section 5.2    Modifications to Credit Documents.
(e)     The Term Agent, on behalf of itself and the Term Secured Parties, and each Junior Agent that becomes a party to this Agreement, on behalf of itself and the Junior Secured Parties represented thereby, hereby agrees that, without affecting the obligations of the Term Agent, the Term Secured Parties, any Junior Agent or any Junior Secured Parties hereunder, the ABL Agent and the ABL Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the Term Agent, any Term Secured Party, any Junior Agent or any Junior Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Term Agent, any Term Secured Party, any Junior Agent or any Junior Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents in any manner whatsoever (other than in a manner which would contravene the provisions of this Agreement), including, without limitation, to:
(i)     change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the ABL Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the ABL Obligations or any of the ABL Documents;
(ii)     subject to Section 2.5 hereof, retain or obtain a Lien on any Property of any Person to secure any of the ABL Obligations, and in connection therewith to enter into any additional ABL Documents;
(iii)     amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Obligations;
(iv)     release its Lien on any Collateral or other Property;
(v)     exercise or refrain from exercising any rights against the Borrower, any Guarantor, or any other Person;
(vi)     subject to Section 2.5 hereof, retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL

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Obligations; and
(vii)     otherwise manage and supervise the ABL Obligations as the ABL Agent shall deem appropriate.
(f)     The ABL Agent, on behalf of itself and the ABL Secured Parties, and each Junior Agent that becomes a party to this Agreement, on behalf of itself and the Junior Secured Parties represented thereby, hereby agrees that, without affecting the obligations of the ABL Agent, the ABL Secured Parties, any Junior Agent or any Junior Secured Parties hereunder, the Term Agent and the Term Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent, any ABL Secured Party, any Junior Agent or any Junior Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the ABL Agent, any ABL Secured Party, any Junior Agent or any Junior Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Term Documents in any manner whatsoever (other than in a manner which would contravene the provisions of this Agreement), including, without limitation, to:
(i)     change the manner, place, time, or terms of payment or renew, alter or increase all or any of the Term Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Term Obligations or any of the Term Documents;
(ii)     subject to Section 2.5 hereof, retain or obtain a Lien on any Property of any Person to secure any of the Term Obligations, and in connection therewith to enter into any additional Term Documents;
(iii)     amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Term Obligations;
(iv)     release its Lien on any Collateral or other Property;
(v)     exercise or refrain from exercising any rights against the Borrower, any Guarantor, or any other Person;
(vi)     subject to Section 2.5 hereof, retain or obtain the primary or secondary obligation of any other Person with respect to any of the Term Obligations; and
(vii)     otherwise manage and supervise the Term Obligations as the Term Agent shall deem appropriate.
(g)     The ABL Obligations and the Term Obligations may be refunded,

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replaced or refinanced (including (without limitation), in the case of the Term Obligations, by means of any Refinancing Equivalent Debt (as defined in the Term Credit Agreement) (or any Permitted Refinancing thereof)), in whole or in part, from time to time, in each case, without notice to, or the consent (except to the extent a consent is required to permit such refunding, replacement refinancing transaction under any ABL Document or any Term Document) of the ABL Agent, the ABL Secured Parties, the Term Agent or the Term Secured Parties represented thereby, as the case may be, all without affecting the Lien Priorities provided for herein or the other provisions hereof, provided, however, if the indebtedness refunding, replacing or refinancing any such ABL Obligations or Term Obligations is to constitute ABL Obligations or Term Obligations subject to this Agreement, the holders of such refunding, replacement or refinancing Indebtedness (or an authorized agent or trustee on their behalf) shall bind themselves in writing to the terms of this Agreement pursuant to a joinder agreement substantially in the form of Exhibit D attached hereto or otherwise in form and substance reasonably satisfactory to the ABL Agent or the Term Agent, as the case may be, and any such refunding, replacement or refinancing transaction shall be in accordance with any applicable provisions of both the ABL Documents and the Term Documents (to the extent such documents survive the refunding, replacement or refinancing).
(h)     No Junior Collateral Document may be amended, restated, amended and restated, supplemented or otherwise modified or entered into to the extent such amendment, restatement, amendment and restatement, supplement or modification, or the terms of any new Junior Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement or any Senior Debt Document. Each Junior Agent agrees to deliver to the Senior Agents copies of (i) any amendments, supplements or other modifications to the Junior Collateral Documents and (ii) any new Junior Collateral Documents promptly after effectiveness thereof (but subject to any required prior approval under the Senior Debt Documents). Each Junior Agent, for itself and on behalf of each Junior Secured Party represented thereby, agrees that each Junior Collateral Document under its Junior Agreement shall include the following language (or language to similar effect reasonably approved by the Senior Agents):
“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Junior Agent] pursuant to this [Agreement] are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to (A) Royal Bank of Canada, as collateral agent, pursuant to or in connection with the Credit Agreement, dated as of November [14], 2013, among Norcraft Companies, L.P. (“Borrower”), Norcraft Intermediate Holdings, L.P. (“Intermediate Holdings”), the Subsidiary Guarantors (as defined therein), the lenders from time to time party thereto, Royal Bank of Canada, as administrative agent and collateral agent and the other parties thereto, as amended, restated, amended and restated, refinanced, replaced, extended, supplemented or otherwise modified from time to time and (B) Royal Bank of Canada, as collateral agent, pursuant to or in connection with the Credit Agreement, dated as of November [14], 2013, among Borrower, Intermediate Holdings, the Subsidiary Guarantors (as defined therein), the lenders from time to time party thereto, Royal Bank of Canada, as swingline lender, issuing bank, administrative agent and collateral agent and the other parties thereto, as amended, restated, amended and restated, refinanced, replaced, extended, supplemented or otherwise modified from

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time to time and (ii) the exercise of any right or remedy by the [Junior Agent] hereunder is subject to the limitations and provisions of the Intercreditor Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “Intercreditor Agreement”) entered into as of November [14], 2013 by and among ROYAL BANK OF CANADA, in its capacities as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “ABL Agent”) for the ABL Secured Parties (as defined therein), ROYAL BANK OF CANADA, in its capacities as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Term Agent”) for the Term Secured Parties (as defined therein), and each Junior Agent (as defined therein) that from time to time becomes a party thereto pursuant to Section 7.6 thereof. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”
(i)     In the event that each applicable Senior Agent and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Agents, the Senior Secured Parties, the Borrower or any other Credit Party thereunder (including the release of any Liens on Senior Collateral) in a manner that is applicable to all Senior Collateral Documents, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Junior Collateral Document without the consent of any Junior Agent or any Junior Secured Party and without any action by any Junior Agent, the Borrower or any other Credit Party; provided, however, that written notice of such amendment, waiver or consent shall have been given to each Junior Agent within 10 Business Days after the effectiveness of such amendment, waiver or consent; provided, further, that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Senior Collateral Document or this Agreement as set forth in this Section 5.2(e).
Section 5.3    Reinstatement and Continuation of Agreement.
(d)     If the ABL Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, any Junior Agent, the ABL Secured Parties, the Term Secured Parties and any Junior Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against the Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of the Borrower or any Guarantor in respect of

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the ABL Obligations, the Term Obligations or the Junior Obligations. No priority or right of the ABL Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Secured Party may have.
(e)     If the Term Agent or any Term Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Term Obligations (a “Term Recovery”), then the Term Obligations shall be reinstated to the extent of such Term Recovery. If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, any Junior Agent, the ABL Secured Parties, the Term Secured Parties and any Junior Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against the Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of the Borrower or any Guarantor in respect of the ABL Obligations, the Term Obligations or the Junior Obligations. No priority or right of the Term Agent or any Term Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Term Documents, regardless of any knowledge thereof which the Term Agent or any Term Secured Party may have.
(f)     Each Junior Agent that becomes a party to this Agreement, for itself and on behalf of each Junior Secured Party represented thereby, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over to the applicable Senior Agent for application in accordance with the priorities set forth in this Agreement.
ARTICLE 6INSOLVENCY PROCEEDINGS
Section 6.1    DIP Financing.
(j)     If the Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Agent or the ABL Secured Parties shall seek to provide the Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the

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Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Collateral) (it being agreed that the ABL Agent and the ABL Secured Parties shall not propose any DIP Financing secured by the Term Priority Collateral in competition with the Term Agent and the Term Secured Parties without the consent of the Term Agent), then the Term Agent, on behalf of itself and the Term Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Term Agent securing the Term Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral that is ABL Priority Collateral except as permitted by Section 6.3(c)(i)), so long as (i) the Term Agent retains its Lien on the Collateral to secure the Term Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws) and, as to the Term Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien on the Term Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the Term Agent on the Term Priority Collateral, (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral and (iii) the foregoing provisions of this Section 6.1(a) shall not prevent the Term Agent and the Term Secured Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws.
(k)     If the Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Term Obligations, and the Term Agent or the Term Secured Parties shall seek to provide the Borrower or any Guarantor with, or consent to a third party providing, any DIP Financing, with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Collateral) (it being agreed that the Term Agent and the Term Secured Parties shall not propose any DIP Financing secured by the ABL Priority Collateral in competition with the ABL Agent and the ABL Secured Parties without the consent of the ABL Agent), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Agent securing the ABL Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) the ABL Agent retains its Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Law) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien on ABL Priority Collateral securing such DIP Financing furnished by the Term Agent or Term Secured Parties is junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral, (ii) all Liens on Term Priority Collateral securing any such DIP Financing furnished by the Term Agent or Term Secured Parties shall be senior to or on a parity with the Liens of the Term Agent and the Term Secured Parties securing

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the Term Obligations on Term Priority Collateral and (iii) the foregoing provisions of this Section 6.1(b) hereof shall not prevent the ABL Agent and the ABL Secured Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws.
(l)     If the Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Senior Obligations, and any Senior Agent or any Senior Secured Parties shall seek to provide the Borrower or any Guarantor with, or consent to a third party providing, any DIP Financing, with such DIP Financing to be secured by all or any portion of the Senior Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Senior Collateral), then each Junior Agent that becomes a party to this Agreement, for itself and on behalf of each Junior Secured Party represented thereby, agrees that it will raise no (a) objection to and will not otherwise contest (or support, directly or indirectly, any contest to or in respect of) such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by Section 2.3(d) and Section 6.3(d), will not request (or seek to request) or accept any adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Junior Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) to any “carve-out” for professional and United States Trustee fees agreed to by the applicable Senior Agent(s) and (z) any adequate protection Liens granted to any Senior Agent, (b) objection to (and will not otherwise contest or support any contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Agent or any other Senior Secured Party, (c) objection to (and will not otherwise support, directly or indirectly, any objection to or contest or support any contest of) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral or under Section 363(k) of the Bankruptcy Code or otherwise under any plan of reorganization or similar dispositive restructuring plan or (d) objection to (and will not otherwise support, directly or indirectly, any objection to or contest or support any contest of) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral. Each Junior Agent that becomes a party to this Agreement, for itself and on behalf of each Junior Secured Party represented thereby, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.
(m)     All Liens granted to the ABL Agent, the Term Agent or any Junior Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.
Section 6.2    Relief From Stay. Until the Discharge of ABL Obligations has occurred, the Term Agent, on behalf of itself and the Term Secured Parties, agrees not to seek

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relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent. Until the Discharge of Term Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without the Term Agent’s express written consent. Until the Discharge of Senior Obligations has occurred, each Junior Agent that becomes a party to this Agreement, for itself and on behalf of each Junior Secured Party represented thereby, agrees not to seek (or support any other Person in seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of any Junior Shared Collateral without the express written consent of each Senior Agent. In addition, neither the Term Agent nor the ABL Agent shall seek any relief from the automatic stay with respect to any Collateral without providing three (3) days’ prior written notice to the other, unless such period is agreed by both the ABL Agent and the Term Agent to be modified or unless the ABL Agent or Term Agent, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Term Priority Collateral, as applicable, will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or the Term Agent’s ability to realize upon its Collateral.
Section 6.3    No Contest; Adequate Protection.
(h)     The Term Agent, on behalf of itself and the Term Secured Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code with respect to the ABL Priority Collateral, except as set forth in Section 6.1 hereof and this Section 6.3 or as may otherwise be consented to in writing by the ABL Agent in its sole and absolute discretion. The Term Agent, on behalf of itself and the Term Secured Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(b) above), (ii) any proposed provision of DIP Financing by the ABL Agent and the ABL Secured Parties (or any other Person proposing to provide DIP Financing with the consent of the ABL Agent) (unless in contravention of Section 6.1(a) above) or (iii) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(b) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement.
(i)     The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code with respect to the Term Priority Collateral, except as set forth in Section 6.1 hereof and this Section 6.3 or as may otherwise be consented to in writing by the Term Agent in its sole and absolute discretion. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall contest (or support any other Person

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contesting) (i) any request by the Term Agent or any Term Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(a) above), (ii) any proposed provision of DIP Financing by the Term Agent and the Term Secured Parties (or any other Person proposing to provide DIP Financing with the consent of the Term Agent) (unless in contravention of Section 6.1(b) above) or (iii) any objection by the Term Agent or any Term Secured Party to any motion, relief, action or proceeding based on a claim by the Term Agent or any Term Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(a) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Term Agent as adequate protection of its interests are subject to this Agreement.
(j)     Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:
(i)     if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that the Term Agent, on behalf of itself or any of the Term Secured Parties, may seek or request (and the ABL Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of the Term Agent on ABL Priority Collateral; and
(ii)     in the event the Term Agent, on behalf of itself or any of the Term Secured Parties, are granted adequate protection in respect of Term Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Term Priority Collateral), then the Term Agent, on behalf of itself and any of the Term Secured Parties, agrees that the ABL Agent on behalf of itself or any of the ABL Secured Parties, may seek or request (and the Term Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Term Obligations on the same basis as the other Liens of the ABL Agent on Term Priority Collateral.
(iii)     Except as otherwise expressly set forth in Section 6.1 hereof or in connection with the exercise of remedies with respect to the ABL Priority Collateral, nothing herein shall limit the rights of the Term Agent or the Term Secured Parties from seeking adequate protection with respect to their rights in the Term Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise). Except as otherwise expressly set forth in Section 6.1 hereof or in connection with

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the exercise of remedies with respect to the Term Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).
(k)     Each Junior Agent that becomes a party to this Agreement, for itself and on behalf of each Junior Secured Party represented thereby, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by any Senior Agent or any Senior Secured Parties for adequate protection, (b) any objection by any Senior Agent or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Agent’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of any Senior Agent or any other Senior Secured Party under Section 506(b) of the Bankruptcy Code or otherwise or any similar provision of any other Debtor Relief Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law. Notwithstanding anything contained in this Section 6.3 or in Section 6.1, in any Insolvency Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Debtor Relief Law, then each Junior Agent that becomes a party to this Agreement, for itself and on behalf of each Junior Secured Party represented thereby, may seek or request adequate protection in the form of a replacement Lien or superpriority claim on such additional collateral, which Lien or superpriority claim is subordinated to the Liens securing and claims relating to all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing and claims relating to the Junior Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement, (ii) in the event any Junior Agent, for itself and on behalf of each Junior Secured Party represented thereby, seeks or requests adequate protection and such adequate protection is granted in the form of additional or replacement collateral (even if such collateral is Junior Shared Collateral), then such Junior Agent, for itself and on behalf of each Junior Secured Party represented thereby, agrees that each Senior Agent shall also be granted a senior Lien on such additional or replacement collateral as security for the Senior Obligations and that any Lien on such additional or replacement collateral securing the applicable Junior Ob-ligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing such Junior Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement and (iii) in the event any Junior Agent, for itself and on behalf of each Junior Secured Party represented thereby, seeks or requests adequate protection and such adequate protection is granted in the form of a superpriority claim, then such Junior Agent, for itself and on behalf of each Junior Secured Party represented thereby, agrees that each Senior Agent shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of the Junior Secured Parties.

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Section 6.4    Asset Sales. The Term Agent agrees, on behalf of itself and the Term Secured Parties, that it will not oppose any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the Term Agent, for the benefit of the Term Secured Parties, shall retain a Lien on the proceeds of such sale (to the extent such proceeds are not applied to the ABL Obligations in accordance with Section 4.1(b) hereof). The ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that it will not oppose any sale consented to by the Term Agent of any Term Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as (i) any such sale is made in accordance with Section 3.6 hereof and (ii) the ABL Agent, for the benefit of the ABL Secured Parties, shall retain a Lien on the proceeds of such sale (to the extent such proceeds are not applied to the Term Obligations in accordance with Section 4.1(c) hereof). Each Junior Agent that becomes a party to this Agreement agrees, for itself and on behalf of each Junior Secured Party represented thereby, that it will not oppose (or support any Person in opposing) any sale or other disposition consented to by any Senior Agent of any Senior Collateral pursuant to Section 363 of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws), so long as the proceeds of such sale are applied in accordance with this Agreement. If such sale of Collateral includes both ABL Priority Collateral and Term Priority Collateral and the Parties are unable after negotiating in good faith to agree on the allocation of the purchase price between the ABL Priority Collateral and Term Priority Collateral, either Party may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination shall be binding upon the Parties.
Section 6.5    Separate Grants of Security and Separate Classification. Each Term Secured Party, each ABL Secured Party and each Junior Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents, the Term Collateral Documents and the Junior Collateral Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Obligations are fundamentally different from the ABL Obligations and the Junior Obligations, the ABL Obligations are fundamentally different from the Term Obligations and the Junior Obligations, and the Junior Obligations are fundamentally different from the Senior Obligations and, in each case, must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, (x) if it is held that the claims of the ABL Secured Parties and the Term Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Term Obligation claims against the Credit Parties, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Priority Collateral, as applicable, is sufficient (for this purpose ignoring all claims held by the other

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Secured Parties), the ABL Secured Parties or the Term Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses that is available from each pool of Priority Collateral for each of the ABL Secured Parties and the Term Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties from such Collateral, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries, and (y) if it is held that the claims of any of the Senior Secured Parties and any Junior Secured Parties in respect of the Junior Shared Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Junior Agent that becomes a party to this Agreement, for itself and on behalf of each Junior Secured Party represented thereby, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of Senior Obligation claims and Junior Obligation claims against the Credit Parties in respect of the Junior Shared Collateral, with the effect being that, to the extent that the aggregate value of the Junior Shared Collateral is sufficient (for this purpose ignoring all claims held by any Junior Secured Parties), the applicable Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of Priority Collateral for each of the Senior Secured Parties and any other Senior Collateral (regardless of whether any claim for such amounts is allowed or allowable in such Insolvency Proceeding) before any distribution is made in respect of the claims held by the Junior Secured Parties from Junior Shared Collateral, with each Junior Agent that becomes a party to this Agreement, for itself and on behalf of each Junior Secured Party represented thereby, hereby acknowledging and agreeing to turn over to the applicable Senior Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of such Junior Secured Parties.
Section 6.6    No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Agent or any other Senior Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Junior Secured Party, including the seeking by any Junior Secured Party of adequate protection or the assertion by any Junior Secured Party of any of its rights and remedies under the applicable Junior Documents or otherwise.
Section 6.7    Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law and shall be effective before, during and after the commencement of any Insolvency Proceeding. The relative rights as to the Collateral and proceeds thereof shall continue after the commencement of any Insolvency Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Credit Party. All references herein to any Credit Party shall include such Credit Party as a debtor-in-possession and any receiver or trustee for such Grantor.

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Section 6.8    Other Matters with respect to Junior Shared Collateral. To the extent that any Junior Agent that becomes a party to this Agreement or any Junior Secured Party represented thereby has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Debtor Relief Law with respect to any of the Junior Shared Collateral, such Junior Agent, on behalf of itself and each Junior Secured Party represented thereby, or such Junior Secured Party agrees not to assert any such rights without the prior written consent of each Senior Agent; provided that if requested by each Senior Agent, such Junior Agent shall timely exercise such rights in the manner requested by the Senior Agents (acting unanimously), including any rights to payments in respect of such rights. Until the Discharge of Senior Obligations has occurred, each Junior Agent that becomes a party to this Agreement, on behalf of itself and each Junior Secured Party represented thereby, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Junior Shared Collateral.
Section 6.9    Reorganization Securities.
(a)     If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Junior Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
(b)     Each Junior Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall not propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement, other than with the prior written consent of each Senior Agent.
Section 6.10    Section 1111(b) of the Bankruptcy Code. Each Junior Agent that becomes a party to this Agreement, for itself and on behalf of each Junior Secured Party represented thereby, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each Junior Agent that becomes a party to this Agreement, for itself and on behalf of each Junior Secured Party represented thereby, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code. Until the Discharge of Senior Obligations, each Junior Agent that becomes a party to this Agreement, for itself and on behalf of each Junior Secured Party represented thereby, agrees that it shall not make any election under Section 1111(b) of the Bankruptcy Code regarding the Junior Shared Collateral.
Section 6.11    ABL Obligations Unconditional. All rights of the ABL Agent hereunder, and all agreements and obligations of the Term Agent and the Credit Parties (to the

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extent applicable) hereunder, shall remain in full force and effect irrespective of:
(a)     any lack of validity or enforceability of any ABL Document;
(b)     any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document;
(c)     any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or
(d)     any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the ABL Obligations, or of any of the Term Agent or any Credit Party, to the extent applicable, in respect of this Agreement.
Section 6.12    Term Obligations Unconditional. All rights of the Term Agent hereunder, and all agreements and obligations of the ABL Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:
(a)     any lack of validity or enforceability of any Term Document;
(b)     any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Document;
(c)     any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Term Obligations or any guarantee or guaranty thereof; or
(d)     any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Term Obligations, or of any of the ABL Agent or any Credit Party, to the extent applicable, in respect of this Agreement.
Section 6.13    Junior Obligations Unconditional. All rights of any Junior Agent that becomes a party to this Agreement hereunder, all agreements and obligations of the ABL Agent, the Term Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:
(a)     any lack of validity or enforceability of any Junior Document;

(b)     any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Junior Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Junior Document;
(c)     any exchange, release, voiding, avoidance or non perfection of any security interest in any Junior Shared Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Junior Obligations or any guarantee or guaranty thereof; or
(d)     any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Junior Obligations, or of any Credit Party, to the extent applicable, in respect of this Agreement.
ARTICLE 7MISCELLANEOUS
Section 7.1    Rights of Subrogation. The Term Agent, for and on behalf of itself and the Term Secured Parties, agrees that no payment to the ABL Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Term Agent or any Term Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Term Agent or any Term Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to the Term Agent or any Term Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations shall have occurred. Following the Discharge of Term Obligations, the Term Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Obligations resulting from payments to the Term Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Agent are paid by such Person upon request for payment thereof.
Each Junior Agent that becomes a party to this Agreement, for and on behalf of itself and the Junior Secured Parties represented thereby, agrees that no payment to the Term Agent, any Term Secured Party, the ABL Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle such Junior Agent or any Junior Secured Party represented by it to exercise any rights of subrogation in respect thereof until the Discharge of Senior Obligations shall have occurred. Each Junior Agent that becomes a party to this Agreement, on behalf of itself and each Junior Secured Party represented thereby, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred. Following the Discharge of Senior

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Obligations, each Senior Agent agrees to execute such documents, agreements, and instruments as such Junior Agent or any Junior Secured Party represented by it may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations or the Term Obligations, as applicable, resulting from payments to the ABL Agent or the Term Agent, as applicable, by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent or the Term Agent, as applicable, are paid by such Person upon request for payment thereof.
Section 7.2    Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Junior Agent that becomes a party to this Agreement, on behalf of itself and each Junior Secured Party represented thereby, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of Sany other Person primarily or secondarily liable therefor.
Section 7.3    Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Senior Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable such Senior Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.3, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.3.
Section 7.4    Representations. The Term Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Term Secured Parties and that this Agreement shall be binding obligations of the Term Agent and the Term Secured Parties, enforceable against the Term Agent and the Term Secured Parties in accordance with its terms. The ABL Agent represents and warrants to the Term Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agent and the ABL Secured Parties, enforceable against the ABL Agent and the ABL Secured Parties in accordance with its terms. Each Junior Agent that becomes a party to this Agreement represents and warrants to the Term Agent, the ABL Agent and each other Junior Agent (if any) that it has the requisite power and authority under the applicable Junior Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Junior Secured Parties represented thereby

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and that this Agreement shall be binding obligations of such Junior Agent and the Junior Secured Parties represented by it, enforceable against such Junior Agent and the Junior Secured Parties represented by it in accordance with its terms.
Section 7.5    Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Term Agent, the ABL Agent, the Designated Junior Agent and, in the case of any amendment or waiver that could reasonably be expected to be adverse to the interests of any Credit Party (it being agreed that any such amendment or waiver that conflicts with or is inconsistent with the obligations of any Credit Party under any other ABL Documents, Term Documents or Junior Documents is adverse to the interests of a Credit Party), the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. It is understood that the ABL Agent, the Term Agent and the Designated Junior Agent, without the consent of any other ABL Secured Party, Term Secured Party or Junior Secured Party, respectively, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate (i) to facilitate having additional indebtedness or other obligations of any of the Credit Parties become ABL Obligations, Term Obligations or Junior Obligations of a particular Series, as the case may be, under this Agreement (including any Incremental Equivalent Debt (as defined in the Term Credit Agreement) or any Permitted Refinancing thereof), (ii) to effectuate the subordination of Liens securing any Permitted Junior Secured Refinancing Debt or any Incremental Equivalent Debt (as defined in the Term Credit Agreement) that is secured on a junior basis (or any Permitted Refinancing thereof) to the Liens on the Term Priority Collateral securing the ABL Obligations and to the Liens on the ABL Priority Collateral securing the Term Obligations and (iii) to cause Liens securing any Permitted Pari Passu Secured Refinancing Debt or any Incremental Equivalent Debt (as defined in the Term Credit Agreement) that is secured on a pari passu basis (or any Permitted Refinancing thereof) to be secured by ABL Priority Collateral or Term Priority Collateral on a pari passu basis with ABL Obligations or Term Obligations, as the case may be (the indebtedness or other obligations described in clauses (i), (ii) and (iii), “Additional Debt”), which supplemental agreement shall, except in the case of (ii) and (iii), specify whether such Additional Debt constitutes ABL Obligations, Term Obligations or Junior Obligations; provided that such Additional Debt is permitted to be incurred under any ABL Credit Agreement, any Term Credit Agreement and any Junior Agreement then extant in accordance with the terms thereof.
Notwithstanding the foregoing, (i) without the consent of any other Secured Party but with the consent of the Borrower, (x) any Junior Agent may become a party hereto by execution and delivery to each other Agent of a Junior Secured Indebtedness Joinder in accordance with Section 7.6 and (y) any Senior Agent may become a party hereto by execution and delivery to each other Agent of a joinder hereto pursuant to Section 5.2(c) and, in each case, upon such execution and delivery, such Agent and the Secured Parties for which such Agent is acting shall be subject to the terms hereof; (ii) the Senior Agents may amend or waive any provision of this Agreement, or consent to any departure therefrom by any Senior Secured Party, that solely affects the rights and obligations of the Senior Secured Parties hereunder or does not adversely affect any Junior Secured Party in its capacity as such, in each case, without the

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consent of any Junior Agent or any other Junior Secured Party; and (iii) (x) any Junior Majority Agent may amend or waive any provision of this Agreement, or consent to any departure therefrom by any Junior Secured Party, and (y) any two or more Junior Agents may in a separate agreement consent to any departure from this Agreement by any Junior Secured Party, in the case of each of the foregoing clauses (x) and (y), that solely affects the rights and obligations of the Junior Secured Parties hereunder without the consent of any Senior Agent or any other Senior Secured Party. No amendment, modification or waiver of any provision of this Agreement, and no consent to any departure therefrom by any Party hereto, that changes, alters, modifies or otherwise affects any power, privilege, right, remedy, liability or obligation of, or otherwise affects in any manner, any Junior Agent that is not then a Party, or any Junior Secured Party not then represented by a Junior Agent that is then a Party (including but not limited to any change, alteration, modification or other effect upon any power, privilege, right, remedy, liability or obligation of or other effect upon any such Junior Agent or Junior Secured Party that may at any subsequent time become a Party or beneficiary hereof), shall be effective unless it is consented to in writing by the Borrower (regardless of whether any such Junior Agent or Junior Secured Party ever becomes a Party or beneficiary hereof), and any amendment, modification or waiver of any provision of this Agreement that would have the effect, directly or indirectly, through any reference in any Credit Document to this Agreement or otherwise, of waiving, amending, supplementing or otherwise modifying any Credit Document, or any term or provision thereof, or any right or obligation of the Borrower or any other Credit Party thereunder or in respect thereof, shall not be given such effect except pursuant to a written instrument executed by the Borrower and each other affected Credit Party.
Section 7.6    Section 7.6    Designation of Junior Secured Indebtedness; Joinder of Junior Agents.
(a)     The Borrower may designate any Junior Secured Indebtedness complying with the requirements of the definition of “Junior Secured Indebtedness” as Junior Secured Indebtedness for purposes of this Agreement, upon complying with the following conditions:
(i)     one or more Junior Agents for one or more Junior Secured Parties in respect of such Junior Secured Indebtedness shall have executed the Junior Secured Indebtedness Joinder with respect to such Junior Secured Indebtedness, and the Borrower or any such Junior Agent shall have delivered such executed Junior Secured Indebtedness Joinder to each other Agent then party to this Agreement;
(ii)     at least five Business Days (unless a shorter period is agreed in writing by the Parties and the Borrower) prior to delivery of the Junior Secured Indebtedness Joinder, the Borrower shall have delivered to each other Agent then party to this Agreement complete and correct copies of any Junior Agreement, Junior Guaranties and Junior Collateral Documents that will govern such Junior Secured Indebtedness upon giving effect to such designation (which may be unexecuted copies of Junior Documents to be executed and delivered concurrently

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with the effectiveness of such designation);
(iii)     the Borrower shall have executed and delivered to each other Agent then party to this Agreement a Junior Secured Indebtedness Designation, with respect to such Junior Secured Indebtedness; and
(iv)     all state and local stamp, recording, filing, intangible and similar taxes or fees (if any) that are payable in connection with the inclusion of such Junior Secured Indebtedness under this Agreement shall have been paid and reasonable evidence thereof shall have been given to each other Agent then party to this Agreement.
(b)     Upon satisfaction of the foregoing conditions, the designated Junior Secured Indebtedness shall constitute “Junior Secured Indebtedness”, any Junior Agreement under which such Junior Secured Indebtedness is or may be incurred shall constitute a “Junior Agreement”, any holder of such Junior Secured Indebtedness or other applicable Junior Secured Party shall constitute a “Junior Secured Party”, and any Junior Agent for any such Junior Secured Party shall constitute a “Junior Agent,” for all purposes under this Agreement. The date on which the foregoing conditions shall have been satisfied with respect to such Junior Secured Indebtedness is herein called the “Junior Effective Date.” Prior to the Junior Effective Date with respect to such Junior Secured Indebtedness, all references herein to Junior Secured Indebtedness shall be deemed not to take into account such Junior Secured Indebtedness, and the rights and obligations of each other Agent then party to this Agreement shall be determined on the basis that such Junior Secured Indebtedness is not then designated under this Agreement. On and after the Junior Effective Date with respect to such Junior Secured Indebtedness, all references herein to Junior Secured Indebtedness shall be deemed to take into account such Junior Secured Indebtedness, and the rights and obligations of each other Agent then party to this Agreement shall be determined on the basis that such Junior Secured Indebtedness is then designated.
(c)     In connection with any designation of Junior Secured Indebtedness pursuant to this Section 7.6, each Agent then party hereto agrees (x) to execute and deliver any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any Term Collateral Documents or ABL Collateral Documents, as applicable, and any blocked account, control or other agreements relating to any security interest in Control Collateral, and to make or consent to any filings or take any other actions (including executing and recording any mortgage subordination or similar agreement), as may be reasonably deemed by the Borrower to be necessary or reasonably desirable for any Lien on any Collateral to secure such Junior Secured Indebtedness to become a valid and perfected Lien (with the priority contemplated by this Agreement), and (y) otherwise to reasonably cooperate to effectuate a designation of Junior Secured Indebtedness pursuant to this Section 7.6 (including without limitation, if requested, by executing an acknowledgment of any Junior Secured Indebtedness Joinder or of the occurrence of any Junior Effective Date).
Section 7.7    Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in

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writing and may be personally served, sent by telecopy, emailed, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or email or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 7.7) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Agent:	Royal Bank of Canada 4th Floor, 20 King Street West Toronto, Ontario M5H 1C4 Attention: Manager, Agency Services Group Telecopy No.: 416.842.4023
Email: [TBD]

Term Agent:	Royal Bank of Canada 4th Floor, 20 King Street West Toronto, Ontario M5H 1C4 Attention: Manager, Agency Services Group Telecopy No.: 416.842.4023
Email: [TBD]

Any Junior Agent:	As set forth in the Junior Secured Indebtedness Joinder executed and delivered by such Junior Agent pursuant to Section 7.6.

(i)	Borrower: c/o Norcraft Companies, L.P.

3020 Denmark Avenue, Suite 100

Eagan, Minnesota 55121

Attention: Chief Financial Officer

Telecopy No.: (651) 234-3398

with a copy to:
Apax Partners, L.P.
45 Park Avenue
New York, NY 10022
Attention: David Kim
Telecopy: (212) 319-6155
and to:
c/o KarpReilly LLC

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104 Field Point Road, 2nd Floor
Greenwich, Connecticut 06830
Attention: Chris Reilly, Co-Founder
Telecopy No.: (203) 504-9912
and to:
c/o Trimaran Capital Partners, LLC
425 Lexington Avenue, 3rd Floor
New York, New York 10017
Attention: Jay Bloom, Managing Partner
Telecopy No.: (212) 885-4350
and to:
Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036-8704
Attention: Sunil W. Savkar
Telecopy No.: (646) 728-1533
Section 7.8    No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 7.9    Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of Senior Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors and permitted transferees and assigns. Except as set forth in Section 7.4 hereof, nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), to the extent permitted by the applicable Credit Document, the ABL Agent, any ABL Secured Party, the Term Agent, any Term Secured Party, any Junior Agent or any Junior Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations, the Term Obligations or the Junior Obligations in accordance with the ABL Credit Agreement, the Term Credit Agreement or Junior Agreement, in each case, as applicable, to any other Person (other than the Borrower, any Guarantor or any Affiliate of the Borrower or any Guarantor and any Subsidiary of the Borrower or any Guarantor (except as provided in any ABL Credit Agreement, any Term Credit Agreement or any Junior Agreement, as applicable)), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, the Term Agent, any Junior Agent, any ABL Secured Party, any Term Secured Party or any Junior Secured Party, as the case may be, herein or otherwise. The ABL Secured Parties,

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the Term Secured Parties and the Junior Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Credit Party on the faith hereof.
Section 7.10    GOVERNING LAW; ENTIRE AGREEMENT. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.
Section 7.11    Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (in “.pdf” or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 7.12    No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, ABL Secured Parties, Term Agent, Term Secured Parties, any Junior Agent and any Junior Secured Parties. Except as set forth in Section 7.4 hereof (in respect of which the Borrower and the other Credit Parties are third party beneficiaries), no other Person (including the Borrower, any Guarantor or any Affiliate of the Borrower or any Guarantor, or any Subsidiary of the Borrower or any Guarantor (except as provided in any ABL Credit Agreement or any Term Credit Agreement, as applicable)) shall be deemed to be a third party beneficiary of this Agreement.
Section 7.13    Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.
Section 7.14    Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement. The parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 7.15    Attorneys’ Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

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Section 7.16    VENUE; JURY TRIAL WAIVER.
(a)     EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY, ANY TERM SECURED PARTY OR ANY JUNIOR SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY TERM DOCUMENTS, ANY ABL DOCUMENTS OR ANY JUNIOR DOCUMENTS AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b)     EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION 7.16. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE

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MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)     EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS (OTHER THAN BY EMAIL OR TELECOPY) IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.7 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 7.17    Intercreditor Agreement. This Agreement is the “Intercreditor Agreement” referred to in the ABL Credit Agreement and this Agreement is the “ABL Intercreditor Agreement” referred to in the Term Credit Agreement and each Junior Agreement, if any. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Term Secured Party or any Junior Secured Party, (ii) any Term Secured Party to the obligations due to any ABL Secured Party or any Junior Secured Party or (iii) any Junior Secured Party to the obligations due to any Senior Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.
SSection 7.18    No Warranties or Liability. The Term Agent, the ABL Agent and each Junior Agent that becomes a party to this Agreement acknowledge and agree that no such Party has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document, any Term Document or any Junior Document. Except as otherwise provided in this Agreement, the Term Agent, the ABL Agent and each Junior Agent that becomes a party to this Agreement will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
Section 7.19    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document, any Term Document or any Junior Document, the provisions of this Agreement shall govern.
Section 7.20    Costs and Expenses. All costs and expenses incurred by the Term Agent, the ABL Agent or any Junior Agent, including, without limitation pursuant to Section 3.8(d) and Section 4.1(f) hereunder shall be reimbursed by the Borrower and the Credit Parties as provided in Section 10.03 of the Term Credit Agreement (or any similar provision), Section 10.03 (or any similar provision) of the ABL Credit Agreement and any applicable expense reimbursement provision of any Junior Agreement.
Section 7.21    Information Concerning Financial Condition of the Credit Parties. Each of the Term Agent, the ABL Agent and each Junior Agent that becomes a party to this Agreement hereby assumes responsibility for keeping itself informed of the financial

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condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the Term Obligations, the ABL Obligations or the applicable Junior Obligations, as applicable. The Term Agent, the ABL Agent and each Junior Agent that becomes a party to this Agreement hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Term Agent, the ABL Agent or any Junior Agent that becomes a party to this Agreement, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby agrees to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.
Section 7.22    Additional Credit Parties. The Borrower will promptly cause each Person that becomes a Credit Party to execute and deliver to the parties hereto an acknowledgment to this Agreement substantially in the form of Exhibit A, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Parties and the Credit Parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Credit Party at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if the same constituted a Credit Party party hereto and had complied with the requirements of the immediately preceding sentence.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and the Term Agent, for and on behalf of itself and the Term Secured Parties, have caused this Agreement to be duly executed and delivered as of the date first above written.

ROYAL BANK OF CANADA, in its capacity as the
ABL Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

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ROYAL BANK OF CANADA, in its capacity as the
Term Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

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Exhibit A
ACKNOWLEDGMENT
The Borrower and each Guarantor hereby acknowledges that it has received a copy of this Agreement as in effect on the date hereof and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Secured Parties, the Term Agent, the Term Secured Parties and any Junior Agent that becomes party to this Agreement or any Junior Secured Parties represented thereby (including pursuant to Section 7.20 hereof) and will not do any act to interfere with any obligations of the Parties to this Agreement. The Borrower and each Guarantor further acknowledges and agrees that (except as set forth in Section 7.4 hereof) it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the ABL Secured Parties, the Borrower and Guarantors, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Term Secured Parties, the Borrower and Guarantors, the Term Documents remain in full force and effect as written and are in no way modified hereby.
Without limiting the foregoing or any rights or remedies the Borrower and the other Credit Parties may have, Intermediate Holdings, the Borrower and the other Credit Parties consent to the performance by the Term Agent of the obligations set forth in Section 3.6 of this Agreement and acknowledge and agree that neither the Term Agent nor any other Term Secured Party shall ever be accountable or liable for any action taken or omitted by the ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other Intellectual Property by the ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Credit Parties as a result of any action taken or omitted by the ABL Agent or its officers, employees, agents, successors or assigns pursuant to, and in accordance with, Section 3.6 of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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CREDIT PARTIES:

NORCRAFT COMPANIES, L.P.
NORCRAFT GP, L.L.C., its general partner

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

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GUARANTORS:

NORCRAFT INTERMEDIATE HOLDINGS, L.P.

By:
Name:
Title:

NORCRAFT FINANCE CORP.

By:
Name:
Title:

NORCRAFT CANADA CORPORATION

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

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Exhibit B
JUNIOR SECURED INDEBTEDNESS DESIGNATION
DESIGNATION, dated as of _______ __, 20__, by [NORCRAFT COMPANIES, L.P.] (the “Company”). Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Intercreditor Agreement (as amended, supplemented, restated, amended and restated or otherwise modified from time to time pursuant to the terms thereof, the “Intercreditor Agreement”) entered into as of November [14], 2013 among ROYAL BANK OF CANADA, in its capacities as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “ABL Agent”) for the ABL Secured Parties, ROYAL BANK OF CANADA, in its capacities as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Term Agent”) for the Term Secured Parties, and each Junior Agent that from time to time becomes a party thereto pursuant to Section 7.6 thereof.
Reference is made to that certain [insert name of Junior Agreement], dated as of _______ __, 20__ (the “Junior Agreement”), among [list any applicable Credit Party], [list Junior Lenders] [and Junior Agent, as agent (the “New Junior Agent”)].
Section 7.6 of the Intercreditor Agreement permits the Company to designate Junior Secured Indebtedness under the Intercreditor Agreement. Accordingly:
Section 1. Representations and Warranties. The Company hereby represents and warrants to the ABL Agent, the Term Agent and any Junior Agent that:
(a)    The Junior Secured Indebtedness incurred or to be incurred under the Junior Agreement constitutes “Junior Secured Indebtedness” which complies with the definition of such term in the Intercreditor Agreement; and
(b)    all conditions set forth in Section 7.6 of the Intercreditor Agreement with respect to the Junior Secured Indebtedness have been satisfied.
Section 2. Designation of Junior Secured Indebtedness. The Company hereby designates such Junior Secured Indebtedness as Junior Secured Indebtedness under the Intercreditor Agreement.
[Signature Page to Junior Secured Indebtedness Designation]

__________________________________

[1]	Revise as appropriate to refer to any permitted successor or assign.

[2]	Revise as appropriate to refer to any successor Agent and to add reference to any previously added Junior Agent.

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IN WITNESS OF, the undersigned has caused this Designation to be duly executed by its duly authorized officer or other representative, all as of the day and year first above written.

[NORCRAFT COMPANIES, L.P.]

By:
Name:
Title:

[Junior Secured Indebtedness Designation]
39168701_7

Exhibit C
JUNIOR SECURED INDEBTEDNESS JOINDER

JOINDER, dated as of _______________, 20__ (this “Agreement”), among ROYAL BANK OF CANADA, in its capacities as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “ABL Agent”) for the ABL Secured Parties, ROYAL BANK OF CANADA, in its capacities as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Term Agent”) for the Term Secured Parties, and [list any previously added Junior Agent] [and insert name of each Junior Agent under any Junior Agreement being added hereby as party] and any successors or permitted assigns thereof, to the Intercreditor Agreement dated as of November [14], 2013 (as amended, supplemented, restated, amended and restated or otherwise modified from time to time pursuant to the terms thereof, the “Intercreditor Agreement”) among the ABL Agent, the Term Agent [and (list any previously added Junior Agent)]. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Intercreditor Agreement.
W I T N E S S E T H:
Reference is made to that certain [insert name of Junior Agreement], dated as of _______ __, 20__ (the “Junior Agreement”), among [list any applicable Credit Party], [list any applicable Junior Secured Parties (the “Joining Junior Secured Parties”)] [and insert name of each applicable Junior Agent (the “Joining Junior Agent”)].
Section 7.6 of the Intercreditor Agreement permits the Company to designate Junior Secured Indebtedness under the Intercreditor Agreement. The Company has so designated Junior Secured Indebtedness incurred or to be incurred under the Junior Agreement as Junior Secured Indebtedness by means of a Junior Secured Indebtedness Designation.
Accordingly, [the Joining Junior Agent, for itself and on behalf of the Joining Junior Secured Parties,] hereby agrees with the ABL Agent, the Term Agent and any Junior Agent party to the Intercreditor Agreement as follows:
Section 1. Agreement to be Bound. The [Joining Junior Agent, for itself and on behalf of the Joining Junior Secured Parties,] hereby agrees to be bound by the terms and provisions of the Intercreditor Agreement and shall, as of the Junior Effective Date with respect to the Junior Agreement, be deemed to be a party to the Intercreditor Agreement.
Section 2. Recognition of Claims. (a) The ABL Agent (for itself and on behalf of the other ABL Secured Parties), the Term Agent (for itself and on behalf of the other Term Parties) and [each of the Junior Agents (for itself and on behalf of any Junior Secured Parties represented thereby)] hereby agree that the interests of the respective Secured Parties in the Liens granted to the ABL Agent, the Term Agent or any Junior Agent, as applicable, under the applicable Credit Documents shall be treated, as among the Secured Parties, as having the priorities provided for in Section 2.1 of the Intercreditor Agreement, and shall at all times be allocated among the Secured Parties as provided therein regardless of any claim or defense (including without limitation any claims under the fraudulent transfer, preference or similar avoidance provisions of applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally) to which the ABL Agent, the Term Agent, any Junior Agent or any other Secured Party may be entitled or subject. The [Joining Junior Agent (for itself and on behalf of the Joining Junior

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Secured Parties)] (a) recognize[s] the existence and validity of the ABL Obligations, the Term Obligations and [any existing Junior Obligations] and (b) agree[s] to refrain from making or asserting any claim that any ABL Credit Agreement or any other ABL Documents, any Term Credit Agreement or any other Term Documents or [the existing Junior Debt Documents], as the case may be, are invalid or not enforceable in accordance with their terms as a result of the circumstances surrounding the incurrence of such obligations.
Section 3. Notices. Notices and other communications provided for under the Intercreditor Agreement to be provided to [the Joining Junior Agent] shall be sent to the address set forth on Annex 1 attached hereto (until notice of a change thereof is delivered as provided in Section 7.6 of the Intercreditor Agreement).
Section 4. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
Section 5. Governing Law. THE VALIDITY, PERFORMANCE, AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT AND THE INTERCREDITOR AGREEMENT CONSTITUTE THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
[Signature Pages Follow]

__________________________________

[37]	Add specific reference to any previously added Junior Obligations as appropriate.

[38]	Add reference to any previously added Junior Agreement and related Junior Documents as appropriate.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[Joining Junior Agent],
[on behalf of the Joining Junior Secured Parties

By:
Name:
Title:

Address for notices:

[ ]

Acknowledged and agreed by:

Royal Bank of Canada,
as ABL Agent

By:
Name:
Title:

Current address for notices:

[ ]

Royal Bank of Canada,
as Term Agent

By:
Name:
Title:

Current address for notices:

[ ]

[Junior Secured Indebtedness Designation]
39168701_7

EXHIBIT D

JOINDER AGREEMENT
[Date]

Reference is made to the Intercreditor Agreement. dated as of November [14], 2013 (as amended, supplemented, restated, amended and restated or otherwise modified from time to time pursuant to the terms thereof, the “Intercreditor Agreement”), among ROYAL BANK OF CANADA in its capacities as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “ABL Agent”) for the ABL Secured Parties, ROYAL BANK OF CANADA, in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Term Agent”) for the Term Secured Parties, and [list any previously added Junior Agent] and any successors or assigns thereof. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Intercreditor Agreement.
W I T N E S S E T H:

WHEREAS, Section 5.2(c) of the Intercreditor Agreement provides that [ABL Obligations][Term Obligations] may be refunded, replaced or refinanced in whole or in part, and the holders of such refunding, replacing or refinancing Indebtedness (or an authorized agent or trustee on their behalf) may bind themselves to the terms of the Intercreditor Agreement;

WHEREAS, on the date hereof, NORCRAFT COMPANIES, L.P. (the “Company”) is [describe refinancing transaction], the proceeds of which are being used to refinance a portion of the [ABL Obligations][Term Obligations] under the [ABL Credit Agreement][Term Credit Agreement]; and

WHEREAS, the Company wishes to have the [New Agent], as [collateral agent, trustee, etc. for the holders of the new] [ABL Obligations][Term Obligations], join the Intercreditor Agreement;

NOW, THEREFORE, the ABL Agent, the Term Agent and the [New Agent] hereby agree as follows:

Section 1. Joinder. Effective upon the execution of this Joinder Agreement by the [New Agent], (i) all [Obligations] (as defined in the [New Agreement]) shall constitute [ABL Obligations][Term Obligations] under the Intercreditor Agreement, (ii) all [New Documents] (as defined below) shall constitute [ABL Documents][Term Documents] under the Intercreditor Agreement, (iii) the [New Secured Parties] (as defined in the [New Agreement]) shall constitute [ABL Secured Parties][Term Secured Parties] under the Intercreditor Agreement, (iv) all [New Security Documents] (as defined in the [New Agreement]) shall constitute [ABL Collateral Documents][Term Collateral Documents] under the Intercreditor Agreement, (v) the [New Agreement] shall constitute a [ABL Credit Agreement][Term Credit Agreement] under the Intercreditor Agreement, (vi) the [New Lenders] (as defined in the [New Agreement]) of the [New Notes] shall constitute Lenders and [ABL Lenders][Term Lenders] under the Intercreditor Agreement for all purposes [other than the definition of Cash Management Services] and

__________________________________

[39]	Revise as appropriate to refer to any successor ABL Agent.

[40]	Revise as appropriate to refer to any successor Term Agent.

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(vii) all Liens securing the [New Obligations] vis-a-vis any Liens for the benefit of the [Term Secured Parties][ABL Secured Parties] in respect of [Term Obligations][ABL Obligations] shall be governed by the priority and limitations set forth in the Intercreditor Agreement. The “[New Documents]” shall mean the [New Agreement], the [New Notes] (as defined in the [New Agreement]), the [New Security Documents] and all other documents evidencing [New Obligations], now or hereafter executed by or on behalf of any [ABL Credit Party][Term Credit Party] or any of its respective Subsidiaries or Affiliates, and delivered to the [New Collateral Agent], in connection with any of the foregoing, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

Section 2. [ABL Agent][Term Agent]. Following the effectiveness of this Joinder Agreement, (i) [Royal Bank of Canada (the “Existing ABL Agent”)][Royal Bank of Canada (the “Existin Agent”)] shall continue to act as the [ABL Agent][Term Agent] authorized to represent all of the [ABL Secured Parties][Term Secured Parties] under the Intercreditor Agreement, including without limitation, the [New Collateral Agent] and the other [New Secured Parties], and to take actions on behalf of all [ABL Secured Parties][Term Secured Parties] thereunder, and (ii) for the avoidance of doubt, the [New Collateral Agent] and any other authorized agent or trustee of any holders of Indebtedness refinancing any [ABL Obligations][Term Obligations] that joins the Intercreditor Agreement pursuant to Section 5.2(c) thereof may succeed the [Existing ABL Agent][Existing TLB Agent] as the [ABL Agent][Term Agent] under the Intercreditor Agreement pursuant to any other agreement among the [ABL Secured Parties][Term Secured Parties] upon notice to the [Term Agent][ABL Agent] after the date hereof.

Section 3. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 4. Governing Law. THE VALIDITY, PERFORMANCE, AND ENFORCEMENT OF THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS JOINDER AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[New Agent],
on behalf of the [New Secured Parties]

By:
Name:
Title:

Address for notices:

[ ]

Acknowledged and agreed by:

Royal Bank of Canada,
as ABL Agent

By:
Name:
Title:

Current address for notices:

[ ]

Royal Bank of Canada,
as Term Agent

By:
Name:
Title:

Current address for notices:

[ ]

EXHIBIT J-1
[Form of]
U.S. MORTGAGE
[Provided Under Separate Cover]

LEGAL_US_3 # 107097238.2

FORM OF MORTGAGE – TO BE CONFORMED TO LOCAL LAWS/RULES
This instrument prepared by and,
after recording, please return to:
[__]
Paul Hastings LLP
191 N. Wacker Drive
Thirtieth Floor
Chicago, IL 60606
Telephone: [__]
[FORM]
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
BY
NORCRAFT COMPANIES, L.P.,
as Mortgagor,
TO
ROYAL BANK OF CANADA,
as Collateral Agent,
Mortgagee
Dated as of November [__], 2013
Relating to Premises in:
[Minnehaha County, South Dakota]

LEGAL_US_3 # 107097238.2

LEGAL_US_3 # 107097238.2

LEGAL_US_3 # 107097238.2

LEGAL_US_3 # 107097238.2

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY
AGREEMENT AND FIXTURE FILING
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the “Mortgage”), dated as of November __, 2013, made by Norcraft Companies, L.P., a Delaware limited partnership having an office at 3020 Denmark Avenue, Eagan, MN 55121, as mortgagor, assignor and debtor (in such capacities and together with any successors in such capacities, the “Mortgagor”), in favor of ROYAL BANK OF CANADA, a Canadian Schedule I Bank having an office at [__________________________________________], and whose post office address is Three World Financial Center, 200 Vesey Street, New York, New York 10281, in its capacity as collateral agent for Secured Parties (as hereinafter defined), as mortgagee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Mortgagee”).
R E C I T A L S:
A.    Pursuant to that certain Credit Agreement, dated as of November __, 2013, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Mortgagor, Norcraft Intermediate Holdings, L.P., a Delaware limited partnership, the Subsidiary Guarantors party thereto, the Lenders party thereto, RBC Capital Markets and Keybank National Association, as joint lead arrangers and joint bookrunners (in such capacities, individually, “Arranger” and collectively the “Arrangers”) and Documentation Agent, Royal Bank of Canada, as Syndication Agent, Administrative Agent and Collateral Agent, the Lenders have agreed to make to or for the account of the Mortgagor certain Loans in an aggregate principal amount that will not exceed each such Lender’s Commitment.
C.     The Mortgagor is or will be the legal and/or beneficial owner of the Mortgaged Property.
D.     The Mortgagor will receive substantial benefits from the execution, delivery, and performance of the obligations under the Credit Agreement and is, therefore, willing to enter into this mortgage.
E.     This Mortgage is given by the Mortgagor in favor of the Mortgagee for its benefit and the benefit of the other Secured Parties to secure the payment and performance of all of the Secured Obligations.
A G R E E M E N T:
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby covenants and agrees with the Mortgagee as follows:
ARTICLE I

DEFINITIONS AND INTERPRETATION

LEGAL_US_3 # 107097238.2

SECTION 1.1.        Definitions. (a) Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement, including the following:
“Administrative Agent”; “Affiliate”; “Business Day”; “Collateral”; “Commitment”; “Environmental Law”; “Event of Default”; “GAAP”; “Guarantors”; “Hazardous Materials”; “Intercreditor Agreement”; “Latest Maturity Date”; “Letter of Credit”; “Lenders”; “Lien”; “Loan Documents”; “Loan Parties”; “Revolving Loans”; “Net Cash Proceeds”; “Notes”: “Officers’ Certificate”; “Permitted Collateral Liens”; “Permitted Liens”; “Person”; “Secured Parties”; “Security Agreement”; “Security Documents”; “Subsidiary”; and “Swingline Loans”.

(b)	The following terms in this Mortgage shall have the following meanings:
“Alterations” shall mean any and all alterations, installations, improvements, additions, modifications or changes of a structural nature.
“Charges” shall mean any and all real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, claims for landlords’, carriers’, mechanics’, workmens’, repairmens’, laborers’, materialmens’, suppliers’ and warehousemens’ Liens and other claims arising by operation of law) against, all or any portion of the Mortgaged Property.
“Contested Liens” shall mean, collectively, any Liens incurred in respect of any Charges to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 9.1 hereof; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Liens and security interests created and evidenced by this Mortgage, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien(s) must be superior to the Liens and security interests created and evidenced hereby.
“Contracts” shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all contracts and other general intangibles relating to the Mortgaged Property and all reserves, deferred payments, deposits, refunds and claims of every kind, nature or character relating thereto.
“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.
“Default Rate” shall mean the rate of interest payable during a default pursuant to the provisions of Section 2.06(c) of the Credit Agreement.
“Destruction” shall mean any and all damage to, or loss or destruction of, the Premises or any part thereof.
“Existing Liens” means the liens set forth in the title policy issued in favor of Mortgagee

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insuring the lien of this Mortgage.
“Fixtures” shall mean all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Land or any other Improvement used in connection with the use and enjoyment of the Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Land which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment.
“Governmental Authority” shall mean any Federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over the Mortgagor or the Mortgaged Property or any portion thereof.
“Improvements” shall mean all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Land, including, without limitation, (i) all Fixtures, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Land and to be part of the Improvements immediately upon their incorporation therein.
“Insurance Policies” means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Mortgaged Property pursuant to the Credit Agreement and all renewals and extensions thereof.
“Land” shall mean the land described in Schedule A annexed to this Mortgage, together with all of the Mortgagor’s reversionary rights in and to any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be

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appurtenant thereto.
“Landlord” shall mean any landlord, lessor, franchisor, licensor or grantor, as applicable.
“Leases” shall mean, collectively, any and all interests of the Mortgagor, as Landlord, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into, whether or not of record, affecting the use and/or occupancy of all or any portion of the Premises and any and all amendments, modifications, supplements, replacements, extensions and renewals of any thereof, whether now in effect or hereafter coming into effect.
“Mortgage” shall have the meaning assigned to such term in the Preamble hereof.
“Mortgaged Property” shall have the meaning assigned to such term in Section 2.1 hereof.
“Mortgagee” shall have the meaning assigned to such term in the Preamble hereof.
“Mortgagor” shall have the meaning assigned to such term in the Preamble hereof.
“Mortgagor’s Interest” shall have the meaning assigned to such term in Section 2.2 hereof.
“Permit” shall mean any and all permits, certificates, approvals, authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof issued or in any way furnished in connection with the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation.
“Premises” shall mean, collectively, the Land and the Improvements.
“Proceeds” shall mean, collectively, any and all cash proceeds and noncash proceeds and shall include all (i) proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance, indemnity, warranty, guaranty or claim payable to the Mortgagee or to the Mortgagor from time to time with respect to any of the Mortgaged Property, (iii) payments (in any form whatsoever) made or due and payable to the Mortgagor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Mortgaged Property by any Governmental Authority (or any person acting on behalf of a Governmental Authority), (iv) products of the Mortgaged Property and (v) other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon.
“Property Material Adverse Effect” shall mean, as of any date of determination and whether individually or in the aggregate, (a) any event, circumstance, occurrence or condition

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which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the business or operations of the Mortgagor as presently conducted at the Mortgaged Property; (b) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the value or utility of the Mortgaged Property; or (c) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the legality, priority or enforceability of the Lien created by this Mortgage or the rights and remedies of the Mortgagee hereunder.
“Prudent Operator” shall mean a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.
“Records” shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any Alteration or the maintenance of any Permit.
“Rents” shall mean, collectively, any and all rents, additional rents, royalties, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant’s obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Mortgagor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease.
“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all orders, decrees, determinations, laws, treaties, ordinances, rules, regulations or similar statutes or case law.
“Restoration” shall mean the repair, replacement or restoration of all or any portion of the Premises after a Destruction or Taking.
“Secured Obligations” shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of the Mortgagor and any and all of the other Loan Parties from time to time arising under or in respect hereof or of the Credit Agreement, the Notes, the Letters of Credit, the other Loan Documents and any modifications thereof (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of or hereafter contracted in respect of the obligations contained in this Mortgage, the Credit Agreement, the Notes, the Letters of Credit, the other Loan Documents), in each case whether such obligations are (i) direct or indirect, secured or unsecured, joint or several, absolute or contingent, reduced to judgment or not, liquidated or unliquidated, disputed or undisputed, legal or equitable, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance, (iv)

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discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Loan Party or any other person and/or (v) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Loan Party or any other person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).
“Taking” shall mean any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any Governmental Authority, civil or military.
“Tenant” shall mean any tenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.
“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the jurisdiction in which the Premises are located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Mortgaged Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the jurisdiction in which the Premises are located, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
SECTION 1.2.    Interpretation. In this Mortgage, unless otherwise specified, (i) singular words include the plural and plural words include the singular, (ii) words importing any gender include the other gender, (iii) references to any person include such person’s successors and assigns and in the case of an individual, the word “successors” includes such person’s heirs, devisees, legatees, executors, administrators and personal representatives, (iv) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to, (v) the words “consent,” “approve” and “agree,” and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the Person in question, (vi) the words “include” and “including,” and words of similar import, shall be deemed to be followed by the words “without limitation,” (vii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import, refer to this Mortgage in its entirety, (viii) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses hereof, (ix) the Schedules and Exhibits to this Mortgage, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, are incorporated herein by reference, (x) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the constructions of any provision hereof and (xi) all obligations of the Mortgagor hereunder shall be satisfied by the Mortgagor at the Mortgagor’s sole cost and expense.

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SECTION 1.3.    Resolution of Drafting Ambiguities. The Mortgagor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., Mortgagee) shall not be employed in the interpretation hereof.
ARTICLE II
GRANTS AND SECURED OBLIGATIONS
SECTION 2.1.    Grant of Mortgaged Property. The Mortgagor hereby grants, mortgages, bargains, sells, assigns, transfers and conveys to the Mortgagee, and hereby grants to the Mortgagee, a security interest in and upon all of the Mortgagor’s estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the “Mortgaged Property”):
(i)Land;
(ii)Improvements;
(iii)Leases;
(iv)Rents;
(v)Permits;
(vi)Contracts;
(vii)Records; and
(viii)Proceeds.
Notwithstanding the foregoing provisions of this Section 2.1, Mortgaged Property shall not include a grant of any of the Mortgagor’s right, title or interest in (A) any Contract to which the Mortgagor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such Contract, result in a breach or termination of the terms of, or constitute a default under or termination of such Contract and (B) any Permit to the extent, but only to the extent that, such grant shall constitute or result in abandonment, invalidation or rendering unenforceable any right, title or interest of the Mortgagor therein; provided, however, that the right to receive any payment of money or any other right referred to in Sections 9-406(d), 9-407(a) or 9-408(a) of the UCC to the extent that such Sections are effective to limit the prohibitions described in clauses (A) and (B) of this Section 2.1 shall constitute Mortgaged Property hereunder and; provided further that at such time as any Contract or Permit described in clauses (A) and (B) of this sentence is no longer subject to such restriction, such applicable Contract or Permit shall (without any act or delivery by any person) constitute Mortgaged Property hereunder.

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TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in and to the Mortgaged Property and all rights and appurtenances relating thereto, unto the Mortgagee, its successors and assigns, for the purpose of securing the payment and performance in full of all the Secured Obligations.
SECTION 2.2.    Assignment of Leases and Rents. As additional security for the payment and performance in full of all the Secured Obligations and subject to the provisions of Article VI hereof, the Mortgagor absolutely, presently, unconditionally and irrevocably assigns, transfers and sets over to the Mortgagee, and grants to the Mortgagee, all of the Mortgagor’s estate, right, title, interest, claim and demand, as Landlord, under any and all of the Leases including, without limitation, the following (such assigned rights, the “Mortgagor’s Interest”):
(i)    the immediate and continuing right to receive and collect Rents payable by the Tenants pursuant to the Leases;
(ii)    all claims, rights, powers, privileges and remedies of the Mortgagor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of the Tenants to perform or comply with any term of the Leases;
(iii)    all rights to take all actions upon the happening of a default under the Leases as shall be permitted by the Leases or by law including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and
(iv)    the full power and authority, in the name of the Mortgagor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to take all other actions whatsoever which the Mortgagor, as Landlord, is or may be entitled to take under the Leases.
SECTION 2.3.    Secured Obligations. This Mortgage secures, and the Mortgaged Property is collateral security for, the payment and performance of the Secured Obligations in the amount of $150,000,000 (ONE-HUNDRED-FIFTY MILLION DOLLARS) due on or before the Latest Maturity Date, unless extended by agreement of Mortgagor and Mortgagee.
SECTION 2.4.    Future Advances. This Mortgage shall secure all Secured Obligations including, without limitations, future advances whenever hereafter made with respect to or under the Credit Agreement or the other Loan Documents and shall secure not only the Secured Obligations with respect to presently existing indebtedness under the Credit Agreement or the other Loan Documents, but also any and all other indebtedness which may hereafter be owing by the Mortgagor to the Secured Parties under the Credit Agreement or the other Loan Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement or the other Loan Documents, whether such advances are obligatory or to be made at the option of the Secured Parties, or otherwise, and any extensions, refinancing, modifications or renewals of all such Secured Obligations whether or not Mortgagor

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executes any extension agreement or renewal instrument and, in each case, to the same extent as if such future advances were made on the date of the execution of this Mortgage.
SECTION 2.5.    No Release. Nothing set forth in this Mortgage shall relieve the Mortgagor from the performance of any term, covenant, condition or agreement on the Mortgagor’s part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any Person under or in respect of any of the Mortgaged Property or shall impose any obligation on the Mortgagee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Mortgagor’s part to be so performed or observed or shall impose any liability on the Mortgagee or any other Secured Party for any act or omission on the part of the Mortgagor relating thereto or for any breach of any representation or warranty on the part of the Mortgagor contained in this Mortgage or any other Loan Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of the Mortgagor contained in this Section 2.5 shall survive the termination hereof and the discharge of the Mortgagor’s other obligations under this Mortgage and the other Loan Documents.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF MORTGAGOR
SECTION 3.1.    Incorporation of Credit Agreement. The Mortgagor represents and warrants that each of the representations, warranties, covenants, negative covenants and other agreements of the Mortgagor (as a Loan Party) under and as contained in the Credit Agreement are hereby incorporated herein in their entirety by this reference.
SECTION 3.2.    Warranty of Title. The Mortgagor represents and warrants that:
(i)    as of the date hereof, it has good and marketable fee simple title to the Premises and the Landlord’s interest and estate under or in respect of the Leases and good title to the interest it purports to own or hold in and to each of the Permits, the Contracts and the Records, in each case subject to no Liens, except for Existing Liens;
(ii)    it has good title to the interest it purports to own or hold in and to all rights and appurtenances to or that constitute a portion of the Mortgaged Property;
(iii)    upon recordation in the official records in the county (or the applicable jurisdiction) in which the Premises are located this Mortgage will create and constitute a valid and enforceable first priority Lien on the Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties, and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Fixtures, which first priority Lien and first priority security interest are, as of the date hereof, subject only to Existing Liens and hereafter, subject only to Permitted Collateral Liens;
(iv)    it is in compliance in all material respects with each term, condition and provision of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property.
SECTION 3.3.    Condition of Mortgaged Property. The Mortgagor represents and warrants that:
(i)    there has been issued and there remains in full force and effect subject to no revocation, suspension, forfeiture or modification, each and every material Permit necessary for the present and contemplated use, operation and occupancy of the Premises by the Mortgagor and its Tenants and the conduct of their respective businesses and all required zoning, building code, land use, environmental and other similar Permits, except to the extent that a failure to have such Permits would not result in a Property Material Adverse Effect;
(ii)    the Premises and the present and contemplated use and occupancy thereof comply in all material respects with all applicable zoning ordinances, building codes, land use laws, setback or other development and use requirements of Governmental Authorities and with all private restrictions and agreements affecting the Mortgaged Property whether or not recorded;
(iii)    the Premises are served by all utilities (including, without limitation, public water and sewer systems) reasonably necessary for the present and contemplated use thereof, and all utility services are provided by public utilities and the Premises have accepted or are equipped to accept such utility services and the Mortgagor has not received notice of termination of such utility service;
(iv)    the Mortgagor has access to the Premises from one or more fully dedicated public roads and, to the extent applicable, public or private rail or waterway, sufficient to allow the Mortgagor and its Tenants and invitees to conduct their respective businesses at the Premises in accordance with sound commercial practices and the Mortgagor has not received notice of termination of such access;
(v)    the Mortgagor has not received written notice of any Taking or the commencement or pendency of any action or proceeding therefor;
(vi)    there has not occurred any Destruction of the Premises or any portion thereof as a result of any fire or other casualty which has not previously been repaired or replaced;
(vii)    to the best of its knowledge, there are no disputes regarding boundary lines, location, encroachments or possession of any portions of the Mortgaged Property and no state of facts exists which could give rise to any such claim;
(viii)    all liquid and solid waste disposal, septic and sewer systems located on the Premises are in a good and safe condition and repair and in compliance in all material

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respects with all Requirements of Law;
(ix)    no portion of the Premises is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Premises is located within such area, the Mortgagor has obtained the insurance prescribed in Section 5.04(c) of the Credit Agreement;
(x)    the Premises are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a portion of such lot or lots, and no other land or improvement is assessed and taxed together with the Premises or any portion thereof; and
(xi)    there are no options or rights of first refusal to purchase or acquire all or any portion of the Mortgaged Property.
SECTION 3.4.    Leases. The Mortgagor represents and warrants that there are no Leases affecting the Premises as of the date hereof.
SECTION 3.5.    Charges. The Mortgagor represents and warrants that all Charges imposed upon or assessed against the Mortgaged Property as of the date hereof have been paid and discharged except to the extent such Charges constitute Existing Liens.
ARTICLE IV
CERTAIN COVENANTS OF MORTGAGOR
SECTION 4.1.    Payment. The Mortgagor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by the Mortgagor under the Loan Documents.
SECTION 4.2.    Preservation of Partnership Existence. The Mortgagor shall preserve and maintain in full force and effect its qualification to transact business and good standing in the state in which the Mortgaged Property is located.
SECTION 4.3.    Title. The Mortgagor shall:
(i)    (A)    keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property and (B) protect, preserve and defend its interest in the Mortgaged Property and title thereto;
(ii)    (A) comply with each of the terms, conditions and provisions of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property, other than Existing Liens and subject to Sections 6.02(a), (b) and (e) of the Credit Agreement, (B) forever warrant and defend to the Mortgagee the Lien and security interests created and evidenced hereby and the validity and priority hereof in any action or proceeding against the claims of any and all Persons whomsoever affecting or purporting to affect the Mortgaged Property or any of the rights of the Mortgagee hereunder and (C) maintain a valid and enforceable first priority Lien on the Mortgaged Property and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Mortgaged Property, which first priority Lien and security interest shall be subject only to Permitted Collateral Liens and the Existing Liens; and
(iii)    immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of the Mortgagor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning the Mortgagor’s right, title and interest in, to and under the Mortgaged Property as warranted in this Mortgage, or of any condition that could give rise to any such proceedings, notify the Mortgagee thereof. The Mortgagee may participate in such proceedings and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments requested by the Mortgagee to permit such participation. In any such proceedings, the Mortgagee may be represented by counsel satisfactory to the Mortgagee at the expense of the Mortgagor. If, upon the resolution of such proceedings, the Mortgagor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to the Mortgagee to be applied as Net Cash Proceeds to the payment of the Secured Obligations or otherwise in accordance with the provisions of Section 2.10 of the Credit Agreement.
SECTION 4.4.    Maintenance and Use of Mortgaged Property; Alterations.
(i)    Maintenance. The Mortgagor shall cause the representations and warranties set forth in Section 3.3(i), (ii), (iii). (iv). (viii), (ix), (x), and (xi) hereof to continue to be true in each and every respect except where the failure so to be true would not result in a Property Material Adverse Effect.
(ii)    Maintenance of Premises. The Mortgagor shall not commit or suffer any waste on the Premises. The Mortgagor shall, at all times, comply with the terms of Section 5.03 of the Credit Agreement with respect to the maintenance and repair of the Premises. The Mortgagor shall not remove, demolish or alter the structural character of any Improvement now or hereafter erected upon all or any portion of the Premises, or permit any such removal, demolition or material alteration, without the prior written consent of the Mortgagee.
(iii)    Permits. The Mortgagor shall maintain, or cause to be maintained, in full force and effect all Permits contemplated by Section 3.3(i) hereof. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article IX hereof, the Mortgagor shall comply in all material respects with all requirements set forth in the Permits and all Requirements of Law applicable to all or any portion of the Mortgaged Property or the condition, use or occupancy of all or any portion thereof or any recorded deed of restriction, declaration or covenant running with the land or otherwise, now or hereafter in force, except to the extent that a failure to comply would not result in a

Property Material Adverse Effect.
(iv)    Zoning. The Mortgagor shall not initiate, join in or consent to any change in the zoning or any other permitted use classification of the Premises that would have a Property Material Adverse Effect without the prior written consent of the Mortgagee.
SECTION 4.5.    Access to Mortgaged Property, Books and Records; Other Information. Upon request to the Mortgagor, the Mortgagee, its agents, accountants and attorneys shall have full and free access to visit and inspect the Mortgaged Property in accordance with Section 5.07 of the Credit Agreement.
SECTION 4.6.    Limitation on Liens; Transfer Restrictions. Except as permitted by the Credit Agreement, the Mortgagor may not, without the prior written consent of the Mortgagee, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer or allow any of the foregoing to occur by operation of law or otherwise.
SECTION 4.7.    Insurance. The Mortgagor shall obtain and keep in full force and effect the Insurance Policies required by the Credit Agreement pursuant to the terms thereof.
ARTICLE V

LEASES
SECTION 5.1.    Mortgagor’s Affirmative Covenants with Respect to Leases. With respect to each Lease, if any, the Mortgagor shall:
(i)    observe and perform in all material respects all the obligations imposed upon the Landlord under such Lease;
(ii)    promptly send copies to the Mortgagee of all notices of default which the Mortgagor shall send or receive thereunder; and
(iii)    enforce all of the material terms, covenants and conditions contained in such Lease upon the part of the Tenant thereunder to be observed or performed.
SSECTION 5.2.    Mortgagor’s Negative Covenants with Respect to Leases. With respect to each Lease, the Mortgagor shall not, without the prior written consent of the Mortgagee:
(i)    receive or collect, or permit the receipt or collection of, any Rent under such Lease more than one (1) month in advance of the respective period in respect of which such Rent is to accrue, except:

(A)
in connection with the execution and delivery of such Lease (or of any amendment to such Lease), Rent thereunder may be collected and received in advance in an amount not in excess of one (1) month’s Rent;

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(B)	the amount held by Landlord as a reasonable security deposit thereunder; and

(C)	any amount received and collected for escalation and other charges in accordance with the terms of such Lease;
(ii)    assign, transfer or hypothecate (other than to the Mortgagee hereunder) any Rent under such Lease whether then due or to accrue in the future or the interest of the Mortgagor as Landlord under such Lease;
(iii)    enter into any amendment or modification of such Lease if the same would not comply with Section 6.02(g) of the Credit Agreement;
(iv)    terminate (whether by exercising any contractual right of the Mortgagor to recapture leased space or otherwise) or permit the termination of such Lease or accept surrender of all or any portion of the space demised under such Lease prior to the end of the term thereof or accept assignment of such Lease to the Mortgagor unless the same would not cause a Property Material Adverse Effect; or
(v)    waive, excuse, condone or in any manner discharge or release any Tenants of or from the obligations of such Tenants under their respective Leases or guarantors of Tenants from obligations under any guarantees of the Leases except as the same would be done by a Prudent Operator with due regard for the security afforded the Mortgagee thereby unless the same would not cause a Property Material Adverse Effect.
ARTICLE VI
CONCERNING ASSIGNMENT OF LEASES AND RENTS
SECTION 6.1.    Present Assignment; License to the Mortgagor. Section 2.2 of this Mortgage constitutes a present, absolute, effective, irrevocable and complete assignment by Mortgagor to Mortgagee of the Leases and Rents and the right, subject to applicable law, to collect all sums payable to Mortgagor thereunder and apply the same as Mortgagee may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), which is not conditioned upon Mortgagee being in possession of the Premises. The Mortgagee hereby grants to the Mortgagor, however, a license to collect and apply the Rents and to enforce the obligations of Tenants under the Leases. Immediately upon the occurrence of and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding or the intervention of a receiver appointed by a court.
(i)    Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases

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subject to the Existing Liens and in the case of security deposits, rights of depositors and requirements of law. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “Choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title II of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.
(ii)    Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all rents acquired by the estate after the commencement of any case in bankruptcy.
SECTION 6.2.    Collection of Rents by the Mortgagee.
(i)    Upon the occurrence and during the continuance of an Event of Default, any Rents receivable by the Mortgagee hereunder, after payment of all proper costs and expenses as Mortgagee may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), shall be applied in accordance with the provisions of Section 11.2 of this Mortgage. The Mortgagee shall be accountable to the Mortgagor only for Rents actually received by the Mortgagee. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of any Event of Default or invalidate any act done pursuant to such notice.
(ii)    The Mortgagor hereby irrevocably authorizes and directs Tenant under each Lease to rely upon and comply with any and all notices or demands from the Mortgagee for payment of Rents to the Mortgagee and the Mortgagor shall have no claim against Tenant for Rents paid to the Mortgagee pursuant to such notice or demand.
SECTION 6.3.    No Release. Neither this Mortgage nor any action or inaction on the part of the Mortgagee shall release the Tenant under any Lease, any guarantor of any Lease or the Mortgagor from any of their respective obligations under such Leases or constitute an assumption of any such obligation on the part of the Mortgagee. No action or failure to act on the part of the Mortgagor shall adversely affect or limit the rights of the Mortgagee under this Mortgage or, through this Mortgage, under such Leases. Nothing contained herein shall operate or be construed to (i) obligate the Mortgagee to perform any of the terms, covenants or conditions contained in any Lease or otherwise to impose any obligation upon the Mortgagee with respect to such Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in such Lease in the event that Tenant under such Lease shall have been joined as a party defendant in any action by which the estate of such Tenant shall

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be terminated) or (ii) place upon the Mortgagee any responsibility for the operation, control, care, management or repair of the Premises.
SECTION 6.4.    Irrevocable Interest. All rights, powers and privileges of the Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Mortgagor shall not take any action under the Leases or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.
SECTION 6.5.    Amendment to Leases. Each Lease, including, without limitation, all amendments, modifications, supplements, replacements, extensions and renewals thereof, shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.
ARTICLE VII

TAXES AND CERTAIN STATUTORY LIENS
SECTION 7.1.    Payment of Charges. Unless and to the extent contested by the Mortgagor in accordance with the provisions of the Credit Agreement, the Mortgagor shall pay and discharge, or cause to be paid and discharged, from time to time prior to same becoming delinquent, all Charges. The Mortgagor shall, upon the Mortgagee’s request, deliver to the Mortgagee receipts evidencing the payment of all such Charges.
SECTION 7.2.    Certain Statutory Liens. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Sections 6.02(a) and (b) of the Credit Agreement, the Mortgagor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker’s compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, might result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof, or which might result in forfeiture of all or any part of the Mortgaged Property.
SECTION 7.3.    Stamp and Other Taxes. Unless and to the extent contested by the Mortgagor in accordance with the provisions of Article IX hereof, the Mortgagor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof the Mortgagee may advance the same and the amount so advanced shall be payable by the Mortgagor to the Mortgagee in accordance with the provisions of Section 10.03 of the Credit Agreement.
SECTION 7.4.    Certain Tax Law Changes. In the event of the passage after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any

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Charges, and imposing any Charges, either directly or indirectly, on this Mortgage or any other Loan Document, the Mortgagor shall promptly pay to the Mortgagee such amount or amounts as may be necessary from time to time to pay any such Charges.
SECTION 7.5.    Proceeds of Tax Claim. In the event that the proceeds of any tax claim are paid after the Mortgagee has exercised its right to foreclose the Lien hereof, such proceeds shall be paid to the Mortgagee to satisfy any deficiency remaining after such foreclosure. The Mortgagee shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Mortgagee shall in a reasonably prompt manner be released to the Mortgagor.
ARTICLE VIII

[INTENTIONALLY OMITTED]
ARTICLE IXCONTESTING OF PAYMENTS
SECTION 9.1.    Contesting of Taxes and Certain Statutory Liens. The Mortgagor may at its own expense contest in good faith by appropriate proceedings the validity, amount or applicability of any Charges as provided in Sections 6.02(a), (b) and (e) of the Credit Agreement.
ARTICLE X
DESTRUCTION, CONDEMNATION AND RESTORATION
SECTION 10.1.    Destruction, Condemnation and Restoration. If there shall occur any Destruction (in excess of $ 100,000), the Mortgagor shall promptly send to the Mortgagee a written notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of such Destruction are hereby assigned and shall be paid to the Mortgagee. All such proceeds shall constitute Net Cash Proceeds under the Credit Agreement and shall be applied in accordance with the provisions of Section 2.10 of the Credit Agreement.
SECTION 10.2.    Condemnation. If there shall occur any Taking or the commencement of any proceeding therefor, the Mortgagor shall immediately notify the Mortgagee upon receiving notice of such Taking or commencement of proceedings therefor. The Mortgagee may, at its option, participate in any proceedings or negotiations which might result in any Taking, and the Mortgagor shall deliver or cause to be delivered to the Mortgagee all instruments requested by it to permit such participation. The Mortgagee may be represented by counsel satisfactory to it in connection with any such participation. The Mortgagor shall pay all reasonable fees, costs and expenses incurred by the Mortgagee in connection with any Taking and in seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are hereby assigned and shall be paid to the Mortgagee. The Mortgagor shall take all steps necessary to notify the condemning authority of such assignment. All such proceeds, net of all reasonable costs and expenses incurred in connection with the collection of such awards, shall constitute Net Cash Proceeds under the Credit Agreement and shall be applied in accordance with the provisions of Section 2.10 of the Credit Agreement.

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SECTION 10.3.    Restoration. In the event the Mortgagor is permitted or required to perform any Restoration in accordance with the provisions of Section 2.10 of the Credit Agreement, the proceeds of any award payable in respect of a Destruction or Taking, net of all reasonable costs and expenses incurred in connection with the collection of such awards, shall constitute Net Cash Proceeds and the Mortgagee shall release such proceeds to the Mortgagor in compliance with the applicable provisions of Section 2.10 of the Credit Agreement and Mortgagor shall complete the Restoration in accordance with the provisions of Section 2.10 of the Credit Agreement. In the event that there shall be any surplus after application of such proceeds to Restoration of the Improvements, such surplus shall be applied as Net Cash Proceeds in accordance with Section 2.10 of the Credit Agreement.
ARTICLE XI
EVENTS OF DEFAULT AND REMEDIES
SECTION 11.1.    Events of Default. It shall be an Event of Default hereunder if there shall have occurred and be continuing an Event of Default under the Credit Agreement, which Event of Default includes, without limitation, any unpermitted conveyance, sale, lease, or other disposition of the Collateral under the Credit Agreement (which, in connection with Section 11.2(i) below, constitutes a “due on sale” clause).
SECTION 11.2.    Remedies in Case of an Event of Default. If any Event of Default shall have occurred and be continuing, the Mortgagee may at its option, in addition to any other action permitted under this Mortgage or the Credit Agreement or by law, statute or in equity, take one or more of the following actions to the fullest extent permitted by local law:
(i)    by written notice to the Mortgagor, declare the entire unpaid amount of the Secured Obligations to be due and payable immediately;
(ii)    personally, or by its agents or attorneys, (A) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of the Mortgagor relating thereto and, exclude the Mortgagor, its agents and servants wholly therefrom, (B) use, operate, manage and control the Premises and conduct the business thereof, (C) maintain and restore the Premises, (D) make all necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as the Mortgagee may deem advisable, (E) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of the Mortgagor with respect thereto either in the name of the Mortgagor or otherwise or (F) collect and receive all Rents. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management except that any amounts so received by the Mortgagee shall be applied in accordance with the provisions of Section 8.02 of the Credit Agreement;
(iii)    with or without entry, personally or by its agents or attorneys, (A) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section

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11.3, a power of sale being hereby granted by Mortgagor to Mortgagee, or (B) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or
(iv)    take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Credit Agreement and the other Loan Documents, or in aid of the execution of any power granted in this Mortgage, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Mortgagee shall elect.
SECTION 11.3.    Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.
(i)    If any Event of Default shall have occurred and be continuing, the Mortgagee may institute an action to foreclose this Mortgage or take such other action as may be permitted and available to the Mortgagee at law or in equity for the enforcement of the Credit Agreement and realization on the Mortgaged Property and proceeds thereon through power of sale (if then available under applicable law) or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof the Mortgagee may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. The Mortgagee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all the Mortgagor’s Interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and the Mortgagor hereby constitutes and appoints the Mortgagee the true and lawful attorney in fact of the Mortgagor to make any such recitals, sale, assignment and conveyance, and all of the acts of the Mortgagee as such attorney in fact are hereby ratified and confirmed. The Mortgagor agrees that such recitals shall be binding and conclusive upon the Mortgagor and that any assignment or conveyance to be made by the Mortgagee shall, to the extent permitted by applicable law, divest the Mortgagor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which the Mortgagee may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, the Mortgagor agrees that possession of the Mortgaged Property by the Mortgagor, or any person claiming under the Mortgagor, shall be as tenant, and, in case of a sale under power of sale or upon foreclosure as provided in this Mortgage, the Mortgagor and any person in possession under the Mortgagor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of

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any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as the Mortgagee in its sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.
(ii)    In the event of any sale made under or by virtue of this Article XI the entire principal of, and interest in respect of the Secured Obligations, if not previously due and payable, shall, at the option of the Mortgagee, immediately become due and payable, anything in this Mortgage to the contrary notwithstanding.
(iii)    The proceeds of any sale made under or by virtue of this Article XI, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Article XI or otherwise, shall be applied in accordance with the provisions of Section 8.02 of the Credit Agreement.
(iv)    The Mortgagee (on behalf of any Secured Party or on its own behalf) or any Lender or any of their respective Affiliates may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article XI and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due) owing to the Mortgagee, or such Lender in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that the Mortgagee or such Lender is authorized to deduct under this Mortgage.
(v)    The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.
(vi)    If the Premises is comprised of more than one parcel of land, the Mortgagee may take any of the actions authorized by this Section 11.3 in respect of any or a number of individual parcels.
SECTION 11.4.    Additional Remedies in Case of an Event of Default.
(i)    The Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof, and the right of the Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of, or absolute conveyance pursuant to, this Mortgage. In case of proceedings against the Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, the Mortgagee shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall the Mortgagee receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Mortgagor.
(ii)    Any recovery of any judgment by the Mortgagee and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of the Mortgagee hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.
(iii)    Any monies collected by the Mortgagee under this Section 11.4 shall be applied in accordance with the provisions of Section 11.3(iii).
SECTION 11.5.    Legal Proceedings After an Event of Default.
(i)    After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, the Mortgagor shall enter its voluntary appearance in such action, suit or proceeding.
(ii)    Upon the occurrence and during the continuance of an Event of Default, the Mortgagee shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. The Mortgagor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, the Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Credit Agreement to the Mortgagee.
(iii)    The Mortgagor shall not (A) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof or (B) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal

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of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (C) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the fullest extent permitted by applicable law, the Mortgagor hereby expressly (A) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Mortgage, (B) waives any and all rights to trial by jury in any action or proceeding related to the enforcement hereof, (C) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Mortgage and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (D) covenants not to hinder, delay or impede the execution of any power granted or delegated to the Mortgagee by this Mortgage but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. The Mortgagee shall not be liable for any incorrect or improper payment made pursuant to this Article XI in the absence of gross negligence or willful misconduct.
SECTION 11.6.    Remedies Not Exclusive. No remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage or now or hereafter existing at law or in equity. Any delay or omission of the Mortgagee to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Mortgage may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by the Mortgagee in such order and manner as the Mortgagee, in its sole discretion, may elect. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Mortgage or to declare an Event of Default with regard to subsequent defaults. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of the Mortgagor to pay the entire sum then due, and the Mortgagor’s failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.
ARTICLE XII

SECURITY AGREEMENT AND FIXTURE FILING
SECTION 12.1.    Security Agreement. To the extent that the Mortgaged Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Mortgage shall also be construed as a security agreement under the UCC; and, upon and during the continuance of an Event of Default, the Mortgagee shall be

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entitled with respect to such personal property to exercise all remedies hereunder, all remedies available under the UCC with respect to fixtures and all other remedies available under applicable law. Without limiting the foregoing, such personal property may, at the Mortgagee’s option, (i) be sold hereunder together with any sale of any portion of the Mortgaged Property or otherwise, (ii) be sold pursuant to the UCC, or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. The Mortgagee may require the Mortgagor to assemble such personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee’s rights and remedies in respect to the Mortgaged Property as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Mortgagee shall give the Mortgagor not less than ten (10) days’ prior notice of the time and place of any intended disposition.
SECTION 12.2.    Fixture Filing. To the extent that the Mortgaged Property includes items of personal property which are or are to become fixtures under applicable law, and to the fullest extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

Name and Address of the debtor: The Mortgagor having the address described in the Preamble hereof, whose tax identification number is [__________].	Name and Address of the secured party: The Mortgagee having the address described in the Preamble hereof.
      This Financing Statement covers the following types or items of property:
      The Mortgaged Property.
      This instrument covers goods or items of personal property which are or are to become fixtures upon the property.
      The name of the record owner of the property on which such fixtures are or are to be located is the Mortgagor.

In addition, Mortgagor authorizes the Mortgagee to file appropriate financing and continuation statements under the UCC in effect in the jurisdiction in which the Mortgaged Property is located as may be required by law in order to establish, preserve and protect the liens and security interests intended to be granted to the Mortgagee pursuant to this Mortgage in the Mortgaged Property.
ARTICLE XIII

FURTHER ASSURANCES

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SECTION 13.1.    Recording Documentation To Assure Security. The Mortgagor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien hereof to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of the Mortgagee therein, and the Mortgagor hereby consents to the filing, registration and/or recording of the same without the Mortgagor’s signature. The Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.
SECTION 13.2.    Further Acts. The Mortgagor shall, at the sole cost and expense of the Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as the Mortgagee shall from time to time request, which may be necessary in the judgment of the Mortgagee from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto the Mortgagee, the property and rights hereby conveyed or assigned or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof, provided that such requirements shall not materially adversely affect this Mortgage. Without limiting the generality of the foregoing, in the event that the Mortgagee desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Mortgage and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Mortgagee, the Mortgagor agrees to use its best efforts to assist and aid the Mortgagee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers. In the event the Mortgagor shall fail after demand to execute any instrument or take any action required to be executed or taken by the Mortgagor under this Section 13.2, the Mortgagee may execute or take the same as the attorney-in-fact for the Mortgagor, such power of attorney being coupled with an interest and is irrevocable.
SECTION 13.3.    Additional Security. Without notice to or consent of the Mortgagor and without impairment of the Lien and rights created by this Mortgage, the Mortgagee may accept (but the Mortgagor shall not be obligated to furnish) from the Mortgagor or from any other Person, additional security for the Secured Obligations. Neither the giving thereof nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting the Mortgagee’s Lien and rights under this Mortgage.

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ARTICLE XIV

MISCELLANEOUS
SECTION 14.1.    Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Mortgage shall run with the Land and shall apply to, and bind the successors and assigns of, the Mortgagor. If there shall be more than one mortgagor with respect to the Mortgaged Property, the covenants and warranties hereof shall be joint and several.
SECTION 14.2.    No Merger. The rights and estate created by this Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Mortgagee unless the Mortgagee shall have consented to such merger in writing.
SECTION 14.3.    Concerning Mortgagee.
(i)    The Mortgagee has been appointed as Collateral Agent pursuant to the Credit Agreement. The actions of the Mortgagee hereunder are subject to the provisions of the Credit Agreement. The Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Mortgaged Property), in accordance with this Mortgage and the Credit Agreement. The Mortgagee may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Mortgagee may resign and a successor Mortgagee may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Mortgagee by a successor Mortgagee, that successor Mortgagee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee under this Mortgage, and the retiring Mortgagee shall thereupon be discharged from its duties and obligations under this Mortgage. After any retiring Mortgagee’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Mortgagee.
(ii)    The Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of the Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equivalent to that which the Mortgagee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Mortgagee nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Mortgaged Property.
(iii)    The Mortgagee shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Mortgage and its duties hereunder, upon

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advice of counsel selected by it.
(iv)    With respect to any of its rights and obligations as a Lender, the Mortgagee shall have and may exercise the same rights and powers hereunder. The term “Lenders,” “Lender” or any similar terms shall, unless the context clearly otherwise indicates, include the Mortgagee in its individual capacity as a Lender. The Mortgagee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Mortgagor or any Affiliate of the Mortgagor to the same extent as if the Mortgagee were not acting as Collateral Agent.
(v)    If any portion of the Mortgaged Property also constitutes collateral granted to the Mortgagee under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Mortgagee, in its sole discretion, shall select which provision or provisions shall control.
SECTION 14.4.    Mortgagee May Perform; Mortgagee Appointed Attorney-in-Fact. If the Mortgagor shall fail to perform any covenants contained in this Mortgage (including, without limitation, the Mortgagor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder or under the Credit Agreement, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Mortgagor under any Mortgaged Property) or if any warranty on the part of the Mortgagor contained herein shall be breached, the Mortgagee may (but shall not be obligated to), after notice to Mortgagor, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Mortgagee shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which the Mortgagor fails to pay or perform as and when required hereby and which the Mortgagor does not contest in accordance with the provisions of Article IX hereof. Any and all amounts so expended by the Mortgagee shall be paid by the Mortgagor in accordance with the provisions of Section 10.03 of the Credit Agreement. Neither the provisions of this Section 14.4 nor any action taken by the Mortgagee pursuant to the provisions of this Section 14.4 shall prevent any such failure to observe any covenant contained in this Mortgage nor any breach of warranty from constituting an Event of Default. The Mortgagor hereby appoints the Mortgagee its attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor, or otherwise, from time to time in the Mortgagee’s discretion to take any action and to execute any instrument consistent with the terms hereof and the other Loan Documents which the Mortgagee may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Mortgagor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
SECTION 14.5.    Continuing Security Interest; Assignment. This Mortgage shall create a continuing Lien on and security interest in the Mortgaged Property and shall (i) be binding upon the Mortgagor, its successors and assigns and (ii) inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee for the benefit of the

LEGAL_US_3 # 107097238.2

Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Loan Party) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Lender may assign or otherwise transfer any indebtedness held by it secured by this Mortgage to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject, however, to the provisions of the Credit Agreement.
SECTION 14.6.    Termination; Release. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated, this Mortgage shall terminate. Upon termination hereof or any release of the Mortgaged Property or any portion thereof in accordance with the provisions of the Credit Agreement, the Mortgagee shall, upon the request and at the sole cost and expense of the Mortgagor, forthwith assign, transfer and deliver to the Mortgagor, against receipt and without recourse to or warranty by the Mortgagee, such of the Mortgaged Property to be released (in the case of a release) as may be in possession of the Mortgagee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Mortgaged Property, proper documents and instruments in recordable form (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Mortgaged Property, as the case may be.
SECTION 14.7.    Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Mortgagor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Credit Agreement and unless in writing and signed by the Mortgagee. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Mortgagor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Mortgage or any other Loan Document, no notice to or demand on the Mortgagor in any case shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances.
SECTION 14.8.    Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in Section 10.01 of the Credit Agreement, if to the Mortgagor or the Mortgagee, addressed to it at the address set forth in Section 10.01(a) of the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 14.8.
SECTION 14.9.    GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THIS MORTGAGE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR

LEGAL_US_3 # 107097238.2

PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF MORTGAGED PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. MORTGAGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO MORTGAGOR AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE MORTGAGEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY MORTGAGOR REFUSES TO ACCEPT SERVICE, MORTGAGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF MORTGAGEE TO BRING PROCEEDINGS AGAINST MORTGAGOR IN THE COURTS OF ANY OTHER JURISDICTION. THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 14.10.    Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 14.11.    Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or Federal, that are applicable to the transaction of which this Mortgage is a part. All agreements between the Mortgagor and the Mortgagee whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Mortgagor for the use, forbearance or detention of the money to be loaned under the Credit Agreement or any other Loan Document, or for the payment or performance of any covenant or obligation contained herein or in the Credit Agreement or any other Loan Document, exceed the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Mortgagee shall, to the fullest extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date hereof until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is

LEGAL_US_3 # 107097238.2

uniform throughout the term hereof.
SECTION 14.12.    Business Days. In the event any time period or any date provided in this Mortgage ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
SECTION 14.13.    Relationship. The relationship of the Mortgagee to the Mortgagor hereunder is strictly and solely that of lender and borrower and mortgagor and mortgagee and nothing contained in the Credit Agreement, this Mortgage or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee and the Mortgagor other than as lender and borrower and mortgagor and mortgagee.
SECTION 14.14.    No Credit for Payment of Taxes or Impositions. The Mortgagor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and the Mortgagor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Charge on the Mortgaged Property or any part thereof.
SECTION 14.15.    No Claims Against the Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.
SECTION 14.16.    Last Dollars Secured. This Mortgage secures only a portion of the Indebtedness owing or which may become owing by the Mortgagor. The parties agree that any payments or repayments of such Indebtedness by the Mortgagor shall be deemed to be applied first to the portion of the Indebtedness that is not secured hereby, it being the parties’ intent that the portion of the Indebtedness last remaining unpaid shall be secured thereby.
SECTION 14.17.    Conflict. In the event of any inconsistency or conflict between the Intercreditor Agreement and this Mortgage, the terms of the Intercreditor Agreement shall control.
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LEGAL_US_3 # 107097238.2

IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered under seal the day and year first above written.

NORCRAFT COMPANIES, L.P.
By: Norcraft GP, L.L.C., its general partner

By:
Print Name:
Title:

LEGAL_US_3 # 107097238.2

ACKNOWLEDGMENT
State of                 )
)    ss.:
County of                 )
On this the ____ day of __________, 200__ , before me, __________, the undersigned officer, personally appeared __________, who acknowledged him/herself to be a [member or manager] of Norcraft GP, L.L.C., the general partner of Norcraft Companies, L.P., a limited partnership, and that s/he, as such [member or manager], being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the general partner on behalf of the limited partnership by him/herself as a [member or manager] of the general partner of Norcraft Companies, L.P., a limited partnership.
In witness whereof, I hereunto set my hand and official seal.

Title of Officer

Schedule A – Legal Description
[LOTS 1 , 2, 3 , 7, 8 AND 9 IN BLOCK 9 AND LOTS 1 AND 6 IN BLOCK 1 0 OF SIOUX EMPIRE DEVELOPMENT PARK ONE ADDITION TO THE CITY OF SIOUX FALLS, MINNEHAHA COUNTY, SOUTH DAKOTA, ACCORDING TO THE RECORDED PLAT THEREOF.]

_______________________________
41NTD: Subject to Real Estate review.

EXHIBIT J-2
[Form of]
CANADIAN MORTGAGE

[Provided Under Separate Cover]

LEGAL_US_3 # 107099741.1

MORTGAGE Form 6.1

	X	Mortgage		Encumbrance				Mortgage of Mortgage/Encumbrance

1.	MORTGAGOR(S)/GRANTOR(S) OF ENCUMBRANCE (Encumbrancee(s))
NORCRAFT CANADA CORPORATION 1980 Springfield Road, Winnipeg, Manitoba R2C 2Z2
see schedule

2.	LAND DESCRIPTION
AN 46013 WLTO IN NE 1/4 17-11-4 EPM
	TITLE NO.(S)	2214348/1				MORTGAGE/ENCUMBRANCE NO.(S)			see schedule

3.	ENCUMBRANCES, LIENS AND INTERESTS – The within document is subject to instrument number(s)
2225810/1, 3464623/1
see schedule

4.	MORTGAGEE(S)/ENCUMBRANCER(S) – (full legal name and address for service)
ROYAL BANK OF CANADA, 4th Floor, 20 King Street West, Toronto, Ontario, Canada M5H 1C4
see schedule

5.	TERMS
The following terms are incorporated herein:

	~~(a)Standard Charge Mortgage Terms filed as Number~~									~~Name:~~

	(b)The terms and provisions attached hereto as schedule(s)							A

In this instrument, unless otherwise specified, “herein” means this instrument, all schedules to this instrument and the terms referred to in Boxes 5 and 6. terms referred to in Boxes 5 and 6.

6.	PAYMENT PROVISIONS								see schedule			A

	(a)	Principle				(b)	Interest		(c)	Calculation
USD
		amount	$150,000,000				rate XX % per annum			period	XX

	(d)	Interest	Y	M	D	(e)	Payment		(f)	First	Y	M	D
		adjustment					dated and XX			payment
		date	XX	XX	XX		period			date	XX	XX	XX
	(g)	Last payment date	Y XX	M XX	D XX	(h)	Amount of each payment dollars $ XXXX
	(i)	Balance	Y	M	D	(j)	Guarantee
		due	XX	XX	XX		mortgage

Additional provisions
see schedule

LEGAL_US_3 # 107099741.1

7.		SIGNATURE OF MORTGAGOR(S)/ENCUMBRANCEE(S)	see schedule

1.	Norcraft Canada Corporation is the owner of the Land.
2.	As security for performance of all its obligations herein, Norcraft Canada Corporation hereby mortgages to the Mortgagee its interest in the Land.
3.	Norcraft Canada Corporation promises to pay the principal amount and interest and all other charges and money hereby secured and to be bound by all the terms herein.
4.	Norcraft Canada Corporation acknowledges receipt of a copy of this instrument and all of the terms herein.
5.	I am of the age of majority. I am an Officer of Norcraft Canada Corporation and have authority to bind same.
6.	The registration of this instrument does not contravene the provisions of The Farm Lands Ownership Act because the within Land is not farm land as defined in The Farm Lands Ownership Act.
7.	The registration of this instrument does not contravene the provisions of The Homesteads Act because the within Land is not homestead property.
NORCRAFT CANADA CORPORATION

	Per:		201 / /
(YYYY/MM/DD)
witness signature	name:	signature	date
office:

witness signature	name:	signature	date	(YYYY/MM/DD)

Prior to signing and witnessing this document, please carefully review the notices in Box 8.

Insert name, position and address of witness below signature. See subsection 72.5(5) of The Real Property Act.

8.	IMPORTANT NOTICES

WHO MAY BE A WITNESS to this document: Only those persons specified in section 72.7 of The Real Property Act may act as a witness to this document.

NOTICE TO WITNESSES: By signing as witness you confirm that the person whose signature you witnessed:

	1.	Is either personally known to you, or that their identity has been proven to you.

AND

	2.	That they have acknowledged to you that they:
(a) are the person named in this instrument;
(b) have attained the age of majority in Manitoba; and
(c) are authorized to execute this instrument.

By virtue of section 194 of The Real Property Act, any statement set out in this document and signed by the party making the statement has the same effect and validity as an oath, affidavit, affirmation or statutory declaration given pursuant to The Manitoba Evidence Act.
The Mortgage Act provides that the mortgagor can obtain free of charge, from the mortgagee, a statement of the debts secured by this mortgage once every 12 months, or as needed for pay off or sale.
SINGULAR INCLUDES PLURAL AND VICE VERSA WHERE APPLICABLE. In this document “I” or “me” is to be read as including all parties signing this document whether individual or corporate.

9.	SIGNATURE OF COVENANTOR(S)			see schedule
I acknowledge receipt of a copy of this instrument and all of the terms herein and I agree to perform my obligations herein.

/ /
(YYYY/MM/DD)
	witness signature	Name:	signature	date

	witness signature	Name:	signature	date	(YYYY/MM/DD)

LEGAL_US_3 # 107099741.1

10.	HOMESTEADS ACT CONSENT TO DISPOSITION AND ACKNOWLEDGEMENT
Note: For consent by widow(er) or surviving common-law partner, see section 22 of The Homesteads Act.

I, the spouse or common-law partner of the (mortgagor/encumbrancee), consent to the disposition of the homestead effected by this instrument and acknowledge that:
	1.	I am the first spouse or common-law partner to acquire homestead rights in the property; or

A previous spouse or common-law partner of the (mortgagor/encumbrancee) acquired homestead rights in the property but those rights have been released or terminated in accordance with The Homesteads Act.
	2.	I am aware that The Homesteads Act gives me a life estate in the homestead and that I have the right to prevent this disposition of the homestead by withholding my consent.
3.
I am aware that the effect of this consent is to give up my life estate in the homestead to the extent necessary to I am aware that the effect of this consent is to give up my life estate in the homestead to the extent necessary to

	4.	I execute this consent apart from my spouse or common-law partner freely and voluntarily without any compulsion on the part of my spouse or common-law partner.

/ /
	name of spouse or common-law partner	signature of spouse or common-law partner	date	(YYYY/MM/DD)

/ /
	name of witness	signature of witness	date	(YYYY/MM/DD)

A Notary Public in and for the Province of Manitoba
A Commissioner for Oaths in and for the Province of Manitoba
My commission expires:________________________________
Or other person authorized to take affidavits under The Manitoba Evidence Act (specify):

11.	INSTRUMENT PRESENTED FOR REGISTRATION BY (include address, postal code, contact person and phone number
Fillmore Riley LLP, Attn: Lionel J. Martens (204-957-8338) 1700 – 360 Main Street, Winnipeg, MB R3C 3Z3 File No. 411871-16/LJM

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LAND TITLES OFFICE USE ONLY
SEE ATTACHED LETTER/FAX/ADDTIONAL EVIDENCE FOR BOX(ES)_________________________________________

Set for Acceptance	Fee

Examined by:	Fee adjustment

Fees checked	Extra Fee	Refund

Registration No.
/

This Schedule forms part of	a Mortgage	(insert instrument type),

dated	20	, (insert date of that instrument)

from	Norcraft Canada Corporation

to	Royal Bank of Canada

NORCRAFT CANADA CORPORATION

	Per:	signature
Name:
Office:

I have the authority to bind the Corporation.

IMPORTANT NOTICE

By virtue of section 194 of The Real Property Act, any statement set out in this document and signed by the party making the statement has the same effect and validity as an oath, affidavit, affirmation or statutory declaration given pursuant to The Manitoba Evidence Act.

The date at the bottom of this schedule must be the same as the execution date of the instrument that it forms a part of.

LEGAL_US_3 # 107099741.1

SCHEDULE Form 16.1

ADDITIONAL INFORMATION		Page	1	of	13	pages

SCHEDULE	A
(insert letter)
TERMS, PAYMENT PROVISIONS AND ADDITIONAL PROVISIONS
This Schedule forms part of a	Mortgage	(insert instrument type),

dated	, 20	, (insert date of that instrument)

from	Norcraft Canada Corporation

to	Royal Bank of Canada

NORCRAFT CANADA CORPORATION

	Per:	signature
Name: Office:

I have the authority to bind the Corporation.

IMPORTANT NOTICES

By virtue of section 194 of The Real Property Act, any statement set out in this document and signed by the party making the statement has the same effect and validity as an oath, affidavit, affirmation or statutory declaration given pursuant to The Manitoba Evidence Act.

The date at the bottom of this schedule must be the same as the execution date of the instrument that it forms a part of.

LEGAL_US_3 # 107099741.1

MORTGAGE TERMS

ARTICLE 1 -INTERPRETATION
1.01.    Definitions. All terms used herein that are defined in the Act shall have the same meanings herein as in the Act except as expressly varied by this Mortgage. In this Mortgage:

(a)	“Act” means The Real Property Act R.S.M. 1988 C. R30 and amendments thereto;

(b)	“Business Day” has the meaning ascribed thereto in the Credit Agreement;

(c)
“Credit Agreement” means the Credit Agreement dated as of November __, 2013, among NORCRAFT COMPANIES, L.P., a Delaware limited partnership, NORCRAFT INTERMEDIATE HOLDINGS, L.P., a Delaware limited partnership, NORCRAFT CANADA CORPORATION, a Nova Scotia unlimited liability company, the Mortgagor hereunder, and the other Subsidiary Guarantors (such term and each other capitalized term used but not defined in this subsection (c) having the meaning given to it in Article I of the Credit Agreement), the Lenders, RBC CAPITAL MARKETS and KEYBANK NATIONAL ASSOCIATION, as joint lead arrangers and joint bookrunners and documentation agent, ROYAL BANK OF CANADA, as syndication agent, as administrative agent and collateral agent, and includes any amendments, extensions, renewals, substitutions, supplements, replacements and restatements thereof or thereto;

(d)	“Default” has the meaning attributed to it in section 7.01;

(e)	“Encumbrances” means any encumbrance, lien, charge, hypothec, pledge, mortgage or any agreement capable of creating any of the foregoing affecting the Mortgaged Property;

(f)
“Improvements” means all improvements now or hereinafter on the Mortgaged Property including, without limitation, all buildings, fences, plant, machinery, fixtures, erections, furnaces, boilers, oil burners, stokers, refrigeration cabinets and equipment, gas and electric stoves, water heaters, electric light fixtures, window blinds, floor coverings, doors and windows, and air-conditioning, plumbing, cooling and heating equipment and all apparatus and equipment appurtenant thereto now or hereafter placed or installed or fixed on the Mortgaged Property;

(g)
“Indebtedness” means all obligations, debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, revolving or nonrevolving, otherwise secured or unsecured, joint or several, liquidated or unliquidated, disputed or undisputed, legal or equitable, due or to become due whether at stated maturity, by acceleration or otherwise, at any time owing by the Mortgagor to the Mortgagee or remaining unpaid by the Mortgagor to the Mortgagee

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heretofore or hereafter incurred or arising under or pursuant to any of the Credit Agreement and the other Loan Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in the Credit Agreement and the other Loan Documents), anywhere within or outside Canada, and whether the Mortgagor be bound alone or with another or others and whether as principal or surety or guarantor and any ultimate unpaid balance thereof and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again;

(h)
“Interest” means interest at the Interest Rate calculated and payable on the Indebtedness and such other amounts as provided in this Mortgage as well after as before maturity and both before and after default, demand and judgment;

(i)
“Interest Rate” means the interest rate or interest rates prescribed by the Credit Agreement and the other Loan Documents, as the case may be, and any other instruments creating or evidencing the Indebtedness as described in the Credit Agreement and the other Loan Documents;

(j)
“Laws” means all applicable laws, statutes, rules, requirements, orders, directions, by laws, ordinances, work orders and regulations of every governmental authority and agency whether federal, provincial, municipal or otherwise, including, without limiting the generality of the foregoing, those dealing with zoning, use, occupancy, subdivision, parking, historical designations, fire, access, loading facilities, landscaped areas, pollution of the environment, toxic materials or other environmental hazards, building construction, public health and safety, and all private covenants and restrictions affecting the Mortgaged Property, or any portion thereof, directly or indirectly, present or future;

(k)	“Leases” means every present or future lease agreement made of the Mortgaged Property, or any part thereof;

(l)
“Loan Documents” has the meaning ascribed thereto in the Credit Agreement, and includes any amendments, extensions, renewals, substitutions, supplements, replacements and restatements thereof or thereto;

(m)
“Mortgage” means the mortgage of the Mortgaged Property made between the Mortgagor and the Mortgagee pursuant to the Act, comprised of the Mortgage Form, these terms and conditions and all other schedules attached to the Mortgage Form;

(n)
“Mortgage Form” means the document prescribed by regulation under the Act as Form 6.1 (or the latest prescribed version thereof) to which these terms and conditions have been attached, whereby the Mortgagor has granted a mortgage to the Mortgagee, and includes all schedules to such document;

LEGAL_US_3 # 107099741.1

(o)	“Mortgaged Property” means the land described in box 2 of the Mortgage Form (or in any schedule attached thereto) and includes all Improvements;

(p)	“Mortgagee” means the party or parties identified in box 4 of the Mortgage Form;

(q)	“Mortgagor” means the party or parties described as “Mortgagor” in box 1 of the Mortgage Form;

(r)
“Mortgagor’s Obligations” includes all fees, costs, charges, expenses and legal fees (between a solicitor and client) of or which may be incurred by the Mortgagee as a result of, arising out of, or in connection with, either directly or indirectly, this Mortgage, including, without limitation to the foregoing, the following:

(i)
reasonable charges for the Mortgagee, or its representatives, to inspect the Mortgaged Property, obtain an appraisal of the Mortgaged Property, negotiate this Mortgage, investigate title to the Mortgaged Property, prepare and register this Mortgage and other necessary instruments, take, recover, and keep possession of the Mortgaged Property and preparing a discharge of this Mortgage;

(ii)
all proceedings taken in connection with or to realize the monies hereby secured or in the enforcement of any right, power, remedy or purpose under this Mortgage, or any other collateral security held with respect thereto whether abortive or otherwise;

(iii)	the enforcement of payment of the Indebtedness secured by this Mortgage, whether by way of court action, other legal process or otherwise;

(iv)	all costs, fees, charges and expenses recoverable by the Mortgagee under the Credit Agreement and the other Loan Documents;

(v)	any amounts deemed hereunder to be Mortgagor’s Obligations; and

(vi)
the defence of the interest of the Mortgagee in the Mortgaged Property against the claims of other persons, including any amount paid by the Mortgagee to redeem or discharge any Encumbrances, whether or not ranking in priority to this Mortgage;

(s)	“Permitted Encumbrances” means Permitted Collateral Liens for Mortgaged Property (as each such term is defined in the Credit Agreement);

(t)	“Principal” means the principal amount in lawful money of the United States of America set out in box 6(a) of the Mortgage Form;

(u)	“Receiver” means any person appointed by instrument in writing to be a receiver of the Mortgaged Property, or any part thereof, and of the Rents, which term shall include a receiver manager;

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(v)	“Rents” means all rents, charges or other monies now due or payable or hereafter to become due and payable under the Leases;

(w)
“Taxes” means all taxes, rates, duties and other impositions whatsoever already charged or hereinafter to be charged by any authority on the Mortgaged Property and ail penalties and interest payable in connection therewith.

1.02.    Sections and Headings. The division of this Mortgage into articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Mortgage. Unless otherwise indicated, any reference to this Mortgage, to an article, section or subsection refers to the specified article, section or subsection of this Mortgage.
1.03.    Number. Gender and Persons. In this Mortgage, words importing the singular number only shall include the plural and vice-versa, words importing gender shall include ail gender and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal and business entities of any kind whatsoever.
1.04.    Enurement. This Mortgage shall enure to the benefit of and shall be binding upon and enforceable by the parties and their respective heirs, executors, administrators, successors and assigns, as applicable. The Mortgagor may not assign any of its rights or obligations hereunder without the prior written consent of the Mortgagee, which the Mortgagee may withhold for any reason. Notwithstanding any assignment of this Mortgage, the Mortgagor shall not be released from its liabilities and obligations hereunder. The Mortgagee may assign this Mortgage to any person.
1.05.    Amendments and Waivers. No amendment or waiver of any provision of this Mortgage shall be binding on the Mortgagee unless consented to in writing by the Mortgagee. No waiver of any provision of this Mortgage shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise provided in writing.
1.06.    Severability. In the event that any provision of this Mortgage is held to be invalid or unenforceable and/or void, then same shall be severed from this Mortgage without affecting the validity of the remaining provisions of this Mortgage.
1.07.    Time of Essence. Time shall be of the essence of this Mortgage.
1.08.    Governing Law. This Mortgage shall be governed by the laws of the Province of Manitoba.
1.09.    Currency. Unless otherwise expressly indicated in this Mortgage, the Credit Agreement or the other Loan Documents, all dollar amounts referred to in this Mortgage, including in the Mortgage Form, are expressed in the currency of the United States of America.
ARTICLE 2 -    SECURITY GRANTED
2.01.    Mortgage of the Mortgaged Property. The Mortgagor hereby mortgages all of the Mortgagor’s estate and interest in the Mortgaged Property as continuing collateral security for the payment to the Mortgagee:

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(a)
on demand of the Indebtedness after Default in accordance with the provisions of Article 7 hereof, despite any change in the nature or form, or the repayment and readvance from time to time of the whole or any part of the Indebtedness, or the renewal, exchange or substitution of any promissory note, bill of exchange or other instrument evidencing the whole or any portion of the Indebtedness, but the security hereby granted shall be limited to the aggregate of the Principal, plus Interest at the Interest Rate and the Mortgagor’s Obligations;

(b)	of all the Mortgagor’s Obligations; and

(c)	of all Interest at the Interest Rate on the Indebtedness and all of the Mortgagor’s Obligations.
2.02.    Assignment of Rents and Leases. The Mortgagor hereby irrevocably assigns, transfers and sets over to the Mortgagee, subject to no prior claim or assignment, all of the Mortgagor’s right, title and interest in the Leases and in the Rents now due and payable or hereafter to become due and payable under the Leases and all benefits and advantages to be derived therefrom, including any guarantees given to the Mortgagor in respect of the Leases and Rents, to hold and receive same unto the Mortgagee, with full power and authority to demand, collect, sue for, recover, receive receipts for the Rents and to enforce payment of the same in the name of the Mortgagor. Until Default, the Mortgagor may demand, receive, collect and enjoy the Rents only as the same fall due and payable and not in advance, but nothing shall permit or authorize the Mortgagor to collect or receive Rents contrary to any covenants contained herein. Neither this provision nor the acceptance by the Mortgagee of any such assignment shall be taken to confer upon the Mortgagor any power to grant a lease which is valid against the Mortgagee, unless the Mortgagee specifically authorizes in writing the granting thereof.
2.03.    Assignment of Rights. Any rights, claims or causes of action which the Mortgagor now has or in the future may have against any vendor, contractor, material man, or other party with respect to the Mortgaged Property or any of the Improvements are hereby assigned to the Mortgagee as continuing collateral security for the repayment to the Mortgagee of the Indebtedness, Interest and Mortgagor’s Obligations.
ARTICLE 3 -    PAYMENTS
3.01.    Indebtedness. Mortgagor’s Obligations and Interest. The Mortgagor shall pay to the Mortgagee, forthwith on demand after default in accordance with the provisions of Article 7 hereof, the Indebtedness, Mortgagor’s Obligations and Interest.
3.02.    Place for Payment. All monies payable hereunder by the Mortgagor to the Mortgagee shall be paid at the address of the Mortgagee as shown in box 4 of the Mortgage Form, or at such other place as the Mortgagee may from time to time designate.
3.03.    Compound Interest. All Interest becoming due and remaining unpaid shall be capitalized and added to the Indebtedness on the date due and shall thenceforth carry interest at the Interest Rate and in case the Interest and compound interest are not paid within one month after such default,

LEGAL_US_3 # 107099741.1

then on the expiration of such month a rest shall be made and compound interest shall be payable on the aggregate amount then due, as well after as before maturity, and so on from time to time.
3.04.    No Set-off etc. All monies owing by the Mortgagor to the Mortgagee pursuant to this Mortgage, including, without limitation, Indebtedness, Interest and Mortgagor’s Obligations shall be paid without deduction, set-off, counterclaim, variation or abatement.
ARTICLE 4 -    INSURANCE
4.01.    Covenant to Insure. The Mortgagor shall forthwith insure against loss or damage by fire, and such other hazards as shall be required by the Mortgagee, all in accordance with the Credit Agreement and the other Loan Documents.
4.02.    Mortgagee May Insure. If the Mortgagor fails to comply with section 4.01, the Mortgagee may, but shall not be obligated to, effect such insurance as it sees fit which may be solely for the benefit of the Mortgagee, with no duty to account for the proceeds thereof, and the costs of such insurance shall be added to the Mortgagor’s Obligations.
4.03.    Damage or Destruction. If the whole or any part of the Improvements are damaged or destroyed, the Mortgagor shall immediately notify the Mortgagee in writing, and shall furnish at its own expense all necessary proofs and do all necessary acts to enable the Mortgagee to obtain payment of the insurance proceeds. Any insurance proceeds received may, at the option of the Mortgagee, be applied wholly or in part in reduction of the Indebtedness, Interest and Mortgagor’s Obligations, notwithstanding that no amount at such time may be due and payable under this Mortgage, and/or may be applied in rebuilding, reinstating or repairing the Improvements. No damage may be repaired nor any reconstruction effected by the Mortgagor without the prior written approval of the Mortgagee.
ARTICLE 5 -    TAXES
5.01.    Covenant to Pay Taxes. The Mortgagor shall pay all Taxes as and when they shall become payable and shall forthwith in each year furnish the Mortgagee with receipted tax bills showing payment of all Taxes for the year and further shall comply with all of the terms of the Credit Agreement and the other Loan Documents pertaining to Taxes.
5.02.    Mortgagee May Pay Taxes. If the Mortgagor fails to make any payments under section 5.01, the Mortgagee may, but shall not be obligated to, make those payments and the amounts thereof shall be added to the Mortgagor’s Obligations.
ARTICLE 6 -    OTHER COVENANTS
6.01.    Further Assurances. The Mortgagor shall execute such further assurances as may be required by the Mortgagee to give full effect to this Mortgage.
6.02.    Duration of Mortgagor’s Covenants. All of the Mortgagor’s covenants contained in this Mortgage shall continue to exist and shall be continuously performed by the Mortgagor notwithstanding the expiry of the term of this Mortgage until such time as the Mortgagee has received

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payment in full of the Indebtedness, Interest and Mortgagor’s Obligations.
ARTICLE 7 -    DEFAULT
7.01.    Default Defined. The Mortgagor shall be deemed to be in default (“Default”) hereunder if an Event of Default (as defined in the Credit Agreement) shall have occurred and is continuing under the Credit Agreement.
7.02.    Acceleration On Default. At the sole discretion of the Mortgagee and notwithstanding any other provision of this Mortgage and subject to the terms of the Credit Agreement and the other Loan Documents, upon Default, the Indebtedness, Interest, Mortgagor’s Obligations shall immediately become due and paid by the Mortgagor.
7.03.    Remedies On Default. In addition to any and all rights that the Mortgagee may have pursuant to the terms of the Credit Agreement and the other Loan Documents, upon Default, the Mortgagee or Its representatives may do any one or more of the following:

(a)	Possession - take exclusive possession of the Mortgaged Property free and clear of all Encumbrances, other than Permitted Encumbrances;

(b)
Observe covenants - when and to such extent as the Mortgagee deems advisable, observe and perform or cause to be observed and performed any covenant, agreement, proviso or stipulation express or implied herein or do such other acts as are necessary to remedy the Default;

(c)
Distress - at any time enter, seize and distrain upon the Mortgaged Property or any part thereof, and by distress warrant recover by way of rent reserved as in the case of a demise of the Mortgaged Property as much of the Indebtedness, Interest and Mortgagor’s Obligations as shall from time to time be or remain in arrears and unpaid, together with all costs, charges and expenses attending such levy or distress as in like cases of distress for rent;

(d)
Collect Rents - when and so often as in its discretion it shall think fit, to deliver to any or all of the tenants, licensees or occupiers of the Mortgaged Property notices to pay all Rents to the Mortgagee and to collect the Rents, and in addition, the Mortgagee or its representatives may enter upon the Mortgaged Property for the purpose of collecting the Rents and/or operating and maintaining the Mortgaged Property; the Mortgagee may perform all such acts, including any acts by way of enforcement of the covenants and the exercise of the rights contained in the Leases or otherwise, as may in the opinion of the Mortgagee be necessary or desirable for the proper operation and maintenance of the Mortgaged Property, which acts may be performed in the name of the Mortgagor or in the name in the Mortgagee, as in the absolute discretion of the Mortgagee, as it may see fit, provided however nothing herein contained shall make the Mortgagee responsible for the collection of Rents or for the performance of any covenants, terms or conditions contained in any of the Leases;

(e)	Inspect the Mortgaged Property - inspect and report upon the value, state and condition of the Mortgaged Property and employ a solicitor to examine and report upon the title to the Mortgaged Property;

(f)	Sell the Mortgaged Property - sell the Mortgaged Property on any one or more of the following terms:

(i)	the Mortgage shall not be obligated to give any notice to the Mortgagor or any person holding subsequent Encumbrances;

(ii)	the Mortgagee need not enter into possession of the Mortgaged Property;

(iii)	the Mortgaged Property may be sold by public or private sale, with or without advertisement and with or without a reserve bid;

(iv)	the Mortgagee may deliver or serve any demand, notice or court process upon the Mortgagee in accordance with the provisions of section 9.11;

(v)
no want of notice or publication when delivered hereby or by any statute or any other impropriety or irregularity shall invalidate any sale made or purporting to be made hereunder and no purchaser shall be bound to inquire into same;

(vi)	any sale made under the powers herein may be for cash or credit, or partly for cash and partly upon credit;

(vii)	the Mortgagee may vary or rescind any contract for sale made or entered into by virtue hereof without being answerable for loss occasioned thereby;

(viii)	the Mortgagee may sell the Mortgaged Property as a whole or in separate parcels; and

(ix)
the Mortgagee may make and execute all agreements, land transfers and assurances as it shall think fit on behalf of the Mortgagor, the Mortgagee being hereby irrevocably appointed attorney of the Mortgagor for such purpose;

(g)
Pay Out Prior Encumbrances - the Mortgagee may, but shall not be obligated to, pay any amount owing or claimed to be owing under any of the Encumbrances registered in priority to this Mortgage, and the amounts so paid by the Mortgagee shall be added to the Mortgagor’s Obligations;

(h)	Receiver - appoint a Receiver in accordance with the provisions of Article 8 or exercise or receive the benefit of any rights granted thereunder;

(i)
Other remedies - rely on all the rights, powers and privileges granted to or conferred upon the Mortgagee pursuant to this Mortgage, the Credit Agreement and the other Loan Documents or under and by virtue of any present or future statute, rule, law, by-law, regulation or ordinance.

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7.04.    Expenses. All fees, costs, service charges, expenses and legal fees (between a solicitor and client) of or which may be incurred by the Mortgagee in exercising any one or more of the remedies set out in section 7.03, whether directly or indirectly, shall be added to the Mortgagor’s Obligations.
7.05.    Effect of Taking Remedies. No action taken by the Mortgagee, its representatives or the Receiver pursuant to this Mortgage shall render the Mortgagee or Receiver:

(a)	a mortgagee in possession;

(b)	responsible for the collection of Rents or for the performance of any covenants contained in the Leases;

(c)	responsible or liable for any debts contracted by it;

(d)	responsible for damage to persons or property;

(e)	responsible for salaries or non-fulfillment of contract during any period where a Receiver

(f)	shall manage the Mortgaged Property; or

(g)	liable for defaults or omissions for which a mortgagee in possession might be liable.
7.06.    Remedies Cumulative. Each remedy of the Mortgagee may be enforced in priority to or concurrently with or subsequent to any other remedy or remedies of the Mortgagee hereunder, under the Credit Agreement and the other Loan Documents or otherwise available to the Mortgagee at law.
7.07.    Application of Payments. The Mortgagee shall not be liable to the Mortgagor to account for monies other than monies actually received by it in respect to the Mortgaged Property, or any part thereof. Upon Default the Mortgagee may apply monies which it receives to the Interest, Indebtedness, and Mortgagor’s Obligations or to any other outstanding indebtedness of the Mortgagor to the Mortgagee, whether secured or unsecured, in such order as the Mortgagee in its sole discretion shall determine.
7.08.    Indemnity. The Mortgagor shall and does hereby indemnify and save harmless the Mortgagee from all liability, loss or damage which it may incur by reason of exercising any of the remedies contained herein or by which it might incur under the Leases and the assignment of the Leases contained herein, directly or indirectly, including costs and expenses and legal fees, on a solicitor-client basis, and the Mortgagor shall forthwith reimburse the Mortgagee therefor immediately upon demand, failing which same shall be added to the Mortgagor’s Obligations.
ARTICLE 8 -    RECEIVERSHIP
Upon Default, the Mortgagee may elect to appoint a Receiver, in which case the following provisions shall apply:
8.01.    Appointment and Removal. The Mortgagee shall appoint the Receiver by instrument in writing with or without security. The Mortgagee may from time to time by similar writing remove a Receiver and appoint a replacement Receiver, and that, in making any such appointment or removal and replacement, the Mortgagee shall be deemed to be acting as agent or attorney for the Mortgagor, provided that the appointment of a Receiver shall not be revocable by the Mortgagor.
8.02.    Proof of Receivership. The statutory declaration of the Mortgagee or any of its representatives as to Default and as to the due appointment of the Receiver shall be sufficient proof thereof for the purposes of any person dealing with the Receiver who is ostensibly exercising powers herein provided for and such dealing shall be deemed, as regards such person, to be valid and effectual.
8.03.    Access. The Receiver shall have unlimited and exclusive access to the Mortgaged Property as agent and attorney for the Mortgagor (which right of access shall not be revocable by the Mortgagor) and shall have full power and unlimited authority to do the following, subject to the instrument appointing the Receiver:

(a)	collect the Rents and take proceedings in the name of the Mortgagor and make arrangements or compromises with respect to the collection of Rents;

(b)	from time to time without notice or demand and free of charge occupy the Mortgaged Property and use any equipment, tools, undertaking or Improvements of the Mortgagor;

(c)	carry on or concur in carrying on all or part of the business of the Mortgagor;

(d)	borrow money on a secured or unsecured basis in priority to this Mortgage for such purposes approved by the Mortgagee;

(e)	lease any portion of the Mortgaged Property which may become vacant on such terms and conditions as he considers advisable and enter into and execute Leases, accept surrenders and terminate Leases;

(f)	complete the construction of any Improvements on the Mortgaged Property left by the Mortgagor in an unfinished state or award the same to others to complete;

(g)
purchase, repair, alter and maintain any personal property including, without limitation, appliances and equipment, necessary or desirable to render the Mortgaged Property operable or rentable and take possession of and use or permit others to use all or part of the Mortgagor’s materials, supplies, plans, tools, equipment (including appliances) and property of every kind and description; and

(h)	manage, operate, repair, alter or extend the Mortgaged Property and Improvements or any part thereof.
8.04.    Ratification. The Mortgagor shall ratify and confirm whatever the Receiver may do concerning the Mortgaged Property. The Receiver shall for all purposes be deemed the agent or attorney of the Mortgagor and, in no event, the agent of the Mortgagee and the Mortgagor shall be solely responsible for its acts or defaults.
8.05.    Vest with Powers. The Mortgagee may at its discretion vest the Receiver with ail or any of the rights and powers of the Mortgagee. The Mortgagee may exercise all powers given to the Receiver herein.
8.06.    Remuneration. The Mortgagee may fix a reasonable remuneration of the Receiver. The remuneration and expenses of the Receiver shall be paid by the Mortgagor on demand and in the event they remain unpaid, the Receiver shall be entitled to deduct same from revenue or sale proceeds of the Mortgaged Property or the Mortgagee may, but shall not be obligated to, pay same and such remuneration and expenses shall be added to the Mortgagor’s Obligations.
8.07.    Accounting. No Receiver shall be liable to the Mortgagor to account for moneys other than moneys actually received by it in respect to the Mortgaged Property, or any part thereof, and out of such moneys so received, the Receiver shall, in the following order, pay:

(a)	all costs and expenses of every nature and kind incurred by it in connection with the exercise of its powers and authority hereby conferred;

(b)	interest, Indebtedness and other money which may, from time to time, be or become charged upon the Mortgaged Property in priority to these presents, including Taxes;

(c)	its remuneration and expenses as set out in section 8.06;

(d)	to the Mortgagee, all Interest, Indebtedness and Mortgagor’s Obligations to be paid in such order as the Mortgagee in its sole discretion shall determine;

(e)	thereafter, the Receiver shall be accountable to the Mortgagor for any surplus.
8.08.    No Liability to Mortgagee. In no event shall the Mortgagee be responsible for the acts or omissions of the Receiver. The appointment of any Receiver by the Mortgagee shall not result in or create any liability or obligation on the part of the Mortgagee to the Receiver or to the Mortgagor or to any other person and no appointment or removal of a Receiver and no actions of a Receiver shall constitute the Mortgagee a mortgagee in possession of the Mortgaged Property.
ARTICLE 9 -    MISCELLANEOUS TERMS
9.01.    Mortgagor’s Obligations. All of the Mortgagor’s Obligations shall:

(a)	be a charge on the Mortgaged Property in favour of the Mortgagee in priority to all Encumbrances, other than Permitted Encumbrances, subsequent to this Mortgage;

(b)	be payable by the Mortgagor to the Mortgagee forthwith, upon demand, with Interest at the Interest Rate until paid; and

(c)	with Interest at the Interest Rate be added to the Indebtedness as if those monies had originally formed part of the Indebtedness.
9.02.    Evidence of Indebtedness. Every certificate signed by the Mortgagee or its representatives purporting to show the amount at any particular time due and payable under this Mortgage shall be sufficient proof as against the Mortgagor and the holders of subsequent Encumbrances of such amount.

9.03.    No Merger and Interest on Judgment. The taking of a judgment or judgments on any of the covenants herein contained shall not operate as a merger of the said covenants or affect the Mortgagee’s right to Interest at the times provided in this Mortgage and such judgment shall provide that Interest thereon shall be computed at the Interest Rate and in the same manner as provided in the Mortgage until the said judgment shall have been fully paid and satisfied.
9.04.    Discharge of Other Security. The Mortgagee may in its discretion at any time release any part or parts of the Mortgaged Property or any guarantor or other security or any surety for the money secured by this Mortgage either with or without any consideration therefor without responsibility therefor or postpone this Mortgage to other Encumbrances without thereby releasing any other part of the Mortgaged Property or any person from this Mortgage or from any of the covenants therein contained and without being accountable to the Mortgagor for the value thereof or for any money except that actually received by the Mortgagee.
9.05.    Liability Unaffected by Sale. No sale or other dealing by the Mortgagor with the Mortgaged Property or any part thereof shall in any way change the liability of the Mortgagor or in any way alter the rights of the Mortgagee as against the Mortgagor.
9.06.    Attornment. The Mortgagor hereby attorns as tenant to the Mortgagee, at a monthly rental equivalent to the monthly payment of Principal, if any, and Interest plus, if applicable, the amount payable hereunder to the Mortgagee in respect of Taxes or Mortgagor’s Obligations, the legal relation of landlord and tenant being hereby constituted between the Mortgagor and the Mortgagee, provided however, that upon Default, the Mortgagee may terminate the tenancy hereby created without giving notice to quit. This section 9.06 shall not apply if it would create a tenancy which would be governed by The Residential Tenancies Act.
9.07.    Discharge of Mortgage Upon Payment in Full. Upon payment in full of the Indebtedness, Interest, Mortgagor’s Obligations, the Mortgagee shall be entitled to a discharge of this Mortgage within a reasonable period of time. All legal and other expenses of the Mortgagee for the preparation and execution of such discharge shall be added to the Mortgagor’s Obligations and paid by the Mortgagor prior to obtaining the discharge.
9.08.    Renewal. This Mortgage and any renewals or amendments thereof may be renewed or amended by an agreement in writing at maturity. The renewal may be for any term and may increase or decrease the Interest Rate and/or Indebtedness, to the prejudice of all subsequent Encumbrances, and notwithstanding section 110 of the Act, it shall not be necessary to register such agreement in order to retain priority for this Mortgage so altered over any instrument registered subsequently to this Mortgage.
9.09.    Other Security. This Mortgage is in addition to and not in substitution for any other security held by the Mortgagee including any promissory note or notes for all or any part of the monies secured hereunder, and it is understood and agreed that the Mortgagee may pursue its remedies thereunder or hereunder concurrently or successively at its option. Any judgment or recovery hereunder or under any other security held by the Mortgagee for the monies secured by this Mortgage shall not affect the right of the Mortgagee to realize upon this or any other such security.
9.10.    Joint and Several. If this Mortgage is executed by two or more persons comprising the Mortgagor, all covenants and liabilities entered into or imposed upon the Mortgagor shall be deemed to be joint and several obligations of each of such persons.
9.11.    Notices. Etc. Any demand, notice or court process may be effectively given to or served upon the Mortgagor by the Mortgagee:

(a)	by leaving the demand, notice or court process with an adult person on the Mortgaged Property, if occupied, or by placing it on some portion thereof, if unoccupied; or

(b)
by mailing the demand, notice or court process by prepaid post to the Mortgagor at the Mortgagor’s address set out in box 1 of the Mortgage Form or at such other address that maybe given in writing by the Mortgagor to the Mortgagee; or

(c)	if the Mortgagor is a corporation, by mailing any demand, notice or court process to the Mortgagor at its registered office; or

(d)	by publishing the demand, notice or court process twice in a newspaper published or circulating in the county or district in which the Mortgaged Property is situate.
Any demand, notice or court process may be effectively given to or served upon the Mortgagee by the Mortgagor by mailing any notice by prepaid registered mail to the Mortgagee at the Mortgagee’s address set out in box 4 of the Mortgage Form or to any other address that may be given by the Mortgagee to the Mortgagor.
9.12.    Reporting. The Mortgagor shall provide or cause to be provided to the Mortgagee such financial reports and statements and other information as the Mortgagee requires from time to time pursuant to the Credit Agreement and the other Loan Documents.
9.13.    Paramountcy. In the event of any conflict or inconsistency between any term or provision of this Mortgage and any term or provision of the Credit Agreement or any of the other Loan Documents, to the extent of the conflict or inconsistency, the provisions of the Credit Agreement or such other Loan Document, as applicable, shall control. For greater certainty, any provision contained in this Mortgage shall not conflict with or be inconsistent with the Credit Agreement or the other Loan Documents by reason that such provision is contained in this Mortgage and not in the Credit Agreement or the other Loan Documents.
9.14.    Statement of Debts. The Mortgage Act provides that the Mortgagor can obtain free of charge, from the Mortgagee a statement of the debts secured by this Mortgage once every 12 months, or as needed for pay off or sale.
[signature page follows]

IN WITNESS WHEREOF NORCRAFT CANADA CORPORATION has executed this Mortgage by the hand of its proper authorized officer(s) in that behalf this _____day of __________, 20__.

NORCRAFT CANADA CORPORATION

Per:
Name:
Title:

I have the authority to bind the Corporation.

LEGAL_US_3 # 107099741.1

EXHIBIT K
[THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER AT NORCRAFT COMPANIES, L.P., 3020 DENMARK AVE. STE 100, EAGAN, MN 55121.]

FORM OF TERM NOTE
LENDER: [____]        [New York, New York]
PRINCIPAL AMOUNT: $[____]    [Date]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement, dated as of November 14, 2013 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Norcraft Companies, L.P., a Delaware limited partnership, the Lenders from time to time party thereto, Royal Bank of Canada, as Administrative Agent and Collateral Agent, the other parties from time to time party thereto and, after the occurrence of the Closing Date (as defined therein), the Guarantors from time to time party thereto), (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement.
The Borrower hereby promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.
The Borrower hereby waives presentment, demand, protest and notice of any kind whatsoever, subject to entry in the Register. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.
This note is one of the Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.
THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
[Signature Page Follows]

NORCRAFT COMPANIES, L.P., as Borrower
By: NORCRAFT GP, L.L.C., its general partner
By:______________________________
    Name:
    Title:

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

EXHIBIT L-1
[Form of]
PERFECTION CERTIFICATE

November 14, 2013
Reference is hereby made to (i) the Credit Agreement (the “Term Agreement”), dated as of the date hereof (the “Original Closing Date”), by and among Norcraft Companies, L.P. (the “Borrower”), the Lenders party thereto, Royal Bank of Canada, as Administrative Agent and Collateral Agent (in such capacities, the “Term Agent”), and, after the occurrence of the “Term Closing Date” (used herein as “Closing Date” is defined in the Term Agreement), the Guarantors party thereto; (ii) the U.S. Security Agreement (the “U.S. Term Security Agreement”), to be dated on or around the Term Closing Date, by and among the Borrower, the Guarantors party thereto and the Term Agent; (iii) the Canadian Security Agreement (the “Canadian Term Security Agreement” and together with the U.S. Term Security Agreement, the “Term Security Agreements”), to be dated on or around the Term Closing Date, by and among Norcraft Canada Corporation and the Term Agent; (iv) the Credit Agreement (the “ABL Agreement” and, together with the Term Agreement, the “Credit Agreements”), dated as of the date hereof, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and Royal Bank of Canada, as Swingline Lender, Issuing Bank, Administrative Agent and Collateral Agent (in its capacities as Administrative Agent and Collateral Agent, the “ABL Agent” and, together with the Term Agent, the “Agents”); (v) the U.S. Security Agreement (the “U.S. ABL Security Agreement”), dated as of the date hereof, by and among the Borrower, the Guarantors party thereto and the ABL Agent; and (vi) the Canadian Security Agreement (the “Canadian ABL Security Agreement” and together with the U.S. ABL Security Agreement, the “ABL Security Agreements”), dated as of the date hereof, by and among Norcraft Canada Corporation and the ABL Agent.
The Term Security Agreements and the ABL Security Agreements are collectively referred to herein as the “Security Agreements”. Each reference to “Collateral” herein shall refer to both (i) the Collateral (as defined in the Term Agreement) that will secure the Term Agreement after the occurrence of the Term Closing Date and (ii) the Collateral (as defined in the ABL Agreement) as of the Original Closing Date. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreements and/or the Security Agreements, as context dictates.
As used herein, the term “Companies” means the Borrower, Norcraft Canada Corporation, Norcraft Intermediate Holdings, L.P. and Norcraft Finance Corp.
The undersigned hereby certify to the Agents as follows:

1.Names.
(a)The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any similar organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.
(b)Set forth in Schedule 1(b) hereto is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.
(c)Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between November 14, 2008 and the date hereof. Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between November 14, 2008 and the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.
2.Current Locations.
(a)    The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.
(b)    Set forth in Schedule 2(b) are all locations where each Company maintains any books or records relating to any Collateral.
(c)    Set forth in Schedule 2(c) hereto are all the other places of business of each Company.
(d)    Set forth in Schedule 2(d) hereto are all other locations where each Company maintains any of the Collateral consisting of inventory or equipment not identified above.
(e)    Set forth in Schedule 2(e) hereto are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.
3.Prior Locations.
(a)    Set forth in Schedule 3(a) is the information required by Schedule 2(a), Schedule 2(b) or Schedule 2(c) with respect to each location or place of business previously maintained by each Company at any time during the past four months.
(a)    Set forth in Schedule 3(b) is the information required by Schedule 2(d) or Schedule 2(e) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment having an aggregate value in excess of $100,000 USD has been previously held at any time during the past twelve months.

4.    Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto, all material Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.
5.    File Search Reports. Attached hereto as Schedule 5 is a true and accurate summary of file search reports from (A) as to each United States Company, the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a) with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 4 relating to any of the transactions described in Schedule (1)(c) or Schedule 4 with respect to each legal name of the person or entity from which each such Company purchased or otherwise acquired any of the Collateral; and (B) as to Norcraft Canada Corporation, the Personal Property Security Act filing offices (i) in each jurisdiction identified in Section 1(a) with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 4 relating to any of the transactions described in Schedule (1)(c) or Schedule 4 with respect to each legal name of the person or entity from which Norcraft Canada Corporation purchased or otherwise acquired any of the Collateral.
6.    UCC and PPSA Filings.
(a)    The financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 6(a) relating to the applicable ABL Security Agreement or the applicable Mortgage delivered pursuant to the ABL Agreement, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereof.
(b)    The financing statements (duly authorized by each Company constituting the debtor therein to be filed upon the occurrence of the Term Closing Date), including the indications of the collateral, attached as Schedule 6(b) relating to the applicable Term Security Agreement or the applicable Mortgage delivered pursuant to the Term Agreement, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereof; provided, such financing statements will not be filed until the occurrence of the Term Closing Date.
7.    Schedule of Filings. Attached hereto as Schedule 7 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 6, (ii) the appropriate filing offices for the filings described in Schedule 12(c) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral (as defined in the applicable Security Agreement) granted to the Agents to the extent required by the Collateral Documents on the respective dates such security interests are granted. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral granted to the Agents to the extent required by the Collateral Documents.
8.    Real Property.
(a)    Attached hereto as Schedule 8(a) is a list of all real property owned or leased by each Company including common names, addresses and uses.
(b)    (i) Except as described on Schedule 8(b) attached hereto, no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the owned real property described on Schedule 8(a) and (ii) no Company has any Leases which require the consent of the landlord, tenant or other party thereto to the Transactions except that could not reasonably be expected to result in a Material Adverse Effect.

(c)    Attached hereto as Schedule 8(c) is a list of all options and rights of first refusal granted to third parties in respect of any of the Mortgaged Property (other than options for renewal under any lease, sublease or similar agreement).
9.    Termination Statements.
(a)    Attached hereto as Schedule 9(a) are termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 9(b) hereto with respect to each Lien described therein. Such termination statements are duly authorized to be filed on the Original Closing Date.
(b)    Attached hereto as Schedule 9(c) are termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 9(b) hereto with respect to each Lien described therein. Such termination statements are duly authorized to be filed upon the occurrence of the Term Closing Date.
10.    Stock Ownership and Other Equity Interests. Attached hereto as Schedule 10(a) is a true and correct list of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest, as applicable, of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests, as applicable. Also set forth on Schedule 10(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.
11.    Instruments and Tangible Chattel Paper. Attached hereto as Schedule 11 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness, in each case having an aggregate principal amount or evidencing an amount payable in excess of $50,000 USD, held by each Company, including all such intercompany notes between or among any two or more Companies.
12.    Intellectual Property.
(a)    Attached hereto as Schedule 12(a) is a schedule setting forth all of each Company’s Patents, Trademarks, Industrial Designs and Intellectual Property Licenses (each as defined in the applicable Security Agreement) with respect to Patents, Trademarks and Industrial Designs registered with the United States Patent and Trademark Office or Canadian Intellectual Property Office.
(b)    Attached hereto as Schedule 12(b) is a schedule setting forth all of each Company’s United States and Canadian Copyrights (as defined in the applicable Security Agreement) and Intellectual Property Licenses with respect to Copyrights registered with the United States Copyright Office or Canadian Intellectual Property Office.
(c)    Intellectual Property Security Agreements.
(i)    Attached hereto as Schedule 12(c)(i) in proper form for filing with the United States Patent and Trademark Office, United States Copyright Office or Canadian Intellectual Property Office are the filings necessary to preserve, protect and perfect the security interests in the United States and Canadian Trademarks, Patents, Industrial Designs, Copyrights and Intellectual Property Licenses set forth on Schedule 12(a) and Schedule 12(b) granted on the Original Closing Date under the ABL Security Agreements, including duly signed copies of each applicable Patent Security Agreement,

Trademark Security Agreement and the Copyright Security Agreement.
(ii)    Attached hereto as Schedule 12(c)(ii) in proper form for filing with the United States Patent and Trademark Office, United States Copyright Office or Canadian Intellectual Property Office are the filings necessary to preserve, protect and perfect the security interests in the United States and Canadian Trademarks, Patents, Industrial Designs, Copyrights and Intellectual Property Licenses set forth on Schedule 12(a) and Schedule 12(b) to be granted upon the occurrence of the Term Closing Date under the Term Security Agreements, including forms of each applicable Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement.
13.    Commercial Tort Claims. Attached hereto as Schedule 13 is a true and correct list of all Commercial Tort Claims (as defined in the applicable Security Agreement) held by each Company (other than Norcraft Canada Corporation) where the amount of damages claimed by the applicable Company exceeds $500,000 USD, including a brief description thereof.
14.    Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 14 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.
[The Remainder of This Page Has Been Intentionally Left Blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first set forth above.

NORCRAFT COMPANIES, L.P.
By:	NORCRAFT GP, L.L.C., its general partner

By:
Name:
Title:

NORCRAFT INTERMEDIATE HOLDINGS, L.P.

By:
Name:
Title:

NORCRAFT FINANCE CORP.

By:
Name:
Title:

NORCRAFT CANADA CORPORATION

By:
Name:
Title:

EXHIBIT L-2
[Form of]
PERFECTION CERTIFICATE SUPPLEMENT

This Perfection Certificate Supplement, dated as of [                   ], 20[ ] is delivered pursuant to (i) Section 5.12(b) of the Credit Agreement, dated as of November 14, 2013 (as amended, amended and restated, supplemented, extended or otherwise modified through the date hereof, the “Term Agreement”), among Norcraft Companies, L.P. (the “Borrower”), the Guarantors party thereto, the Lenders party thereto (the “Term Lenders”), Royal Bank of Canada, as Administrative Agent and Collateral Agent for the Term Lenders (in such capacities, the “Term Agent”) and each of the other parties thereto and (ii) Section 5.12(b) of the Credit Agreement, dated as of November 14, 2013 (as amended, amended and restated, supplemented, extended or otherwise modified through the date hereof, the “ABL Agreement” and, together with the Term Agreement, the “Credit Agreements”), among the Borrower, the Guarantors party thereto, the Lenders party thereto (the “ABL Lenders”), Royal Bank of Canada, as Swingline Lender, Issuing Bank, Administrative Agent and as Collateral Agent (in its capacities as Administrative Agent and Collateral Agent for the ABL Lenders, the “ABL Agent” and, together with the Term Agent, the “Agents”) and each of the other parties thereto.
The Security Agreements (as defined in the Term Agreement) and the Security Agreements (as defined in the ABL Agreement) are collectively referred to herein as the “Security Agreements”. As used herein, the term “Companies” means the Borrower, Norcraft Canada Corporation, Norcraft Intermediate Holdings, L.P., Norcraft Finance Corp. and each other Subsidiary Guarantor, if any. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreements and/or the Security Agreements, as context dictates.
The undersigned hereby certify to the Agents that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on November 14, 2013 (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:
1.    Names. (a) Except as listed on Schedule 1(a) attached hereto and made a part hereof, (x) Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of each Company, as such name appears in its respective certificate of incorporation or any similar organizational document; (y) each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (ii) a registered organization except to the extent disclosed in Schedule 1(a) to the Prior Perfection Certificate and (z) set forth in Schedule 1(a) to the Prior Perfection Certificate is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.
(b)    Except as listed on Schedule 1(b) attached hereto and made a part hereof, set forth in Schedule 1(b) of the Prior Perfection Certificate is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.
2.    Current Locations. (a) Except as listed on Schedule 2(a) attached hereto and made a part hereof, the chief executive office of each Company is located at the address set forth in Schedule 2(a) of the Prior Perfection Certificate.
(b)    Except as listed on Schedule 2(b) attached hereto and made a part hereof, set forth in Schedule 2(b) of the Prior Perfection Certificate are all locations where each Company maintains any books or records relating to any Collateral.
(c)    Except as listed on Schedule 2(c) attached hereto and made a part hereof, set forth in Schedule 2(c) of the Prior Perfection Certificate are all the other places of business of each Company.
(d)    Except as listed on Schedule 2(d) attached hereto and made a part hereof, set forth in Schedule 2(d) of the Prior Perfection Certificate are all other locations where each Company maintains any of the Collateral consisting of inventory or equipment not identified above.
(e)    Except as listed on Schedule 2(e) attached hereto and made a part hereof, set forth in Schedule 2(e) of the Prior Perfection Certificate are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.
3.    [Intentionally omitted].
4.    Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto and on Schedule 4 to the Prior Perfection Certificate, all material Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.
5.    [Intentionally omitted].
6.    UCC and PPSA Filings. Except as listed on Schedule 6 attached hereto and made a part hereof, the financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral relating to the applicable Security Agreement or the applicable Mortgage, are set forth in Schedule 6 (including sub-schedules thereof) of the Prior Perfection Certificate and are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereto and thereto.
7.    Schedule of Filings. Except as listed on Schedule 7 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 7 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto and thereto as Schedule 6, (ii) the appropriate filing offices for the filings described in Schedule 12(c) hereto and thereto and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral (as defined in the applicable Security Agreement) granted to the Agents to the extent required by the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral granted to the Agents to the extent required by the Collateral Documents.
8.    Real Property. Except as listed on Schedule 8(a) attached hereto and made a part hereof, Schedule 8(a) to the Prior Perfection Certificate is a list of all real property owned or leased by each Company including common names, addresses and uses. Except as described on Schedule 8(b) attached hereto, no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the owned real property described on Schedule 8(a) of the Prior Perfection Certificate or Schedule 8(a) hereof, other than those listed on Schedule 8(b) of the Prior Perfection Certificate, and no Company has any Leases which require the consent of the landlord, tenant or other party thereto to the Transactions except that could not reasonably be expected to result in a Material Adverse Effect. Except as described on Schedule 8(c) attached hereto, no Company has granted any options or rights of first refusal to third parties in respect of any of the Mortgaged Property (other than options for renewal under any lease, sublease or similar agreement), other than those listed on Schedule 8(c) of the Prior Perfection Certificate.
9.    [Intentionally omitted].
10.    Stock Ownership and Other Equity Interests. Except as listed on Schedule 10(a) attached hereto and made a part hereof, Schedule 10(a) to the Prior Perfection Certificate is a true and correct list of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest, as applicable, of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests, as applicable. Except as set forth on Schedule 10(b) attached hereto and made a part hereof, Schedule 10(b) to the Prior Perfection Certificate sets forth each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.
11.    Instruments and Tangible Chattel Paper. Except as listed on Schedule 11 attached hereto and made a part hereof, Schedule 11 to the Prior Perfection Certificate is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness, in each case having an aggregate principal amount or evidencing an amount payable in excess of $50,000 USD, held by each Company, including all such intercompany notes between or among any two or more Companies.
12.    Intellectual Property. (a) Except as listed on Schedule 12(a) attached hereto and made a part hereof, Schedule 12(a) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s Patents, Trademarks, Industrial Designs and Intellectual Property Licenses (each as defined in the applicable Security Agreement) with respect to Patents, Trademarks and Industrial Designs registered with the United States Patent and Trademark Office or Canadian Intellectual Property Office.
(b)    Except as listed on Schedule 12(b) attached hereto and made a part hereof, Schedule 12(b) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s United States and Canadian Copyrights (as defined in the applicable Security Agreement) and Intellectual Property Licenses with respect to Copyrights registered with the United States Copyright Office or Canadian Intellectual Property Office.
(c)    Except as attached hereto and made a part hereof as Schedule 12(c), attached to the Prior Perfection Certificate as Schedule 12(c) (including sub-schedules thereof) in proper form for filing with the United States Patent and Trademark Office, United States Copyright Office or Canadian Intellectual Property Office are the filings necessary to preserve, protect and perfect the security interests in the United States and Canadian Trademarks, Patents, Industrial Designs, Copyrights and Intellectual

Property Licenses set forth on Schedule 12(a) and Schedule 12(b) hereto and thereto, including duly signed copies of each applicable Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement.
13.    Commercial Tort Claims. Except as listed on Schedule 13 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 13 is a true and correct list of all Commercial Tort Claims (as defined in the applicable Security Agreement) held by each Company (other than Norcraft Canada Corporation) where the amount of damages claimed by the applicable Company exceeds $500,000 USD, including a brief description thereof.
14.    Deposit Accounts, Securities Accounts and Commodity Accounts. Except as listed on Schedule 14 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 14 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.
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IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate Supplement as of the date first set forth above.
NORCRAFT COMPANIES, L.P.
By:    NORCRAFT GP, L.L.C., its general partner
By:
    Name:
    Title:
NORCRAFT INTERMEDIATE HOLDINGS, L.P.

By:
    Name:
    Title:
NORCRAFT FINANCE CORP.
By:
    Name:
    Title:
NORCRAFT CANADA CORPORATION
By:
    Name:
    Title:

Schedule 1(a)
Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	Jurisdiction of Formation

1 If none, so state.

Schedule 1(b)
Prior Organizational Names

Company/Guarantor	Prior Name	Date of Change

Schedule 2(a)
Chief Executive Offices

Company/Guarantor	Address	County	State

Schedule 2(b)
Location of Books

Company/Guarantor	Address	County	State

Schedule 2(c)
Other Places of Business

Company/Guarantor	Address

Schedule 2(d)
Additional Locations of Equipment and Inventory

Entity	Company/Guarantor	Address	County	State

Schedule 2(e)
Locations of Collateral in Possession of Persons Other Than Company or Any Subsidiary

Entity	Company/Guarantor	Name of Entity in Possession of Collateral/Capacity of such Entity	Address/Location of Collateral	County	State

Schedule 4
Transactions Other Than in the Ordinary Course of Business

Company/Guarantor	Description of Transaction Including Parties Thereto	Date of Transaction

Schedule 6
Copy of Financing Statements To Be Filed
See attached.

Schedule 7
Filings/Filing Offices

Type of Filing	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions

Other Actions

44 UCC-1 or PPSA financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

Schedule 8(a)
Real Property

Entity of Record	Location Address	Owned or Leased	Landlord/Owner if Leased	Filing Office if Mortgaged Property	Description of Lease Documents

Schedule 8(b)

Leases, Subleases, Tenancies, Franchise Agreements, Licenses or Other Occupancy Arrangements

Schedule 8(c)

Options and Rights of First Refusal

Schedule 10
(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

Schedule 11
Instruments and Tangible Chattel Paper
1.    Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2.    Chattel Paper:

Schedule 12(a)
Patents and Trademarks
UNITED STATES PATENTS:
Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER PATENTS:
Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:
Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

OTHER TRADEMARKS:
Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

Schedule 12(b)
Copyrights
UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER COPYRIGHTS

Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Schedule 12(c)
Intellectual Property Filings

Schedule 13
Commercial Tort Claims

Schedule 14
Deposit Accounts, Securities Accounts and Commodity Accounts

Entity	Bank/Firm	Address	Account #	Account Type

EXHIBIT M-1

[Form of]
U.S. SECURITY AGREEMENT

[Provided Under Separate Cover]

39416081_9

U. S. SECURITY AGREEMENT
By
NORCRAFT COMPANIES, L.P.,
as Borrower,
NORCRAFT INTERMEDIATE HOLDINGS, L.P.,
and
THE OTHER GUARANTORS PARTY HERETO,
as Guarantors
and
ROYAL BANK OF CANADA,
as Collateral Agent
______________________
Dated as of November 14, 2013

39416081_9

i
39416081_9

ii
39416081_9

U.S. SECURITY AGREEMENT
This U.S. SECURITY AGREEMENT dated as of November 14, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by NORCRAFT COMPANIES, L.P., a Delaware limited partnership (the “Borrower”), and THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the “Original Guarantors”) OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Additional Guarantors,” and together with the “Original Guarantors,” the “Guarantors”), as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of ROYAL BANK OF CANADA, in its capacity as collateral agent pursuant to the ABL Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).
R E C I T A L S :
A.    The Borrower, the Collateral Agent and the lending institutions listed therein (the “Lenders”) have entered into that certain ABL Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”; which term shall also include and refer to any increase in the amount of indebtedness under the ABL Credit Agreement and any refinancing or replacement of the ABL Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors upon the Administrative Agent’s acknowledgment of the termination of the predecessor ABL Credit Agreement) dated as of the date hereof, among Borrower, NORCRAFT INTERMEDIATE HOLDINGS, L.P., a Delaware limited partnership (“Intermediate Holdings”), the Subsidiary Guarantors (as defined therein), the Lenders (as defined therein), RBC CAPITAL MARKETS and KEYBANK NATIONAL ASSOCIATION, as joint lead arrangers and joint bookrunners (in such capacities, individually, “Arranger” and collectively the “Arrangers”), and ROYAL BANK OF CANADA, as swingline lender (in such capacity, “Swingline Lender”), as issuing bank, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and Collateral Agent for the Secured Parties (as defined therein).
B.    Each Guarantor has, as of the date hereof, pursuant to the ABL Credit Agreement, unconditionally guaranteed the Secured Obligations.
C.    The Borrower and each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the ABL Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement.
D.    This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations.

39416081_9

E.    It is a condition to (i) the obligations of the Lenders to make the Loans under the ABL Credit Agreement and (ii) the performance of the obligations of the Secured Parties under Hedging Agreements that constitute Secured Obligations that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.
F.    The Intercreditor Agreement governs the relative rights and priorities of the Secured Parties and the ABL Secured Parties (as defined below) in respect of the Term Priority Collateral (as defined below) and the ABL Priority Collateral (as defined below) (and with respect to certain other matters as described therein). Accordingly, the parties hereto agree as follows:
A G R E E M E N T :
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION
SECTION 1.1    Definitions
(a)    Unless otherwise defined herein or in the ABL Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:
“Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”, “Inventory”; “Investment Property”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “Records”; “Security Entitlement”; “Securities Account”; “Securities Intermediary”; “Supporting Obligations”; and “Tangible Chattel Paper.”
(b)    Terms used but not otherwise defined herein that are defined in the ABL Credit Agreement shall have the meanings given to them in the ABL Credit Agreement. Sections 1.03 and 1.05 of the ABL Credit Agreement shall apply herein mutatis mutandis.
(c)    The following terms shall have the following meanings:
“ABL Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.
“ABL Priority Collateral” has the meaning assigned such term in the Intercreditor Agreement.
“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

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“Article 9 Collateral” shall have the meaning assigned to such term in Section 3.1.
“Borrower” shall have the meaning assigned to such term in the Preamble hereof.
“Collateral” shall mean the Article 9 Collateral and the Pledged Collateral.
“Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.
“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
“Commodity Account Control Agreement” shall mean a control agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Collateral Agent’s Control with respect to any Commodity Account.
“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.
“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9‑104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8‑106 of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9‑106 of the UCC.
“Control Agreements” shall mean, collectively, any Deposit Account Control Agreement, any Securities Account Control Agreement and any Commodity Account Control Agreement.
“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.
“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 2 hereto.

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“Deposit Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Deposit Account.
“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and all sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.
“Discharge of ABL Obligations” shall have the meaning assigned that term in the Intercreditor Agreement .
“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities.
“Excluded Deposit Account” means, on any date of determination, (i) any Deposit Account for which all or substantially all of the funds on deposit are used solely to fund payroll, 401(k) and other retirement plans and employee benefits or health care benefits, (ii) any Deposit Account that is a zero balance account, (iii) any Deposit Account that is a withholding and payroll tax, escrow, customs or other fiduciary account and (iv) (A) Deposit Accounts that have had a collective average daily balance for the preceding period of one month of no greater than $500,000 in the aggregate for all such Deposit Accounts excluded under this sub-clause (A) and (B) any individual Deposit Account that has had an average daily balance for the preceding period of one month of no greater than $50,000.
“Excluded Equity Interests” shall mean
(a)    Equity Interests of any Person other than (1) the Borrower or (2) any material Wholly Owned Subsidiary directly owned by the Borrower or any Subsidiary Guarantor;
(b)    more than 65% of the issued and outstanding Equity Interests of (x) each Subsidiary that is a Foreign Subsidiary (other than Norcraft Canada) that is directly owned by the Borrower or by any Subsidiary Guarantor and (y) each Subsidiary that is a Domestic Subsidiary that is directly owned by the Borrower or by any Subsidiary Guarantor substantially all of the assets of which consist (directly or indirectly through disregarded entities) of Equity Interests in one or more Foreign Subsidiaries;
(c)     any Equity Interests of any Person where the cost of obtaining a security interest in such Equity Interest would be excessive in light of the practical benefit to the Lenders afforded thereby as reasonably determined by the Borrower and the Collateral Agent;
(d)    any Equity Interests for which the creation or perfection of pledges of, or

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security interests in, would result in material adverse tax consequences to the Borrower, any direct or indirect parent of the Borrower or any of its Subsidiaries, as reasonably determined by the Borrower in consultation with the Collateral Agent;
(e)    (x) Margin Stock and (y) Equity Interests in any Captive Insurance Subsidiary, non-for-profit Subsidiary or special purpose entity;
(f)     any Equity Interest to the extent and for so long as the pledge of such Equity Interest hereunder is prohibited or restricted by any applicable law, including any requirement to obtain the consent of any Governmental Authority or third party; and
(g)    any Equity Interests to the extent that action would be required under the law of any non-U.S. jurisdiction to create or perfect a security interest in such Equity Interests; provided that the Equity Interests of Norcraft Canada shall not constitute “Excluded Equity Interests” to the extent actions may be required under the law of Canada or any province or territory thereof to create or perfect a security interest in such Equity Interests.
“Excluded Property” shall mean
(a)    any right, title or interest of any Pledgor in, to or under (x) any permit or license issued by a Governmental Authority, (y) any state or local franchises, charters or authorizations to the extent such security interest is prohibited or restricted thereby (except to the extent such prohibition or restriction is ineffective under the UCC or other applicable law) or (z) any lease, license, contract or agreement, in each case, only to the extent and for so long as the creation by such Pledgor of a security interest in such permit, lease, license, franchise, charter, authorization, contract or agreement in favor of the Collateral Agent would result in a breach of the terms of, or constitute a default under, the terms of such permit, lease, license, franchise, charter, authorization contract, or agreement or any Requirement of Law applicable thereto (after giving effect to Sections 9‑406(d), 9‑407(a), 9‑408(a) or 9-409 of the UCC (or any successor provision or provisions) or other applicable law or any other applicable law (including the Bankruptcy Code) or principles of equity),
(b)    any lease, license or agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the UCC or violate any other applicable law (or would require the approval, consent or authorization of any Governmental Authority), other than Proceeds thereof and Accounts derived therefrom, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition;
(c)    any property or asset to the extent that the grant of a security interest in such property or asset is prohibited or restricted by any applicable Requirement of Law or requires a consent of any Governmental Authority or any third party;
(d)    any interest in real property other than fee interests and fee interest in real property if the fair market value of such fee interest is less than (i) for Real Property owned as of the Closing Date, $1,000,000 and (ii) for Real Property acquired thereafter, $2,000,000;

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(e)    any motor vehicles, aircraft or other assets that are subject to certificates of title;
(f)    any assets as to which the Collateral Agent reasonably determines that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby;
(g)    Letter of Credit Rights, except to the extent constituting supporting obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in Letter of Credit Rights, other than the filing of a UCC financing statement);
(h)    Commercial Tort Claims where the amount of damages claimed by the applicable Loan Party is less than $500,000;
(i)    any property or assets for which the creation or perfection of pledges of, or security interests in, would result in material adverse tax consequences to the Borrower, any direct or indirect parent of the Borrower or any of its Subsidiaries, as reasonably determined by the Borrower in consultation with the Collateral Agent;
(j)     any intent-to-use Trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application under applicable federal law;
(k)    assets in circumstances where the cost of obtaining a security interest in such assets, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) would be excessive in light of the practical benefit to the Lenders afforded thereby as reasonably determined by the Borrower and the Collateral Agent;
(l)    [reserved]; and
(m)    Excluded Equity Interests;
provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) through (m) (unless such Proceeds, substitutions or replacements would specifically constitute Excluded Property referred to in clauses (a) through (m)).
“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the

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Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.
“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including all goodwill connected with (i) the use of and symbolized by any Trademark or Intellectual Property License with respect to any Trademark in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.
“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.
“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Goodwill.
“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

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“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 1 hereto.
“Lenders” shall have the meaning assigned to such term in Recital A hereof.
“Material Intellectual Property Collateral” shall mean any Intellectual Property Collateral that is material to the business, results of operations, prospects or condition, financial or otherwise of the Pledgors taken as a whole.
“Mortgaged Property” shall have the meaning assigned to such term in the ABL Credit Agreement.
“Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to, and all patent applications and registrations made by, such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.
“Perfection Certificate” shall mean that certain perfection certificate dated as of the Closing Date, executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.3(c) hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the ABL Credit Agreement or upon the request of the Collateral Agent.
“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.
“Pledged Debt” shall have the meaning assigned to such term in Section 2.1.
“Pledged Equity” shall have the meaning assigned to such term in Section 2.1.
“Pledged Securities” shall mean the Pledged Equity and the Pledged Debt.
“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

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“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.
“Securities Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Security Entitlement.

“Security Interest” shall have the meaning assigned to such term in Section 3.1.

“Term Agent” shall have the meaning assigned that term in the Intercreditor Agreement .
“Term Documents” shall have the meaning assigned that term in the Intercreditor Agreement .
“Term Priority Collateral” shall have the meaning assigned that term in the Intercreditor Agreement .
“Term Secured Parties” has the meaning assigned such term in the Intercreditor Agreement .
“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.
“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial

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Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“ULC” means an issuer that is an unlimited company or unlimited liability company or any other incorporated entity whose shareholders or members have liability for obligations of the entity on winding up or in other circumstances.
“ULC Laws” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia) and any other present or future laws governing ULCs.
“ULC Shares” means those Pledged Securities consisting of shares in the capital stock of any ULC.
SECTION 1.2    Interpretation. The rules of interpretation specified in the ABL Credit Agreement (including Section 1.03 thereof) shall be applicable to this Agreement.
SECTION 1.3    Resolution of Drafting Ambiguities. Each party hereto acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Pledgors) shall not be employed in the interpretation hereof.
SECTION 1.4    Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.
ARTICLE II
PLEDGE OF SECURITIES
SECTION 2.1    Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guarantees, each of the Pledgors hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under:
(a)    all Equity Interests held by it that are listed on Schedule 10(a) of the Perfection Certificate and any other Equity Interests in any material Wholly Owned Subsidiaries directly held in the future by such Pledgor and the certificates representing all such Equity Interests (if any) (the “Pledged Equity”); provided, that the Pledged Equity shall not include Excluded Equity Interests;
(b)    (A) the debt securities owned by it and listed Schedule 11 to the Perfection Certificate, (B) any debt securities obtained in the future by such Pledgor and (C) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”); provided, that the Pledged Debt

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shall not include any Excluded Property;
(c)    all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.1;
(d)    subject to Section 2.6, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above;
(e)    subject to Section 2.6, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and
(f)    all Proceeds of any of the foregoing
(the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).
TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth, including the final paragraph of Section 3.1.
SECTION 2.2    Delivery of the Pledged Securities.
(a)    Pledged Equity. Each Pledgor agrees that all Pledged Equity (i) to the extent certificated and to the extent existing and/or acquired on or prior to the date hereof has been delivered to the Collateral Agent and after the Refinancing, the Pledged Equity so delivered shall be possessed by the Term Agent, subject to the Intercreditor Agreement, for the benefit of the Secured Parties and (ii) to the extent acquired by any Pledgor after the date hereof, within thirty (30) days after any such acquisition (or, in each case, such longer period as the Collateral Agent may agree in its reasonable discretion) shall be delivered or caused to be delivered to the term Agent, subject to the Intercreditor Agreement, for the benefit of the Secured Parties.
(b)    Each Pledgor agrees that all Pledged Debt (i) to the extent existing and/or acquired on or prior to the date hereof has been delivered to the Collateral Agent and after the Refinancing, the Pledged Debt so delivered shall be possessed by the Term Agent, subject to the Intercreditor Agreement, for the benefit of the Secured Parties and (ii) to the extent acquired by any Pledgor after the date hereof, within thirty (30) days after any such acquisition (or, in each case, such longer period as the Collateral Agent may agree in its reasonable discretion) shall be evidenced by a duly-executed promissory note and delivered or caused to be delivered to the Term Agent, subject to the Intercreditor Agreement, for the benefit of the Secured Parties; provided that, notwithstanding the foregoing, no Pledgor shall be required to cause any Pledged Debt to be evidenced by a duly executed promissory note and delivered to the Collateral Agent or Term Agent as gratuitous bailee for the Collateral Agent, as the case may be, except as set forth in Section 3.3(b)(i).
SECTION 2.3    Stock Powers. Upon delivery to the Collateral Agent (or Term Agent as gratuitous bailee for the Collateral Agent), any Pledged Securities shall be accompanied by stock or security powers, as applicable, duly executed in blank or other instruments of

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transfer reasonably satisfactory to the Collateral Agent (or Term Agent as gratuitous bailee for the Collateral Agent) and by such other instruments and documents as the Collateral Agent (or Term Agent as gratuitous bailee for the Collateral Agent) may reasonably request (other than instruments or documents governed by or requiring actions in any non-U.S. jurisdiction (other than Canada with respect to the Equity Interests of Norcraft Canada) related to Equity Interests of Foreign Subsidiaries).
SECTION 2.4    Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:
1.    As of the Closing Date, Schedule 10 to the Perfection Certificate includes all Equity Interests, debt securities and promissory notes held by each Pledgor as of the Closing Date and required to be pledged by such Pledgor hereunder;
2.    the Pledged Equity issued by the Borrower, each other Pledgor or their respective Subsidiaries have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable (other than Pledged Equity consisting of limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and non‑assessable);
3.    except for the security interests granted hereunder, such Pledgor (i) is, subject to any transfers made in compliance with the ABL Credit Agreement, the direct owner, beneficially and of record, of the Pledged Equity indicated on Schedule 10 to the Perfection Certificate and all other Pledged Equity acquired after the Closing Date and on or prior to the date hereof and (ii) holds the same free and clear of all Liens, other than (A)(I) Liens created by the Security Documents and (II) subject to the Intercreditor Agreement , the Term Documents and (B) other Liens permitted pursuant to Section 6.02 of the ABL Credit Agreement;
4.    except for restrictions and limitations imposed or permitted by the Loan Documents or securities laws generally, the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
5.    the execution and performance by the Pledgors of this Agreement are within each Pledgor’s corporate powers and have been duly authorized by all necessary corporate action or other organizational action;
6.    no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or be in full force and effect pursuant to the ABL Credit Agreement);
7.    by virtue of the execution and delivery by each Pledgor of this Agreement, and delivery of the Pledged Securities to and continued possession by the Collateral Agent in

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the State of New York, the Collateral Agent for the benefit of the Secured Parties has a legal, valid and perfected lien upon and security interest in such Pledged Security as security for the payment and performance of the Secured Obligations to the extent such perfection is governed by the UCC, subject to no prior Lien other than (i) in the case of all Secured Obligations, (A) nonconsensual Liens permitted by Section 6.02 of the ABL Credit Agreement and (B) Liens permitted by Section 6.02(p) of the ABL Credit Agreement to the extent junior in priority to the security interest granted hereunder and (ii) in the case of Secured Obligations arising after the Closing Date, all Liens permitted by Section 6.02(p) of the ABL Credit Agreement;
8.    the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral to the extent intended hereby; and
9.    subject to the terms of this Agreement and to the extent permitted by applicable law, each Pledgor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Pledgor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.
Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the ABL Credit Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Collateral Agent in the Pledged Collateral, the representations, warranties and covenants made by any relevant Pledgor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Collateral Agent (including, without limitation, this Section 2.4) shall be deemed not to apply to such excluded assets.
SECTION 2.5    Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or limited partnership controlled by any Pledgor that constitutes Pledged Equity shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, (ii) such certificate bears a legend indicating such interest represented thereby is such a “security”, and (iii) such certificate shall be delivered to the Collateral Agent in accordance with Section 2.2. Each Pledgor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled on or after the date hereof by such Pledgor that constitutes Pledged Equity and that is not a “security” within the meaning of Article 8 of the UCC, such Pledgor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent (or Term Agent as gratuitous bailee for the Collateral Agent) pursuant to Sections 2.2(a).
SECTION 2.6    Registration in Nominee Name; Denominations. Subject to the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing and,the Collateral Agent shall have given the Borrower prior or substantially concurrent written notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent and each Pledgor will promptly give to the Collateral Agent copies of any written notices or other written communications received by it with respect to Pledged Equity registered in the name of such Pledgor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller

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or larger denominations for any purpose consistent with this Agreement, to the extent permitted by the documentation governing such Pledged Securities.
SECTION 2.7    Voting Rights; Dividends and Interest.
(a)    Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided prior notice to the Borrower that the rights of the Pledgor under this Section 2.7 are being suspended:
(i)    Each Pledgor shall be entitled to exercise any and all voting and other consensual rights and powers pertaining to the Pledged Securities or any part thereof for any purposes not inconsistent with the terms hereof, the ABL Credit Agreement and the other Loan Documents.
(ii)    Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien created under this Agreement, any and all Distributions, but only if and to the extent made in accordance with the provisions of the ABL Credit Agreement; provided, however, that any and all such non-cash Distributions consisting of rights or interests in the form of securities (to the extent constituting Pledged Collateral) shall be forthwith delivered to the Collateral Agent to hold as Pledged Securities and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within thirty (30) days after receipt thereof or such longer period as the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent as Pledged Securities in the same form as so received (with any necessary endorsement). So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly (upon receipt of a written request and in any event no later than 30 days after the receipt of such request) deliver to each Pledgor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the ABL Credit Agreement.
(b)    So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 2.7(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 2.7(a)(ii) hereof.
(c)    Upon the occurrence and during the continuance of any Event of Default upon prior written notice by the Collateral Agent to the Borrower:
(i)    All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 2.7(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights, subject to the Intercreditor Agreement ,
(ii)    All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 2.7(a)(ii) hereof shall immediately cease and

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the Collateral Agent shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions, subject to the Intercreditor Agreement . Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this clause (c)(ii) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 8.1.
(d)    Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 2.7(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 2.7(c)(ii) hereof.
(e)    All Distributions constituting Collateral which are received by any Pledgor contrary to the provisions of Section 2.7(c)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall promptly (and in any event within thirty (30) days or such longer period as the Collateral Agent may agree in its reasonable discretion) be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
(f)    Notwithstanding anything to the contrary herein, after all Events of Default have been cured or waived (i) each Pledgor shall have the exclusive right to exercise the voting and/or consensual rights and powers that the it would otherwise be entitled to exercise pursuant to the terms of Section 2.7(a)(i) above, and the obligations of the Collateral Agent under Section 2.7(b) shall be reinstated and (ii) the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of Section 2.7(a)(ii), that remain in the account established pursuant to Section 2.7(c)(ii) and have not otherwise been applied (or designated for application) to the Secured Obligations, , and such Pledgor’s right to receive and retain any and all Distributions paid on or distributed (after all Events of Default have been cured or waived) in respect of the Pledged Securities shall be automatically reinstated.
SECTION 2.8    Defaults, etc. Each Pledgor represents that such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Pledged Securities is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities that have been delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.
SECTION 2.9    Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.
(a)    In the case of each Pledgor which is an issuer of Pledged Securities, such Pledgor agrees to be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it.
(b)    In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent

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required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.
SECTION 2.10    ULC Shares.
(a)    Notwithstanding any provisions to the contrary contained in this Agreement, each Pledgor who has pledged and granted a security interest hereunder in ULC Shares is the sole registered and beneficial owner of all Pledged Securities which are ULC Shares and, except to the extent otherwise permitted under the ABL Credit Agreement, will remain so until such time as such ULC Shares are effectively transferred into the name of the Collateral Agent or any other person on the books and records of the issuer of such ULC Shares. Nothing in this Agreement, or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement or any other document or agreement among all or some of the parties hereto shall, constitute the Collateral Agent or any Secured Party or any person other than the applicable Pledgor, a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to the applicable Pledgor and further steps are taken pursuant hereto or thereto so as to register the Collateral Agent or any Secured Party or such other person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the Collateral Agent or any Secured Party as a member or a shareholder of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Pledged Collateral without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral which are not ULC Shares.
(b)    Notwithstanding any provisions to the contrary contained in this Agreement, where a Pledgor is the registered owner of ULC Shares which are Pledged Collateral, except to the extent otherwise permitted under the ABL Credit Agreement, such Pledgor will remain the registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Collateral Agent or any Secured Party or any other person on the books and records of such ULC. Accordingly, the Pledgor of ULC Shares shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such ULC Shares (except insofar as the dividend or other distribution may become subject to a security interest pursuant hereto) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the ULC to the same extent as the Pledgor would if such ULC Shares were not pledged pursuant hereto.
(c)    Notwithstanding any provisions to the contrary contained in this Agreement, the ABL Credit Agreement or any other document or agreement among all or some of the parties hereto, except upon the exercise of rights to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement the Pledgor of ULC Shares shall not cause or permit, or enable any ULC in which it holds ULC Shares to cause or permit, the Collateral Agent or any Secured Party to: (a) be registered as a shareholder or member of such ULC; (b) have any notation entered in their favor in the share register of such ULC; (c) be held out as a shareholder or member of the ULC; (d) be paid, directly or indirectly, any dividends, property or other distributions from the ULC by reason of the Secured Party holding a security interest in the ULC Shares; or (e) act as a shareholder or member of the ULC, or exercise any rights of a shareholder or member, including the right to attend a meeting of shareholders or members, or to vote the ULC Shares.

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45 Subject to Canadian counsel review.

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ARTICLE III
SECURITY INTEREST IN PERSONAL PROPERTY
SECTION 3.1    Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guarantees, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest (the “Security Interest”) in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Article 9 Collateral”):
(i)    all Accounts;
(ii)    all Equipment, Goods, Inventory and Fixtures;
(iii)    all Documents, Instruments and Chattel Paper;
(iv)    all Letter-of-Credit Rights, but only to the extent constituting a supporting obligation for other Article 9 Collateral as to which perfection of security interests in such Article 9 Collateral is accomplished by the filing of a UCC financing statement;
(v)    all Investment Property;
(vi)    all Intellectual Property Collateral;
(vii)    the Commercial Tort Claims described on Schedule 13 to the Perfection Certificate;
(viii)    all General Intangibles;
(ix)    all Money and all Deposit Accounts;
(x)    all Supporting Obligations;
(xi)    all books and records relating to the Article 9 Collateral; and
(xii)    to the extent not covered by clauses (i) through (xi) of this sentence, all other personal property of such Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.
Notwithstanding anything to the contrary contained above or in any other provision of any Loan Document, (i) the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property (ii) subject to the Intercreditor Agreement and the execution and delivery of any Control Agreements explicitly required by the terms of Section 3.3(b)(ii) and 3.3(b)(iii), as applicable, hereof, no actions shall be required to perfect the security interests hereunder through “control”, (iii) other than in expressly required pursuant to Sections 2.2(b) and 3.3(b), delivery to the Collateral Agent to be held

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in its possession, Collateral consisting of Instruments and (iv) (A) no Pledgor shall be required to complete any filings or other action with respect to the perfection of the security interests created hereby and (B) no actions shall be required of any Pledgor to create any security interest in its property, under the law of any jurisdiction other than the United States or any State thereof, except (in the case of this clause (B)) to the extent necessary to reflect the designation of any Excluded Subsidiary as a Subsidiary Guarantor by the Borrower in accordance with Section 5.10(d) of the ABL Credit Agreement or except as otherwise agreed in writing by the Borrower.

SECTION 3.2    Filings. (a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC and the PPSA (or any similar legislation or other applicable law) of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Article 9 Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Article 9 Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.
(b)    Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements or amendments thereto relating to the Article 9 Collateral if filed prior to the date hereof.
(c)    Each Pledgor hereby further authorizes the Collateral Agent to make filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.
SECTION 3.3    Perfection; Supplements; Further Assurances;

Use of Article 9 Collateral
(a)    Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that, as of the date such information is dated or certified, or is required to have been delivered, all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Article 9 Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate. Except as otherwise provided in Section 8.4 and subject to the Intercreditor Agreement , each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Article 9 Collateral as a perfected first priority security interest subject only to Permitted Collateral Liens.

(b)    Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense and subject to the Intercreditor Agreement , to take the following actions with respect to the following Article 9 Collateral:
(i)    Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Article 9 Collateral, in the aggregate for all Pledgors in excess of $500,000, are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 11 to the Perfection Certificate. Each Instrument and each item of Tangible Chattel Paper listed in Schedule 11 to the Perfection Certificate in excess of the forgoing amount having an individual amount payable in excess of $50,000 has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Article 9 Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent exceeds $500,000 in the aggregate for all Pledgors and having an individual amount payable in excess of $50,000, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within thirty (30) days after receipt thereof or such longer period as the Collateral Agent may agree in its discretion) pledge and, subject to the Intercreditor Agreement , deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.
(ii)    Deposit Accounts. As of the date hereof, no Pledgor has any Deposit Accounts other than the accounts listed in Schedule 14 to the Perfection Certificate. The Collateral Agent has a first priority security interest in each such Deposit Account, which security interest shall (other than with respect to Excluded Deposit Accounts and subject to the Intercreditor Agreement ) be perfected by Control before the day that is ninety (90) calendar days after the occurrence of the Closing Date (or such later time as the Collateral Agent may in its discretion agree). No Pledgor shall hereafter establish and maintain any Deposit Account (other than Excluded Deposit Accounts) unless it shall have given the Collateral Agent 30 days prior written notice (or such lesser notice period as the Collateral Agent may agree to in its discretion) of its intention to establish such new Deposit Account and such Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account; provided that, in the case of any Deposit Account (other than Excluded Deposit Accounts) acquired by any Pledgor pursuant to a Permitted Acquisition, the security interest of the Collateral Agent therein shall not be required to be perfected by Control before the day that is ninety (90) calendar days after the date of the consummation of such Permitted Acquisition (or such later time as the Collateral Agent may in its discretion agree). The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account except in accordance with Section 2.21(c) of the ABL Credit Agreement. Each Pledgor agrees that once the Collateral Agent sends an instruction or notice to a Bank in accordance with Section 2.21(c) of the ABL Credit Agreement exercising its Control over any Deposit Account such Pledgor shall not give any instructions or orders with respect to such Deposit Account, including, without limitation, instructions for distribution or transfer of any funds in such Deposit Account. No Pledgor shall grant Control of any Deposit Account to any person other than (x) the Collateral Agent and (y) any “Agent” party to

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the Intercreditor Agreement (as such term is defined in the Intercreditor Agreement ).
(iii)    Investment Property. Except to the extent otherwise provided in Article II, if any Pledgor shall at any time (beginning on the day that is ninety (90) calendar days after the occurrence of the Closing Date (or such later time as the Collateral Agent may in its discretion agree)) hold or acquire any certificated securities constituting Investment Property, in the aggregate for all Pledgors in excess of $500,000 and for each such certificated security in excess of such amount having an individual value in excess of $50,000, such Pledgor shall promptly (1) endorse, assign and deliver the same to the Collateral Agent (or to the Term Agent as gratuitous bailee in accordance with the Intercreditor Agreement), accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent or (2) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Collateral Agent; provided that, in the case of any Securities Account (other than Securities Accounts for which the Securities Intermediary is the Bank) acquired by any Pledgor pursuant to a Permitted Acquisition, the security interest of the Collateral Agent therein shall not be required to be perfected by Control before the day that is ninety (90) calendar days after the date of the consummation of such Permitted Acquisition (or such later time as the Collateral Agent may in its discretion agree). As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of, the Investment Property and Pledged Securities, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Collateral Agent, any Pledgor or any other Person.
(iv)    Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 13 to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim where the amount of damages claimed by the Pledgor is equal to or in excess of $500,000, such Pledgor shall within 30 days (or such longer period as the Collateral Agent may agree in its reasonable discretion) after the end of the fiscal quarter in which such complaint was filed, notify the Collateral Agent in a writing signed by such Pledgor, provide supplements to Schedule 13 describing the details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.
(c)    Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of Section 5.10(b) of the ABL Credit Agreement, (a) to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 1 hereto and (ii) a Perfection Certificate and upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement. For the avoidance of doubt, no Excluded Subsidiary shall be required to become a Pledgor hereunder.
(d)    Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable

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judgment deem necessary or appropriate in order to create, perfect, preserve and protect the Security Interest and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s Security Interest or permit the Collateral Agent to exercise and enforce its rights, powers and remedies created hereby, including the filing of financing statements, financing change statement or continuation statements and other documents (including this Agreement) under the UCC (or other similar laws) in effect in any jurisdiction with respect to the Security Interest all in form reasonably satisfactory to the Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required in the United States by the law of the United States and the States thereto to perfect, continue and maintain the validity, enforceability and priority of the Security Interest and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Collateral, including the execution and delivery of Control Agreements. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request by the Collateral Agent such lists, schedules, descriptions and designations of the Collateral, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports, Control Agreements and other assurances or instruments as the Collateral Agent shall reasonably request, subject to the terms of this Agreement and the other Loan Documents. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost of the Pledgors.
SECTION 3.4    Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants as follows:
(a)    Title. Except for the Security Interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Article 9 Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Article 9 Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others, other than Permitted Collateral Liens, except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such properties for their intended purposes.
(b)    Validity of Security Interest. The security interest in and Lien on the Article 9 Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all Article 9 Collateral securing the payment and performance of the Secured Obligations and (b) subject to the filings and other actions described in Schedule 7 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), a perfected security interest in all the Article 9 Collateral. The Security Interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Article 9 Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Article 9 Collateral except for Permitted Collateral Liens.
(c)    Defense of Claims. Each Pledgor shall, at its own cost and expense, take any and all commercially reasonable actions necessary (in the judgment of such Pledgor) to defend title to the Article 9 Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Collateral Liens; provided that, nothing in this Agreement shall prevent any Pledgor from

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discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is (x) determined by such Pledgor to be desirable in the conduct of its business or (y) permitted by the ABL Credit Agreement.
(d)    Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Article 9 Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or in favor of any holder of a Permitted Collateral Lien with respect to such Permitted Collateral Lien or financing statements or public notices relating to the termination statements listed on Schedule 9 to the Perfection Certificate. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Article 9 Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Collateral Liens.
(e)    Chief Executive Office; Change of Name; Jurisdiction of Organization. The Borrower agrees not to effect any change (i)(w) in any Pledgor’s legal name, (x) in the location of any Pledgor’s chief executive office, (y) in any Pledgor’s identity or organizational structure, or (z) in any Pledgor’s Federal Taxpayer Identification Number or organizational identification number, if any, unless, in the case of each of the preceding clauses (i)(w) through (i)(z), and it shall give the Collateral Agent and Administrative Agent written notice within 5 days after such change, or such greater notice period agreed to by Collateral Agent, clearly describing such change and providing such other information in connection therewith as Collateral Agent or Administrative Agent may reasonably request, or (ii) in any Pledgor’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction) and until, in the case of the preceding clause (ii), it shall have given Collateral Agent and Administrative Agent not less than 15 days’ prior written notice, or such lesser notice period agreed to by Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as Collateral Agent or Administrative Agent may reasonably request.  In the case of each of clauses (i) and (ii) in the immediately preceding sentence, each applicable Pledgor shall take all action reasonably satisfactory to Collateral Agent to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable.  Each Pledgor agrees to promptly provide Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. If any Pledgor fails to provide notice to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Article 9 Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.
(f)    Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

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(g)    Article 9 Collateral. As of the date such information is dated or certified, or is required to have been delivered, all information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Article 9 Collateral, is accurate and complete in all material respects. The Article 9 Collateral described on the schedules to the Perfection Certificate constitutes all material property of such type of Article 9 Collateral owned or held by the Pledgors, as of the date such information is dated or certified, or is required to have been delivered.
(h)    Insurance. In the event that the Net Cash Proceeds of any insurance claim constituting Collateral are paid to any Pledgor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Collateral Agent and promptly after receipt thereof shall be paid to the Collateral Agent for application in accordance with Section 8.02 of the ABL Credit Agreement.
(i)    Location of Inventory. It shall not move any Inventory to any leased location, other than any leased location that is listed in the relevant Schedules to the Perfection Certificate, unless with respect to any such location, a bailee letter or Landlord Access Agreement have been obtained or Rent Reserves established (unless not otherwise required under Section 2.20(b)(ii) of the ABL Credit Agreement); provided that in no event shall any Inventory be moved to any location outside of the United States or Canada.
(j)    Investment Property. (i) As of the date hereof, except as set forth in the Perfection Certificate, no Pledgor has any Securities Accounts or Commodity Accounts. No Pledgor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) it shall have given the Collateral Agent 30 days prior written notice (or such lesser notice period as the Collateral Agent may agree in its discretion) of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary and (2) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be (it being understood and agreed that perfection by Control of any Securities Account or Commodity Account shall not be required before the day that is ninety (90) calendar days after the occurrence of the Closing Date or, in the case of any Securities Account or Commodity Account acquired by any Pledgor pursuant to any Permitted Acquisition, ninety (90) calendar days after the date of the consummation of such Permitted Acquisition (or, in each case, such later time as the Collateral Agent may in its discretion agree)). No Pledgor shall grant Control over any Investment Property to any person other than the Collateral Agent or subject to the terms of the Intercreditor Agreement, another “Agent” under the Intercreditor Agreement.
ARTICLE IV
CERTAIN Provisions Concerning Intellectual
Property Collateral
SECTION 4.1    Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article VI hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual

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Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof; provided, however, that nothing in this Section 4.1 shall require Pledgors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the ABL Credit Agreement, with respect to such property (in each case after giving effect to anti-assignment provisions of the UCC and other applicable law); provided, further, that nothing in the foregoing license grant shall be construed as granting the Collateral Agent rights in and to such Intellectual Property Collateral above and beyond (x) the rights to such Intellectual Property Collateral that each Pledgor has reserved for itself and (y) in the case of Intellectual Property Collateral that is licensed to any such Pledgor by a third party, the extent to which such Pledgor has the right to grant a sublicense to such Intellectual Property Collateral hereunder (in each case after giving effect to anti-assignment provisions of the UCC and other applicable law)). For the avoidance of doubt, the use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only during the continuation of an Event of Default; provided that such license is a present grant. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may also exercise the rights afforded under Section 7 of this Agreement with respect to Intellectual Property Collateral contained in the Article 9 Collateral.
SECTION 4.2    Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any Material Intellectual Property Collateral, such Pledgor’s right to register such Material Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain all Material Intellectual Property Collateral as presently used and operated, (iii) not permit to lapse or become abandoned any Material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Material Intellectual Property Collateral, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may reasonably be expected to materially and adversely affect the value or utility of any Material Intellectual Property Collateral or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against any Material Intellectual Property Collateral, (v) not license any Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business or otherwise not prohibited by the ABL Credit Agreement, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Collateral Agent (which shall not be unreasonably withheld, conditioned or delayed), (vi) diligently keep adequate records respecting all Intellectual Property Collateral and (vii) furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Collateral Agent may from time to time request, which request, unless an Event of Default has occurred and is continuing, or a Material Adverse Effect has occurred, shall occur no more often than once every three months. Notwithstanding any other provision of this Agreement, nothing in this Agreement or any other Loan Document prevents or shall be deemed to prevent any Pledgor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property Collateral to the extent permitted by the ABL Credit Agreement if such Pledgor determines in its reasonable business judgment that such disposition or discontinuance is desirable in the conduct of its business or no longer used or useful in such Pledgor’s business.
SECTION 4.3    After-Acquired Property. If any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, except to the extent constituting Excluded Property, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii), except to the extent constituting Excluded Property, shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly provide to the Collateral Agent written notice of any of the foregoing and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above, except to the extent constituting Excluded Property, by execution of an instrument in form reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property Collateral. Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 12(a) and 12(b) to the Perfection Certificate to include any such Intellectual Property Collateral of such Pledgor acquired or arising after the date hereof.
SECTION 4.4    Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 4.4 in accordance with Section 10.03 of the ABL Credit Agreement.
ARTICLE V
TRANSFERS
SECTION 5.1    Transfers of Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral pledged by it hereunder except as expressly permitted by the ABL Credit Agreement.
ARTICLE VI
CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 6.1    Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense reasonably complete records of each Receivable, in a manner consistent with prudent business practice. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s written demand made at any time after the occurrence and during the continuance of a Cash Dominion Period, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of a Cash Dominion Period, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent’s security interest therein without the consent of any Pledgor.
SECTION 6.2    Legend. Upon the occurrence and during the continuance of an Event of Default, each Pledgor shall legend, promptly following the written request of the Collateral Agent and in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.
SECTION 6.3    Modification of Terms, etc. No Pledgor shall, without the prior written consent of the Collateral Agent, rescind or cancel any obligations evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice or as would not reasonably be expected to result in a Material Adverse Effect, or extend or renew any such obligations except in the ordinary course of business consistent with prudent business practice or as would not reasonably be expected to result in a Material Adverse Effect or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business consistent with prudent business practice or as would not reasonably be expected to result in a Material Adverse Effect. Each Pledgor shall make commercially reasonable efforts to timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables.
SECTION 6.4    Collection. Each Pledgor shall cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with prudent business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and out-of-pocket expenses (including reasonable attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.
ARTICLE VII
REMEDIES

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SECTION 7.1    Remedies. Upon the occurrence and during the continuance of any Event of Default, subject to the Intercreditor Agreement , the Collateral Agent may from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:
(i)    Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;
(ii)    Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, upon the written request of the Collateral Agent, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than five (5) Business Days after receipt thereof) pay such amounts to the Collateral Agent;
(iii)    Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;
(iv)    Take possession of the Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at a place and time to be designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Collateral as contemplated in this Section 7.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;
(v)    Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Collateral for application to the Secured Obligations as provided in Article VII hereof;
(vi)    Retain and apply the Distributions to the Secured Obligations as provided in Article VII hereof;
(vii)    Exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

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(viii)    Exercise all the rights and remedies of a secured party on default under all applicable law, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 7.2 below, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.
SECTION 7.2    Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Collateral or any part thereof shall be required by law, ten (10) days prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.
SECTION 7.3    Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii)  all rights of redemption, appraisal, valuation or stay now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VI in the absence of gross negligence or willful misconduct on the part of the Collateral Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

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SECTION 7.4    Certain Sales of Pledged Securities.
(a)    Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Securities, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.
(b)    Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Securities and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Pledged Securities or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Securities or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.
(c)    If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Securities or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in order to determine the number of securities included in the Pledged Securities or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
(d)    Each Pledgor further agrees that a breach of any of the covenants contained in this Section 7.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.
SECTION 7.5    No Waiver; Cumulative Remedies.
(a)    No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

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(b)    In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.
SECTION 7.6    Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within ten (10) Business Days of written notice thereafter from the Collateral Agent, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on the Collateral Agent’s behalf.
ARTICLE VIII
APPLICATION OF PROCEEDS
SECTION 8.1    Application of Proceeds. Subject to the Intercreditor Agreement , the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with Section 8.02 of the ABL Credit Agreement.
ARTICLE IX

MISCELLANEOUS
SECTION 9.1    Concerning Collateral Agent.
(a)    The Collateral Agent has been appointed as collateral agent pursuant to the ABL Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the ABL Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Agreement and the ABL Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the ABL Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring

Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.
(b)    The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Securities, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral.
(c)    The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.
(d)    If any item of Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the provisions hereof shall control.
SECTION 9.2    Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. Subject to the Intercreditor Agreement , if at any time an Event of Default shall have occurred and be continuing, any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, upon written notice to the Borrower, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the ABL Credit Agreement. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 10.03 of the ABL Credit Agreement. Neither the provisions of this Section 9.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 9.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default (if applicable). Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time, subject to the Intercreditor Agreement , upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the ABL Credit Agreement, this Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
SECTION 9.3    Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the ABL Credit Agreement and, in the case of a Secured Party that is a party to a Hedging Agreement (solely to the extent the Hedging Obligations arising thereunder constitute Secured Obligations), such Hedging Agreement. Each of the Pledgors agrees that its obligations hereunder and the Security Interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.
SECTION 9.4    Termination; Release. (a) When all the Secured Obligations (other than contingent indemnification Obligations as to which no claim has been asserted) have been paid in full and the Commitments of the Lenders to make any Loan under the ABL Credit Agreement shall have expired or been sooner terminated in accordance with the provisions of the ABL Credit Agreement, this Agreement shall terminate. Upon termination of this Agreement, or as otherwise provided in the ABL Credit Agreement, the Collateral shall be automatically released from the Lien of this Agreement. Upon such release or any release of Collateral or any part thereof in accordance with the provisions of the ABL Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments that any Pledgor shall reasonably request (including UCC‑3 termination financing statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.
(b)    A Pledgor shall automatically be released from its obligations hereunder and the security interest in the Collateral of such Pledgor shall be automatically released upon the consummation of any transaction permitted by the ABL Credit Agreement as a result of which such Pledgor ceases to be a Subsidiary of the Borrower in accordance and in compliance with the terms of the ABL Credit Agreement.
(c)    Upon any sale or transfer by any Pledgor of any Collateral that is permitted under the ABL Credit Agreement (other than a sale or transfer to another Loan Party in accordance and in compliance with the terms of the ABL Credit Agreement), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.02 of the ABL Credit Agreement, the security interest in such Collateral shall be automatically released.

SECTION 9.5    Modification in Writing. Subject to the Intercreditor Agreement , no amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the ABL Credit Agreement and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.
SECTION 9.6    Notices. Unless otherwise provided herein or in the ABL Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the ABL Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the ABL Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the ABL Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.6.
SECTION 9.7    Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 10.09 and 10.10 of the ABL Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.
SECTION 9.8    Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.
SECTION 9.9    Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.10    Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
SECTION 9.11    No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 9.12    No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the ABL Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder. The obligations of each Pledgor contained in this Section 9.12 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the ABL Credit Agreement and the other Loan Documents.
SECTION 9.13    Obligations Absolute. Except as set forth in Section 9.4, all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:
(i)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;
(ii)    any lack of validity or enforceability of the ABL Credit Agreement, any Hedging Agreement (solely in respect of Hedging Obligations constituting Secured Obligations) or any other Loan Document, or any other agreement or instrument relating thereto;
(iii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the ABL Credit Agreement, any Hedging Agreement (solely in respect of Hedging Obligations constituting Secured Obligations) or any other Loan Document or any other agreement or instrument relating thereto;
(iv)    any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;
(v)    any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the ABL Credit Agreement, any Hedging Agreement (solely in respect of Hedging Obligations constituting Secured Obligations) or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 9.5 hereof; or
(vi)    any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

SECTION 9.14    Intercreditor Agreement .
(a)    Notwithstanding anything herein to the contrary, the Liens granted to the Collateral Agent under this Agreement and the exercise of the rights and remedies of the Collateral Agent hereunder and under any other Loan Document are subject to the provisions of the Intercreditor Agreement . In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement or any other Loan Document, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything to the contrary herein, the Collateral Agent acknowledges and agrees that no Pledgor shall be required to take or refrain from taking any action at the request of the Collateral Agent with respect to the Collateral if such action or inaction would be inconsistent with the terms of the Intercreditor Agreement .
(b)    Subject to the foregoing, (i) to the extent the provisions of this Agreement (or any other Security Documents) require the delivery of, or control over, Term Priority Collateral to be granted to the Collateral Agent at any time prior to the Discharge of Term Obligations, then delivery of such Term Priority Collateral (or control with respect thereto, (and any related approval or consent rights)) shall instead be granted to the Term Agent, to be held in accordance with the Term Documents and subject to the Intercreditor Agreement and (ii) any provision of this Agreement (or any other Loan Documents) requiring Pledgors to name the Collateral Agent as an additional insured or a loss payee under any insurance policy or a beneficiary of any letter of credit, such requirement shall have been complied with if any such insurance policy or letter of credit also names the Term Agent as an additional insured, loss payee or beneficiary, as the case may be, in each case pursuant and subject to the terms of the Intercreditor Agreement .
(c)    Furthermore, at all times prior to the Discharge of Term Obligations, the Collateral Agent is authorized by the parties hereto to effect transfers of Term Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to ABL Priority Collateral) to the Term Agent.
(d)    Notwithstanding anything to the contrary herein but subject to the Intercreditor Agreement , in the event the Term Documents provide for the grant of a security interest or pledge over the assets of any Pledgor and such assets do not otherwise constitute Collateral under this Agreement or any other Loan Document, such Pledgor shall (i) promptly grant a security interest in or pledge such assets to secure the Secured Obligations, (ii) promptly take any actions necessary to perfect such security interest or pledge to the extent set forth in the Term Documents and (iii) take all other steps reasonably requested by the Collateral Agent in connection with the foregoing.
(e)    Nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement, which, as among the Pledgor and the Collateral Agent shall remain in full force and effect in accordance with its terms.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

NORCRAFT COMPANIES, L.P.
By:	NORCRAFT GP, L.L.C., its general partner

By:
Name:
Title:

NORCRAFT INTERMEDIATE HOLDINGS, L.P., as Pledgor
By:	NORCRAFT INTERMEDIATE GP, L.L.C., its General Partner

By:
Name:
Title:

NORCRAFT FINANCE CORP. as Pledgor

By:
Name:
Title:

39416081_9

ROYAL BANK OF CANADA
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

39416081_9

EXHIBIT 1
[Form of]
JOINDER AGREEMENT
[Name of New Pledgor]
[Address of New Pledgor]
[Date]

Ladies and Gentlemen:
Reference is made to the U.S. Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of November 14, 2013, made by NORCRAFT COMPANIES, L.P., a Delaware limited partnership (the “Borrower”), the Guarantors party thereto and ROYAL BANK OF CANADA, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).
This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [___________] (the “New Pledgor”), pursuant to Section 3.3(c) of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Articles V, VI and VII of the ABL Credit Agreement to the same extent that it would have been bound if it had been a signatory to the ABL Credit Agreement on the execution date of the ABL Credit Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New

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Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and Article III of the ABL Credit Agreement.
Annexed hereto are supplements to each of the schedules to the Security Agreement and the ABL Credit Agreement, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement or the ABL Credit Agreement, as applicable.
This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.
[NEW PLEDGOR]
By:
Name:
Title:

AGREED TO AND ACCEPTED:

ROYAL BANK OF CANADA,

as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:
[Schedules to be attached]

39416081_9

EXHIBIT 2
[Form of]
Copyright Security Agreement
Copyright Security Agreement, dated as of November 14, 2013, by NORCRAFT COMPANIES, L.P., a Delaware limited partnership, (the “Pledgor”), in favor of ROYAL BANK OF CANADA, in its capacity as collateral agent pursuant to the ABL Credit Agreement (in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Pledgor is party to a U.S. Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Copyright Security Agreement;
NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the ABL Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as FOLLOWS:
SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.
SECTION 2. Grant of Security Interest in Copyright Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:
(a)    registered Copyrights and applications therefor of the Pledgor listed on Schedule I attached hereto; and
(b)    all Proceeds of any and all of the foregoing (other than Excluded Property).
SECTION 3. Security Agreement. The security interests granted to the Collateral Agent pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent pursuant to the Security Agreement, and Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interests in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
SECTION 4. Termination. Upon the payment in full of the Secured Obligations (other than contingent indemnification Obligations as to which no claim has been asserted) and termination of the Security Agreement, or as otherwise provided in the ABL Credit Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in

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the Copyrights under this Copyright Security Agreement.
SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Copyright Security Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Copyright Security Agreement.
SECTION 6. Intercreditor Agreement. Notwithstanding any other provision contained herein, this Copyright Security Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the ABL Collateral Documents (as defined in the Intercreditor Agreement ) or the Term Collateral Documents (as defined in the Intercreditor Agreement ), as applicable, and any other intercreditor agreement entered into in accordance with the terms of the ABL Credit Agreement. In the event of any conflict or inconsistency between the provisions of this Copyright Security Agreement and any applicable intercreditor agreement, the provisions of the applicable intercreditor agreement shall control.
[signature page follows]

39416081_9

IN WITNESS WHEREOF, the Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.
Very truly yours,

NORCRACT COMPANIES, L.P.,
as Pledgor
By:	NORCRAFT GP, L.L.C.,
its General Partner

By:
Name:
Title:

39416081_9

Accepted and Agreed:

ROYAL BANK OF CANADA,

as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS
Copyright Registrations:

owner	registration number	title

Copyright Applications:

owner	title

39416081_9

EXHIBIT 3
[Form of]
Patent Security Agreement
Patent Security Agreement, dated as of November 14, 2013, by NORCRAFT COMPANIES, L.P., a Delaware limited partnership, (the “Pledgor”), in favor of ROYAL BANK OF CANADA, in its capacity as collateral agent pursuant to the ABL Credit Agreement (in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Pledgor is party to a U.S. Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Patent Security Agreement;
NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the ABL Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:
SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.
SECTION 2. Grant of Security Interest in Patent Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:
(a)    registered Patents and applications of the Pledgor listed on Schedule I attached hereto; and
(b)    all Proceeds of any and all of the foregoing (other than Excluded Property).
SECTION 3. Security Agreement. The security interests granted to the Collateral Agent pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent pursuant to the Security Agreement, and Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interests in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
SECTION 4. Termination. Upon the payment in full of the Secured Obligations (other than contingent indemnification Obligations as to which no claim has been asserted) and termination of the Security Agreement, or as otherwise provided in the ABL Credit Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in

39416081_9

the Patents under this Patent Security Agreement.
SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Patent Security Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.
SECTION 6. Intercreditor Agreement. Notwithstanding any other provision contained herein, this Patent Security Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the ABL Collateral Documents (as defined in the Intercreditor Agreement ) or the Term Collateral Documents (as defined in the Intercreditor Agreement ), as applicable, and any other intercreditor agreement entered into in accordance with the terms of the ABL Credit Agreement. In the event of any conflict or inconsistency between the provisions of this Patent Security Agreement and any applicable intercreditor agreement, the provisions of the applicable intercreditor agreement shall control.
[signature page follows]

39416081_9

IN WITNESS WHEREOF, the Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.
Very truly yours,

NORCRACT COMPANIES, L.P.,
as Pledgor
By:	NORCRAFT GP, L.L.C.,
its General Partner

By:
Name:
Title:

Accepted and Agreed:

ROYAL BANK OF CANADA,

as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

39416081_9

SCHEDULE I
to
PATENT SECURITY AGREEMENT
PATENT REGISTRATIONS AND PATENT APPLICATIONS
Patent Registrations:

owner	registration number	title

Patent Applications:

owner	application number	name

EXHIBIT 4
[Form of]
Trademark Security Agreement
Trademark Security Agreement, dated as of November 14, 2013 by NORCRAFT COMPANIES, L.P., a Delaware limited partnership, (the “Pledgor”), in favor of ROYAL BANK OF CANADA, in its capacity as collateral agent pursuant to the ABL Credit Agreement (in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Pledgor is party to a U.S. Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Trademark Security Agreement;
NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the ABL Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:
SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.
SECTION 2. Grant of Security Interest in Trademark Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:
(a)    registered Trademarks and applications therefor of the Pledgor listed on Schedule I attached hereto;
(b)    all Goodwill associated with such Trademarks; and
(c)    all Proceeds of any and all of the foregoing (other than Excluded Property).
SECTION 3. Security Agreement. The security interests granted to the Collateral Agent pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent pursuant to the Security Agreement, and Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interests in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
SECTION 4. Termination. Upon the payment in full of the Secured Obligations (other than contingent indemnification Obligations as to which no claim has been asserted) and termination of the Security Agreement, or as otherwise provided in the ABL Credit Agreement, the

39416081_9

Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.
SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Trademark Security Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Trademark Security Agreement.
SECTION 6. Intercreditor Agreement. Notwithstanding any other provision contained herein, this Trademark Security Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the ABL Collateral Documents (as defined in the Intercreditor Agreement ) or the Term Collateral Documents (as defined in the Intercreditor Agreement ), as applicable, and any other intercreditor agreement entered into in accordance with the terms of the ABL Credit Agreement. In the event of any conflict or inconsistency between the provisions of this Trademark Security Agreement and any applicable intercreditor agreement, the provisions of the applicable intercreditor agreement shall control.
[signature page follows]

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IN WITNESS WHEREOF, the Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.
Very truly yours,

NORCRACT COMPANIES, L.P.,
as Pledgor
By:	NORCRAFT GP, L.L.C.,
its General Partner

By:
Name:
Title:

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Accepted and Agreed:

ROYAL BANK OF CANADA,

as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT
TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS
Trademark Registrations:

owner	registration number	trademark

Trademark Applications:

owner	application number	trademark

39416081_9

EXHIBIT M-2

[Form of]
CANADIAN SECURITY AGREEMENT

[Provided Under Separate Cover]

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CANADIAN SECURITY AGREEMENT
By
NORCRAFT CANADA CORPORATION,
as Canadian Guarantor,
and
THE OTHER GUARANTORS PARTY HERETO,
as Guarantors
and
ROYAL BANK OF CANADA,
as Collateral Agent
______________________
Dated as of December 13, 2013

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( ii )
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( iii )
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CANADIAN SECURITY AGREEMENT
This CANADIAN SECURITY AGREEMENT dated as of December 13, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by NORCRAFT CANADA CORPORATION, a Nova Scotia unlimited liability company (the “Canadian Guarantor”) and THE GUARANTORS FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Guarantors”), as pledgors, assignors and debtors (the Canadian Guarantor and the Guarantors, in such capacities and together with any successors in such capacities, collectively, the “Pledgors,” and each, a “Pledgor”), in favor of ROYAL BANK OF CANADA, in its capacity as collateral agent pursuant to the Term Loan Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).
R E C I T A L S :
A.    Norcraft Companies, L.P., as Borrower, the Canadian Guarantor, the other guarantors from time to time party thereto, the Collateral Agent and the lending institutions listed therein (the “Lenders”) have, in connection with the execution and delivery of this Agreement, entered into that certain $150,000,000 term loan credit agreement, dated as of November 14, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”; which term shall also include and refer to any increase in the amount of indebtedness under the Term Loan Credit Agreement and any refinancing or replacement of the Term Loan Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors upon the Administrative Agent’s acknowledgment of the termination of the predecessor Term Loan Credit Agreement).
B.    Each Guarantor that becomes a party hereto from time to time by execution of a Joinder Agreement is, pursuant to the Term Loan Credit Agreement, required to unconditionally guarantee the Secured Obligations.
C.    The Canadian Guarantor and each Guarantor that becomes a party hereto from time to time by execution of a Joinder Agreement will receive substantial benefits from the execution, delivery and performance of the obligations under the Term Loan Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement.
D.    This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations.
E.    It is a condition to (i) the obligations of the Lenders to make the Loans under the Term Loan Credit Agreement and (ii) the performance of the obligations of the Secured Parties under Hedging Agreements that constitute Secured Obligations that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

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F.    The Intercreditor Agreement governs the relative rights and priorities of the Secured Parties and the ABL Secured Parties (as defined below) in respect of the Term Priority Collateral (as defined below) and the ABL Priority Collateral (as defined below) (and with respect to certain other matters as described therein). Accordingly, the parties hereto agree as follows:
A G R E E M E N T :
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:
ARTICLE X
DEFINITIONS AND INTERPRETATION
SECTION 10.1    Definitions
(a)    Unless otherwise defined herein or in the Term Loan Credit Agreement, terms used herein that are defined in the PPSA shall have the meanings assigned to them in the PPSA; provided that in any event, the following terms shall have the meanings assigned to them in the PPSA:
“Accounts”; “Chattel Paper”; “Consumer Goods”; “Futures Account”; “Futures Contract”; “Entitlement Order”; “Financial Asset”; “Futures Intermediary”; “Document of Title”; “Equipment”; “Financial Asset”; “Goods”; “Intangible”; “Inventory”; “Investment Property”; “Money”; “Proceeds”; “Securities Account”; “Securities Intermediary”; “Security”; and “Security Entitlement”.
(b)    Terms used but not otherwise defined herein that are defined in the Term Loan Credit Agreement shall have the meanings given to them in the Term Loan Credit Agreement. Sections 1.03 and 1.05 of the Term Loan Credit Agreement shall apply herein mutatis mutandis.
(c)    The following terms shall have the following meanings:
“ABL Agent” shall have the meaning assigned that term in the Intercreditor Agreement.
“ABL Documents” shall have the meaning assigned that term in the Intercreditor Agreement.
“ABL Priority Collateral” shall have the meaning assigned that term in the Intercreditor Agreement.
“ABL Secured Parties” has the meaning assigned that term in the Intercreditor Agreement.
“Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.
“Bank” means a person engaged in the business of banking and includes a savings bank, savings and loan association, credit union, and trust company.
“Canadian Guarantor” shall have the meaning assigned to such term in the Preamble hereof.
“Collateral” shall mean the General Collateral and Pledged Collateral.
“Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.
“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.
“Control” shall mean (i) in the case of any Security Entitlement, control in the manner provided under sections 25 and 26 of the STA, and (ii) in the case of any Futures Contract, control in the manner provided under subsection 1(2) of the PPSA.
“Control Agreements” shall mean, collectively, any Deposit Account Control Agreement, any Securities Account Control Agreement and any Futures Account Control Agreement.
“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in Canada, the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.
“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 2 hereto.
“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

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“Deposit Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Collateral Agent with respect to any Deposit Account.
“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all demand, time savings, passbook or similar account maintained with a Bank and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.
“Discharge of ABL Obligations” shall have the meaning assigned that term in the Intercreditor Agreement.
“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities.
“Excluded Deposit Account” means, on any date of determination, (i) any Deposit Account for which all or substantially all of the funds on deposit are used solely to fund payroll, registered retirement savings plans and other retirement plans and employee benefits or health care benefits, (ii) any Deposit Account that is a zero balance account, (iii) any Deposit Account that is a withholding and payroll tax, escrow, customs or other fiduciary account and (iv) (A) Deposit Accounts that have had a collective average daily balance for the preceding period of one month of no greater than $500,000 in the aggregate for all such Deposit Accounts excluded under this sub clause (A) and (B) any individual Deposit Account that has had an average daily balance for the preceding period of one month of no greater than $50,000.
“Excluded Equity Interests” shall mean
(a)    Equity Interests of any Person other than (1) the Borrower or (2) any material Wholly Owned Subsidiary directly owned by the Borrower or any Subsidiary Guarantor;
(b)    any Equity Interests of any Person where the cost of obtaining a security interest in such Equity Interest would be excessive in light of the practical benefit to the Lenders afforded thereby as reasonably determined by the Borrower and the Collateral Agent;
(c)    any Equity Interests for which the creation or perfection of pledges of, or security interests in, would result in material adverse tax consequences to the Borrower, any direct or indirect parent of the Borrower or any of its Subsidiaries, as reasonably determined by the Borrower in consultation with the Collateral Agent;
(d)    (x) Margin Stock and (y) Equity Interests in any Captive Insurance Subsidiary, non-for-profit Subsidiary or special purpose entity;
(e)    any Equity Interest to the extent and for so long as the pledge of such Equity Interest hereunder is prohibited or restricted by any applicable law, including any requirement to obtain the consent

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of any Governmental Authority or third party; and
(f)    any Equity Interests to the extent that action would be required under the law of any non-U.S. or non-Canadian jurisdiction to create or perfect a security interest in such Equity Interests.
“Excluded Property” shall mean
(a)    any right, title or interest of any Pledgor in, to or under (x) any permit or license issued by a Governmental Authority, (y) any provincial or local franchises, charters or authorizations to the extent such security interest is prohibited or restricted thereby (except to the extent such prohibition or restriction is ineffective under the PPSA or other applicable law) or (z) any lease, license, contract or agreement, in each case, only to the extent and for so long as the creation by such Pledgor of a security interest in such permit, lease, license, franchise, charter, authorization, contract or agreement in favor of the Collateral Agent would result in a breach of the terms of, or constitute a default under, the terms of such permit, lease, license, franchise, charter, authorization contract, or agreement or any Requirement of Law applicable thereto (after giving effect to any other applicable law or principles of equity),
(b)    any lease, license or agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the PPSA or violate any other applicable law (or would require the approval, consent or authorization of any Governmental Authority), other than Proceeds thereof and Accounts derived therefrom, the assignment of which is expressly deemed effective under the PPSA or other applicable law notwithstanding such prohibition;
(c)    any property or asset to the extent that the grant of a security interest in such property or asset is prohibited or restricted by any applicable Requirement of Law or requires a consent of any Governmental Authority or any third party;
(d)    any interest in real property other than fee interests and fee interest in real property if the fair market value of such fee interest is less than (i) for Real Property owned as of the Closing Date, $1,000,000 and (ii) for Real Property acquired thereafter, $2,000,000;
(e)    any motor vehicles, aircraft or other assets that are subject to certificates of title;
(f)    any assets as to which the Collateral Agent reasonably determines that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby;
(g)    Letter of Credit Rights, except to the extent constituting supporting obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a PPSA financing statement (it being understood that no actions shall be required to perfect a security interest in Letter of Credit Rights, other than the filing of a PPSA financing statement);
(h)    any property or assets for which the creation or perfection of pledges of, or security interests in, would result in material adverse tax consequences to the Borrower, any direct or indirect parent of the Borrower or any of its Subsidiaries, as reasonably determined by the Borrower in consultation with the Collateral Agent;
(i)    any proposed use Trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period,

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if any, in which, the grant of a security interest therein would impair the validity or enforceability of such proposed use Trademark application under applicable federal law;
(j)    assets in circumstances where the cost of obtaining a security interest in such assets, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) would be excessive in light of the practical benefit to the Lenders afforded thereby as reasonably determined by the Borrower and the Collateral Agent;
(k)    any Consumer Goods;
(l)    the last day of the term of any lease or agreement therefore but upon the enforcement of the liens and security interests granted by this Agreement, each Pledgor shall stand possessed of such last day in trust to assign the same to any person acquiring such term; and
(m)    Excluded Equity Interests;
provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) through (m) (unless such Proceeds, substitutions or replacements would specifically constitute Excluded Property referred to in clauses (a) through (m)).
“Fixtures” shall mean goods that have become so related to particular real property that an interest in them arises under real property law.
“Futures Account Control Agreement” shall mean a control agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Collateral Agent’s Control with respect to any Futures Account.
“General Collateral” shall have the meaning assigned to such term in Section 2.1.
“General Intangibles” shall mean, collectively, with respect to each Pledgor, all Intangibles of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Collateral or any of the Mortgaged Property and all media

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in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.
“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including all goodwill connected with (i) the use of and symbolized by any Trademark or Intellectual Property License with respect to any Trademark in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.
“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
“Instruments” shall mean, collectively, with respect to each Pledgor, all Instruments and shall include all promissory notes, drafts, bills of exchange or acceptances.
“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Goodwill.
“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.
“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 1 hereto.
“Lenders” shall have the meaning assigned to such term in Recital A hereof.
“Letter-of-Credit Rights” shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, but does not include the right of a beneficiary to demand payment or performance

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under a letter of credit.
“Material Intellectual Property Collateral” shall mean any Intellectual Property Collateral that is material to the business, results of operations, prospects or condition, financial or otherwise of the Pledgors taken as a whole.
“Mortgaged Property” shall have the meaning assigned to such term in the Term Loan Credit Agreement.
“Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to, and all patent applications and registrations made by, such Pledgor (whether established or registered or recorded in Canada, the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.
“Perfection Certificate” shall mean that certain perfection certificate dated as of the Effective Date, executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 2.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Term Loan Credit Agreement or upon the request of the Collateral Agent.
“Pledged Collateral” shall have the meaning assigned to such term in Section 3.1 hereof.
“Pledged Debt” shall have the meaning assigned to such term in Section 3.1.
“Pledged Equity” shall have the meaning assigned to such term in Section 3.1.
“Pledged Securities” shall mean the Pledged Equity and the Pledged Debt.
“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.
“PPSA” shall mean the Personal Property Security Act (Ontario), together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

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“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Intangibles, (iv) General Intangibles, (v) Instruments and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the PPSA together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all books and records relating thereto.
“Receiver” means a receiver, a manager or a receiver and manager.
“Securities Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Security Entitlement.
“Security Interest” shall have the meaning assigned to such term in Section 2.1.
“Specified Events of Default” shall mean an Event of Default under Section 8.01(a), (b), (g) or (h) of the Term Loan Credit Agreement has occurred and is continuing.
“STA” shall mean the Securities Transfer Act (Ontario), together with any regulations thereunder, in each case as in effect from time to time. References to sections of the STA shall be construed to also refer to any successor sections.
“Supporting Obligation” shall mean any Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document of Title, Intangible, Instrument or Investment Property.
“Term Loan Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.
“Term Priority Collateral” has the meaning assigned such term in the Intercreditor Agreement.
“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in Canada, the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

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“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“ULC” means an issuer that is an unlimited company or unlimited liability company or any other incorporated entity whose shareholders or members have liability for obligations of the entity on winding up or in other circumstances.
“ULC Laws” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia) and any other present or future laws governing ULCs.
“ULC Shares” means those Pledged Securities consisting of shares in the capital stock of any ULC.
SECTION 10.2    Interpretation. The rules of interpretation specified in the Term Loan Credit Agreement (including Section 1.03 thereof) shall be applicable to this Agreement.
SECTION 10.3    Resolution of Drafting Ambiguities. Each party hereto acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Pledgors) shall not be employed in the interpretation hereof.
SECTION 10.4    Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.
ARTICLE XIsecurity INTEREST IN PERSONAL PROPERTY
SECTION 11.1    Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guarantees, each Pledgor hereby pledges, mortgages, charges, assigns (by way of security) and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest (the “Security Interest”) in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “General Collateral”):
(i)    all Accounts;

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(ii)    all Equipment, Goods, Inventory and Fixtures;
(iii)    all Documents, Instruments and Chattel Paper;
(iv)    all Letter-of-Credit Rights, but only to the extent constituting a supporting obligation for other General Collateral as to which perfection of security interests in such General Collateral is accomplished by the filing of a PPSA financing statement;
(v)    all Investment Property;
(vi)    all Intellectual Property Collateral;
(vii)    all General Intangibles;
(viii)    all Money and all Deposit Accounts;
(ix)    all Supporting Obligations;
(x)    all books and records relating to the General Collateral; and
(xi)    to the extent not covered by clauses (i) through (x) of this sentence, all undertaking and other personal property of such Pledgor, whether tangible or intangible, wherever located, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.
Notwithstanding anything to the contrary contained above or in any other provision of any Loan Document, (i) the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property (ii) subject to the Intercreditor Agreement and the execution and delivery of any Control Agreements explicitly required by the terms of Section 2.4(b) and 2.4(c), as applicable, hereof, no actions shall be required to perfect the security interests hereunder through “control”, (iii) other than as expressly required pursuant to Section 2.4, delivery to the Collateral Agent to be held in its possession, Collateral consisting of Instruments and (iv) (A) no Pledgor shall be required to complete any filings or other action with respect to the perfection of the security interests created hereby and (B) no actions shall be required of any Pledgor to create any security interest in its property, under the law of any jurisdiction other than Canada or any province thereof, except (in the case of this clause (B)) to the extent necessary to reflect the designation of any Excluded Subsidiary as a Subsidiary Guarantor by the Borrower in accordance with Section 5.10(d) of the Term Loan Credit Agreement or except as otherwise agreed in writing by the Borrower.
SECTION 11.2    Filings.
(a)    Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by the PPSA (and the UCC or any similar legislation or applicable law) of each applicable jurisdiction for the filing of any financing statement or amendment relating to the General Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing, financing change or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the General Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” and (iii) in the case of a financing statement filed as a fixture filing or covering General Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such General Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements or amendments thereto relating to the General Collateral if filed prior to the date hereof.
(c)    Each Pledgor hereby further authorizes the Collateral Agent to make filings with the Canadian Intellectual Property Office, the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.
SECTION 11.3    Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that, as of the date such information is dated or certified, or is required to have been delivered, a copy of all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the General Collateral have been delivered to the Collateral Agent as filed in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate or, where required, have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in such office. Except as otherwise provided in Section 9.4 and subject to the Intercreditor Agreement, each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the General Collateral as a perfected first priority security interest subject only to Permitted Collateral Liens.
SECTION 11.4    Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the General Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense and subject to the Intercreditor Agreement, to take the following actions with respect to the following General Collateral:
(a)    Instruments and Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the General Collateral, in the aggregate for all Pledgors in excess of $500,000, are evidenced by any Instrument or Chattel Paper other than such Instruments and Chattel Paper listed in Schedule 11 to the Perfection Certificate. Each Instrument and each item of Chattel Paper listed in Schedule 11 to the Perfection Certificate in excess of the forgoing amount having an individual amount payable in excess of $50,000 has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the General Collateral shall be evidenced by any Instrument or Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Chattel Paper not previously delivered to the Collateral Agent exceeds $500,000 in the aggregate for all Pledgors and having an individual amount payable in excess of $50,000, the Pledgor acquiring such Instrument or Chattel Paper shall promptly (but in any event within thirty (30) days after receipt thereof or such longer period as the Collateral Agent may agree in its discretion) pledge and, subject to the Intercreditor Agreement, deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.
(b)    Deposit Accounts. As of the date hereof, no Pledgor has any Deposit Accounts other than the accounts listed in Schedule 14 to the Perfection Certificate. The Collateral Agent has a security interest in each such Deposit Account, No Pledgor shall hereafter establish and maintain any Deposit Account (other than Excluded Deposit Accounts) unless it shall have given the Collateral Agent 30 days prior written notice (or such lesser notice period as the Collateral Agent may agree to in its discretion) of its intention to establish such new Deposit Account and such Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless a Specified Event of Default has occurred and is continuing. Each Pledgor agrees that, upon the occurrence and during the continuance of any Specified Event of Default, once the Collateral Agent sends an instruction or notice to a Bank exercising its control over any Deposit Account such Pledgor shall not give any instructions or orders with respect to such Deposit Account, including, without limitation, instructions for distribution or transfer of any funds in such Deposit Account. No Pledgor shall authorize or instruct a Bank to comply with instructions originated by any person other than the Collateral Agent directing disposition of the funds in any Deposit Account without further consent by such Pledgor.
(c)    Investment Property. Except to the extent otherwise provided in ARTICLE II, if any Pledgor shall at any time (beginning on the day that is ninety (90) calendar days after the occurrence of the Effective Date (or such later time as the Collateral Agent may in its discretion agree)) hold or acquire any certificated securities constituting Investment Property, in the aggregate for all Pledgors in excess of $500,000 and for each such certificated security in excess of such amount having an individual value in excess of $50,000, such Pledgor shall promptly (1) endorse, assign and deliver the same to the Collateral Agent (or to the ABL Agent as gratuitous bailee in accordance with the Intercreditor Agreement), accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent or (2) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Collateral Agent; provided that, in the case of any Securities Account (other than Securities Accounts for which the Securities Intermediary is the Bank) acquired by any Pledgor pursuant to a Permitted Acquisition, the security interest of the Collateral Agent therein shall not be required to be perfected by Control before the day that is ninety (90) calendar days after the date of the consummation of such Permitted Acquisition (or such later time as the Collateral Agent may in its discretion agree). As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of, the Investment Property and Pledged Securities, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Collateral Agent, any Pledgor or any other Person.
SECTION 11.5    Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary that is organized or existing under any Canadian jurisdiction which, from time to time, after the date hereof the Borrower shall designate as an additional Subsidiary Guarantor pursuant to Section 5.10(d) of the Term Credit Agreement to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of Section 5.10(b) of the Term Loan Credit Agreement, (a) to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 1 hereto and (ii) a Perfection Certificate and upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement. For the avoidance of doubt, no Excluded Subsidiary shall be required to become a Pledgor hereunder.
SECTION 11.6    Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the Security Interest as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s Security Interest or permit the Collateral Agent to exercise and enforce its rights, powers and remedies created hereby, including the filing of financing statements, financing change statements, continuation statements and other documents (including this Agreement) under the PPSA (or other similar laws) in effect in any jurisdiction with respect to the Security Interest, all in form reasonably satisfactory to the Collateral Agent and in such offices (including the Canadian Intellectual Property Office, the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the Security Interest as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Collateral, including the execution and delivery of Control Agreements. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request by the Collateral Agent such lists, schedules, descriptions and designations of the Collateral, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports, Control Agreements and other assurances or instruments as the Collateral Agent shall reasonably request, subject to the terms of this Agreement and the other Loan Documents. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost of the Pledgors.
ARTICLE XIIPLEDGE OF SECURITIES
SECTION 12.1    Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guarantees, each of the Pledgors hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under:
(a)    all Equity Interests held by it that are listed on Schedule 10(a) of the Perfection Certificate and any other Equity Interests in any material Wholly Owned Subsidiaries directly held in the future by such Pledgor and the certificates representing all such Equity Interests (if any) (the “Pledged Equity”); provided, that the Pledged Equity shall not include Excluded Equity Interests;
(b)    (A) the debt securities owned by it and listed Schedule 11 to the Perfection Certificate, (B) any debt securities obtained in the future by such Pledgor and (C) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”); provided, that the Pledged Debt shall not include any Excluded Property;
(c)    all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 3.1;
(d)    subject to Section 3.6, all payments of principal or interest, dividends, cash,

instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above;
(e)    subject to Section 3.6, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and
(f)    all Proceeds of any of the foregoing
(the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).
TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth, including the final paragraph of Section 2.1.
SECTION 12.2    Delivery of the Pledged Securities
(a)    Pledged Equity. Each Pledgor agrees that all Pledged Equity to the extent certificated (i) (A) to the extent listed on Schedule 10(a) to the Perfection Certificate delivered on the Effective Date and (B) to the extent acquired after the Effective Date but on or prior to the date hereof, in each case has been delivered to the ABL Agent as gratuitous bailee for the Collateral Agent in accordance with Section 3.2 of the Intercreditor Agreement and, as of and after the date hereof, the Pledged Equity so delivered shall be possessed by the Collateral Agent, subject to the Intercreditor Agreement, for the benefit of the Secured Parties and (ii) to the extent acquired by any Pledgor after the date hereof, within thirty (30) days after any such acquisition (or, in each case, such longer period as the Collateral Agent may agree in its reasonable discretion) shall be delivered or caused to be delivered to the Collateral Agent, subject to the Intercreditor Agreement, for the benefit of the Secured Parties.
(b)    Pledge Debt. Each Pledgor agrees that all Pledged Debt (i) (A) to the extent listed on Schedule 11 to the Perfection Certificate delivered on the Effective Date and (B) to the extent acquired after the Effective Date but on or prior to the date hereof, in each case has been evidenced by a duly executed promissory note and delivered to the ABL Agent as gratuitous bailee for the Collateral Agent in accordance with Section 3.2 of the Intercreditor Agreement and (ii) to the extent acquired after the date hereof, within thirty (30) days after any such acquisition (or, in each case, such longer period as the Collateral Agent may agree in its reasonable discretion) shall be evidenced by a duly executed promissory note and delivered or caused to be delivered to the Collateral Agent, for the benefit of the Secured Parties; provided that, notwithstanding the foregoing, no Pledgor shall be required to cause any Pledged Debt to be evidenced by a duly executed promissory note and delivered to the Collateral Agent or ABL Agent as gratuitous bailee for the Collateral Agent, as the case may be, except as set forth in Section 2.4(a).
SECTION 12.3    Stock Powers. Upon delivery to the Collateral Agent (or ABL Agent as gratuitous bailee for the Collateral Agent), any Pledged Securities shall be accompanied by stock or security powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent (or ABL Agent as gratuitous bailee for the Collateral Agent) and by such other instruments and documents as the Collateral Agent (or ABL Agent as gratuitous bailee for the Collateral Agent) may reasonably request (other than instruments or documents governed by or requiring actions in any non-U.S. or non-Canadian jurisdiction related to Equity Interests of Foreign Subsidiaries).

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SECTION 12.4    Representations, Warranties and Covenants Each Pledgor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:
(a)    As of the Effective Date, Schedule 10 to the Perfection Certificate includes all Equity Interests, debt securities and promissory notes held by each Pledgor as of the Effective Date and required to be pledged by such Pledgor hereunder;
(b)    the Pledged Equity issued by Pledgors or their respective Subsidiaries have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable (other than Pledged Equity consisting of limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and non‑assessable);
(c)    except for the security interests granted hereunder, such Pledgor (i) is, subject to any transfers made in compliance with the Term Loan Credit Agreement, the direct owner, beneficially and of record, of the Pledged Equity indicated on Schedule 10 to the Perfection Certificate and all other Pledged Equity acquired after the Effective Date and on or prior to the date hereof and (ii) holds the same free and clear of all Liens, other than (A)(I) Liens created by the Security Documents and (II) subject to the Intercreditor Agreement, the ABL Documents and (B) other Liens permitted pursuant to Section 6.02 of the Term Loan Credit Agreement restrictions on transfer, if any, contained in its charter documents;
(d)    except for restrictions and limitations imposed or permitted by the Loan Documents or securities laws generally, the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement the charter documents or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder except for restrictions on transfer, if any, contained in its charter documents in respect of which the necessary approvals have been obtained;
(e)    the execution and performance by the Pledgors of this Agreement are within each Pledgor’s corporate powers and have been duly authorized by all necessary corporate action or other organizational action;
(f)    no consent or approval of any Governmental Authority, any securities exchange or commission or any other Person was or is necessary to the validity of the pledge effected hereby, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or be in full force and effect pursuant to the Term Loan Credit Agreement);
(g)    by virtue of the execution and delivery by each Pledgor of this Agreement, delivery of the Pledged Securities to the Collateral Agent to the extent delivered in Ontario, and continued possession by the Collateral Agent to the extent continued in the Province of Ontario, the Collateral Agent for the benefit of the Secured Parties has a legal, valid and perfected lien upon and security interest in such Pledged Security as security for the payment and performance of the Secured Obligations to the extent such perfection is governed by the PPSA, subject to no prior Lien other than (i) in the case of all Secured Obligations, (A) nonconsensual Liens permitted by Section 6.02 of the Term Loan Credit Agreement and (B) Liens permitted

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by Section 6.02(p) of the Term Loan Credit Agreement to the extent junior in priority to the security interest granted hereunder and (ii) in the case of Secured Obligations arising after the Closing Date, all Liens permitted by Section 6.02(p) of the Term Loan Credit Agreement;
(h)    the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral to the extent intended hereby; and
(i)    subject to the terms of this Agreement and to the extent permitted by applicable law, each Pledgor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Pledgor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.
Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Term Loan Credit Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Collateral Agent in the Pledged Collateral, the representations, warranties and covenants made by any relevant Pledgor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Collateral Agent (including, without limitation, this Section 3.4) shall be deemed not to apply to such excluded assets.
SECTION 12.5    Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or limited partnership controlled by any Pledgor that constitutes Pledged Equity shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of the STA of the applicable jurisdiction, (ii) such certificate bears a legend indicating such interest represented thereby is such a “security”, and (iii) such certificate shall be delivered to the Collateral Agent in accordance with Section 3.2. Each Pledgor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled on or after the date hereof by such Pledgor that constitutes Pledged Equity and that is not a “security” within the meaning of the STA, such Pledgor shall at no time elect to treat any such interest as a “security” within the meaning of the STA, nor shall such interest be represented by a certificate, unless such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent (or ABL Agent as gratuitous bailee for the Collateral Agent) pursuant to Section 3.2(a).
SECTION 12.6    Registration in Nominee Name; Denominations. Subject to the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Borrower prior or substantially concurrent written notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent and each Pledgor will promptly give to the Collateral Agent copies of any written notices or other written communications received by it with respect to Pledged Equity registered in the name of such Pledgor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent permitted by the documentation governing such Pledged Securities.
SECTION 12.7    Voting Rights; Dividends and Interest.

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(a)    Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided prior notice to the Borrower that the rights of the Pledgor under this Section 3.7 are being suspended:
(i)    Each Pledgor shall be entitled to exercise any and all voting and other consensual rights and powers pertaining to the Pledged Securities or any part thereof for any purposes not inconsistent with the terms hereof, the Term Loan Credit Agreement and the other Loan Documents.
(ii)    Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien created under this Agreement, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Term Loan Credit Agreement; provided, however, that any and all such non-cash Distributions consisting of rights or interests in the form of securities (to the extent constituting Pledged Collateral) shall be forthwith delivered to the Collateral Agent to hold as Pledged Securities and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within thirty (30) days after receipt thereof or such longer period as the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent as Pledged Securities in the same form as so received (with any necessary endorsement). So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly (upon receipt of a written request and in any event no later than 30 days after the receipt of such request) deliver to each Pledgor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Term Loan Credit Agreement.
(b)    So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 3.7(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 3.7(a)(ii) hereof.
(c)    Upon the occurrence and during the continuance of any Event of Default, upon prior written notice by the Collateral Agent to the Borrower:
(i)    All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 3.7(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights, subject to the Intercreditor Agreement,
(ii)    All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 3.7(a)(ii) hereof shall immediately cease and the Collateral Agent shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions, subject to the Intercreditor Agreement. Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this clause (c)(ii) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of

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Section 8.1.
(d)    Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 3.7(a)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 3.7(a)(ii) hereof.
(e)    All Distributions constituting Collateral which are received by any Pledgor contrary to the provisions of Section 3.7(c)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall promptly (and in any event within thirty (30) days or such longer period as the Collateral Agent may agree in its reasonable discretion) be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
(f)    Notwithstanding anything to the contrary herein, after all Events of Default have been cured or waived (i) each Pledgor shall have the exclusive right to exercise the voting and/or consensual rights and powers that the it would otherwise be entitled to exercise pursuant to the terms of Section 3.7(a)(i) above, and the obligations of the Collateral Agent under Section 3.7(b) shall be reinstated and (ii) the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of Section 3.7(a)(ii) and that remain in the account established pursuant to Section 3.7(c)(ii), and have not otherwise been applied (or designated for application) to the Secured Obligations, and such Pledgor’s right to receive and retain any and all Distributions paid on or distributed (after all Events of Default have been cured or waived) in respect of the Pledged Securities shall be automatically reinstated.
SECTION 12.8    Defaults, etc. Each Pledgor represents that such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Pledged Securities is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities that have been delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.
SECTION 12.9    Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.
(a)    In the case of each Pledgor which is an issuer of Pledged Securities, such Pledgor agrees to be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it.
(b)    In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity

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with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.
SECTION 12.10    ULC Shares.
(a)    Notwithstanding any provisions to the contrary contained in this Agreement, each Pledgor who has pledged and granted a security interest hereunder in ULC Shares is the sole registered and beneficial owner of all Pledged Securities which are ULC Shares and, except to the extent otherwise permitted under the Term Loan Credit Agreement, will remain so until such time as such ULC Shares are effectively transferred into the name of the Collateral Agent or any other person on the books and records of the issuer of such ULC Shares. Nothing in this Agreement, or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement or any other document or agreement among all or some of the parties hereto shall, constitute the Collateral Agent or any Secured Party or any person other than the applicable Pledgor, a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to the applicable Pledgor and further steps are taken pursuant hereto or thereto so as to register the Collateral Agent or any Secured Party or such other person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the Collateral Agent or any Secured Party as a member or a shareholder of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Pledged Collateral without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral which are not ULC Shares.
(b)    Notwithstanding any provisions to the contrary contained in this Agreement, where a Pledgor is the registered owner of ULC Shares which are Pledged Collateral, except to the extent otherwise permitted under the Term Loan Credit Agreement, such Pledgor will remain the registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Collateral Agent or any Secured Party or any other person on the books and records of such ULC. Accordingly, the Pledgor of ULC Shares shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such ULC Shares (except insofar as the dividend or other distribution may become subject to a security interest pursuant hereto) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the ULC to the same extent as the Pledgor would if such ULC Shares were not pledged pursuant hereto.
(c)    Notwithstanding any provisions to the contrary contained in this Agreement, the Term Loan Credit Agreement or any other document or agreement among all or some of the parties hereto, except upon the exercise of rights to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement the Pledgor of ULC Shares shall not cause or permit, or enable any ULC in which it holds ULC Shares to cause or permit, the Collateral Agent or any Secured Party to: (a) be registered as a shareholder or member of such ULC; (b) have any notation entered in their favour in the share register of such ULC; (c) be held out as a shareholder or member of the ULC; (d) be paid, directly or indirectly, any dividends, property or other distributions from the ULC by reason of the Secured Party holding a security interest in the ULC Shares; or (e) act as a shareholder or member of the ULC, or exercise any rights of a shareholder or member, including the right to attend a meeting of shareholders or members, or to vote the ULC Shares.

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ARTICLE XIII
representations, warranties and covenants
Each Pledgor represents, warrants and covenants as follows:
SECTION 13.1    Title. Except for the Security Interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to General Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of General Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others, other than Permitted Collateral Liens, except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such properties for their intended purposes.
SECTION 13.2    Validity of Security Interest. The security interest in and Lien on the General Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all General Collateral securing the payment and performance of the Secured Obligations and (b) subject to the filings and other actions described in Schedule 7 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), a perfected security interest in all the General Collateral. The Security Interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the General Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the General Collateral except for Permitted Collateral Liens.
SECTION 13.3    Defense of Claims; Transferability of General Collateral. Each Pledgor shall, at its own cost and expense, take any and all commercially reasonable actions necessary (in the judgment of such Pledgor) to defend title to the General Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Collateral Liens; provided that, nothing in this Agreement shall prevent any Pledgor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is (x) determined by such Pledgor to be desirable in the conduct of its business or (y) permitted by the Term Loan Credit Agreement.
SECTION 13.4    Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the General Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or in favor of any holder of a Permitted Collateral Lien with respect to such Permitted Collateral Lien or financing statements or public notices relating to the termination or financing change statements listed on Schedule 9 to the Perfection Certificate. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any General Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Collateral Liens.
SECTION 13.5    Chief Executive Office; Change of Name; Jurisdiction of Organization. The Borrower agrees not to effect any change (i)(w) in any Pledgor’s legal name, (x) in the location of any Pledgor’s chief executive office, (y) in any Pledgor’s identity or organizational structure,

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unless, in the case of each of the preceding clauses (i)(w) through (i)(y), and it shall give the Collateral Agent and Administrative Agent written notice 5 days after such change, or such greater notice period agreed to by Collateral Agent, clearly describing such change and providing such other information in connection therewith as Collateral Agent or Administrative Agent may reasonably request, or (ii) in the Province in which any tangible personal property is located having a value in excess of $100,000, until, in the case of the preceding clause (ii), it shall have given Collateral Agent and Administrative Agent not less than 15 days’ prior written notice, or such lesser notice period agreed to by Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as Collateral Agent or Administrative Agent may reasonably request.  In the case of each of clauses (i) and (ii) in the immediately preceding sentence, each applicable Pledgor shall take all action reasonably satisfactory to Collateral Agent to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable.  Each Pledgor agrees to promptly provide Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. If any Pledgor fails to provide notice to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting General Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.
SECTION 13.6    Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
SECTION 13.7    General Collateral. As of the date such information is dated or certified, or is required to have been delivered, all information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the General Collateral, is accurate and complete in all material respects. The General Collateral described on the schedules to the Perfection Certificate constitutes all material property of such type of General Collateral owned or held by the Pledgors, as of the date such information is dated or certified, or is required to have been delivered.
SECTION 13.8    Insurance. In the event that the Net Cash Proceeds of any insurance claim constituting Collateral are paid to any Pledgor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Collateral Agent and promptly after receipt thereof shall be paid to the Collateral Agent for application in accordance with Section 8.02 of the Term Loan Credit Agreement.
SECTION 13.9    Investment Property (i) As of the date hereof, except as set forth in the Perfection Certificate, no Pledgor has any Securities Accounts or Commodity Accounts. No Pledgor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) it shall have given the Collateral Agent 30 days prior written notice (or such lesser notice period as the Collateral Agent may agree in its discretion) of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or

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Commodity Intermediary and (2) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be (it being understood and agreed that perfection by Control of any Securities Account or Commodity Account shall not be required before the day that is ninety (90) calendar days after the occurrence of the Closing Date or, in the case of any Securities Account or Commodity Account acquired by any Pledgor pursuant to any Permitted Acquisition, ninety (90) calendar days after the date of the consummation of such Permitted Acquisition (or, in each case, such later time as the Collateral Agent may in its discretion agree)). No Pledgor shall grant Control over any Investment Property to any person other than the Collateral Agent or subject to the terms of the Intercreditor Agreement, another “Agent” under the Intercreditor Agreement.
ARTICLE XIVCERTAIN Provisions Concerning Intellectual
Property Collateral
SECTION 14.1    Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under ARTICLE VII hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof; provided, however, that nothing in this Section 5.1 shall require Pledgors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Term Loan Credit Agreement, with respect to such property (in each case after giving effect to anti-assignment provisions of applicable law); provided, further, that nothing in the foregoing license grant shall be construed as granting the Collateral Agent rights in and to such Intellectual Property Collateral above and beyond (x) the rights to such Intellectual Property Collateral that each Pledgor has reserved for itself and (y) in the case of Intellectual Property Collateral that is licensed to any such Pledgor by a third party, the extent to which such Pledgor has the right to grant a sublicense to such Intellectual Property Collateral hereunder (in each case after giving effect to anti-assignment provisions of applicable law)). For the avoidance of doubt, the use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only during the continuation of an Event of Default; provided that such license is a present grant. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may also exercise the rights afforded under Section 7.1 of this Agreement with respect to Intellectual Property Collateral contained in the General Collateral.
SECTION 14.2    Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, provincial, state or local court or administrative body or in the Canadian Intellectual Property Office, the United States Patent and Trademark Office or the United States Copyright Office regarding any Material Intellectual Property Collateral, such Pledgor’s right to register such Material Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain all Material Intellectual Property Collateral as presently used and operated, (iii) not permit to lapse or become abandoned any Material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Material Intellectual Property Collateral, (iv) upon

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such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may reasonably be expected to materially and adversely affect the value or utility of any Material Intellectual Property Collateral or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against any Material Intellectual Property Collateral, (v) not license any Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business or otherwise not prohibited by the Term Loan Credit Agreement, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Collateral Agent (which shall not be unreasonably withheld, conditioned or delayed), (vi) diligently keep adequate records respecting all Intellectual Property Collateral and (vii) furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Collateral Agent may from time to time request, which request, unless an Event of Default has occurred and is continuing, or a Material Adverse Effect has occurred, shall occur no more often than once every three months. Notwithstanding any other provision of this Agreement, nothing in this Agreement or any other Loan Document prevents or shall be deemed to prevent any Pledgor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property Collateral to the extent permitted by the Term Loan Credit Agreement if such Pledgor determines in its reasonable business judgment that such disposition or discontinuance is desirable in the conduct of its business or no longer used or useful in such Pledgor’s business.
SECTION 14.3    After-Acquired Property. If any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, except to the extent constituting Excluded Property, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii), except to the extent constituting Excluded Property, shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly provide to the Collateral Agent written notice of any of the foregoing and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above, except to the extent constituting Excluded Property, by execution of an instrument in form reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property Collateral. Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 12(a) and 12(b) to the Perfection Certificate to include any such Intellectual Property Collateral of such Pledgor acquired or arising after the date hereof.
SECTION 14.4    Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection

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of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 5.4 in accordance with Section 10.03 of the Term Loan Credit Agreement.
ARTICLE XV
Transfers
SECTION 15.1    Transfers of Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral pledged by it hereunder except as expressly permitted by the Term Loan Credit Agreement.
ARTICLE XVIREMEDIES
SECTION 16.1    Remedies. Upon the occurrence and during the continuance of any Event of Default, subject to the Intercreditor Agreement, the Collateral Agent may from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:
(a)    Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;
(b)    Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, upon the written request of the Collateral Agent, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than five (5) Business Days after receipt thereof) pay such amounts to the Collateral Agent;
(c)    Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;
(d)    Take possession of the Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at a place and time to be designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to

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the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Collateral as contemplated in this Section 7.1(d) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;
(e)    Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Collateral for application to the Secured Obligations as provided in ARTICLE VIII hereof;
(f)    Retain and apply the Distributions to the Secured Obligations as provided in ARTICLE VIII hereof;
(g)    Exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral;
(h)    Appoint by instrument in writing one or more Receivers of any Pledgor or any or all of the Collateral of such Pledgor with such rights, powers and authority (including any or all of the rights, powers and authority of the Collateral Agent under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time. To the extent permitted by applicable law, any Receiver appointed by the Collateral Agent will (for purposed relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of such Pledgor and not of the Collateral Agent or any of the other Secured Parties;
(i)    Obtain from any court of competent jurisdiction an order for the appointment of a Receiver of any Pledgor or of any or all of the Collateral of such Pledgor; and
(j)    Exercise all the rights and remedies of a secured party on default under the PPSA and any other applicable law or statute, or otherwise available to the Collateral Agent by contract, at law or in equity, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 7.2 below, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was

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so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.
SECTION 16.2    Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Collateral or any part thereof shall be required by law, ten (10) days prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.
SECTION 16.3    Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii)  all rights of redemption, appraisal, valuation, stay extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this ARTICLE VII in the absence of gross negligence or willful misconduct on the part of the Collateral Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.
SECTION 16.4    Certain Sales of Pledged Collateral.
(a)    Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Securities, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.
(b)    Each Pledgor recognizes that, by reason of certain restrictions or prohibitions contained in applicable laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Securities and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Pledged Securities or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent

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shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Securities or Investment Property for the period of time necessary to comply with such restrictions or prohibitions.
(c)    If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Securities or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in order to determine the number of securities included in the Pledged Securities or Investment Property which may be sold by the Collateral Agent as exempt transactions under any laws governing securities and the rules and regulations of any applicable securities regulatory authority thereunder, as the same are from time to time in effect.
(d)    Each Pledgor further agrees that a breach of any of the covenants contained in this Section 7.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.
SECTION 16.5    No Waiver; Cumulative Remedies.
(a)    No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.
(b)    In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.
SECTION 16.6    Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within ten (10) Business Days of written notice thereafter from the Collateral Agent, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on the Collateral Agent’s behalf.

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ARTICLE XVII
Application of Proceeds
SECTION 17.1    Application of Proceeds. Subject to the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with Section 8.02 of the Term Loan Credit Agreement.
ARTICLE XVIII
miscellaneous
SECTION 18.1    Concerning Collateral Agent.
(a)    The Collateral Agent has been appointed as collateral agent pursuant to the Term Loan Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Term Loan Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Agreement and the Term Loan Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Term Loan Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.
(b)    The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Securities, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral.
(c)    The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.
(d)    If any item of Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage,

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security agreement, pledge or instrument of any type in respect of such collateral, the provisions hereof shall control.
SECTION 18.2    Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. Subject to the Intercreditor Agreement, if at any time an Event of Default shall have occurred and be continuing, any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, upon written notice to the Borrower, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Term Loan Credit Agreement. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 10.03 of the Term Loan Credit Agreement. Neither the provisions of this Section 9.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 9.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default (if applicable). Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time, subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Term Loan Credit Agreement, this Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
SECTION 18.3    Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Term Loan Credit Agreement and, in the case of a Secured Party that is a party to a Hedging Agreement (solely to the extent the Hedging Obligations arising thereunder constitute Secured Obligations), such Hedging Agreement. Each of the Pledgors agrees that its obligations hereunder and the Security Interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

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SECTION 18.4    Termination; Release.
(a)    When all the Secured Obligations (other than contingent indemnification Obligations as to which no claim has been asserted) have been paid in full and the Commitments of the Lenders to make any Loan under the Term Loan Credit Agreement shall have expired or been sooner terminated in accordance with the provisions of the Term Loan Credit Agreement, this Agreement shall terminate. Upon termination of this Agreement, or as otherwise provided in the Term Loan Credit Agreement, the Collateral shall be automatically released from the Lien of this Agreement. Upon such release or any release of Collateral or any part thereof in accordance with the provisions of the Term Loan Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments that any Pledgor shall reasonably request (including PPSA and UCC‑3 termination financing statements, financing change statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.
(b)    A Pledgor shall automatically be released from its obligations hereunder and the security interest in the Collateral of such Pledgor shall be automatically released upon the consummation of any transaction permitted by the Term Loan Credit Agreement as a result of which such Pledgor ceases to be a Subsidiary of the Borrower in accordance and in compliance with the terms of the Term Loan Credit Agreement.
(c)    Upon any sale or transfer by any Pledgor of any Collateral that is permitted under the Term Loan Credit Agreement (other than a sale or transfer to another Loan Party in accordance and in compliance with the terms of the Term Loan Credit Agreement), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.02 of the Term Loan Credit Agreement, the security interest in such Collateral shall be automatically released.
SECTION 18.5    Modification in Writing. Subject to the Intercreditor Agreement, no amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Term Loan Credit Agreement and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.
SECTION 18.6    Notices. Unless otherwise provided herein or in the Term Loan Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Term Loan Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Term Loan Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Term Loan Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.6.

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SECTION 18.7    Governing Law, Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Without prejudice to the ability of the Collateral Agent to enforce this Agreement in any other proper jurisdiction, each Pledgor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such Province. To the extent permitted by applicable law, each Pledgor irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of such Province.
SECTION 18.8    Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.
SECTION 18.9    Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 18.10    Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
SECTION 18.11    No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.
SECTION 18.12    No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Term Loan Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or

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enforce any such contract, agreement or other document included in the Collateral hereunder. The obligations of each Pledgor contained in this Section 9.12 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Term Loan Credit Agreement and the other Loan Documents.
SECTION 18.13    Obligations Absolute. Except as set forth in Section 9.4, all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:
(a)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;
(b)    any lack of validity or enforceability of the Term Loan Credit Agreement, any Hedging Agreement (solely in respect of Hedging Obligations constituting Secured Obligations) or any other Loan Document, or any other agreement or instrument relating thereto;
(c)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Term Loan Credit Agreement, any Hedging Agreement (solely in respect of Hedging Obligations constituting Secured Obligations) or any other Loan Document or any other agreement or instrument relating thereto;
(d)    any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;
(e)    any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Term Loan Credit Agreement, any Hedging Agreement (solely in respect of Hedging Obligations constituting Secured Obligations) or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 9.5 hereof; or
(f)    any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.
SECTION 18.14    Intercreditor Agreement
(a)    Notwithstanding anything herein to the contrary, the Liens granted to the Collateral Agent under this Agreement and the exercise of the rights and remedies of the Collateral Agent hereunder and under any other Loan Document are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement or any other Loan Document, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything to the contrary herein, the Collateral Agent acknowledges and agrees that no Pledgor shall be required to take or refrain from taking any action at the request of the Collateral Agent with respect to the Collateral if such action or inaction would be inconsistent with the terms of the Intercreditor Agreement.
(b)    Subject to the foregoing, (i) to the extent the provisions of this Agreement (or any other Security Documents) require the delivery of, or control over, ABL Priority Collateral to be granted to the Collateral Agent at any time prior to the Discharge of ABL Obligations, then delivery of such ABL Priority Collateral (or control with respect thereto, (and any related approval or consent rights)) shall instead be granted to the ABL Agent, to be held in accordance with the ABL Documents and subject to the Intercreditor Agreement and (ii) any provision of this Agreement (or any other Loan Documents) requiring Pledgors to

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name the Collateral Agent as an additional insured or a loss payee under any insurance policy or a beneficiary of any letter of credit, such requirement shall have been complied with if any such insurance policy or letter of credit also names the ABL Agent as an additional insured, loss payee or beneficiary, as the case may be, in each case pursuant and subject to the terms of the Intercreditor Agreement.
(c)    Furthermore, at all times prior to the Discharge of ABL Obligations, the Collateral Agent is authorized by the parties hereto to effect transfers of ABL Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to ABL Priority Collateral) to the ABL Agent.
(d)    Notwithstanding anything to the contrary herein but subject to the Intercreditor Agreement, in the event the ABL Documents provide for the grant of a security interest or pledge over the assets of any Pledgor and such assets do not otherwise constitute Collateral under this Agreement or any other Loan Document, such Pledgor shall (i) promptly grant a security interest in or pledge such assets to secure the Secured Obligations, (ii) promptly take any actions necessary to perfect such security interest or pledge to the extent set forth in the ABL Documents and (iii) take all other steps reasonably requested by the Collateral Agent in connection with the foregoing.
(e)    Nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement, which, as among the Pledgor and the Collateral Agent shall remain in full force and effect in accordance with its terms.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

NORCRACT CANADA CORPORATION,
as Pledgor

By:
Name:
Title:

Signature Page - Canadian Security Agreement (Credit Agreement)
39909472_3

ROYAL BANK OF CANADA,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Signature Page - Canadian Security Agreement (Credit Agreement)
39909472_3

EXHIBIT 1
[Form of]
JOINDER AGREEMENT
[Name of New Pledgor]
[Address of New Pledgor]
[Date]

Ladies and Gentlemen:
Reference is made to the Canadian Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of December 13, 2013, made by NORCRAFT CANADA CORPORATION, a Nova Scotia unlimited liability company (the “Canadian Guarantor”), the Guarantors party thereto and ROYAL BANK OF CANADA, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).
This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [___________] (the “New Pledgor”), pursuant to Section 2.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Articles V, VI and VII of the Term Loan Credit Agreement to the same extent that it would have been bound if it had been a signatory to the Term Loan Credit Agreement on the execution date of the Term Loan Credit Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor

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thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and Article III of the Term Loan Credit Agreement.
Annexed hereto are supplements to each of the schedules to the Security Agreement and the Term Loan Credit Agreement, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement or the Term Loan Credit Agreement, as applicable.
This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO.

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IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.
[NEW PLEDGOR]
By:
Name:
Title:

Accepted and Agreed:

ROYAL BANK OF CANADA,

as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Schedules to be attached]

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EXHIBIT 2
[Form of]
Copyright Security Agreement
Copyright Security Agreement, dated as of December 13, 2013, by NORCRAFT CANADA CORPORATION, a Nova Scotia unlimited liability company, (the “Pledgor”), in favor of ROYAL BANK OF CANADA, in its capacity as collateral agent pursuant to the Term Loan Credit Agreement (in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Pledgor is party to a Canadian Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Copyright Security Agreement;
NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Term Loan Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as FOLLOWS:
SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.
SECTION 2. Grant of Security Interest in Copyright Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:
(a)    registered Copyrights and applications therefor of the Pledgor listed on Schedule I attached hereto; and
(b)    all Proceeds of any and all of the foregoing (other than Excluded Property).
SECTION 3. Security Agreement. The security interests granted to the Collateral Agent pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent pursuant to the Security Agreement, and Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interests in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
SECTION 4. Termination. Upon the payment in full of the Secured Obligations (other than contingent indemnification Obligations as to which no claim has been asserted) and termination of the Security Agreement, or as otherwise provided in the Term Loan Credit Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in

39909472_3

the Copyrights under this Copyright Security Agreement.
SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Copyright Security Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Copyright Security Agreement.
SECTION 6. Intercreditor Agreement. Notwithstanding any other provision contained herein, this Copyright Security Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the ABL Collateral Documents (as defined in the Intercreditor Agreement) or the Term Collateral Documents (as defined in the Intercreditor Agreement), as applicable, and any other intercreditor agreement entered into in accordance with the terms of the Term Loan Credit Agreement. In the event of any conflict or inconsistency between the provisions of this Copyright Security Agreement and any applicable intercreditor agreement, the provisions of the applicable intercreditor agreement shall control.
[signature page follows]

39909472_3

IN WITNESS WHEREOF, the Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.
Very truly yours,
NORCRAFT CANADA CORPORATION
as Pledgor
By:
Name:
Title:

Accepted and Agreed:

ROYAL BANK OF CANADA,

as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

39909472_3

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS
Copyright Registrations:

owner	registration number	title

Copyright Applications:

owner	title

39909472_3

EXHIBIT 3
[Form of]
Patent Security Agreement
Patent Security Agreement, dated as of December 13, 2013, by NORCRAFT CANADA CORPORATION, a Nova Scotia unlimited liability company, (the “Pledgor”), in favor of ROYAL BANK OF CANADA, in its capacity as collateral agent pursuant to the Term Loan Credit Agreement (in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Pledgor is party to a Canadian Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Patent Security Agreement;
NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Term Loan Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:
SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.
SECTION 2. Grant of Security Interest in Patent Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:
(a)    registered Patents and applications of the Pledgor listed on Schedule I attached hereto; and
(b)    all Proceeds of any and all of the foregoing (other than Excluded Property).
SECTION 3. Security Agreement. The security interests granted to the Collateral Agent pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent pursuant to the Security Agreement, and Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interests in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
SECTION 4. Termination. Upon the payment in full of the Secured Obligations (other than contingent indemnification Obligations as to which no claim has been asserted) and termination of the Security Agreement, or as otherwise provided in the Term Loan Credit Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.
SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Patent Security Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.
SECTION 6. Intercreditor Agreement. Notwithstanding any other provision contained herein, this Patent Security Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the ABL Collateral Documents (as defined in the Intercreditor Agreement) or the Term Collateral Documents (as defined in the Intercreditor Agreement), as applicable, and any other intercreditor agreement entered into in accordance with the terms of the Term Loan Credit Agreement. In the event of any conflict or inconsistency between the provisions of this Patent Security Agreement and any applicable intercreditor agreement, the provisions of the applicable intercreditor agreement shall control.
[signature page follows]

IN WITNESS WHEREOF, the Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.
Very truly yours,
NORCRAFT CANADA CORPORATION,
as Pledgor
By:
Name:
Title:

Accepted and Agreed:

ROYAL BANK OF CANADA,

as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

39909472_3

SCHEDULE I
to
PATENT SECURITY AGREEMENT
PATENT REGISTRATIONS AND PATENT APPLICATIONS
Patent Registrations:

owner	registration number	title

Patent Applications:

owner	application number	name

39909472_3

EXHIBIT 4
[Form of]
Trademark Security Agreement
Trademark Security Agreement, dated as of December 13, 2013 by NORCRAFT CANADA CORPORATION, a Nova Scotia unlimited liability company, (the “Pledgor”), in favor of ROYAL BANK OF CANADA, in its capacity as collateral agent pursuant to the Term Loan Credit Agreement (in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Pledgor is party to a Canadian Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Trademark Security Agreement;
NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Term Loan Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:
SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.
SECTION 2. Grant of Security Interest in Trademark Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:
(a)    registered Trademarks and applications therefor of the Pledgor listed on Schedule I attached hereto;
(b)    all Goodwill associated with such Trademarks; and
(c)    all Proceeds of any and all of the foregoing (other than Excluded Property).
SECTION 3. Security Agreement. The security interests granted to the Collateral Agent pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent pursuant to the Security Agreement, and Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interests in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
SECTION 4. Termination. Upon the payment in full of the Secured Obligations (other than contingent indemnification Obligations as to which no claim has been asserted) and termination of the Security Agreement, or as otherwise provided in the Term Loan Credit Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Trademark Security Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Trademark Security Agreement.
SECTION 6. Intercreditor Agreement. Notwithstanding any other provision contained herein, this Trademark Security Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the ABL Collateral Documents (as defined in the Intercreditor Agreement) or the Term Collateral Documents (as defined in the Intercreditor Agreement), as applicable, and any other intercreditor agreement entered into in accordance with the terms of the Term Loan Credit Agreement. In the event of any conflict or inconsistency between the provisions of this Trademark Security Agreement and any applicable intercreditor agreement, the provisions of the applicable intercreditor agreement shall control.
[signature page follows]

IN WITNESS WHEREOF, the Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.
Very truly yours,
NORCRAFT CANADA CORPORATION,
as Pledgor
By: NORCRAFT GP, L.L.C.,
its General Partner
By:
Name:
Title:

Accepted and Agreed:

ROYAL BANK OF CANADA,

as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

39909472_3

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT
TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS
Trademark Registrations:

owner	registration number	trademark

Trademark Applications:

owner	application number	trademark

39909472_3

EXHIBIT N
[Form of]

SOLVENCY CERTIFICATE

OF NORCRAFT COMPANIES, L.P.
AND ITS SUBSIDIARIES

[Date]

Pursuant to the Credit Agreement, dated as of November 14, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among NORCRAFT COMPANIES, L.P., a Delaware limited partnership (“Borrower”), the Lenders party thereto and ROYAL BANK OF CANADA, as administrative agent for the Lenders, the undersigned hereby certifies, solely in such undersigned’s capacity as chief financial officer of the Borrower or the general partner of the Borrower, and not individually, as follows:

1.
I am generally familiar with the businesses and assets of the Borrower and its Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Credit Agreement.

2.
As of the date hereof, after giving effect to the Transactions, including the consummation of the IPO and the making of the Initial Loans under the Credit Agreement, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

3.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

[Signature Page Follows]

39909472_3

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as chief financial officer of the Borrower or the general partner of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

NORCRAFT COMPANIES, L.P.
By: NORCRAFT GP, L.L.C., its general partner

By:
Name:
Title:

39909472_3

EXHIBIT O
[Form of]
INTERCOMPANY NOTE
New York, New York
[Date]
FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.
This Intercompany Note (this “Note”) is an Intercompany Note referred to in the asset-based revolving Credit Agreement (as amended, modified or supplemented from time to time, the “ABL Credit Agreement”), dated as of November 14, 2013, among NORCRAFT COMPANIES, L.P., the other Loan Parties party thereto, the Lenders party thereto (the “ABL Lenders”) and ROYAL BANK OF CANADA, as administrative agent (in such capacity, “ABL Administrative Agent”) for the ABL Lenders and in the term loan credit agreement (as amended, modified or supplemented from time to time, the “Term Loan Credit Agreement”), dated as of November 14, 2013, among NORCRAFT COMPANIES, L.P., the other Loan Parties party thereto, the Lenders party thereto (the “Term Lenders”) and ROYAL BANK OF CANADA, as administrative agent for the Term Lenders (in such capacity, “Term Administrative Agent” and, together with the ABL Credit Agreement, the “Credit Agreements”) (capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreements), and is subject to the terms thereof, and shall be pledged by each Payee pursuant to each U.S. Security Agreement or each Canadian Security Agreement, as applicable, to the extent required pursuant to the terms thereof.
Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is Borrower or a Guarantor to any Payee other than Borrower or any Guarantor shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Secured Obligations (as defined in the ABL Credit Agreement) (the “ABL Obligations”) and all Secured Obligations (as defined in the Term Loan Credit Agreement) (the “Term Obligations” and together with the ABL Obligations, hereinafter collectively referred to as “Senior Indebtedness”):
(i)    In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note other than in the form of (i) common equity securities of the applicable Payor which do not contain mandatory redemption cash payment obligations or require cash dividend payments or distributions or are or become convertible into or exchangeable for Indebtedness (as defined in the ABL Credit Agreement) until 91-days after payment in full in cash of the Senior Obligations or (ii) notes or other debt securities issued in substitution of all or any portion of this Note that are subordinated to the payment in full in cash of the Senior Obligations at least to the same extent as this Note is subordinated to the payment of the Senior Obligations (such securities being hereinafter referred to a “Restructured Securities”) and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than pursuant to Restructured Securities) shall be made to the holders of Senior Indebtedness;
(ii)    if any Event of Default occurs and is continuing with respect to any Senior Indebtedness or a Cash Dominion Period (as defined in the ABL Credit Agreement) has occurs and is in effect under the ABL Credit Agreement , then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note; and
(iii)    if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of the provisions of this Note before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.
To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the ABL Administrative Agent, the Issuing Bank, the ABL Lenders, the Term Administrative Agent and the Term Lenders and the ABL Administrative Agent, the Issuing Bank, the ABL Lenders, the Term Administrative Agent and the Term Lenders are obligees under this Note to the same extent as if their names were written herein as such and the ABL Administrative Agent may, on behalf of itself, the Issuing Bank and the ABL Lenders, and the Term Administrative Agent may, on behalf of itself and the Term Lenders, proceed to enforce the subordination provisions herein.
The indebtedness evidenced by this Note owed by any Payor that is not Borrower or a Guarantor to any Payee other than Borrower or any Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.
Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.
Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.
This Note as between each Payor and each Payee may contain additional terms pursuant to any intercompany loan agreement between them; provided that no such additional terms shall affect the subordination of this Note in favor of the ABL Administrative Agent, the Issuing Bank, the ABL Lenders, the Term Administrative Agent and the Term Lenders without the prior written approval of each ABL Administrative Agent and the Term Administrative Agent.
Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.
[Signature Page Follows]

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

NORCRAFT COMPANIES, L.P.
By: NORCRAFT GP, L.L.C., its general partner

By:
Name:
Title:

NORCRAFT INTERMEDIATE HOLDINGS, L.P.

By:
Name:
Title:

NORCRAFT FINANCE CORP.

By:
Name:
Title:

NORCRAFT CANADA CORPORATION

By:
Name:
Title:

[ANY OTHER SUBSIDIARIES OF INTERMEDIATE HOLDINGS]

By:
Name:
Title:

EXHIBIT P
[Form of]
NON-BANK CERTIFICATE
Reference is made to the Credit Agreement (as amended, modified or supplemented from time to time, the “Credit Agreement”), dated as of November 14, 2013, among NORCRAFT COMPANIES, L.P., a Delaware limited partnership (“Borrower”), the Lenders, RBC CAPITAL MARKETS and KEYBANK NATIONAL ASSOCIATION, as joint lead arrangers and joint bookrunners (in such capacities, individually, “Arranger” and collectively the “Arrangers”), and ROYAL BANK OF CANADA, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
The undersigned is not (i) a bank (as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)) or (ii) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code.

[NAME OF LENDER]

By:
Name:
Title:

[ADDRESS]

Dated:                 , 20__

EXHIBIT Q
[FORM OF]
DISCOUNT RANGE PREPAYMENT NOTICE
Date: ______, 20__
To: [Royal Bank of Canada], as Auction Agent
Ladies and Gentlemen:
This Discount Range Prepayment Notice is delivered to you pursuant to Section 2.10(a)(ii)(C) of that certain Credit Agreement, dated as of November 14, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Norcraft Companies, L.P., a Delaware limited partnership, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Royal Bank of Canada, as Administrative Agent and the other parties from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
Pursuant to Section 2.10(a)(ii)(C) of the Credit Agreement, the undersigned Company hereby requests that [each Lender] [each Lender of the [__] Class of Loans] submit a Discount Range Prepayment Offer. Any Discounted Loan Prepayment made in connection with this solicitation shall be subject to the following terms:
1.    This Borrower Solicitation of Discount Range Prepayment Offers is extended at the sole discretion of the Company to [each Lender] [each Lender of the [__] Class of Loans].
2.    The maximum aggregate principal amount of the Discounted Loan Prepayment that will be made in connection with this solicitation is [$[__] of Loans] [$[__] of the [__] Class of Loans] (the “Discount Range Prepayment Amount”).
3.    The Company is willing to make Discounted Loan Prepayments at a percentage discount to par value greater than or equal to [[__]% but less than or equal to [__]% in respect of the Loans] [[__]% but less than or equal to [__]% in respect of the [__] Class of Loans] (the “Discount Range”).
________________________________

1	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

2	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

3	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

4	Minimum of $5.0 million and whole increments of $1.0 million.
5     List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended

Footnote continued on next page

To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Discount Range Prepayment Offer by no later than 5:00 p.m., New York time, on the date that is the third Business Day following the date of delivery of this notice pursuant to Section 2.10(a)(ii)(C) of the Credit Agreement.
The Company hereby represents and warrants to the Auction Agent and [Lenders][each Lender of the [__] Class of Loans] as follows:
1.    The Company will not use proceeds of loans under the ABL Facility to fund this Discounted Loan Prepayment.
2.    [The Company does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).][The Company cannot represent at this time that it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).]
3.    No Default or Event of Default has occurred and is continuing.
The Company acknowledges that the Auction Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with any Discount Range Prepayment Offer made in response to this Discount Range Prepayment Notice and the acceptance of any prepayment made in connection with this Discount Range Prepayment Notice.
The Company requests that the Auction Agent promptly notify each relevant Lender party to the Credit Agreement of this Discount Range Prepayment Notice.
[The remainder of this page is intentionally left blank.]

________________________________
Footnote continued from previous page

Loans).

6	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).
7     Insert applicable representation.

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Notice as of the date first above written.

[NAME OF APPLICABLE COMPANY]

By:

Name:

Title:
Enclosure: Form of Discount Range Prepayment Offer

EXHIBIT R
[FORM OF]
DISCOUNT RANGE PREPAYMENT OFFER
Date: ______, 20__
To: [Royal Bank of Canada], as Auction Agent
Ladies and Gentlemen:
Reference is made to (a) the Credit Agreement, dated as of November 14, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Norcraft Companies, L.P., a Delaware limited partnership, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Royal Bank of Canada, as Administrative Agent and the other parties from time to time party thereto, and (b) the Discount Range Prepayment Notice, dated ______, 20__, from the applicable Company (the “Discount Range Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Discount Range Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.
The undersigned Lender hereby gives you irrevocable notice, pursuant to Section 2.10(a)(ii)(C) of the Credit Agreement, that it is hereby offering to accept a Discounted Loan Prepayment on the following terms:
1.    This Discount Range Prepayment Offer is available only for prepayment on [the Loans] [the [__] Class of Loans] held by the undersigned.
2.    The maximum aggregate principal amount of the Discounted Loan Prepayment that may be made in connection with this offer shall not exceed (the “Submitted Amount”):
[Loans ‑ $[__]]
[[__] Class of Loans ‑ $[__]]
3.    The percentage discount to par value at which such Discounted Loan Prepayment may be made is [[__]% in respect of the Loans] [[__]% in respect of the [__] Class of Loans] (the “Submitted Discount”).
______________________________

1	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

2	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).
3    List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Loans] [[__] Class of Loans] indicated above pursuant to Section 2.10(a)(ii)(C) of the Credit Agreement at a price equal to the Applicable Discount and in an aggregate outstanding amount not to exceed the Submitted Amount, as such amount may be reduced in accordance with the Discount Range Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.
[The remainder of this page is intentionally left blank.]

______________________________
4    List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Offer as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT S
[FORM OF]
SOLICITED DISCOUNTED PREPAYMENT NOTICE
Date: ______, 20__
To: [Royal Bank of Canada], as Auction Agent
Ladies and Gentlemen:
This Solicited Discounted Prepayment Notice is delivered to you pursuant to Section 2.10(a)(ii)(D) of that certain Credit Agreement, dated as of November 14, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Norcraft Companies, L.P., a Delaware limited partnership, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Royal Bank of Canada, as Administrative Agent and the other parties from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
Pursuant to Section 2.10(a)(ii)(D) of the Credit Agreement, the undersigned Company hereby requests that [each Lender] [each Lender of the [__] Class of Loans] submit a Solicited Discounted Prepayment Offer. Any Discounted Loan Prepayment made in connection with this solicitation shall be subject to the following terms:
1.    This Borrower Solicitation of Discounted Prepayment Offers is extended at the sole discretion of the Company to [each Lender] [each Lender of the [__] Class of Loans].
2.    The maximum aggregate amount of the Discounted Loan Prepayment that will be made in connection with this solicitation is (the “Solicited Discounted Prepayment Amount”):
[Loans ‑ $[__]]
[[__] Class of Loans ‑ $[__]]
To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Solicited Discounted Prepayment Offer by no later than 5:00 p.m., New York time on
______________________________

1	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

2	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

3	Minimum of $5.0 million and whole increments of $1.0 million.
4    List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

the date that is the third Business Day following delivery of this notice pursuant to Section 2.10(a)(ii)(D) of the Credit Agreement.
The Company requests that the Auction Agent promptly notify each Lender party to the Credit Agreement of this Solicited Discounted Prepayment Notice.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Notice as of the date first above written.

[NAME OF APPLICABLE COMPANY]

By:

Name:

Title:

Enclosure: Form of Solicited Discounted Prepayment Offer

EXHIBIT T
[FORM OF]
SOLICITED DISCOUNTED PREPAYMENT OFFER
Date: ______, 20__
To: [Royal Bank of Canada], as Auction Agent
Ladies and Gentlemen:
Reference is made to (a) the Credit Agreement, dated as of November 14, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Norcraft Companies, L.P., a Delaware limited partnership, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Royal Bank of Canada, as Administrative Agent and the other parties from time to time party thereto, and (b) the Solicited Discounted Prepayment Notice, dated ______, 20__, from the applicable Company (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Solicited Discounted Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.
To accept the offer set forth herein, you must submit an Acceptance and Prepayment Notice by or before no later than 5:00 p.m. New York time on the third Business Day following your receipt of this notice.
The undersigned Lender hereby gives you irrevocable notice, pursuant to Section 2.10(a)(ii)(D) of the Credit Agreement, that it is hereby offering to accept a Discounted Loan Prepayment on the following terms:
1.    This Solicited Discounted Prepayment Offer is available only for prepayment on the [Loans][[__] Class of Loans] held by the undersigned.
2.    The maximum aggregate principal amount of the Discounted Loan Prepayment that may be made in connection with this offer shall not exceed (the “Offered Amount”):
[Loans ‑ $[__]]
[[__] Class of Loans ‑ $[__]]
3.    The percentage discount to par value at which such Discounted Loan Prepayment may be made is [[__]% in respect of the Loans] [[__]% in respect of the [__] Class of Loans] (the “Offered Discount”).
______________________________

1	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).
2    List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Loans] [[__] Class of Loans] pursuant to Section 2.10(a)(ii)(D) of the Credit Agreement at a price equal to the Acceptable Discount and in an aggregate outstanding amount not to exceed such Lender’s Offered Amount as such amount may be reduced in accordance with the Solicited Discount Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.
[The remainder of this page is intentionally left blank.]

______________________________
Footnote continued from previous page.

3	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).
4    List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Offer as of the date first above written.

[NAME OF LENDER]

By:

Name:

Title:

EXHIBIT U
[FORM OF]
SPECIFIED DISCOUNT PREPAYMENT NOTICE
Date: ______, 20__
To: [Royal Bank of Canada], as Auction Agent
Ladies and Gentlemen:
This Specified Discount Prepayment Notice is delivered to you pursuant to Section 2.10(a)(ii)(B) of that certain Credit Agreement, dated as of November 14, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Norcraft Companies, L.P., a Delaware limited partnership, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Royal Bank of Canada, as Administrative Agent and the other parties from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
Pursuant to Section 2.10(a)(ii)(B) of the Credit Agreement, the undersigned Company hereby offers to make a Discounted Loan Prepayment [to each Lender] [to each Lender of the [__] Class of Loans] on the following terms:
1.    This Borrower Offer of Specified Discount Prepayment is available only [to each Lender] [to each Lender of the [__] Class of Loans].
2.    The aggregate principal amount of the Discounted Loan Prepayment that will be made in connection with this offer shall not exceed [$[___] of Loans] [$[____]of the [__] Class of Loans] (the “Specified Discount Prepayment Amount”).
3.    The percentage discount to par value at which such Discounted Loan Prepayment will be made is [[__]% in respect of the Loans] [[__]% in respect of the [__] Class of Loans] (the “Specified Discount”).
______________________________

1	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

2	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

3	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

4	Minimum of $5.0 million and whole increments of $1.0 million.

5	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

To accept this offer, you are required to submit to the Auction Agent a Specified Discount Prepayment Response by no later than 5:00 p.m., New York time, on the date that is the third Business Day following the date of delivery of this notice pursuant to Section 2.10(a)(ii)(B) of the Credit Agreement.
The Company hereby represents and warrants to the Auction Agent and [the Lenders][each Lender of the [__] Class of Loans] as follows:
1.    The Company will not use proceeds of loans under the ABL Facility to fund this Discounted Loan Prepayment.
2.    [The Company does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).][The Company cannot represent at this time that it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).]
3.    No Default or Event of Default has occurred and is continuing.
The Company acknowledges that the Auction Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with their decision whether or not to accept the offer set forth in this Specified Discount Prepayment Notice and the acceptance of any prepayment made in connection with this Specified Discount Prepayment Notice.
The Company requests that the Auction Agent promptly notify each relevant Lender party to the Credit Agreement of this Specified Discount Prepayment Notice.
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______________________________

6	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).
7     Insert applicable representation.

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Notice as of the date first above written.

[NAME OF APPLICABLE COMPANY]

By:

Name:

Title:

Enclosure: Form of Specified Discount Prepayment Response

EXHIBIT V
[FORM OF]
SPECIFIED DISCOUNT PREPAYMENT RESPONSE
Date: ______, 20__
To: [Royal Bank of Canada], as Auction Agent
Ladies and Gentlemen:
Reference is made to (a) the Credit Agreement, dated as of November 14, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Norcraft Companies, L.P., a Delaware limited partnership, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Royal Bank of Canada, as Administrative Agent and the other parties from time to time party thereto, and (b) the Specified Discount Prepayment Notice, dated ______, 20__, from the applicable Company (the “Specified Discount Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Specified Discount Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.
The undersigned Lender hereby gives you irrevocable notice, pursuant to Section 2.10(a)(ii)(B) of the Credit Agreement, that it is willing to accept a prepayment of the following [Loans] [[__]Class of Loans] held by such Lender at the Specified Discount in an aggregate outstanding amount as follows:
[Loans ‑ $[___]]
[[__] Class of Loans ‑ $[__]]
The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Loans][[__] Class of Loans] pursuant to Section 2.10(a)(ii)(B) of the Credit Agreement at a price equal to the [applicable] Specified Discount in the aggregate outstanding amount not to exceed the amount set forth above, as such amount may be reduced in accordance with the Specified Discount Proration, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.
[The remainder of this page is intentionally left blank.]

______________________________

1	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

2	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).
3    List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Response as of the date first above written.

[NAME OF LENDER]

By:

Name:

Title:

EXHIBIT W
[FORM OF]
ACCEPTANCE AND PREPAYMENT NOTICE
Date: ______, 20__
To: [Royal Bank of Canada], as Auction Agent
Ladies and Gentlemen:
This Acceptance and Prepayment Notice is delivered to you pursuant to (a) Section 2.10(a)(ii)(D) of that certain Credit Agreement, dated as of November 14, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Norcraft Companies, L.P., a Delaware limited partnership, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Royal Bank of Canada, as Administrative Agent and the other parties from time to time party thereto, and (b) that certain Solicited Discounted Prepayment Notice, dated ______, 20__, from the applicable Company (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
Pursuant to Section 2.10(a)(ii)(D) of the Credit Agreement, the undersigned Company hereby irrevocably notifies you that it accepts offers delivered in response to the Solicited Discounted Prepayment Notice having an Offered Discount equal to or greater than [[__]% in respect of the Loans] [[__]% in respect of the [__] Class of Loans] (the “Acceptable Discount”) in an aggregate amount not to exceed the Solicited Discounted Prepayment Amount.
The Company expressly agrees that this Acceptance and Prepayment Notice shall be irrevocable and is subject to the provisions of 2.10(a)(ii)(D) of the Credit Agreement.
The Company hereby represents and warrants to the Auction Agent and [the Lenders][each Lender of the [__] Class of Loans] as follows:
1.    The Company will not use proceeds of loans under the ABL Facility to fund this Discounted Loan Prepayment.
2.    [The Company does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).][The Company
______________________________

1	List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).
2    List applicable Class(es) of Loans (e.g., Initial Loans, Incremental Loans, Refinancing Loans or Extended Loans).

cannot represent at this time that it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).]
3.    No Default or Event of Default has occurred and is continuing.
The Company acknowledges that the Auction Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with the acceptance of any prepayment made in connection with a Solicited Discounted Prepayment Offer.
The Company requests that the Auction Agent promptly notify each Lender party to the Credit Agreement of this Acceptance and Prepayment Notice.
[The remainder of this page is intentionally left blank.]

______________________________
3     Insert applicable representation.

IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Prepayment Notice as of the date first above written.

[NAME OF APPLICABLE COMPANY]

By:

Name:

Title: